AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 22, 1998
                                                                FILE NO.   -
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      APPLE RESIDENTIAL INCOME TRUST, INC.
        (Exact name of registrant as specified in governing instruments)

                 306 East Main  Street,  Richmond,  Virginia  23219
                    (Address of principal executive offices)

                                Glade M. Knight
                              306 East Main Street
                            Richmond, Virginia 23219
                    (Name and address of agent for service)

                                    Copy to:

            Martin B. Richards, McGuire, Woods, Battle & Boothe LLP
       One James Center, 901 East Cary Street, Richmond, Virginia 23219
                                -------------
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]_______________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]_______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                                PROPOSED           PROPOSED
                                                                MAXIMUM            MAXIMUM
 TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE          AGGREGATE          AGGREGATE          AMOUNT OF
          TO BE REGISTERED                REGISTERED        PRICE PER UNIT     OFFERING PRICE     REGISTRATION FEE
Common Shares ........................   5,000,000 Shares     $ 10.00            $50,000,000        $14,750
==================================================================================================================

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                     APPLE RESIDENTIAL INCOME TRUST, INC.
                             CROSS REFERENCE SHEET

                    ITEM NUMBER AND CAPTION                              LOCATION IN PROSPECTUS
        -----------------------------------------------   ---------------------------------------------------
 1.     Forepart of Registration Statement and
        Outside Front Cover Page of Prospectus.........   Forepart of Registration Statement and Outside
                                                          Front Cover Page
 2.     Inside Front and Outside Back Cover
        Pages of Prospectus ...........................   Inside Front and Outside Back Cover Pages

 3.     Summary Information, Risk Factors and
        Ratio of Earnings to Fixed Charges ............   Summary of the Offering; Risk Factors; Summary
                                                          of Organizational Documents -- Shareholder
                                                          Liability

 4.     Determination of Offering Price ...............   Risk Factors -- Arbitrary Share Offering Prices

 5.     Dilution ......................................   Risk Factors -- Potential Dilution; Summary of
                                                          Organizational Documents -- Issuance of Securities

 6.     Selling Security Holders ......................   Not Applicable

 7.     Plan of Distribution ..........................   Plan of Distribution

 8.     Use of Proceeds ...............................   Estimated Use of Proceeds

 9.     Selected Financial Data .......................   Not Applicable

10.     Management's Discussion and Analysis of
        Financial Condition and Results of
        Operations ....................................   Management's Discussion and Analysis of Financial
                                                          Condition

11.     General Information as to Registrant ..........   Summary of the Offering; Business and Properties;
                                                          Management

12.     Policy with Respect to Certain Activities......   Summary of the Offering; Investment Objectives
                                                          and Policies; Summary of Organizational
                                                          Documents; Reports to Shareholders

13.     Investment Policies of Registrant .............   Summary of the Offering; Investment Objectives
                                                          and Policies

14.     Description of Real Estate ....................   Business and Properties

15.     Operating Data ................................   Business and Properties

16.     Tax Treatment of Registrant and its
        Security Holders ..............................   Summary of the Offering; Federal Income Tax
                                                          Considerations; Investment by Tax-Exempt Entities

17.     Market Price of and Dividends on the
        Registrant's Common Equity and Related
        Stockholder Matters ...........................   Distribution Policy

18.     Description of Registrant's Securities ........   Summary of the Offering; Description of Capital
                                                          Stock

19.     Legal Proceedings .............................   Business and Properties -- Legal Proceedings

20.     Security Ownership of Certain Beneficial
        Owners and Management .........................   Principal and Management Stockholders


                   ITEM NUMBER AND CAPTION                           LOCATION IN PROSPECTUS
        --------------------------------------------   -------------------------------------------------
21.     Directors and Executive Officers ...........   Management

22.     Executive Compensation .....................   Compensation; Management

23.     Certain Relationships and Related
        Transactions ...............................   Summary of the Offering; Compensation; Conflicts
                                                       of Interest; Management; The Advisor and its
                                                       Affiliates

24.     Selection, Management and Custody of
        Registrant's Investments ...................   Summary of the Offering; Compensation; Conflicts
                                                       of Interest; Investment Objectives and Policies;
                                                       Management; The Advisor and its Affiliates

25.     Policies with Respect to Certain
        Transactions ...............................   Investment Objectives and Policies; Conflicts of
                                                       Interest

26.     Limitation of Liability ....................   Risk Factors; Summary of Organizational
                                                       Documents

27.     Financial Statements and Information .......   Index to Financial Statements

28.     Interests of Named Experts and Counsel......   Legal Opinions

29.     Disclosure of Commission Position on
        Indemnification for Securities Act
        Liabilities ................................   Risk Factors; Summary of Organizational
                                                       Documents

                     APPLE RESIDENTIAL INCOME TRUST, INC.
                         COMMON SHARES (THE "SHARES")
                                 $10 PER SHARE
                          MINIMUM INVESTMENT--$5,000

     Apple Residential Income Trust, Inc. (the "Company") is a Virginia corporation which has elected to be treated as a real estate investment trust ("REIT") for federal income tax purposes. The Company invests primarily in existing residential apartment communities in Texas and plans to invest in existing residential communities in the southwestern region of the United States. Generally, the Company intends to hold its properties on an all-cash (unleveraged) basis, and to hold its properties for an indefinite length of time. As of the date of this prospectus, the Company owns 24 residential apartment communities in Texas (the "Properties").

     Cornerstone Realty Income Trust, Inc. ("Cornerstone") provides the day-to-day management for the Company and its properties. Apple Residential Advisors, Inc. ("ARA") and Apple Residential Management Group, Inc. ("ARMG") originally contracted with the Company to provide these services but, with the approval of the Company, Cornerstone entered into subcontracts with ARA and ARMG effective March 1, 1997. Under these subcontracts, Cornerstone agreed to provide to the Company the services ARA and ARMG previously agreed to provide, in exchange for the compensation the Company previously agreed to pay ARA and ARMG. Cornerstone also provides property acquisition and disposition services to the Company. Prior to March 1, 1997, Apple Realty Group, Inc. ("ARG") provided these services. Effective March 1, 1997, Cornerstone acquired all of the assets of ARG (consisting principally of ARG's contract with the Company). Pursuant to this acquisition, Cornerstone has assumed ARG's obligations to the Company in exchange for the compensation the Company previously agreed to pay ARG. Cornerstone is a REIT originally organized by Glade M. Knight, the Chairman of the Board and President of the Company. Mr. Knight is also the Chairman of the Board and President of Cornerstone, and the sole holder of common shares of ARA, ARMG and ARG. Cornerstone, ARA, ARMG and ARG may be deemed to be affiliates of each other. Accordingly, Cornerstone is sometimes referred to herein as "the Advisor"; Cornerstone, ARA, ARMG and ARG are sometimes referred to herein as "the Advisor and its Affiliates."

     THESE ARE SPECULATIVE SECURITIES. THE OFFERING INVOLVES CERTAIN RISKS AND INVESTMENT CONSIDERATIONS (SEE "RISK FACTORS" BEGINNING ON PAGE 10), INCLUDING:

o There will be no public trading market for the Shares for an indefinite period of time, if ever. Thus, investors may be unable to resell their Shares, or may be able to resell them only at a substantial discount from the purchase price.
o Because the Company has no obligation and no specific plan to list the Shares or sell its properties at any particular time, investors may not receive a return of their investment for an indefinite period, if ever.
o Cornerstone has a right of first refusal to acquire Company assets, which may decrease the return the Company is able to obtain upon sales of its properties.
o The Advisor and persons related to it will receive substantial compensation from the Company. The payment of such compensation may tend to reduce investment return by reducing funds available for investment and reducing cash flow from operations. The compensation is generally payable before distributions to Shareholders and regardless of Company profitability. See "Compensation."
o The Advisor and persons related to it will be subject to various conflicts of interest with the Company, including non-arms-length transactions and competition for management services. See "Conflicts of Interest." As a result, such persons could have an incentive to favor their interests to those of the Company.
o Shareholders' interests are subject to dilution through the conversion of Class B Convertible Shares held by Glade M. Knight, Debra A. Jones and Stanley J. Olander, Jr., and through the possible exercise under limited circumstances of certain options held by Mr. Knight.
o The Company's success depends upon maximizing revenues (primarily rent payments) while minimizing Company and property operating expenses, which in turn will be affected by property selection, property and Company management, property location and local and general economic conditions. The Company may not operate profitably.
o There can be no assurance that the Company will generate sufficient cash from operations to make distributions at any particular rate.
o There is no assurance that the Company will operate successfully or achieve its objectives.
o    The Company may not achieve diversification in its property holdings.
o    Company  borrowing is permitted  within  limits set forth in the  Company's
     Bylaws, and would entail additional risks such as reduction of cash available for distribution and risk of default.
o Certain private partnerships sponsored by persons related to ARG have experienced adverse business developments, including bankruptcy reorganizations. See "The Advisor and its Affiliates -- Prior Performance of Cornerstone and Partnerships Sponsored by Affiliates of ARG."

     All of the Shares offered hereby are being sold by the Company. It is expected that approximately 86.5% of the gross offering proceeds will be available for investment in properties and 0.5% allocated to a working capital reserve. The balance of proceeds will pay expenses and fees of the Advisor and others. See "Estimated Use of Proceeds."

     THE OFFERING WILL TERMINATE WHEN ALL SHARES HAVE BEEN SOLD OR ONE YEAR FROM THE DATE HEREOF, UNLESS SOONER TERMINATED BY THE COMPANY OR EXTENDED FOR UP TO AN ADDITIONAL YEAR. SEE "SUMMARY OF THE OFFERING -- THE OFFERING" AND "PLAN OF DISTRIBUTION."

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

THE  ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
   MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

========================================================================================
                                 PRICE TO             SELLING             PROCEEDS TO
                                THE PUBLIC      COMMISSIONS (1)(2)      THE COMPANY (3)

Per Share .................   $        10       $     0.75             $      9.25
Total Offering(4) .........   $50,000,000       $3,750,000             $46,250,000
========================================================================================

(1) The Shares are being offered on a "best-efforts" basis exclusively through David Lerner Associates, Inc. (the "Managing Dealer") pursuant to an Agency Agreement. Under the Agency Agreement, the Managing Dealer may engage other broker-dealers. The Company has agreed to indemnify the Managing Dealer and such other broker-dealers against certain liabilities, including liabilities under the Securities Act of 1933.
(2) Payable to David Lerner Associates, Inc., the Managing Dealer, which will also receive a Marketing Expense Allowance equal to 2.5% of the purchase price of the Shares.
(3) Before deducting other expenses payable by the Company in connection with the offering. Such expenses are estimated at $1,750,000 for the entire offering (including the Marketing Expense Allowance referred to in (2)).
    See "Estimated Use of Proceeds."
(4) The Company estimates that approximately 80,000 Shares ($800,000 at $10 per Share) will be purchased through Shareholders' reinvestment of distributions during the offering period. See "Plan of Distribution."

                         DAVID LERNER ASSOCIATES, INC.
                 477 JERICHO TURNPIKE, SYOSSET, NEW YORK 11791

               The date of this Prospectus is September 22, 1998

     Each purchaser of Shares must certify that he has either (i) a minimum annual gross income of $50,000 and a net worth of at least $50,000 (exclusive of equity in home, home furnishings and personal automobiles), or (ii) a net worth (similarly defined) of at least $100,000, or $150,000 in the case of Kentucky and North Carolina purchasers. No purchaser of Shares may purchase Shares costing more than 10% of the purchaser's net worth (similarly defined).

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER IN ANY STATE IN WHICH SUCH OFFER MAY NOT LEGALLY BE MADE. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN HAS NOT CHANGED AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

     A registration statement under the Securities Act has been filed with the Securities and Exchange Commission, Washington, D.C., with respect to the Shares. This Prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the Shares, reference is made to the registration statement, including the exhibits filed as part thereof.

     Apple Residential Income Trust, Inc., with principal executive offices at 306 East Main Street, Richmond, Virginia 23219, telephone number (804) 643-1761, is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Commission. The reports, proxy and information statements and other information and the Registration Statement and the exhibits and financial statement schedules thereto filed by the Company with the Commission can be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 13th Floor, 7 World Trade Center, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the material can be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Company files reports, proxy and information statements and other information with the Commission electronically. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Web site is http://www.sec.gov.

                           FORWARD-LOOKING STATEMENTS

     This Prospectus thereto contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the
"Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements include, without limitation, statements as to anticipated renovations to Company properties and anticipated improvements in property operations from completed and planned property renovations, and the possible acquisition by Cornerstone Realty Income Trust, Inc. of Shares in the Company or the business or assets of the Company. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Such factors include, among other things, unanticipated adverse business developments affecting the Company, the properties or Cornerstone Realty Income Trust, Inc., as the case may be, adverse changes in the real estate markets and general and local economic and business conditions. Investors should review the more detailed risks and uncertainties set forth under the caption "Risk Factors". Although the Company believes that the assumptions underlying the forward-looking statements contained in this Prospectus are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that the forward-looking statements included in this Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included in this Prospectus, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such forward-looking statements or the objectives and plans of the Company will be achieved.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
AVAILABLE INFORMATION ....................................        i
SUMMARY OF THE OFFERING ..................................        1
RISK FACTORS .............................................       10
Absence of Public Trading Market .........................       10
Uncertainty Regarding Return of Investment ...............       10
Right of Refusal May Affect Sales ........................       11
Compensation to Affiliates is Payable Before
   Distributions and Will Reduce Investors'Return ........       11
Acquisition, Management and Other Fees and
   Expenses Will Reduce Return ...........................       11
Conflicts of Interest ....................................       12
Potential Dilution of Shareholders' Interests ............       12
Uncertainty Regarding Revenues and Expenses ..............       13
Competition for Properties and Tenants ...................       14
Risk of Insufficient Cash Available for Distribution .....       14
No Assurance of Success ..................................       14
Lack of Diversification ..................................       15
Delay in Investment in Real Property .....................       15
Possible Borrowing; Debt Financing May Reduce
   Cash Flow and Increase Risk of Default ................       15
Prior Performance Difficulties of Certain Affiliates......       16
Environmental Problems and Liabilities ...................       16
Uninsured Losses .........................................       17
Federal Income Tax Risks .................................       17
     Failure to Achieve or Maintain REIT Status ..........       17
     Uncertainties in and Possible Changes to the
        Tax Law ..........................................       17
Required Reliance on Management ..........................       18
Possible Changes in Investment Objectives and
   Policies May Not Serve the Interests of Certain
   Shareholders ..........................................       18
Responsibilities of Directors, Advisor and Affiliates
   -- Possible Inadequacy of Remedies; Directors,
   Advisor and Affiliates benefit from Exculpation
   and Indemnification Provisions ........................       18
Arbitrary Share Offering Prices ..........................       19
Advisor and Affiliates May Purchase and Vote Shares ......       19
Accumulation Restrictions ................................       19
Joint Venture Investments -- Risks of Conflicting
   Interests and Impasse .................................       19
ESTIMATED USE OF PROCEEDS ................................       20
COMPENSATION .............................................       21
CONFLICTS OF INTEREST ....................................       24
   General ...............................................       24

                                                                PAGE
                                                                ----
   Transactions with Affiliates and Related Parties              24
   Competition by the Company with Affiliates ............       25
   Competition for Management Services ...................       25
   Lack of Separate Representation .......................       25
INVESTMENT OBJECTIVES AND POLICIES                               25
   General ...............................................       25
   Investment Criteria ...................................       27
   Types of Investments ..................................       28
   Diversification .......................................       29
   Joint Venture Investments .............................       29
   Borrowing Policies ....................................       29
   Management of Properties ..............................       30
   Reserves ..............................................       31
   Sale and Refinancing Policies .........................       31
   Changes in Objectives and Policies ....................       33
DISTRIBUTION POLICY ......................................       33
BUSINESS AND PROPERTIES ..................................       34
   Business ..............................................       34
   Legal Proceedings .....................................       35
   Regulation ............................................       35
   Acquisition Lines of Credit ...........................       36
   Property Acquisition and Management Compensation ......       37
   Properties Owned by the Company .......................       38
OWNERSHIP OF ASSETS IN SUBSIDIARY
   PARTNERSHIPS ..........................................       87
   General ...............................................       87
   Reorganization ........................................       88
   Subsequent Property Acquisitions ......................       88
   Effect of Use of Subsidiary Partnership and By-
     law Amendments ......................................       89
MANAGEMENT ...............................................       90
   Directors and Officers ................................       90
   Committees of Directors ...............................       91
   Director Compensation .................................       92
   Indemnification and Insurance .........................       92
   Officer Compensation ..................................       92
   Stock Incentive Plans .................................       92
   The Incentive Plan ....................................       93
   Directors' Plan .......................................       94
   Stock Option Grants ...................................       95
   Award Agreement to Mr. Knight .........................       95
THE ADVISOR AND ITS AFFILIATES ...........................       97
   General ...............................................       97
   The Advisory Agreement ................................       97

                                                               PAGE
                                                               ----

The Property Acquisition/Disposition Agreement .........       98
The Property Management Agreement ......................       99
Developments Including Cornerstone Realty
   Income Trust, Inc. ..................................       99
Prior Performance of Cornerstone and
   Partnerships Sponsored by Affiliates of ARG .........      100
PRINCIPAL AND MANAGEMENT STOCKHOLDERS ..................      103
FEDERAL INCOME TAX CONSEQUENCES ........................      104
   Federal Income Taxation of the Company ..............      104
   Requirements for Qualification as a REIT ............      105
     Organizational Requirements .......................      105
     Income Tests ......................................      105
     Asset Tests .......................................      107
     Annual Distribution Requirement ...................      107
     Failure to Qualify as a REIT ......................      108
   Federal Income Taxation of the Shareholders .........      108
   Investment by Tax-Exempt Entities ...................      109
   Changes Made by the Taxpayer Relief Act of 1997 .....      110
   Foreign Investors ...................................      110
     Foreign Shareholders ..............................      110
   Backup Withholding ..................................      112
   State and Local Taxes ...............................      112
INVESTMENT BY TAX-EXEMPT ENTITIES ......................      112
   Unrelated Business Taxable Income ...................      112
   ERISA Considerations ................................      112
CAPITALIZATION .........................................      114
SELECTED FINANCIAL DATA ................................      115
MANAGEMENT'S DISCUSSION AND
   ANALYSIS OF FINANCIAL CONDITION
   AND RESULTS OF OPERATIONS ...........................      116



                                                             PAGE
                                                             ----
  For the Six Months Ended June 30, 1998 ...............      116
     Results of Operations .............................      116
     Liquidity and Capital Resources ...................      117
   For the Year Ended December 31, 1997 ................      118
     Results of Operations .............................      118
     Liquidity and Capital Resources ...................      118
   Impact of Year 2000 .................................      120
   Impact of Inflation .................................      120
PLAN OF DISTRIBUTION ...................................      120
DESCRIPTION OF CAPITAL STOCK ...........................      122
   General .............................................      122
   Repurchase of Shares and Restrictions on
     Transfer ..........................................      122
   Facilities for Transferring Shares ..................      124
SUMMARY OF ORGANIZATIONAL
   DOCUMENTS ...........................................      124
   Board of Directors ..................................      124
   Responsibility of Board of Directors, Advisor,
     Officers and Employees ............................      125
   Issuance of Securities ..............................      126
   Redemption and Restrictions on Transfer .............      126
   Amendment ...........................................      127
   Shareholder Liability ...............................      127
SALES LITERATURE .......................................      127
REPORTS TO SHAREHOLDERS ................................      127
LEGAL OPINIONS .........................................      128
EXPERTS ................................................      128
EXPERIENCE OF PRIOR PROGRAMS ...........................      130
GLOSSARY ...............................................      135
INDEX TO FINANCIAL STATEMENTS OF
   THE COMPANY .........................................      F-1
SUBSCRIPTION AGREEMENT..................................      Exhibit A


                                 SUMMARY OF THE OFFERING

     The following is a summary of important information contained in this Prospectus, but is not complete and is qualified in its entirety by reference to the entire Prospectus. Certain capitalized terms used in this Prospectus are defined, or are defined with more particularity, under "Glossary."

     THE COMPANY. Apple Residential Income Trust, Inc. (the "Company") is a Virginia corporation which has elected to be treated for federal income tax purposes, and intends to qualify on a continuing basis, as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). The principal executive offices of the Company are located at 306 East Main Street, Richmond, Virginia 23219 (telephone: 804-643-1761). As the context requires, the term "Company" used herein shall be deemed to include Apple Residential Income Trust, Inc. and its subsidiaries: Apple General, Inc., Apple Limited, Inc., Apple REIT Limited Partnership, Apple REIT II Limited Partnership, Apple REIT III Limited Partnership, Apple REIT IV Limited Partnership, Apple REIT V Limited Partnership, and Apple REIT VI Limited Partnership. See "Ownership of Assets in Subsidiary Partnerships."

     PREVIOUS SHARE OFFERING. Pursuant to a Prospectus dated November 19, 1996, as supplemented, the Company conducted a public offering of Shares during the period from January 1997 through the date of this Prospectus (the "Initial Offering"). As of September 15, 1998, the Company had closed the sale to investors of 2,084,444 Shares at $9 per Share, and 21,308,630 Shares at $10 per Share, representing aggregate gross proceeds to the Company of $231,846,301, and proceeds net of selling commissions and marketing expense allowance of
$209,037,641. These totals include 417,778 Shares purchased by Cornerstone Realty Income Trust, Inc. ("Cornerstone"), as described below under "Developments Involving Cornerstone Realty Income Trust, Inc. -- Authorization For Additional Share Issuance."

     There is currently no established public market in which the Company's Shares are traded. The Company's transfer agent and registrar is First Union National Bank.

     As of September 15, 1998, there were approximately 10,482 shareholders of the Company's Shares, and there were 23,393,074 Shares outstanding.

     DEVELOPMENTS INVOLVING CORNERSTONE REALTY INCOME TRUST, INC. There are certain material relationships between the Company and Cornerstone.

     Authorization for Additional Share Issuance. On February 10, 1997, in response to a request from Cornerstone, the Company's Board of Directors authorized the grant to Cornerstone of a continuing right to purchase such number of Shares of the Company as would, following any such purchase, be up to but not in excess of 9.8% of the total number of Shares of the Company then outstanding. This right continued during the Company's Initial Offering, and the purchase price for such Shares under such right was the current public offering price less the Selling Commissions and Marketing Expense Allowance payable with respect thereto. On September 17, 1998, the Company's Board of Directors decided to extend this right to Cornerstone through the offering made by this Prospectus (the "Offering") on the same terms and conditions as previously authorized during the Company's Initial Offering. Shares sold to Cornerstone pursuant to this right are in addition to, and not part of, the Initial Offering, or this Offering.

     The Company has elected to grant to Cornerstone this ongoing right because it has determined that the issuance of Shares in this manner represents an appropriate and financially prudent method of raising additional equity for the Company. Glade M. Knight, who is a Director and the Chairman and President of the Company, also serves as a Director, and the Chairman and Chief Executive Officer of Cornerstone.

     On April 25, 1997, Cornerstone exercised the right described above and purchased 417,778 Shares of the Company for approximately $3.76 million. Cornerstone owns approximately 2.1% of the Shares of the Company outstanding on June 30, 1998.

     Possible Acquisition of the Company by Cornerstone. As described, under "Investment Objectives and Policies-Sale and Refinancing Policies," the Company has granted to Cornerstone a right of first refusal to purchase the properties and business of the Company. Cornerstone has, from time to time, stated its intention to evaluate the acquisition of the Company and, if the Board of Directors of Cornerstone determines it is in the best interests of Cornerstone and its shareholders, to offer to acquire the Company or its assets. Any decision  to  combine  the  Company  and  Cornerstone  can  only  be made by the respective Boards of Directors, and depending on the structure of the transaction, the respective shareholders, of the two companies. Accordingly, there can be no assurance that Cornerstone will seek to acquire the Company or its assets or that any proposal by Cornerstone to acquire the Company or its assets would be consummated. Nevertheless, prospective investors in the Company should consider and evaluate the possibility of Cornerstone acquiring the Company or its assets in making an investment decision relative to the Company.

     Early in 1997, Cornerstone stated its intention to evaluate the possible acquisition of the Company by the end of 1997. Cornerstone later informed the Company that it had, with the assistance of certain professional advisors, evaluated the desirability to Cornerstone and its shareholders of acquiring the Company in 1997, and determined that it was not in the best interest of Cornerstone and its shareholders to seek to acquire the Company at that time. However, Cornerstone told the Company that it expects to reevaluate the desirability of seeking to acquire the Company by the end of 1998.

     Providing of Certain Services by Cornerstone. As described under "The Advisor and its Affiliates," Cornerstone provides the day-to-day management for the Company and its properties. Apple Residential Advisors, Inc. ("ARA") and Apple Residential Management Group, Inc. ("ARMG") originally contracted with the Company to provide these services, but, with the approval of the Company, Cornerstone entered into subcontracts with ARA and ARMG effective March 1, 1997. Under these subcontracts, Cornerstone agreed to provide to the Company the services ARA and ARMG previously agreed to provide, in exchange for the compensation the Company previously agreed to pay ARA and ARMG. For the period prior to March 1, 1997, the Company paid to ARMG a management fee plus reimbursement of certain expenses in the amount of $52,375, and paid to ARA an advisory fee in the amount of $14,894. For the period from March 1, 1997 through December 31, 1997, the Company paid to Cornerstone $822,934 in management and advisory fees, and $213,961 in certain reimbursable items. For the six months ended June 30, 1998, the Company paid to Cornerstone $817,954 in management and advisory fees and in certain reimbursable items.

     Cornerstone also provides property acquisition and disposition services to the Company. Prior to March 1, 1997, Apple Realty Group, Inc. ("ARG") provided these services. Effective March 1, 1997, Cornerstone acquired all of the assets of ARG (consisting principally of ARG's contract with the Company). Pursuant to this acquisition, Cornerstone assumed ARG's obligations to the Company in exchange for the compensation the Company previously agreed to pay ARG. For the period prior to March 1, 1997, the Company paid to ARG fees in the amount of $624,382. For the period from March 1, 1997 through December 31, 1997, and for the six months ended June 30, 1998, the Company paid to Cornerstone approximately $1,115,566 and $874,600, respectively, for property acquisition and disposition services. Accordingly, Cornerstone is sometimes referred to herein as "the Advisor"; Cornerstone, ARA, ARMG and ARG are sometimes referred to herein as "the Advisor and its Affiliates."

     THE OFFERING. The Shares are offered at $10 per Share.

     The Offering will continue until all Common Shares of the Company (the "Shares" or "Common Shares") offered under this Prospectus have been sold or until one year from the date of this Prospectus, unless the Company terminates the Offering at an earlier date or extends it beyond such date for up to an additional year. In some states, extension of the Offering may not be allowed or may be allowed only upon certain conditions. Closings will occur from time to time during the Offering period. The Shares are being offered through David Lerner Associates, Inc. and other selected broker-dealers. All of the Shares offered hereby are being sold by the Company.

     Because there is no minimum number of Shares required to be sold in the Offering made by this Prospectus, the prospective investors' payments for Shares are not required to be held by an escrow agent or in an escrow account. However, the Company expects, as an administrative convenience, to place prospective investors' subscription funds in a separate interest bearing account for disbursement to the Company in a block at a "closing." Disbursement of such funds to the Company is not subject to any conditions pertaining to the receipt of a minimum amount of Offering proceeds.

     In no event is the Company required to accept the proffered subscription of any prospective investor, and no such proffered subscription shall become binding on the Company until a properly completed Subscription Agreement prepared and executed by the prospective investor has been accepted by a duly authorized representative of the Company. The Company will either accept or reject each subscription within four business days from the receipt of the subscription by the Managing Dealer or a Selected Dealer. The Company intends to cause to be paid from any interest bearing account each investor's share of net interest on such funds, whether or not the investor's subscription for Shares is accepted. The Company reserves the right to adopt reasonable simplifying conventions or assumptions in determining each investor's share of such net interest. Investors' subscriptions will be revocable by written notice delivered to the Managing Dealer or Selected Dealer at least five days before the applicable closing. Subject to the foregoing, an investor's subscription funds may remain in such interest bearing account for an indefinite period of time.

     The minimum investment for investors is $5,000 (500 Shares at $10 per Share), except that Qualified Plans (defined as qualified employee pension or profit-sharing trusts, Keogh Plan trusts and IRAs) may purchase a minimum of $2,000 (200 Shares at $10 per Share). The record holders of the Company's Shares will be the "Shareholders" of the Company.

     As described under "Plan of Distribution," it is expected that investors purchasing Shares in this Offering will be able to elect to reinvest any distributions from the Company in additional Shares available in this Offering, for as long as this Offering continues. This option is referred to as the "Additional Share Option." The Company estimates that approximately 80,000 Shares ($800,000 at $10 per Share) offered through this Prospectus will be purchased through Shareholders' reinvestment of distributions in Shares pursuant to the Additional Share Option, but the number of Shares which will be so purchased cannot be determined at this time. Shares purchased pursuant to the Additional Share Option will be at the same price per Share and on the same terms applicable generally to subscriptions in this Offering effective at the time of reinvestment. Shareholders electing the Additional Share Option will be taxed as if they received the reinvested distributions. See "Plan of Distribution."

     The Board of Directors is authorized, without Shareholder approval, to issue additional Shares or other equity or debt securities of the Company, on such terms and for such consideration as it may deem advisable. Without limiting the generality of the foregoing, the Board of Directors may, in its sole discretion, issue Shares or other equity or debt securities of the Company, (1) to persons from whom the Company purchases property, as part or all of the purchase price of the property, or (2) to the Advisor or its Affiliates in lieu of cash payments required under the Advisory Agreement or other contract or obligation. The Board of Directors, in its sole discretion, may determine the value of any Shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to the Company, except that while Shares are offered by the Company to the public, the public offering price of such Shares shall be deemed to be their value. See "Summary of Organizational Documents -- Issuance of Securities."

     RISK FACTORS. An investment in Shares involves certain risks (described more fully under "Risk Factors"), including the following:

   o There will be no public trading market for the Shares for an indefinite period of time, if ever. Accordingly, Shareholders may be required to hold their Shares for an indefinite length of time. Shareholders may be unable to resell their shares at all, or may be able to resell them only at a substantial discount from the purchase price.

   o Because the Company has no obligation and no specific plan to list the Shares or sell its properties at any particular time, investors may not receive a return of their investment for an indefinite period, if ever.

   o Cornerstone's right of first refusal to purchase properties or other assets of the Company may tend to decrease the price the Company is able to obtain for its assets, since third parties may be reluctant to negotiate a purchase transaction knowing that Cornerstone can substitute itself as purchaser. The presence of the right of first refusal may, as a practical matter, result in the Company selling assets to Cornerstone at a price below that which it could obtain in a freely-negotiated sale to a third party.

   o The Advisor and its Affiliates will receive substantial compensation from the Company. Such compensation has been established without the benefit of arm's-length negotiation. See "Compensation." The payment of compensation to the Advisor, its Affiliates and others from proceeds of the Offering and property revenues will reduce the amount of proceeds available for investment in properties, or the cash available for distributions, and will therefore tend to reduce the return on Shareholders' investments. In particular, the payment of such compensation means that the investment return to Shareholders from the Company will likely be less than could be obtained by a Shareholder's direct acquisition and ownership of the same properties. The compensation is generally payable regardless of Company profitability, and is generally payable prior to, and without regard to whether the Company has sufficient cash for, distributions.

   o The Advisor and its Affiliates will be subject to various conflicts of interest in their dealings with the Company. Generally, such conflicts arise because certain Directors and officers of the Company (i) are also principals in or have relationships with other companies which will enter into contracts with the Company, and (ii) are, and will in the future be, principals in other programs which may compete with the Company. While certain policies and procedures, described under "Conflicts of Interest," will be implemented to ameliorate potential conflicts of interest, certain conflicts of interest cannot be completely ameliorated. To the extent there are conflicts of interest, the Advisor or its Affiliates may be inclined to favor their own interests over those of the Company. The principal conflict of interest currently involving the Company is that Glade M. Knight, who is a Director, Chairman of the Board and the President of the Company, is also a Director, Chairman of the Board and President of Cornerstone, and also owns all the common shares of ARA, ARMG and ARG. Prospective Shareholders must rely upon the Board of Directors to supervise the relationship between the Company, on the one hand, and the Advisor and its Affiliates, on the other hand, to ensure that any adverse effect of any potential conflict of interest is minimized. Prospective Shareholders should note, however, that Mr. Knight could have influence on the Board of Directors disproportionate to his voting power because he is engaged on a full-time basis in the operation of the Company and its properties.

   o Purchasers of the Shares offered hereby may experience dilution in the net tangible book value of the Shares from the public offering price. In particular, Shareholders will experience dilution if Glade M. Knight, Debra
     A. Jones or Stanley J. Olander, Jr. converts his or her Class B Convertible Shares into Common Shares. See "Principal and Management Stockholders." In addition, Shareholders may experience dilution if Mr. Knight exercises certain options (the "Award Options") which under certain circumstances (a "Triggering Event") may be exercised for less than the fair market value of the Common Shares as of the date of the grant of the Award Options. See "Management -- Award Agreement to Mr. Knight."

   o The  investment  in  residential  apartment  communities  (and  other  real property, if any) involves many potential risks, including high vacancy rates, competition for tenants, expenses (including those related to taxes, insurance and property maintenance) exceeding income (which could necessitate borrowing to fund deficits), on-site environmental problems, and possible uninsurable losses. There can be no assurance that the Company's properties will operate profitably, appreciate in value or generate cash for distribution.

   o If the Company were to incur significant unanticipated cash expenditures, the amount of cash available for distribution would decline. There can be no assurance that the Company will maintain any specific level of distributions to Shareholders.

   o The Company may not operate successfully or achieve its objectives.

   o There  can  be  no  assurance   the  Company   will   achieve   significant
     diversification in the properties it acquires.

   o The Company may experience delays in finding suitable properties to acquire, which could adversely impact the Company's profitability.

   o Although not anticipated, except on the limited interim basis or where special circumstances exist as described under "Business and Properties-Properties Owned by the Company" and "Ownership of Assets in Subsidiary Partnerships -- Subsequnent Property Acquisitions," borrowing by the Company is permitted, subject to certain limitations. Company borrowing would entail additional risks, including the risks that required principal and interest payments would reduce distributions to Shareholders, and that the Company could lose properties securing borrowings through foreclosure.

   o Certain private partnerships sponsored by Affiliates of ARG have experienced certain adverse business developments (bankruptcy reorganizations and/or property foreclosures). See "The Advisor and its Affiliates -- Prior Performance of Cornerstone and Partnerships Sponsored by Affiliates of ARG."

   o The ability of the Company to operate as planned will depend upon its continuing to qualify as a "real estate investment trust" for federal income tax purposes. If the Internal Revenue Service (the "Service") were to determine that the Company failed to meet the requirements for REIT status or if the Company fails to maintain REIT status on a continuing basis, it will not be able to achieve its investment objectives.

   o Shareholders will not have any active participation in the management of the Company and must rely on the management expertise provided by the Board of Directors, the Advisor and its Affiliates. In such regard, the Board of Directors has significant discretion to modify the investment objectives and policies of the Company. Further, the Directors and officers of the Company and the Advisor will benefit from certain provisions limiting their liability and providing them with certain rights to indemnification with respect to actions taken by them on behalf of the Company.

   o The per-Share offering price has been established arbitrarily and may bear no relation to the actual value of the Company or the Shares.

   o In order to help assure continued REIT qualification, the Company's Bylaws generally prohibit ownership of more than 9.8% of the Company's outstanding Shares by one investor. This provision may have the effect of precluding or making more difficult changes in control of the Company, even if such changes might otherwise be beneficial.

     ESTIMATED USE OF PROCEEDS. The proceeds of the Offering will be used (i) to pay expenses and fees of selling the Shares; (ii) to invest in properties; (iii) to pay expenses and fees associated with acquiring properties; and (iv) to establish a working capital reserve. It is estimated that the expenses and fees described in clauses (i) and (iii) of the preceding sentence will aggregate 13% of the gross offering proceeds, that the amount available to invest in properties will be 86.5% of the gross offering proceeds, after establishing a working capital reserve equal to 0.5% of gross offering proceeds. See "Estimated Use of Proceeds."

     COMPENSATION. The officers of the Company are not paid salaries by the Company. Such officers are officers of the Advisor and its Affiliates, which entities are entitled to certain fees for services rendered by them to the Company. Thus, the officers of the Company are, in essence, compensated by the Advisor or its Affiliates. Officers of the Company are, however, eligible to receive stock options and restricted stock from the Company. See "Management -- The Incentive Plan, -- Award Agreement to Mr. Knight" and "Principal and Management Stockholders." Com-pensation and reimbursements payable to the Advisor and its Affiliates are listed below. See "Compensation." Except as indicated, the maximum dollar amount of such compensation and reimbursements is not now determinable.

   o The Advisor is entitled to receive an annual Asset Management Fee, based upon the ratio of Funds from Operations to Total Contributions (such ratio is called the "Return Ratio"), of between 0.1% and 0.25% of Total Contributions. The percentage used to determine the Asset Management Fee will be 0.1% if the Return Ratio for the preceding calendar quarter is 6% or less, 0.15% if the Return Ratio for the preceding calendar quarter is more than 6% but not more than 8%, and 0.25% if the Return Ratio for the preceding calendar quarter is more than 8%. ("Funds from Operations" is defined as net income (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation of real property, and after adjustments for significant non-recurring items and unconsolidated partnerships and joint ventures, if any.) ("Total Contributions" is defined as the gross proceeds from the sale of the Shares from the Initial Offering and this Offering.) See "The Advisor and its Affiliates -- The Advisory Agreement."

     Assuming the total Offering amount ($50,000,000) is sold, the Total Contributions would be $300,000,000 and the annual Asset Management Fee would be between $300,000 and $750,000. The Company believes that Funds from Operations is an appropriate measure to use in determining the fees to be paid to the Advisor because it ties compensation to an indicator of performance, namely an industry-recognized measure of funds available from operations. "Funds from Operations" is not the same as cash generated from operating activities in accordance with generally accepted accounting principles, and, therefore, should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity.

   o The Advisor manages the Company's properties and receives a property management fee equal to 5% of the monthly gross revenues of the properties. In addition, the Company will reimburse the Advisor for its expenses, including salaries and related overhead expenses, associated with accounting and financial reporting services rendered by the Advisor under the property management agreements.

   o Cornerstone serves as the real estate broker in connection with the Company's purchases and sales of properties, and receives fees from the Company of up to 2% of the gross purchase price of each property and up to 2% of the gross sale prices. If the person from whom the Company purchases or to whom the Company sells a property pays any fee to Cornerstone, such amount will decrease the amount of the Company's obligation to Cornerstone. Notwithstanding any adjustments to the fees owned by the Company to Cornerstone, Cornerstone will be reimbursed for its costs in marketing such property. See "Investment Objectives and Policies - Sale and Refinancing Policies" for a discussion of the possibility that properties will be sold by the Company to Cornerstone.

   o The Advisor and its Affiliates will be entitled to reimbursement for actual costs incurred by them in connection with the offering of the Shares and the operation of the Company.

   o The Advisor and its Affiliates may provide other services or property to the Company under certain conditions, and will be entitled to payment therefor. Such conditions generally include the requirement that the transaction be approved by the affirmative vote of a majority of the "Independent Directors," who are those Directors who are not Affiliated with the Advisor. There are currently no plans for the providing of material services or property of the type described in this paragraph.

     INVESTMENT OBJECTIVES AND POLICIES; LIQUIDITY. The principal investment objectives of the Company are to: (i) preserve and protect the capital of the Company; (ii) provide quarterly distributions to the Shareholders, a portion of which may constitute a nontaxable return of capital (rather than current taxable income); and (iii) provide long-term capital appreciation in the value of the Company's investments. The Company does not intend to make distributions from borrowings or refinancings.

     The Company anticipates that achievement of these objectives will enable it to provide Shareholders with appreciation in the value of their Shares. There can be no assurance that the Company will achieve these objectives. Attainment of the objectives is contingent in part upon the Company's ability to acquire suitable properties. See "Investment Objectives and Policies -- General."

     The Company invests primarily in existing residential apartment communities in Texas and plans to invest in existing residential apartment communities in the southwestern region of the United States. Diversity in geographic location will be a consideration for investment. See "Investment Objectives and Policies -- Diversification."

     The Company's management believes there is substantial opportunity for growth from acquisitions of multi-family properties in Texas and the southwestern region of the United States. Management believes that the current real estate environment is conducive to advantageous acquisitions of existing multi-family properties that meet the Company's investment criteria. In many instances, such acquisitions may be made for less than the cost of new construction.

     Currently, there is no public market for the Shares, and such a market is not expected to develop. The Company does not plan to cause the Shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While the Company, acting through its Board of Directors, may cause the Shares to be so listed or quoted if the Board of Directors determines such action to be prudent, there can be no assurance that such event will ever occur. Prospective Shareholders should view the Shares as illiquid and must be prepared to hold their investment for an indefinite length of time. Currently, the Company expects that within approximately three (3) years from January 1997 it will use its best efforts either (i) to cause the Shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System or (ii) to cause the Company to dispose of substantially all of its properties in a manner which will permit distributions to Shareholders of cash or marketable securities. The taking of either type of action would be conditioned on the Board of Directors determining such action to be prudent and in the best interests of the Shareholders, and would be intended to provide Shareholders with liquidity either by initiating the development of a market for the Shares or by disposing of properties and distributing to Shareholders cash or other securities then being actively traded. However, the Company is under no obligation to take any of the foregoing actions, and any such action, if taken, might be taken after the referenced three-year period. See " Risk Factors -- Absence of Public Trading Market."

     The Company intends to purchase its properties either on an all-cash basis or using the limited interim borrowing described under "Business and Properties
- Properties Owned by the Company." The Company will endeavor to repay any interim borrowing with proceeds from the sale of Shares and thereafter to hold its properties on an unleveraged basis. However, for the purpose of flexibility in operations, the Company has the right, subject to the approval of the Board of Directors, to borrow. See "Investment Objectives and Policies -- Borrowing Policies." Subject to this limitation, the investment policies of the Company do not restrict the Company to any one method of financing its operations. Therefore, it may purchase and has purchased, investment properties subject to financing or mortgages existing before the date of purchase, use either seller or new institutional financing or borrow from the Advisor or its Affiliates. See "Ownership of Assets in Subsidiary Partnership -- Subsequent Property Acquisitions." The Company's Bylaws prohibit the Company from incurring debt (secured or unsecured) if such debt would result in aggregate debt exceeding 100% of "Net Assets" (defined generally to mean assets at cost), before subtracting liabilities, unless the excess borrowing is approved by a majority of the Independent Directors and disclosed to the Shareholders as required by the Bylaws. The Bylaws also prohibit the Company from allowing aggregate borrowings to exceed 50% of the Company's "Adjusted Net Asset Value" (defined generally to mean assets at fair market value), before subtracting liabilities, subject to the same exception. In addition, the Bylaws provide that the aggregate borrowings of the Company must be reasonable in relation to the Net Assets of the Company and must be reviewed quarterly by the Directors.

     The investment return to Shareholders from the Company will likely be less than could be obtained by a Shareholder's direct acquisition and ownership of the same properties because (i) the Company will pay substantial "front-end" fees (that is, fees paid directly from funds received from sales of the Shares) to sell the Shares and acquire properties, which will reduce the net proceeds available for investment in properties; and (ii) the Company will likely pay substantial management and related compensation (which might be greater than the fees for property management which a direct owner would incur), which will reduce funds available for distribution to Shareholders. Thus, for example, if only 86.5% of the gross proceeds of the offering are available for investment in properties, revenues may be reduced by 13.5% compared to revenues in the absence of such front-end fees. Similarly, any profit from appreciation in values of properties could be commensurately reduced to the extent gross offering proceeds are used to pay front-end fees.

     DISTRIBUTION POLICY. The Company's policy and objective will be to pay to Shareholders regular distributions. The timing and amounts of distributions will be determined by the Board of Directors, acting in its sole discretion.

     The distributions for the first, second, third and fourth quarters of 1997 were $.00 per Share, $.20 per Share $.20 per Share, and $.20 per Share, respectively. Of the $.60 per Share distribution in 1997, 0% thereof represented a return of capital and the balance represented ordinary dividend income.

     The distributions for the first, and second quarters of 1998 were $.203 per Share, and $.204 per Share, respectively. On an annual basis, this distribution would be $.82 per Share. At the end of each year, the Company will determine, and will report to Shareholders, the portions of the year's distributions which represent ordinary dividend income and a return of capital, respectively. The Company anticipates the funds available for distribution will exceed earnings and profits due to non-cash expenses, primarily depreciation and amortization, to be incurred by the Company. See "Distribution Policy."

     BUSINESS  AND  PROPERTIES.  The  Company  has been  established  to provide
Shareholders with a professionally managed portfolio of real estate equity interests consisting primarily of existing residential apartment communities in Texas and the southwestern region of the United States which have the potential for current cash flow and capital appreciation.

     The Company owns the following apartment properties (the "Properties") as of the date of this Prospectus (see "Business and Properties" for additional information):


                                                                        NUMBER OF       DATE OF
                     NAME                              LOCATION           UNITS       ACQUISITION
----------------------------------------------   -------------------   -----------   ------------
Brookfield ...................................   Dallas, TX               232           1-28-97
Eagle Crest ..................................   Irving, TX               484           1-30-97
Aspen Hill (formerly Tahoe) ..................   Arlington, TX            240           1-31-97
Mill Crossing ................................   Arlington, TX            184           2-21-97
Polo Run .....................................   Arlington, TX            224           3-31-97
Wildwood .....................................   Euless, TX               120           3-31-97
Toscana ......................................   Dallas, TX               192           3-31-97
Arbors on Forest Ridge .......................   Bedford, TX              210           4-25-97
Pace's Cove ..................................   Dallas, TX               328           6-24-97
Remington Hills ..............................   Irving, TX               362            8-6-97
Copper Crossing ..............................   Fort Worth, TX           200          11-24-97
Main Park ....................................   Duncanville, TX          192            2-4-98
Timberglen ...................................   Dallas, TX               304           2-13-98
Copper Ridge .................................   Fort Worth, TX           200           3-31-98
Silver Brook (formerly Bitter Creek) .........   Grand Prairie, TX        472            5-8-98
Summer Tree ..................................   North Dallas, TX         232            6-2-98
Park Village .................................   Bedford, TX              238            7-1-98
Cottonwood Crossing ..........................   Arlington, TX            200            7-9-98
Pace's Point .................................   Lewisville, TX           300           7-17-98
Pepper Square ................................   North Dallas, TX         144           7-17-98


                                                     NUMBER OF      DATE OF
            NAME                    LOCATION           UNITS     ACQUISITION
---------------------------   -------------------   ----------   ------------
Emerald Oaks ..............   Grapevine, TX            250         7-24-98
Hayden's Crossing .........   Grand Prairie, TX        170         7-24-98
Newport ...................   Austin, TX               200         7-24-98
Estrada Oaks ..............   Irving, TX               248         7-27-98

     FEDERAL INCOME TAX CONSEQUENCES. The Company has elected to be treated, and intends to qualify on a continuing basis, as a REIT. The Company anticipates that it will qualify as a REIT throughout its existence, but there can be no assurance that the Company will so qualify. As a REIT, the Company will be allowed a deduction for the amount of distributions paid to its Shareholders, thereby subjecting the distributed net income of the Company to taxation only at the Shareholder level. The Company's continued qualification as a REIT will depend upon its compliance with numerous requirements, including requirements as to the nature of its income. For a discussion of the risk that the Company may fail to meet one or more of the requirements for REIT status, see "Risk Factors -- Federal Income Tax Risks." Each year, the Company will send to each Shareholder a Form 1099 that will report the amount of income taxable to such Shareholder for the preceding year.

     As a REIT, the Company will deduct from its taxable income amounts distributed to Shareholders and, therefore, will pay no tax on amounts distributed to Shareholders. Distributions generally will be considered taxable dividends to Shareholders to the extent of the Company's earnings and profits, and, to such extent, will be considered portfolio rather than passive income for purposes of Shareholders' use of investment expense deductions and passive losses. Any distributions in excess of the Company's earnings and profits will first reduce a Shareholder's basis in his or her Shares and, to the extent of such reduction, will not be taxable to such Shareholder. Any distributions in excess of both the Company's earnings and profits and the Shareholder's basis will generally be treated as capital gain. Shareholders who are corporations will not be eligible to claim the dividends-received deduction with respect to any distributions paid by the Company. See "Federal Income Tax Consequences."

     DESCRIPTION OF CAPITAL STOCK. The authorized capital stock of the Company consists of 50,000,000 Common Shares, no par value and 200,000 Class B
Convertible Shares, no par value. As of September 15, 1998, there were 23,393,074 Common Shares of the Company issued and outstanding. Of the 200,000 authorized Class B Convertible Shares, Glade M. Knight holds 170,000, and Debra
A. Jones and Stanley J. Olander, Jr. each holds 15,000. See "Principal and Management Stockholders." Mr. Knight also holds Award Options exercisable immediately to purchase 355,111 Common Shares. See "Management -- Award Agreement to Mr. Knight."

     The Common Shares will have the sole voting power to elect Directors. Holders of the outstanding Common Shares will be entitled to one vote per Share on all matters submitted to a vote of the Shareholders. In addition, the holders of the Common Shares will be entitled to participate equally in distributions paid in respect of the Shares if, when and as declared by the Board of Directors and in distributions of the net assets of the Company upon its liquidation, dissolution or winding up.

                                 RISK FACTORS

     INVESTMENT IN THE SHARES INVOLVES VARIOUS RISKS. NO ASSURANCE CAN BE GIVEN THAT THE INVESTMENT OBJECTIVES OF THE COMPANY WILL BE ACHIEVED. IN ADDITION TO THE INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS, INVESTORS SHOULD CONSIDER THE FOLLOWING RISKS BEFORE MAKING A DECISION TO PURCHASE THE SHARES.

ABSENCE OF PUBLIC TRADING MARKET

     Currently, there is no public market for the Shares, and initially such a market is not expected to develop. The Company does not plan to cause the Shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While the Company, acting through its Board of Directors, may cause the Shares to be so listed or quoted if the Board of Directors determines such action to be prudent, there can be no assurance that such event will ever occur. Prospective Shareholders should view the Shares as illiquid and must be prepared to hold their investment for an indefinite length of time. Shareholders may be unable to resell their Shares at all, or may be able to resell them only at a substantial discount from the purchase price. Thus, the purchase of Shares should be considered a long-term investment.

     Currently, the Company expects that within approximately three (3) years from January 1997, it will use its best efforts either (i) to cause the Shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System or (ii) to cause the Company to dispose of substantially all of its properties in a manner which will permit distributions to Shareholders of cash or marketable securities. The taking of either type of action would be conditioned on the Board of Directors determining such action to be prudent and in the best interests of the Shareholders, and would be intended to provide Shareholders with liquidity either by initiating the development of a market for the Shares or by disposing of properties and distributing to Shareholders cash or other securities then being actively traded. However, the Company is under no obligation to take any of the foregoing actions, and any such action, if taken, might be taken after the referenced three-year period.

     Many factors will bear on whether any such actions are prudent and feasible. The feasibility of causing the Shares to be listed or quoted will depend upon many factors, many of which are not presently determinable or are not within the control of the Company. Such factors would include general economic and market conditions, the Company's satisfaction of the legal listing or quotation requirements in effect at such time, the economic performance of the Company during the interim period, and the Company's financial condition at the time listing or quotation is considered. In addition, the size of the Company (in terms of its total assets and the diversification of its property portfolio) will bear upon the feasibility of listing or quoting the Shares for trading. In general, a smaller Company size may make it less feasible to cause the listing or quotation of the Shares.

     The feasibility of disposing of the Company's properties will also depend on many factors, many of which are not presently determinable or are not within control of the Company. General economic and market conditions will affect the demand, if any, for the Company's properties and the prices which might be offered for them. Adverse developments affecting a market or a Company property after the Company's acquisition of a property may materially affect its market value. Even if some properties are attractive to prospective purchasers, the Company may determine that it is imprudent to dispose of only a portion of its portfolio. Conversely, the larger the Company is, the less likely it is that it will be able to dispose of substantially all of its properties within a relatively short period of time. If the Company receives marketable securities or other property, rather than cash, for the sale of its properties, it and any subsequent holders of such property will bear the risk of decrease in the value of such property.

UNCERTAINTY REGARDING RETURN OF INVESTMENT

     The Company is under no obligation and has no specific plans to list the Shares on any exchange or in any market or to sell its properties at any particular time. Since a Shareholder would generally recoup his original investment, if at all, only through a sale of his Shares or receipt of distributions from the Company's sale of its properties, a Shareholder may not receive a return of his investment for an indefinite period, if ever.

     As discussed below, under "Risk of Insufficient Cash Available for Distribution," there is also no assurance that the Company will maintain any specific level of distributions from operations to Shareholders.

RIGHT OF REFUSAL MAY AFFECT SALES

     The Company has granted to Cornerstone Realty Income Trust, Inc. ("Cornerstone" or "the Advisor") a right of first refusal to purchase any property proposed for sale by the Company and a right of first refusal to become the acquiring party in any transaction proposed by the Company which would involve the sale or disposition of the Company or substantially all of its assets, business or stock (whether such transaction is structured as a sale, exchange, merger, consolidation, lease, share exchange or otherwise). See "Investment Objectives and Policies -- Sale and Refinancing Policies." Further, under its agreement with Cornerstone, if the Company defaults on its obligation to grant to Cornerstone its right of first refusal to acquire a property or to become the acquiring party in any such proposed transaction, the Company will be obligated to pay to Cornerstone, as liquidated and agreed-upon damages, cash in the amount of 3% of the aggregate consideration agreed to be paid for the property, assets, stock or business by any third party in the transaction with respect to which there is a breach. The presence of this liquidated damages provision is intended, in part, to cause the Company to comply with its agreements with Cornerstone rather than breach such agreements in an effort to conclude a transaction with a third party at a higher price.

     The presence of the right of first refusal held by Cornerstone with respect to various sale or disposition transactions which may be sought or proposed by the Company may materially hamper the Company's ability to obtain the highest possible price for its properties, assets, stock or business from a third party. A third party may be reluctant to engage in negotiations and due diligence with respect to a possible purchase or acquisition transaction knowing that Cornerstone can substitute itself as purchaser or acquiror at the same purchase or acquisition price simply by exercising its right of first refusal. Thus the presence of the right of first refusal may make it difficult for the Company to sell its assets to anyone other than Cornerstone. The absence of competing prospective purchasers could tend to decrease the price the Company is able to obtain for its assets. Although any sale of assets by the Company to Cornerstone will require the approval of a majority of the Independent Directors of the Company, and such requirement is intended to overcome any potential conflict of interest which might be involved in any such transaction, there can be no assurance that a sale by the Company to Cornerstone would be on terms as favorable as a sale by the Company to a third party, since there may be no alternative to selling assets to Cornerstone.

COMPENSATION TO THE ADVISOR AND ITS AFFILIATES IS PAYABLE BEFORE DISTRIBUTIONS AND WILL REDUCE INVESTORS' RETURN

     The Advisor, Apple Residential Management Group, Inc. ("ARMG"), Apple Residential Advisors, Inc. ("ARA") and Apple Realty Group, Inc. ("ARG") (collectively, "the Advisor and its Affiliates") may receive substantial compensation from the Company in exchange for various services they have agreed to render to the Company. See "Compensation." This compensation has been established without the benefit of arms-length negotiation, and the payment of such compensation from proceeds of the offering and property revenues will reduce the amount of proceeds available for investment in properties, or the cash available for distribution, and will therefore tend to reduce the return on Shareholders' investments. In addition, the compensation is generally payable regardless of Company profitability, and is generally payable prior to, and without regard to whether the Company has sufficient cash for distributions.

ACQUISITION, MANAGEMENT AND OTHER FEES AND EXPENSES WILL REDUCE RETURN

     The investment return to Shareholders likely will be less than could be obtained by a Shareholder's direct acquisition and ownership of the same properties because (i) the Company will pay substantial "front-end" fees and expenses to sell the Shares, and acquire properties, which will reduce the net proceeds available for investment in properties; and (ii) the Company will pay, principally to the Advisor and its Affiliates, substantial management and related compensation (which might be greater than the fees for property man-agement that a direct owner would incur), which will reduce cash available for distribution to Shareholder. Thus, for example, if only 86.5% of the gross proceeds of the offering are available for investment in properties revenues may be reduced by 13.5% compared to revenues in the absence of such front-end fees. Similarly, any profit from appreciation in values of properties could be commensurately reduced to the extent gross offering proceeds are used to pay front-end fees.

CONFLICTS OF INTEREST

     The Advisor and its Affiliates will be subject to various conflicts of interest in their dealings with the Company. See "Conflicts of Interest." Generally, such conflicts of interest arise because certain Directors and officers of the Company (i) are also principals in other companies which will enter into contracts with the Company (principally for asset management and property management, acquisition and disposition services), and (ii) are, and will in the future be, principals in other real estate investment transactions or programs which may compete with the Company. Other possible transactions involving conflicts of interest would include the Company's acquisition of properties from the Advisor or an Affiliate (which is permitted under the conditions summarized in "Investment Objectives and Policies -- Investment Criteria"), and the Company borrowing from the Advisor or an Affiliate (which is permitted under the conditions summarized in "Investment Objectives and Policies -- Borrowing Policies").

     The differing types of compensation payable to the Advisor and its Affiliates present different potential conflicts of interest for such entities. The Advisor is paid an acquisition fee in connection with each acquisition of a property by the Company, and a disposition fee in connection with certain property dispositions. As a consequence, the Advisor may have an incentive to recommend the purchase or disposition of a property, in order to receive a fee, rather than based upon the best interests of the Company. The Advisor receives a property management fee which is a percentage of gross revenues from each property owned by the Company. It could, therefore, have an incentive to recommend that the Company retain a property, rather than dispose of it, so that it can continue to receive its property management compensation. The Advisor receives a fee which is a percentage of the total consideration received by the Company with sale of Shares and therefore could have an incentive, from a compensation standpoint, to close the sales of Shares as rapidly as possible.

     As discussed under "Conflicts of Interest," the Company has implemented certain policies and procedures designed to eliminate or ameliorate the effects of potential conflicts of interest. For example, the business and affairs of the Company, including, without limitation, all of the relationships between the Company, on the one hand, and the Advisor and its Affiliates, on the other hand, are under the supervision and control of the Company's Board of Directors, a majority of whom is not Affiliated with the Advisor or its Affiliates. In evaluating the significance of a majority of the Board of Directors being unaffiliated, prospective Shareholders should bear in mind that Mr. Knight may have an influence on the Board of Directors disproportionate in relation to his voting power, since he is engaged day-to-day in the management of the Company and its properties. In general, if a person with responsibilities both to the Company and to an entity contracting with the Company, or both to the Company and to a program in competition with the Company, were to resolve a potential conflict of interest in such dual capacity against the interest of the Company, the operation of the Company could be adversely affected. However, in light of the policies and procedures implemented to ameliorate the effects of potential conflicts of interest, the Advisor and its Affiliates do not believe that the potential conflicts of interest will have a material adverse effect upon the Company's ability to realize its investment objectives, although there can be no assurance to this effect.

POTENTIAL DILUTION OF SHAREHOLDERS' INTERESTS

     Glade M. Knight, who is a Director, Chairman of the Board and President of the Company, holds certain Class B Convertible Shares which are convertible into Common Shares. Debra A. Jones and Stanley J. Olander, Jr. also hold certain Class B Convertible Shares. See "Principal and Management Stockholders." The conversion by such persons of such Class B Convertible Shares into Common Shares will result in dilution of the Shareholders' interests.

     Mr. Knight also holds options to purchase Common Shares (the "Award Options") which under certain circumstances (a "Triggering Event") may be exercised for less than the fair market value of the Common Shares as of the date of the grant of the Award Options. See "Management -- Award Agreement to Mr. Knight." The exercise by Mr. Knight of the Award Options following a Triggering Event will result in dilution of the Shareholders' interests.

     The Board of Directors is authorized, without Shareholder approval, to issue additional Shares or to raise capital through the issuance of options, warrants and other rights, on such terms and for such consideration as the Board of Directors in its sole discretion may determine. See "Summary of Organizational Documents -- Issuance of Securities." Any such issuance could result in dilution of the equity of the Shareholders. Without limiting the generality of the foregoing, the Board of Directors may, in its sole discretion, issue Shares or other equity or debt securities of the Company, (1) to persons from whom the Company purchases property, as part or all of the purchase price of the property, or (2) to the Advisor or its Affiliates in lieu of cash payments required under the Advisory Agreement or other contract or obligation. The Board of Directors, in its sole discretion, may determine the value of any Shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to the Company, except that while Shares are offered by the Company to the public, the public offering price of such Shares shall be deemed their value.

     The Company has adopted two stock incentive plans for the benefit of the Directors of the Company and certain employees of the Company and of the Advisor and its Affiliates. See "Management -- Stock Incentive Plans." The effect of the exercise of such options could be to dilute the value of the Shareholders' investments to the extent of any difference between the exercise price of an option and the value of the Shares purchased at the time of the exercise of the option.

     In addition, the Company expressly reserves the right to implement a dividend reinvestment plan involving the issuance of additional Shares by the Company, at an issue price determined by the Board of Directors.

UNCERTAINTY REGARDING REVENUES AND EXPENSES

     The Company's success depends upon maximizing revenues (primarily rent payments) while minimizing Company and property operating expenses, which in turn will be affected by property selection, property and Company management, property location, and local and general economic conditions. The Company's investment in residential apartment communities involves many potential risks bearing on potential revenues and expenses, including high vacancy rates, competition for tenants, expenses (including those related to taxes, insurance and property maintenance) exceeding income (which could necessitate borrowing to fund deficits), on-site environmental problems, and possible uninsurable losses. Although the Company and the Advisor and its Affiliates will seek to minimize the effect of factors such as these, some of such factors are beyond the control of such persons. In addition, to the extent such factors are within the control of such persons, the skill and ability of such persons to select, maintain and operate such properties will largely determine whether the Company will operate profitably. There can be no assurance that the Company's properties will operate profitably, appreciate in value or generate cash for distribution.

     Equity real estate investments tend to limit the ability of the Company to vary its portfolio promptly in response to changing economic, financial and investment conditions. These investments will be subject to risks such as adverse changes in general economic conditions or local conditions (for example, excessive building resulting in an oversupply of available space, or a decrease in employment, reducing the demand for real estate) as well as other factors affecting real estate values (for example, increasing labor, materials and energy costs, the attractiveness of the properties to tenants and the attractiveness of the surrounding area). Investments will also be subject to such risks as the inability of the Company to provide for adequate maintenance of its properties. If the Company found it necessary to borrow, its operations could be affected adversely by factors such as increased interest rates and reduced availability of debt financing. However, to the extent that the Company's investments are made on an all-cash basis, the risks relating to interest rates and availability of long-term financing are not present.

     The Company's investments are primarily in existing residential apartment communities. Some of the proceeds may be allocated to the repair and renovation of such apartment communities. The Company's real estate equity investments will be subject to the risk of inability to attract or retain tenants, and to the risk of a decline in rental income as a result of adverse changes in economic conditions, local real estate markets, or other factors. Also, certain expenditures associated with equity investments (such as real estate taxes, the costs of maintenance, renovations or improvements, insurance and utility costs) are not necessarily decreased by events adversely affecting the Company's income from those investments. Should any such events occur, the Company's cash distributions to Shareholders may be impaired.

     While it is the policy of the Company primarily to buy income-producing properties at a price equal to or below their appraised values and below the replacement cost of similar structures, there is no assurance that any Company properties will operate at a profit, will appreciate in value, or will ever be sold at a profit, or that distributions will be paid by the Company. The marketability and value of any such properties will depend upon many factors beyond the control of the Board of Directors and the Advisor.

     If the Company does not operate profitably and exhausts its reserves, it might be required to borrow funds or liquidate some of its investments to pay fixed expenses of the Company which are not reduced by events which reduce income.

COMPETITION FOR PROPERTIES AND TENANTS

     The results of operations of the Company will depend upon the availability of suitable opportunities for investment of its funds, which in turn depends to a large extent on the type of investment involved, the condition of the financial markets, the nature and geographical location of the property, and other factors, none of which can be predicted with certainty. The Company will be competing for acceptable investments with other financial institutions, including insurance companies, pension funds and other institutions, real estate investment trusts, and limited partnerships that have investment objectives similar to those of the Company. Many of these competitors have greater resources than the Company, and may have greater experience than the Board of Directors, the Advisor and its Affiliates.

     In addition, when the Company owns a particular property it will be competing for tenants with many other properties in the same market. Various competing properties may be newer than the Company's property, or may offer superior amenities, a superior location, perceived superior management or other advantages over the Company's property. The adverse impact of competition may be greater during times of local or general economic downturns. The general effect of such competition may be a decrease in the occupancy rate at Company properties, a decrease in rental rates at Company properties, or both, which in turn will mean a decrease in Company income and lower, if any, distributions by the Company to Shareholders.

RISK OF INSUFFICIENT CASH AVAILABLE FOR DISTRIBUTION

     If the Company were to incur significant unanticipated cash expenditures, the amount of cash available for distribution would be affected. Furthermore, there can be no assurance that the Company will in the future be able to acquire properties that will generate sufficient cash from operations to enable the Company to maintain distributions at a specific or any particular rate. See the other risk factors in this section entitled "Risk Factors" for a discussion of factors which could result in unanticipated cash expenditures, or which could otherwise affect the Company's ability to make cash distributions to Shareholders. There can be no assurance that the Company will maintain any specific level of distributions to Shareholders.

NO ASSURANCE OF SUCCESS

     There is no assurance that the Company will operate successfully or achieve its objectives.

LACK OF DIVERSIFICATION

     Although the Company intends to invest in existing residential apartment communities throughout Texas and the southwestern region of the United States, currently all but one of the Company's Properties are located in the Dallas/Fort Worth Consolidated Metropolitan Statistical area. The operations of the Properties and therefore the profitability of the Company may be negatively impacted by adverse economic developments in the Dallas/Forth Worth area. The concentration of Properties in the Dallas/ Forth Worth area may expose the Company to greater risks of adverse economic developments than would be present if the Company owned properties in more states and markets.

DELAY IN INVESTMENT IN REAL PROPERTY

     The Company may experience delays in finding suitable properties to acquire. Pending investment of the proceeds of this offering in real estate, and to the extent such proceeds are not invested in real estate as described herein, the proceeds may be invested in certain permitted temporary investments. See "Investment Objectives and Policies -- General." The rate of return on such investments has fluctuated in recent years and may be different from the return obtainable from real property.

POSSIBLE BORROWING; DEBT FINANCING MAY REDUCE CASH FLOW AND INCREASE RISK OF DEFAULT.

     The Company generally intends to purchase its properties either on an all-cash basis or using the limited interim borrowing described under "Business and Properties - Properties Owned by the Company," unless special circumstances exist such as the identification of desirable properties which have either favorable interest rates or debt which is not prepayable. For example, the Company paid for Pace's Point Apartments, Pepper Square Apartments, Emerald Oaks Apartments, Hayden's Crossing Apartments and Newport Apartments, through combinations of cash and the assumption of preexisting mortgage loans. These acquisitions are described under "Business and Properties -- Properties Owned by the Company" and "Ownership of Assets in Subsidiary Partnerships -- Subsequent Property Acquisitions." The Company will endeavor to repay any interim borrowing with proceeds from the sale of Shares and thereafter to hold its properties on an unleveraged basis. However, for the purpose of flexibility in operations, the Company will have the right, subject to the approval of the Board of Directors, to borrow. See "Investment Objectives and Policies -- Borrowing Policies."

     One purpose of borrowing could be to permit the Company's acquisition of additional properties through the "leveraging" of Shareholders' equity contributions. Alternatively, the Company might find it necessary to borrow to permit the payment of operating deficits of properties already owned. There can be no assurance that the Company would be able to borrow on favorable terms, if at all, if borrowing became necessary or desirable. Furthermore, the incurrence of debt would entail certain additional risks for the Company, some of which are summarized below. If the Company defaulted on secured indebtedness, the lender could foreclose, and the Company could lose its investment in the property or properties used as collateral.

     The Company might obtain financing with variable rates and varying maturities. Such rates normally provide cash flow benefits in an environment of relatively low or declining interest rates, and a corresponding cash flow detriment when interest rates increase. Alternatively, financings obtained by the Company could have fixed rates and prepayment penalties.

     The Company might obtain financing with "due-on-encumbrance" or "due-on-sale" clauses in which future refinancing or sale of the properties could cause the maturity dates of the mortgages to be accelerated and the financing to become due immediately. Thus, the Company could be required to sell its properties on an all-cash basis or the purchaser might be required to obtain new financing in connection with the sale. It cannot be predicted whether the holders of mortgages encumbering the Company's investment properties will require such acceleration, or whether other mortgage financing will be available. The resolution of this issue would depend on the mortgage market, and on financial and economic conditions existing at the time of the sale or refinancing. The Company might obtain mortgages that involve balloon payments. Such mortgages involve greater risks than mortgages with principal amounts amortized over the term of the loan since the ability of the Company to repay the outstanding principal amount at maturity may depend on the Company's ability to obtain adequate refinancing or to sell the property, which will in turn depend on economic conditions in general and the value of the underlying properties in particular. There can be no assurance that the Company would be able to refinance or repay any such mortgages at maturity. Further, a significant decline in the value of the underlying property could result in a loss of the property by the Company through foreclosure.

     The Company does not intend to make distributions from borrowings or refinancings. However, it is possible that the Company might, under certain circumstances, find it necessary to borrow and distribute the borrowed funds to comply with the distribution requirements for REITs under the Code. However, the obligation to make principal payments on any such borrowings might adversely affect the Company's ability to make the required distributions to maintain its REIT status. See "Federal Income Tax Consequences -- Requirements for Qualification as a REIT -- Annual Distribution Requirement." Since the REIT distribution requirement is based on the Company's taxable income (with various adjustments) rather than cash flow, the Company expects to be able to satisfy the requirement without any borrowing. However, if such a borrowing were necessary, the resulting distribution would not reflect a return on the Shareholders' investments.

     The Company's Bylaws prohibit the Company from incurring debt (secured or unsecured) if such debt would result in aggregate debt exceeding 100% of "Net Assets" (defined generally to mean assets at cost), before subtracting liabilities, unless the excess borrowing is approved by a majority of the Independent Directors and disclosed to the Shareholders as required by the Bylaws. The Bylaws also prohibit the Company from allowing aggregate borrowings to exceed 50% of the Company's "Adjusted Net Asset Value" (defined generally to mean assets at fair market value), before subtracting liabilities, subject to the same exception. In addition, the Bylaws provide that the aggregate borrowings of the Company must be reasonable in relation to the Net Assets of the Company and must be reviewed quarterly by the Directors. Except as set forth in this paragraph, the Company is not limited in the amount of debt it can incur.

     Subject to the foregoing limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust which may be placed against any particular property.

PRIOR PERFORMANCE DIFFICULTIES OF CERTAIN AFFILIATES

     Certain private partnerships previously organized by Affiliates of ARG have experienced certain operating difficulties. These operating difficulties led to
(i) filings by certain partnerships for reorganization under Chapter 11 of the United States Bankruptcy Code, some of which filings ended in foreclosures on partnership property, and (ii) certain other partnerships consenting to negotiated foreclosures on their properties. Each such partnership owned a single property, and the adverse business development affecting the partnership therefore resulted in such partnership ceasing all cash distributions to investors. See "The Advisor and its Affiliates -- Prior Performance of Cornerstone and Partnerships Sponsored by Affiliates of ARG." The Advisor believes that all of the investment vehicles experiencing such difficulties had investment objectives and policies dissimilar to those of the Company, and that their difficulties are attributable to a combination of factors (principally high leverage, changes in tax laws, a general downturn in economic conditions and the unavailability of favorable financing) which are not expected to be applicable to the Company. In particular, the Company expects to acquire its properties on an all-cash basis. However, prospective investors should consider the experience of the Advisor and its Affiliates in evaluating an investment in the Company.

ENVIRONMENTAL PROBLEMS AND LIABILITIES

     While the Company intends to exercise due diligence by securing a report from a qualified environmental engineer prior to the acquisition of any property, there can be no assurance that hazardous substances or wastes will not be discovered on investment properties subsequent to acquisition by the Company. Federal law imposes liability on any owner of property or predecessor in title for the presence on the premises of improperly disposed hazardous substances. This liability is without regard to fault for or knowledge of the presence of such substances and may be imposed jointly and severally upon all succeeding landowners from the date of the first improper disposal. The laws of the states in which the

Company may acquire properties may have additional requirements. If it is ever determined that hazardous substances are present on a property, the Company could be required to pay all costs of any necessary cleanup work, although under certain circumstances claims against other responsible parties could be made by the Company.

UNINSURED LOSSES

     The Advisor will arrange for comprehensive insurance, including fire, liability, and extended coverage on all investment properties. However, there are certain types of losses (generally of a catastrophic nature) which may be either uninsurable or not economically insurable. These losses generally include those resulting from war, earthquakes and floods, as well as punitive damages. If any such loss occurs and is not covered by insurance, the Company might suffer a loss of capital invested and any profits which might be anticipated from the property in question. The Company from time to time will consider whether to obtain earthquake and flood insurance for its properties to the extent that it is economically available.

FEDERAL INCOME TAX RISKS

     FAILURE TO ACHIEVE OR MAINTAIN REIT STATUS. THE COMPANY INTENDS TO CONDUCT ITS OPERATIONS IN A MANNER THAT WILL PERMIT IT TO QUALIFY AS A REIT FOR FEDERAL INCOME TAX PURPOSES. Although the Company has not requested, and does not expect to request, a ruling from the Internal Revenue Service (the "Service") that it will qualify as a REIT, it has received an opinion of its counsel, McGuire, Woods, Battle & Boothe LLP, that, based upon certain representations made by the Company and assumptions described in "Federal Income Tax Consequences," it will so qualify. However, investors should be aware that opinions of counsel are not binding upon the Service. Furthermore, both the validity of the opinion and the continued qualification of the Company for treatment as a REIT will depend on its continuing ability to meet various requirements concerning, among other things, the ownership of its Shares, the nature of its assets, the sources of its income and the amount of its distributions to Shareholders. Failure to meet any of such requirements with respect to a particular taxable year could result in termination of the Company's election to be a REIT, effective for the year of such failure and the four succeeding taxable years.

     To qualify as a REIT, the Company must distribute to the Shareholders an amount equal to at least 95% of its "REIT taxable income" (plus certain other items). In the event any Company expenditure, including a fee paid to the Advisor, is disallowed for any reason, the asserted deductions could be deferred, reduced or eliminated. Any retroactive increase in the Company's taxable income resulting from the disallowance of a Company deduction could result in (i) a failure of the Company to meet the income distribution requirement, (ii) the imposition of Company-level taxation on additional amounts of undistributed REIT income, or (iii) an increase in the amount of REIT income on which an excise tax is imposed. However, if the Company makes distributions in accordance with its stated policy, it does not expect that a recharacterization of its expenses would have the effects described. See "Federal Income Tax Consequences -- Requirements for Qualification as a REIT -- Annual Distribution Requirements."

     In any year for which the Company failed to qualify as a REIT, it generally would be subject to federal income taxation in the same manner as a regular corporation. In such event, the Company would not be allowed a deduction for earnings distributed to the Shareholders, thereby subjecting such earnings (including gains from sales of properties) to taxation at both the Company and Shareholder levels. The resulting tax liability to the Company would reduce substantially the amount of Company cash available for distribution to the Shareholders. Although the Company would be eligible to re-elect REIT status after five years, the burden of double taxation might cause the Company to liquidate before that time. See "Federal Income Tax Consequences -- Federal Income Taxation of the Company," "-- Requirements for Qualification as a REIT" and "-- Federal Income Taxation of the Shareholders."

     UNCERTAINTIES IN AND POSSIBLE CHANGES TO THE TAX LAW. The absence of Treasury Regulations and other administrative interpretations with respect to many provisions of the Code, combined with the highly technical and complex nature of the rules governing REITs, gives rise to uncertainty concerning various tax aspects of REITs generally and the tax consequences of an investment in the Company in particular. Furthermore, the Company cannot predict whether or what legislative, administrative, or judicial changes or developments may take place in the future, any of which might impact the Company adversely, and perhaps retroactively. Potential investors should consult their tax advisors concerning the potential impact of any such changes or developments.

REQUIRED RELIANCE ON MANAGEMENT

     Shareholders will not have any active participation in management of the Company or the investment of offering proceeds; rather, they must rely on the management and acquisition expertise provided by the Board of Directors, the Advisor and its Affiliates. Thus, no person should purchase any of the Shares offered hereby unless he is willing to entrust all aspects of the management of the Company to the Board of Directors, the Advisor and its Affiliates.

POSSIBLE CHANGES IN INVESTMENT OBJECTIVES AND POLICIES MAY NOT SERVE THE INTERESTS OF CERTAIN SHAREHOLDERS

     Subject to limited restrictions in the Company's Bylaws, the Articles of Incorporation and applicable law, the Board of Directors has significant discretion to modify the investment objectives and policies of the Company, as stated in this Prospectus. See "Investment Objectives and Policies -- Changes in Objectives and Policies." The Advisor believes that, since any such action by the Board of Directors would be based upon the perceived best interests of the Company and the Shareholders, the existence of such discretion to modify the investment objectives and policies would generally be beneficial to the Shareholders. However, the exercise of such discretion could result in the Company adopting new investment objectives and policies which differ materially from those described in this Prospectus.

RESPONSIBILITIES OF DIRECTORS, ADVISOR AND AFFILIATES -- POSSIBLE INADEQUACY OF REMEDIES; DIRECTORS, ADVISOR AND AFFILIATES BENEFIT FROM EXCULPATION AND INDEMNIFICATION PROVISIONS

     The Advisor and the Directors are accountable to the Company and its Shareholders as fiduciaries and consequently must exercise good faith and integrity in handling the Company's affairs. This is a rapidly developing and changing area of the law, and Shareholders who have questions concerning the duties of the Directors and the Advisor should consult with their own counsel. The Articles of Incorporation of the Company exculpate each Director and officer in certain actions by or in the right of the Company from liability unless the Director or officer has engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities laws. Further, the Advisory Agreement exculpates the Advisor from liability unless the Advisor has engaged in gross negligence or willful misconduct. The Articles of Incorporation and the Advisory Agreement, respectively, also provide that the Company shall indemnify a present or former Director or officer and the Advisor (and certain Affiliates) against expense or liability in an action if the Directors (other than the indemnified party) determine in good faith that the person to be indemnified was acting in good faith within what he or it reasonably believed to be the scope of his or its authority and for a purpose which he or it reasonably believed to be in the best interests of the Company or its Shareholders and that such liability was not the result of willful misconduct, bad faith, reckless disregard of duties or knowing violation of the criminal law on the part of the person to be indemnified. See "Summary of Organizational Documents."

     As a result of the exculpation and indemnification provisions of the Company's Articles of Incorporation and the Advisory Agreement, a Shareholder may have a more limited right of action than such Shareholder would otherwise have had in the absence of such provisions. The exculpation and indemnification provisions in the Articles of Incorporation and the Advisory Agreement have been adopted to help induce the beneficiaries of such provisions to agree to serve on behalf of the Company or the Advisor by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. Such exculpation and indemnification provisions have been adopted, in part, in response to a perceived increase generally in shareholders' litigation alleging director and officer misconduct.

     In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising out of the Securities Act is against public policy and, therefore, unenforceable.

     The Company intends to purchase insurance policies under which Directors, officers and (if feasible) other agents of the Company will be insured against liability or loss arising out of actual or asserted misfeasance or nonfeasance in the performance of their duties, to the extent such insurance is available at reasonable rates.

ARBITRARY SHARE OFFERING PRICES

     The per-Share offering price ($10) has been established arbitrarily by the Company. Neither prospective investors nor Shareholders should assume that the per-Share prices reflect the intrinsic or realizable value of the Shares or otherwise reflects the Company's value, earnings or other objective measures of worth.

ADVISOR AND AFFILIATES MAY PURCHASE AND VOTE SHARES

     The Advisor and its Affiliates may purchase Shares of the Company sold in this offering, subject to the restrictions on accumulation of Shares contained in the Company's Bylaws, which generally prohibit accumulation by any person or entity of more than 9.8% of all the Company's outstanding Shares. Any purchase of Shares in this offering by the Advisor or its Affiliates must be for investment, and not for resale or distribution.

     In addition to the foregoing, the Company has adopted two stock incentive plans for the benefit of the Directors of the Company and certain employees of the Company and of the Advisor and its Affiliates. See "Management -- Stock Incentive Plans."

     Any such purchaser would possess the same voting power per Share as any other purchaser. While it is not expected that the Advisor and its Affiliates will purchase a substantial number of Shares, they will be permitted to vote any Shares purchased by them in the same manner as other Shareholders.

ACCUMULATION RESTRICTIONS

     The Company's Bylaws generally prohibit ownership of more than 9.8% of the Company's outstanding Shares by one investor. See "Summary of Organizational Documents -- Redemption and Restrictions on Transfer." That restriction is designed to ensure that the Company does not violate certain share accumulation restrictions imposed by the Code on REITs. The provisions restricting concentrations of Share ownership also may have the effect of deterring the acquisition of, or a change in, control of the Company. In addition, certain states may impose investor suitability standards on the transfer of Shares.

JOINT VENTURE INVESTMENTS -- RISKS OF CONFLICTING INTERESTS AND IMPASSE

     Under certain circumstances, the Company might participate with an entity (including Affiliates of the Advisor) in jointly acquiring an investment property. Any joint venture investment of the Company would be subject to the same conditions, limitations and restrictions applicable to a Company investment not undertaken as a joint venture, and the use of a joint venture structure would not itself be designed to alter or expand the investment objectives and policies of the Company. Investment through a joint venture could, for example, permit the Company to invest in a property which is too large for the Company to acquire by itself.

     The investment by the Company through a joint venture could subject the Company to risks not otherwise present, although the Company will endeavor to structure any joint venture investment so as to minimize the number and magnitude of risks not generally associated with a Company investment. Risks not otherwise present could, however, include the possibility that the joint venture participant will have economic interests different from the Company and that the participant might be in a position to take actions contrary to the instructions of the Company or contrary to the interests of the Company. In addition, in joint venture investments there is a potential risk of impasse on decisions if neither joint venture participant controls the venture. Conversely, if the Company has a right of first refusal to purchase a joint venture participant's interest, there is a potential risk that it may not have the resources to do so.

                           ESTIMATED USE OF PROCEEDS

     The Company intends to invest the net proceeds of this offering (the "Offering") in equity ownership interests in existing residential apartment communities in Texas and the southwestern region of the United States. Pending such investment and to the extent the proceeds are not invested in real estate as described herein, the proceeds may be invested in certain permitted types of temporary investments. See "Investment Objectives and Policies -- General."

     As described under "Compensation," the Company's Bylaws prohibit total Organizational and Offering Expenses from exceeding 15% of Total Contributions. "Organizational and Offering Expenses" means, generally, all expenses incurred in organizing the Company and offering and selling the Shares, including selling commissions and fees, legal fees and accounting fees, and federal, state and other regulatory filing fees. The Bylaws also prohibit the total of all Acquisition Fees (defined generally as all fees and commissions paid by any party in connection with the Company's purchase of real property) and Acquisition Expenses (defined generally as all expenses related to the selection or acquisition of properties by the Company) paid in connection with an acquisition of a property from exceeding 6% of the contract price for the property (unless such excess is approved by the Board of Directors, as described therein). Any Organizational and Offering Expenses or Acquisition Fees and Acquisition Expenses incurred by the Company in excess of the permitted limits shall be payable by the Advisor immediately upon demand of the Company.

     As indicated below, the Company expects that 86.5% of the gross offering proceeds will be available for investment in properties and 0.5% will be allocated to the Company's working capital reserve.

     As discussed under "Compensation," the Advisor and its Affiliates will be entitled to reimbursement for expenses incurred by them in the operation of the Company as well as, among other fees, a Real Estate Commission equal to 2% of the proceeds of the offering used to pay each property's gross purchase price (which does not include amounts budgeted for repairs and improvements), which constitutes an "Acquisition Fee."

     The following table reflects the intended application of the proceeds from the sale of the Common Shares.


                                                                                      % OF GROSS
                                                                         AMOUNT        PROCEEDS

                                                                     --------------   -----------
   Gross Proceeds (1) ............................................    $50,000,000     100.00%
   Less: .........................................................
     Organizational and Offering Expenses (2) ....................        500,000       1.00%
     Selling Commissions (3) .....................................      3,750,000       7.50%
     Marketing Expense Allowance (3) .............................      1,250,000       2.50%
                                                                      -----------     ------
   Net Proceeds after Offering Costs .............................    $44,500,000      89.00%
   Less Acquisition Fees and Expenses (4) ........................      1,000,000       2.00%
                                                                      -----------     ------
   Proceeds Available for Investment and Working Capital .........    $43,500,000      87.00%
   Less Working Capital Reserve (5) ..............................        250,000       0.50%
                                                                      -----------     ------
   Net Amount Available for Investment in Properties (6) .........    $43,250,000      86.50%
                                                                      ===========     ======

----------
(1) The Shares are being offered on a "best-efforts" basis.

(2) These amounts reflect the Company's estimate of Organizational and Offering Expenses, exclusive of the Selling Commissions and the Marketing Expense
    Allowance payable to the Managing Dealer or the Selected Dealers. If such expenses are greater than 3% of gross offering proceeds, the excess over 3% will be paid by the Advisor (without the right of reimbursement from the Company).

(3) Payable to the Managing Dealer or the Selected Dealers.

(4) These amounts include a Real Estate Commission payable to an Affiliate of the Advisor in an amount equal to 2% of the proceeds of the offering used to pay the purchase price of each property acquired (which does not include amounts budgeted for repairs and improvements) plus the Company's estimates of other expenses and fees which will be incurred in connection with property acquisitions.

(5) Until used, amounts in the Company's working capital reserve, together with any other proceeds not invested in properties or used for other Company purposes, will be invested in certain permitted temporary investments, such as U.S. Government securities or similar highly liquid instruments. See "Investment Objectives and Policies -- General."

(6) The investment properties are expected to be existing residential apartment communities in Texas and the southwestern regions of the United States. See "Investment Objectives and Policies." In connection with each proposed property acquisition, the Company expects to allocate a portion of proceeds to repairs and improvements known to be needed at the property.

                                  COMPENSATION

     The table below describes the compensation and reimbursement which will be paid to the Advisor and its Affiliates by the Company. The officers of the Company are not paid salaries by the Company. Such officers are officers of the Advisor and its Affiliates, which entities are entitled to certain fees for services rendered by them to the Company. Thus, the officers of the Company are, in essence, compensated by the Advisor or its Affiliates. Officers of the Company are, however, eligible to receive stock options and restricted stock from the Company. See "Management -- The Incentive Plan, -- Award Agreement to Mr. Knight" and "Principal and Management Stockholders."

     The Company will pay David Lerner Associates, Inc. Selling Commissions equal to 7.5% of the purchase price of the Shares and a Marketing Expense Allowance equal to 2.5% of the purchase price of the Shares. If the Maximum Offering is sold, the Selling Commissions would be $3,750,000 and the Marketing Expense Allowance would be $1,250,000. The Managing Dealer and the Advisor are not related and are not Affiliates. See "Plan of Distribution."


     PERSON
    RECEIVING                         TYPE OF                                   AMOUNT OF
  COMPENSATION (1)                  COMPENSATION                             COMPENSATION (2)
  ----------------                 -------------                             ----------------

                               ACQUISITION PHASE

The Advisor           Real Estate Commission for acquiring       2% of the proceeds of the offering used
                      the Company's properties                   to pay the purchase prices of the prop-
                                                                 erties purchased by the Company. (3)

                               OPERATIONAL PHASE

The Advisor           Asset Management Fee for managing          Annual fee ranging from 0.1% of Total
                      the Company's day-to-day operations        Contributions to 0.25% of Total Con-
                                                                 tributions (payable quarterly) -- cur-
                                                                 rently, up to $625,000 per year; a
                                                                 maximum of $750,000 per year if the
                                                                 Maximum Offering is sold. (4)

The Advisor           Property Management Fee and expense        5% of the monthly gross revenues of
                      reimbursement for managing the Com-        the properties plus expense reimburse-
                      pany's properties                          ment. (5)

The Advisor           Reimbursement for costs and expenses       Amount is indeterminate.
                      incurred on behalf of the Company, as
                      described in Note (6)

                               DISPOSITION PHASE

The Advisor           Real Estate Commission for selling the     Up to 2% of the gross sales prices of
                      Company's properties                       the properties sold by the Company. (7)

                                  ALL PHASES

The Advisor           Payment for Services and Property (8)      Amount is indeterminate.

----------
(1) As discussed in this Section and under "Conflicts of Interest," the Advisor and its Affiliates will receive different types of compensation for services rendered in connection with the acquisition, management and disposition of properties, as well as the management of the day-to-day operations of the Company. As discussed under "Conflicts of Interest," the receipt of such fees could result in potential conflicts of interest for persons who participate in decision making on behalf of both the Company and such other entities.

(2) Except as otherwise indicated in this table (including these notes), the specific amounts of compensation or reimbursement payable to the Advisor and its Affiliates are not now known and generally will depend upon factors determinable only at the time of payment. Compensation payable to the Advisor and its Affiliates may be shared or reallocated among such Affiliates in their sole discretion as they may agree. However, compensation and reimbursements which would exceed specified limits or ceilings cannot be recovered by the Advisor or its Affiliates through reclassification into a different category.

(3) Under a Property Acquisition/Disposition Agreement with the Company, Cornerstone has agreed to serve as the real estate broker in connection with both the Company's purchases and sales of properties. In exchange for such services, Cornerstone will be entitled to a fee from the Company of 2% of the gross purchase price (which does not include amounts budgeted for repairs and improvements) of each property purchased by the Company; provided that if indebtedness is assumed or incurred in connection with the acquisition, the acquisition fee that would have been payable with respect to the portion of the purchase price represented by such indebtedness shall not be payable until such time, if ever, that such indebtedness is repaid. On September 17, 1998, the Company's Board of Directors authorized the Company to agree to and enter into an Amendment to the Property Acquisition/Disposition Agreement dated the same date providing for the payment of the two percent (2%) fee on the indebtedness assumed by the
    Company with the purchase of Pace's Point Apartments, Pepper Square Apartments, Emerald Oaks Apartments, Hayden's Crossing Apartments and Newport Apartments. See "Business and Properties -- Properties Owned by the Company" and "The Advisor and its Affiliates -- The Property Acquisition/Disposition Agreement." If the person from whom the Company purchases or to whom the Company sells a property pays any fee to Cornerstone, such amount will decrease the amount of the Company's obligation to Cornerstone. See "The Advisor and its Affiliates -- The Property Acquisition/Disposition Agreement."

(4) "Total Contributions" means the gross offering proceeds which have been received from time to time from the sale of the Shares. Under its Advisory Agreement, the Company is obligated to pay to the Advisor an Asset Management Fee which is a percentage of Total Contributions. The applicable percentage used to calculate the Asset Management Fee is based on the ratio of Funds from Operations to Total Contributions (such ratio being referred to as the "Return Ratio") for the preceding calendar quarter. The per annum Asset Management Fee is initially equal to the following with respect to each calendar quarter: 0.1% of Total Contributions if the Return Ratio for the preceding calendar quarter is 6% or less; 0.15% of Total Contributions if the Return Ratio for the preceding calendar quarter is more than 6% but not more than 8%; and 0.25% of Total Contributions if the Return Ratio for the preceding calendar quarter is above 8%. Assuming the Maximum Offering
    ($50,000,000) is sold, the annual Asset Management Fee would be between $300,000 and $750,000. See "The Advisor and its Affiliates."

(5) The Advisor is expected to provide property management services for each of the Company's properties and in exchange therefor will receive a monthly fee equal to 5% of the monthly gross revenues of the properties. The Advisor is also expected to be responsible for the accounting and financial reporting responsibilities for each of the separate properties acquired by the Company. The Company will reimburse the Advisor for its expenses, including salaries and related overhead expenses, associated with providing such accounting and financial reporting services. See "Investment Objectives and Policies -- Management of Properties."

(6) The Advisor and its Affiliates will be reimbursed for all direct costs of acquiring and operating the properties and of goods and materials used for or by the Company and obtained from entities that are not Affiliated with the Advisor. These costs and expenses include, but are not limited to, legal fees and expenses, travel and communication expenses, expenses relating to Shareholder communications, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, compensation of on-site management personnel and leasing agents (including any incentive compensation), maintenance and repair expenses, advertising and promotional expenses, and all other fees, costs and expenses directly attributable to the acquisition, ownership and operation of the properties. In addition, the Advisor will be reimbursed for salaries and related expenses and overhead expenses associated with bookkeeping, accounting and financial reporting services related to the properties. Operating Expenses reimbursable to the Advisor or its Affiliates are subject to the overall limitation on Operating Expenses discussed under "The Advisor and its Affiliates -- The Advisory Agreement," but the amount of reimbursement is not otherwise limited.

(7) Under the Property Acquisition/Disposition Agreement described in note (3), Cornerstone also will be entitled to a fee from the Company in connection with the Company's sale of each property equal to 2% of the gross sales price of the property if, and only if, the sales price exceeds the sum of
    (1) the Company's cost basis in the property (consisting of the original purchase price plus any and all capitalized costs and expenditures connected with the property) plus (2) 10% of such cost basis. For purposes of such calculation, the Company's cost basis will not be reduced by depreciation. See "The Advisor and its Affiliates -- Developments Involving Cornerstone Realty Income Trust, Inc."

(8) The Advisor and its Affiliates may provide other services or property to the Company under certain conditions, and will be entitled to compensation or payment therefor. The conditions, which are summarized under "Conflicts of Interest -- Transactions with Affiliates and Related Parties," include the requirement that each such transaction be approved by the affirmative vote of a majority of the Independent Directors. Currently, there are no arrangements or proposed arrangements between the Company, on the one hand, and the Advisor or its Affiliates, on the other hand, for the provision of such other services or property to the Company or the payment of compensation or reimbursement therefor. If any such other arrangements arise in the future, the terms of such arrangements, including the compensation or reimbursement payable thereunder, will be subject to the restrictions in the Company's Bylaws. Such compensation, reimbursement or payment could take the form of cash or property, including Shares.

                             CONFLICTS OF INTEREST

GENERAL

     The Company may be subject to various conflicts of interest arising from its relationship with the Advisor and its Affiliates and with certain Directors. The Advisor and its Affiliates and the Directors are not restricted from engaging for their own account in business activities of the type conducted by the Company, and occasions may arise when the interests of the Company would be in conflict with those of one or more of the Directors, the Advisor or their Affiliates. The Advisor and the Directors are accountable to the Company and its Shareholders as fiduciaries, and consequently must exercise good faith and integrity in handling the Company's affairs.

     The Advisor and its Affiliates will assist the Company in the acquisition, organization, servicing, management and disposition of investments. At this time, the Advisor will provide services exclusively to the Company, but the Advisor may perform similar services for other parties, both affiliated and unaffiliated, in the future.

     The receipt of various fees from the Company by the Advisor and its Affiliates may result in potential conflicts of interest for persons who participate in decision making on behalf of both the Company and such other entities.

     Affiliates of the Advisor who participate in decision making on behalf of the Company will attempt to resolve or eliminate such conflicts of interest by determining what is in the best interests of the Company and the Shareholders. The Advisor and its Affiliates do not intend to take any action or make any decision on behalf of the Company which is based, wholly or in part, upon a consideration of the compensation payable to them as a consequence of such action or decision. In addition, the presence on the Board of Directors of Independent Directors is intended to ameliorate or eliminate the potential impact of conflicts of interest for persons who participate in decision making on behalf of both the Company and the Advisor or its Affiliates.

     The Directors, the Advisor and its Affiliates will also be subject to the various conflicts of interest described below. As described below, certain policies and procedures will be implemented to eliminate or ameliorate the effect of potential conflicts of interest. By way of illustration, the Bylaws place certain limitations on the terms of contracts between the Company and the Advisor or its Affiliates designed to ensure that such contracts are not less favorable to the Company than would be available from an unaffiliated party. However, certain potential conflicts of interest (such as the potential conflict of interest experienced by an individual who has executive or management responsibilities with respect to multiple entities) are not easily susceptible to resolution. Prospective Shareholders are entitled to rely on the general fiduciary duties of the Directors and the Advisor, as well as the specific policies and procedures designed to eliminate or ameliorate potential conflicts of interest described below. The Advisor and its Affiliates believe that general legal principles dealing with fiduciary and similar duties of corporate officers and directors, combined with specific contractual provisions in the agreements between the Company, on the one hand, and the Advisor and its Affiliates, on the other hand, will provide substantial protection for the interests of the Shareholders. Thus, the Advisor and its Affiliates do not believe that the potential conflicts of interest described herein will have a material adverse effect upon the Company's ability to realize its investment objectives.

TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

     The Board of Directors consists of four members, three of whom are Independent Directors. At all times, a majority of the Board of Directors must be Independent Directors. Under the Company's Bylaws, any transaction (whether a sale or acquisition of assets, any borrowing or lending, any agreement for the provision of property or services, or otherwise) between the Company, on the one hand, and the Advisor or any Affiliate of the Advisor, on the other hand (excluding only the entering into, and the initial term under, the Advisory Agreement, the Property Acquisition/Disposition Agreement, and the Property Management Agreement for each property, each of which agreement is described in this Prospectus) is permitted only if such transaction has been approved by the affirmative vote of a majority in number of all of the Independent Directors. In addition, under the Bylaws, any such transaction must meet certain conditions, including that the transaction be in all respects fair and reasonable to the Shareholders of the Company. If any such proposed transaction involves the purchase of property, the purchase must be on terms not less favorable to the Company than those prevailing for arm's-length transactions concerning comparable property, and at a price to the Company no greater than the cost of the asset to the seller unless a majority of the Independent Directors determines that substantial justification for such excess exists. Examples of substantial justification might include, without limitation, an extended holding period or capital improvements by the seller which would support a higher purchase price.

     The Advisor and its Affiliates will receive compensation from the Company for providing many different services. The fees payable and expenses reimbursable are subject to the general limitation on Operating Expenses. See "Compensation." The Board of Directors will have oversight responsibility with respect to any such relationships and will attempt to ensure that they are structured to be no less favorable to the Company than the Company's relationships with unrelated persons or entities and are consistent with the Company's objectives and policies.

COMPETITION BY THE COMPANY WITH AFFILIATES

     Affiliates of the Advisor may form additional REITs, limited partnerships and other entities to engage in activities similar to those of the Company, although the Advisor and its Affiliates have no present intention of organizing any additional REITs. The competing activities of the Advisor and its Affiliates may involve certain conflicts of interest. For example, Affiliates of the Advisor are interested in the continuing success of previously formed ventures because they have fiduciary responsibilities to investors in those ventures, they may be personally liable on certain obligations of those ventures and they have equity and incentive interests in those ventures. Conflicts of interest would also exist if properties acquired by the Company compete with properties owned or managed by Affiliates of the Advisor. Conflicts of interest may also arise in the future if the Company and other ventures developed by Affiliates of the Advisor seek to sell, finance or refinance properties at the same time.

COMPETITION FOR MANAGEMENT SERVICES

     Certain officers and directors of the Advisor are also officers or directors of one or more entities Affiliated with the Advisor which engage in the brokerage, sale, operation, or management of real estate. Affiliates of the Advisor presently are acting as general partners in a number of limited partnerships engaged in real estate investments. Accordingly, certain Directors and the officers and directors of the Advisor may have conflicts of interest in allocating management time and services between the Company and other entities. Also, employees of Cornerstone Realty Income Trust, Inc., some of whom may assist officers of the Advisor and Apple Residential Management Group, Inc., may have conflicts in allocating their time.

LACK OF SEPARATE REPRESENTATION

     The Company may retain the same independent accountants as are retained by the Advisor and Affiliates of the Advisor. The law firm of McGuire, Woods, Battle & Boothe LLP, which is passing on the legality of the Shares for the Company and is advising it as to the Company's status as a REIT for federal income tax purposes, may act as counsel to the Company in other matters.
McGuire, Woods, Battle & Boothe LLP also renders and may continue to render legal services to the Advisor and its Affiliates; however, such counsel would recommend the engagement of independent counsel for the Company, the Advisor or such Affiliates in circumstances in which the applicable canons of ethics would so require.

                      INVESTMENT OBJECTIVES AND POLICIES

GENERAL

     THE COMPANY INTENDS TO INVEST IN EXISTING RESIDENTIAL APARTMENT COMMUNITIES IN TEXAS AND THE SOUTHWESTERN REGION OF THE UNITED STATES. Pending such investment, the proceeds of this offering may be invested in U.S. Government securities, certificates of deposit from banks located in the United States having a net worth of at least $50,000,000, bank repurchase agreements covering the securities of the U.S. Government or U.S. governmental agencies issued by banks located in the U.S. having a net worth of at least $50,000,000, bankers' acceptances, prime commercial paper or similar highly liquid investments (such as money market funds selected by the Company) or evidences of indebtedness. In addition, to the extent the proceeds are not invested in real estate as described herein, the Company has the ability to invest in such securities. All proceeds of this offering received by the Company must be invested or committed for investment in properties or allocated to working capital reserves or used for other proper Company purposes within the later of two years after commencement of the offering or one year after termination of the offering; any proceeds not invested or committed for investment or allocated to working capital reserves or used for other proper Company purposes by the end of such time period shall be returned to investors, within 30 days after the expiration of such period, but the Company may elect to return such proceeds earlier if, and to the extent, required by applicable law (including to the extent necessary to avoid characterization as an "investment company").

     The principal investment objectives of the Company are:

      (i) to preserve and protect the capital of the Company;

     (ii) to provide quarterly distributions to Shareholders, a portion of which may constitute a nontaxable return of capital (rather than current taxable income); and

    (iii) to provide long-term capital appreciation in the value of the Company's investments.

     The Company anticipates that achievement of such objectives will enable it to provide the Shareholders with appreciation in the value of their Shares. There can be no assurance that the Company will achieve such objectives. Attainment of the objectives is contingent in part upon the Company's ability to acquire suitable properties. To the extent such objectives cannot simultaneously be pursued or achieved, the Company plans to pursue the objective of regular quarterly distributions to Shareholders in preference to the objective of long-term capital appreciation in the value of Company investments and in the value of Shares.

     The Company's primary business objectives are to increase distributions per Share and the value of its properties by:

      (i) increasing occupancy rates and rental income at properties;

     (ii) implementing expense controls; and

    (iii) emphasizing regular maintenance and periodic renovations, including additions to amenities.

     The Company has in the past made, and in the future likely will make, acquisitions of established apartment communities involved in foreclosure proceedings when the Advisor and the Company believe the property may have below market-rate leases, correctable vacancy problems or other cash flow growth potential. In suitable situations, the Company also may make acquisitions of properties from over-leveraged owners of such properties and from governmental regulatory authorities and lending institutions which have taken control of such properties, as well as mortgagees-in-possession and, possibly, through bankruptcy reorganization proceedings.

     In connection with the acquisition of Properties, the Company sets aside an amount determined by it to be necessary to fund repairs and improvements which the Company believes should be made at the Property, to make it competitive in its market and, where appropriate, to permit rental increases.

     The Company will seek to assure that its Properties remain attractive residences for their tenants and are desirable locations for prospective tenants. The maintenance, custodial and groundskeeping staff of the Company performs regular maintenance and upkeep on the properties to preserve and enhance their practical and aesthetic attributes. The physical appearance of, and tenant satisfaction with, each Property are evaluated on a regular basis by the Company's executive officers.

     The Company's management places strong emphasis on the marketing and promotion of its Properties. Marketing plans focus on each Property's specific needs for maximizing occupancy. Marketing programs include television, radio and newspaper advertising, all designed to attract tenants in each market.

     The Board of Directors may, in its sole discretion, issue Shares, or other equity or debt securities of the Company, to sellers of properties, as part or all of the purchase price of the property. Shares or such other equity or debt securities of the Company may also be issued, at the election of the Board of Directors, to the Advisor or its Affiliates in lieu of cash payments required under the Advisory Agreement or other contract or obligation. See "Summary of Organizational Documents -- Issuance of Securities."

     The Company will not issue any equity securities senior to the Shares unless the holders of a majority of the outstanding Shares authorize such issuance by an appropriate amendment to the Company's Articles of Incorporation.

     The Company has no present intention of making any loans to other persons or investing in the securities of other issuers for the purpose of exercising control of such issuers. As described below, under "Types of Investments," the Company is subject to certain limitations on its ability to make mortgage loans or invest its assets in the securities of other issuers. Such limitations can only be changed with the consent of the holders of a majority of the outstanding Shares. Within such limitations, however, the Board of Directors, acting without Shareholder approval, may set and change the Company's policy regarding the making of loans and the investment in securities of other issuers.

     Except with respect to the permitted temporary investment of proceeds from the sales of Shares pending investments in properties (see "General," above), the Company has no present intention of investing in the securities of or interests in other persons, or engaging in the purchase and sale (or turnover) of investments other than its real property investments. The Company may engage in certain joint venture investments (see "Joint Venture Investments," below) and may invest up to 20% of its total assets in the equity securities of other issuers, although the Company has no present intention to engage in any such activities. The Company has no plans to invest in the securities of other issuers for the purpose of exercising control.

     Although the Company has no present intention to do so, the Board of Directors might cause the Company to invest a portion of its assets (subject to the limitations set forth in the By-Laws, as described below under "Types of Investments") in common stock or other equity securities of other REITs or limited partnerships holding real estate. Such an investment, if undertaken, would be based on a determination by the Board of Directors that investment in such common stock or equity securities furthered the overall investment objectives and policies of the Company in a way not furthered by the Company's direct investment in real property. For example, although not presently anticipated, the Company could decide to further its diversification objective by acquiring an equity interest in a REIT owning properties in other regions of the United States, rather than seeking to invest directly in real properties located in such other region. Any such decision would be based upon the perceived best interests of the Company and the Shareholders at the time. Furthermore, any such investment would be based upon a determination by the Board of Directors, based upon advice of counsel to the Company, that such investment would not adversely impact the Company's continued qualification as a REIT for Federal income tax purposes. If the Company undertook any such investment, such investment could be made in listed or publicly-traded equity securities or, alternatively, in securities of a private issuer.

     If undertaken at all, the Company would expect to invest only in a Company engaged principally in the ownership and operation of multi-family apartment communities. Subject to that limitation, the Company would not necessarily limit itself to investments in other companies of any specific size or with any specific period of prior operations.

INVESTMENT CRITERIA

     The Advisor is charged with identifying and recommending to the Company suitable investments. The Advisor will make such recommendations based upon such relevant factors as (i) the potential for realizing capital appreciation; (ii) current and projected cash flow and the ability to increase rental income through capable management; (iii) neighborhood location, condition and design of the property; (iv) historical and projected occupancy rates; (v) prospects for liquidity through sale, financing or refinancing; (vi) economic conditions in the community; (vii) geographic location and type of property in light of the Company's diversification objectives; and (viii) the purchase price of the property as it relates to prices of comparable properties in comparable locations.

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

     The Company's management believes there is substantial opportunity for growth from acquisitions of multi-family properties in Texas and the southwestern region of the United States. Management believes that the current real estate environment is conducive to advantageous acquisitions of existing multi-family properties that meet the Company's investment criteria. In many instances, such acquisitions may be made for less than the cost of new construction.

     Generally, the Advisor is not required to, and will not, advise the Company on investments in securities, i.e., the temporary investment of offering proceeds pending investment of such proceeds in real property, as described in "Investment Objectives and Policies -- General." It is expected that the Company will make its own decisions with respect to such temporary securities investments.

     The Advisor will receive a 2% real estate commission upon each purchase by the Company of a property. See "The Advisor and its Affiliates -- The Property Acquisition/Disposition Agreement."

     The acquisition of any property with a contract purchase price not greater than $15,000,000 may be undertaken by the President acting alone (unless it is an acquisition from an Affiliate of the Advisor). Any property acquisition with a contract purchase price exceeding $15,000,000 will require the consent of the Executive Committee of the Board of Directors. Any acquisition from an Affiliate of the Advisor will require the consent of a majority of all Independent Directors and of the entire Board.

TYPES OF INVESTMENTS

     The Company invests in existing residential apartment communities in Texas and the southwestern region of the United States. The Company does not intend to invest in undeveloped land except in connection with the acquisition of an existing apartment community. The Company does not intend to make or invest in any mortgage loans (except that the Company may hold purchase money obligations secured by mortgages on properties sold by it). Except in connection with permitted joint venture investments (see "Joint Venture Investments," below) and except with respect to permitted temporary investments (see "General," above), the Company will not invest more than 20 percent of its total assets in equity securities of or interests in other issuers for a period in excess of 18 months. Within certain limitations, the Board of Directors can change the investment objectives and policies of the Company. See "Changes in Objectives and Policies," below.

     In addition, the Company's Bylaws prohibit it from engaging in certain investment and other activities, including: (i) investing more than 10 percent of the total assets of the Company in unimproved real property or mortgage loans on unimproved real property; (ii) investing in commodities or commodity future contracts or effecting short sales of commodities or securities, except when done solely for hedging purposes; (iii) investing in or making mortgage loans on property unless the Company obtains a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title; (iv) investing in contracts for the sale of real estate unless they are recordable in the chain of title; (v) making or investing in mortgage loans, including construction loans, on any property if the aggregate amount of all mortgage loans outstanding on the property (at the time the Company makes or invests in its mortgage loan), including the loans of the Company, would exceed 85 percent of the appraised value of the property; (vi) investing in junior mortgage loans (provided that this and the foregoing limitations shall not apply to the Company taking back secured debt in connection with the sale of any property); (vii) issuing securities that are redeemable; (viii) issuing debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient properly to service the higher level of debt or unless the cash flow of the Company (for the last fiscal year) excluding extraordinary, nonrecurring items, is sufficient to cover the debt service on all debt securities to be outstanding; (ix) investing more than 20% of its total assets in the equity securities of any non-governmental issuers, including other REITs or limited partnerships, for a period in excess of 18 months; (x) issuing equity securities on a deferred payment basis or other similar arrangement; (xi) incurring any indebtedness, secured or unsecured, if such indebtedness would result in an aggregate amount of indebtedness in excess of 100 percent of Net Assets, before subtracting liabilities (unless the excess borrowing is approved by a majority of the Independent Directors and disclosed to the Shareholders as required by the Bylaws); (xii) allowing aggregate borrowings of the Company to exceed 50 percent of the Adjusted Net Asset Value (before subtracting any liabilities) of the Company unless the excess borrowing is similarly approved by the Independent Directors and disclosed to the Shareholders; (xiii) engaging in any short sale of or underwriting or distributing, as an agent, securities issued by others, or engaging in trading, as compared with investment activities; and (xiv) acquiring securities in any company engaging in activities or holding investments prohibited by the above prohibitions, the Code or Virginia law.

DIVERSIFICATION

     One of the Company's investment objectives is to own properties in various geographic locations within Texas and the southwestern United States, thereby minimizing the effects of changes in specific industries, local economic conditions or similar risks. The extent of geographic diversification depends upon the number of separate properties which can be purchased. There can be no assurance that the Company will achieve significant diversification. There is no limit on the amount or percentage of net proceeds from the sale of Shares which may be invested in any single property.

JOINT VENTURE INVESTMENTS

     Some of the Company's investments may be made through partnerships or joint ventures. The Company's partner or joint venturer could be an Affiliate of the Advisor. While each such partnership or joint venture agreement may vary in form, depending on negotiations, in no case will the co-venturer have any legal right to take action which would prevent the Company from carrying on its business as described in this Prospectus. Any joint venture investment of the Company would be subject to the same conditions, limitations and restrictions applicable to a Company investment not undertaken as a joint venture, and the use of a joint venture structure would not itself be designed to alter or expand the investment objectives and policies of the Company. Investment through a joint venture could, for example, permit the Company to invest in a property which is too large for the Company to acquire by itself.

     The Company anticipates that any joint venture investment it might undertake would involve only the ownership and operation of apartment communities of the same general type sought to be acquired directly by the Company. The Company could, for example, use a joint venture investment to acquire one or more apartment communities located outside of the regions in which the Company normally operates with a view toward minimizing risks otherwise associated entering new markets. Although the Board of Directors would seek to contract only with a joint venture partner which is competent and financially secure, the Company has not set any other specific criteria which it would follow in connection with the identification of joint venturers.

     Joint venture arrangements may under certain circumstances involve risks not otherwise present in investments directly in properties themselves, including, for example, the risk of impasse and risks associated with the possibility that the co-venturer may at any time experience adverse business developments or have economic or business interests or goals which are inconsistent with the economic or business interests or goals of the Company.

     There is no limitation on the percentage of the proceeds of the offering that can be invested in joint ventures.

BORROWING POLICIES

     To maximize potential cash flow and minimize risk to the Company, the Company intends to purchase its properties either on an "all-cash" or unleveraged basis, or using the limited interim borrowing described under "Business and Properties-Properties Owned by the Company." The Company will endeavor to repay any interim borrowings with proceeds from the sale of Shares and thereafter to hold its properties on an unleveraged basis. However, for the purpose of flexibility in operations, the Company will have the right, subject to the approval of the Board of Directors, to borrow.

     One purpose of borrowing could be to permit the Company's acquisition of additional properties through the "leveraging" of Shareholders' equity contributions. Alternatively, the Company might find it necessary to borrow to permit the payment of operating deficits at properties already owned. Furthermore, although not anticipated, properties may be financed or refinanced if the Board of Directors deems it in the best interests of Shareholders because, for example, indebtedness can be incurred on favorable terms and the incurring of indebtedness is expected to improve the Shareholders' after-tax cash return on invested capital. See "Sale and Refinancing Policies," below. See "Risk Factors -- Possible Borrowing; Debt Financing May Reduce Cash Flow and Increase Risk of Default."

     Loans obtained by the Company may be evidenced by promissory notes secured by mortgages on the Company's properties. In addition, the Company may grant other forms of security to a lender, including a conditional assignment of leases and rents of the Company's properties. As a general policy, the Company would seek to obtain mortgages securing indebtedness which encumber only the particular property to which the indebtedness relates, but recourse on such loans may include all of the Company's assets. If recourse on any loan incurred by the Company to acquire or refinance any particular property includes all of the Company's assets, the equity of the Company in its other properties could be reduced or eliminated through foreclosure on that loan.

     Subject to the approval of the Board of Directors, the Company may borrow from the Advisor or its Affiliates or establish a line of credit with a bank or other lender. The Advisor and its Affiliates are under no obligation to make any such loans, however. Any loans made by the Advisor or its Affiliates must be approved by a majority of the Independent Directors as being fair, competitive and commercially reasonable and no less favorable to the Company than loans between unaffiliated lenders and borrowers under the same circumstances.

     The Company's Bylaws prohibit the Company from incurring debt (secured or unsecured) if such debt would result in aggregate debt exceeding 100% of "Net Assets" (defined generally to mean assets at cost), before subtracting liabilities, unless the excess borrowing is approved by a majority of the Independent Directors and disclosed to the Shareholders as required by the Bylaws. The Bylaws also prohibit the Company from allowing aggregate borrowings to exceed 50% of the Company's "Adjusted Net Asset Value" (defined generally to mean assets at fair market value), before subtracting liabilities, subject to the same exception. In addition, the Bylaws provide that the aggregate borrowings of the Company must be reasonable in relation to the Net Assets of the Company and must be reviewed quarterly by the Directors. Subject to the foregoing limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust which may be placed against any particular property.

MANAGEMENT OF PROPERTIES

     Day-to-day property management services for the Company's residential properties will be provided by the Advisor, subject to review by the Board of Directors. For such services, the Advisor will receive a monthly Property Management Fee equal to 5% of the monthly gross revenues of the properties. The Company intends that the Advisor will also be responsible for the accounting and financial reporting responsibilities for each of the properties the Company acquires. The Advisor will be reimbursed for expenses, including salaries and related overhead expenses, associated with such accounting and financial reporting responsibilities. The Company believes that the monthly 5% property management fee it pays to the Advisor is commercially reasonable. However, such fee may represent an expense which is greater than the management expenses of self-administered REITs, which do not use an outside property management company.

     The Company will enter into a property management agreement (the "Property Management Agreement") with the Advisor with respect to each of the Company's residential properties at the time the Company acquires each such property. The agreement will have an initial term of two years and thereafter will be renewed automatically for successive two-year terms until terminated as provided therein or until the property is sold. A copy of the form of that agreement has been filed as an exhibit to the registration statement of which this Prospectus is a part; reference is made to the agreement itself for a complete statement of its provisions. See "Conflicts of Interest" and "Compensation."

     Depending  on the  location of the  Company's  real  property  investments, unaffiliated, independent property management companies may also render day-to-day property management services pursuant to contracts with the Company. Such contracts with the Company may provide for unaffiliated property managers to receive either fixed or performance-based incentive fees for property management services, subject to the condition that compensation to such property managers must be fair, competitive and commercially reasonable. It is intended that the management capabilities of the property managers will maximize rental revenues of specific properties through renewing leases at higher market rates, renovating and retenanting under-performing properties, and constructing additional rental space on the sites of existing properties, where appropriate.

RESERVES

     A portion of the proceeds of this offering will be reserved to meet working capital needs and contingencies associated with the Company's operations. The Company will initially allocate to its working capital reserve not less than 0.5% of the proceeds of the offering. As long as the Company owns any properties, the Company will retain as working capital reserves an amount equal to at least 0.5% of the proceeds of the offering, subject to review and re-evaluation by the Board of Directors. If such reserves and any other available income of the Company become insufficient to cover the Company's operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating the Company's investment in one or more properties.

SALE AND REFINANCING POLICIES

     The Company is under no obligation to sell its investment properties, and currently anticipates that it will hold its investment properties for an indefinite length of time. However, sale may occur at any time if the Advisor deems it advisable for the Company based upon current economic considerations, and the Board of Directors concurs with such decision. In deciding whether to sell a property, the Advisor will also take into consideration such factors as the amount of appreciation in value, if any, to be realized, federal, state and local tax consequences, the possible risks of continued ownership and the anticipated advantages to be gained for the Shareholders from sale of a property versus continuing to hold such property.

     Currently, the Company expects that within approximately three (3) years from January 1997, it will use its best efforts either (i) to cause the Shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System or (ii) to cause the Company to dispose of substantially all of its properties in a manner which will permit distributions to Shareholders of cash or marketable securities. The taking of either type of action would be conditioned on the Board of Directors determining such action to be prudent and in the best interests of the Shareholders, and would be intended to provide Shareholders with liquidity either by initiating the development of a market for the Shares or by disposing of properties and distributing to Shareholders cash or other securities then being actively traded. However, the Company is under no obligation to take any of the foregoing actions, and any such action, if taken, might be taken after the referenced three-year period.

     At such time as the Company, acting through its Board of Directors, determines that sale of a property is in the best interests of the Company, the Company must first offer such property for sale to Cornerstone. Cornerstone is a Virginia corporation which is a public real estate investment trust. Cornerstone was founded by Glade M. Knight, who currently serves as the Chairman of the Board, President and a Director of that entity. Mr. Knight also serves as
Chairman of the Board, President and a Director of the Company. See "Management-Directors and Officers." Any such sale of a property by the Company to Cornerstone would require the consent of a majority of both the entire Board of Directors of the Company and a majority of the Independent Directors of the Company.

     The Company has also agreed with Cornerstone that if the Company proposes the sale or disposition of the Company or substantially all of its assets, business or stock (whether such transaction is structured as a sale, exchange, merger, consolidation, lease, share exchange or otherwise) (any such transaction, a "Sale of the Company"), it will first offer Cornerstone the right to become the acquiring party in any such proposed transaction before concluding the proposed Sale of the Company to a third party. As in the case of a sale of an individual property by the Company to Cornerstone, any such Sale of the Company to Cornerstone would require the consent of a majority of both the entire Board of

Directors of the Company and a majority of the Independent Directors of the Company. Depending upon the form of any such transaction, it might also require the consent of Shareholders owning a majority of the outstanding Shares.

     If the third party offers cash for the property, assets, stock or business of the Company, Cornerstone must offer cash if it wishes to exercise its right of first refusal. If the third party offers property other than cash, Cornerstone will be permitted to offer property of a like character with the same value. The value of the property offered by the third party and Cornerstone will be the market value if the property has a readily ascertainable market value (such as listed stock), and otherwise will be determined in good faith by agreement of the boards of directors of the Company and Cornerstone, or if such boards are unable to agree, by the average of two appraisals undertaken by two qualified independent appraisers, one selected by each board of directors.

     If the Company defaults in its obligation to grant to Cornerstone a first right to acquire a property or to become the acquiring party in a proposed Sale of the Company, the Company will be obligated to pay Cornerstone as liquidated and agreed-upon damages cash in the amount of 3% of the aggregate consideration agreed to be paid for the property, assets, stock or business by any third party in the transaction with respect to which there is a breach. The presence of this liquidated damages provision is intended, in part, to cause the Company to comply with its agreements with Cornerstone rather than breach such agreements in an effort to conclude a transaction with a third party at a higher price. However, the presence of the right of first refusal held by Cornerstone with respect to the various sale or disposition transactions which may be sought or proposed by the Company may materially hamper the Company's ability to obtain the highest possible price for its properties, assets, stock or business from a third party. A third party may be reluctant to engage in negotiations and due diligence with respect to a possible purchase or acquisition transaction knowing that Cornerstone can substitute itself as purchaser or acquiror at the same purchase or acquisition price simply by exercising its right of first refusal. Thus, the presence of the right of first refusal may make it difficult for the Company to sell its assets to anyone other than Cornerstone. The absence of competing prospective purchasers could tend to decrease the price the Company is able to obtain for its assets. Although the requirement for the approval of a majority of the Independent Directors of the Company is intended to overcome any potential conflict of interest which might be involved in any such sale to Cornerstone, there can be no assurance that a sale by the Company to Cornerstone would be on terms as favorable as a sale by the Company to a third party, since there may be no alternative to selling assets to Cornerstone.

     Unless required to maintain REIT status, the Company does not intend to borrow or refinance to make distributions. Although not anticipated, in some cases it might be advantageous for the Company to incur mortgage indebtedness on, or finance or refinance, a property to further the Company's investment objectives. If the original mortgage indebtedness, if any, on a property has been significantly reduced and/or if a particular property has increased substantially in value, then financing (or refinancing of existing indebtedness), if achievable, may permit the Company to realize a portion of the appreciation in value of the property and retain the property. See "Risk Factors -- Possible Borrowing; Debt Financing May Reduce Cash Flow and Increase Risk of Default."

     Under its Property Acquisition/Disposition Agreement with the Company, Cornerstone may receive a 2% real estate commission upon each sale by the Company of a property. Cornerstone will not be entitled to any disposition fee in connection with a sale of a property by the Company to Cornerstone or any Affiliate of Cornerstone but will be reimbursed for its costs in marketing such property. See "Investment Objectives and Policies -- Sale and Refinancing Policies" for a discussion of the possibility that properties will be sold by the Company to Cornerstone Realty Income Trust, Inc.

     It is also possible that Cornerstone or an Affiliate, will render services, and receive compensation, in connection with Company financings and refinancings, although there are no specific agreements for such services as of the date of this Prospectus. See "The Advisor and its Affiliates -- The Property Acquisition/Disposition Agreement."

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

CHANGES IN OBJECTIVES AND POLICIES

     Subject to the limitations in the Articles of Incorporation, the Bylaws and the Virginia Stock Corporation Act, the powers of the Company will be exercised by or under the authority of, and the business and affairs of the Company will be controlled by, the Board of Directors. The Board of Directors also has the right and power to establish policies concerning investments and the right, power and obligation to monitor the procedures, investment operations and performance of the Company.

     In general, the Articles of Incorporation and the Bylaws can be amended only with the affirmative vote of a majority of the outstanding Common Shares, except that the Bylaws may be amended by the Directors if necessary to comply with the REIT provisions of the Code or with other applicable laws and regulations. The Bylaws contain certain restrictions on the activities of the Company and prohibit the Company from engaging in certain activities. See "Types of Investments."

     Within the express restrictions and prohibitions of the Bylaws, the Articles of Incorporation and applicable law, however, the Board of Directors has significant discretion to modify the investment objectives and policies of the Company, as stated in this Prospectus. The Company has no present intention to modify any of such investment objectives and policies, and it is anticipated that any such modification would occur only if business and economic factors affecting the Company made the Company's stated investment objectives and policies unworkable or imprudent. By way of illustration only, owing to a significant change in economic conditions, the Board of Directors could elect to acquire apartment communities outside of Texas and the southwestern region of the United States, or to acquire one or more commercial properties in addition to residential properties.

     Thus, while this Prospectus accurately and fully discloses the current investment objectives and policies of the Company, prospective Shareholders must be aware that the Board of Directors, acting consistently with the Company's organizational documents, applicable law and their fiduciary obligations, may elect to modify or expand such objectives and policies from time to time. Any such action by the Board of Directors would be based upon the perceived best interests of the Company and the Shareholders.

                              DISTRIBUTION POLICY

     The Company intends to make regular quarterly distributions to its Shareholders. Federal income tax law requires that a REIT distribute annually at least ninety-five percent (95%) of its REIT taxable income (which does not include net capital gains). Under certain circumstances, the Company may be required to make distributions in excess of cash available for distribution to meet such distribution requirements. See "Federal Income Tax Consequences -- Requirements for Qualification as a REIT -- Annual Distribution Requirements" and "Risk Factors -- Possible Borrowing; Debt Financing May Reduce Cash Flow and Increase Risk of Default."

     The timing and amounts of distributions to Shareholders are within the discretion of the Board of Directors, although the Company will use its best efforts to meet the distribution requirements established by the Code for REITs. The Company's actual results of operations, and therefore the amount of cash available for distribution to Shareholders, will be affected by a number of factors, including the revenues received from the Company's properties, the operating expenses of the Company, and the Company's interest expense, if any. The distribution policy of the Board of Directors from time to time will depend on a number of factors, including the amount of cash available for distribution, the Company's financial condition, any decision by the Board of Directors to reinvest funds rather than to distribute them, the Company's capital and reserve requirements, and such other factors as the Board of Directors deems relevant.

     The distributions for the first, second, third and fourth quarters of 1997 were $.00 per Share, $.20 per Share, $.20 per Share, and $.20 per Share, respectively. Of the $.60 per Share distribution in 1997, 0% thereof represented a return of capital and the balance represented ordinary dividend income.

     The distributions for the first and second quarters of 1998 were $.203 per Share and $.204 per Share, respectively. On an annual basis, this distribution would be $.82 per Share. At the end of each year, the Company will determine, and will report to Shareholders, the portions of the year's distributions which represent ordinary dividend income and a return of capital, respectively. The Company anticipates the funds available for distribution will exceed earnings and profits due to non-cash expenses, primarily depreciation and amortization, to be incurred by the Company.

     The Company has in the past, and expects in the future, to include within the acquisition budget for each property it proposes to acquire amounts deemed necessary for repairs and improvements required at the property. Such amounts are anticipated to be funded with proceeds from the sale of Shares. Thus, the Company anticipates that all net cash generated from operations of the properties will continue to be available for distribution.

     If the Company elects to incur financing in conjunction with the acquisition of its properties, such financing could have an adverse effect on the Company's ability to maintain its level of distribution. See "Risk Factors -- Possible Borrowing; Debt Financing May Reduce Cash Flow and Increase Risk of Default." Except for five properties (Pace's Point Apartments, Pepper Square Apartments, Emerald Oaks Apartments, Hayden's Crossing Apartments and Newport Apartments) which were acquired through combinations of cash and the assumption of their preexisting mortgage loans, and the limited interim borrowing described under "Business and Properties -- Properties Owned by the Company," the Company currently does not have any debt financing nor does it have any current plans to incur debt.

     The Company anticipates that cash available for distributions before capital expenditures will exceed earnings and profits due to non-cash expenses, primarily depreciation and amortization, to be incurred by the Company. Distributions by the Company to the extent of its current and accumulated earnings and profits for federal income tax purposes will be taxable to shareholders as ordinary dividend income. Distributions in excess of such earnings and profits generally will be treated as a return of capital, resulting in a non-taxable reduction of the Shareholder's basis in his Shares to the extent thereof, and thereafter as taxable gain. Distributions that are treated as non-taxable reduction in basis will have the effect of deferring taxation until the sale of such Shareholder's Shares.

                            BUSINESS AND PROPERTIES

     The Company was incorporated on August 7, 1996. Its principal executive offices are located at 306 East Main Street, Richmond, Virginia 23219 and its telephone number is (804) 643-1761.

BUSINESS

     The Company has been established to provide both taxable and tax-exempt investors with a professionally managed portfolio of real estate equity interests consisting primarily of existing residential apartment communities that have the potential for current cash flow and capital appreciation. The Company may hold its investment properties for an indefinite length of time. The Company does not plan to cause the Shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While the Company, acting through its Board of Directors, may cause the Shares to be so listed or quoted if the Board of Directors determines such action to be prudent, there can be no assurance that such event will ever occur. Prospective Shareholders should view the Shares as illiquid and must be prepared to hold their investment for an indefinite length of time.

     Currently, the Company expects that within approximately three (3) years from January 1997, it will use its best efforts either (i) to cause the Shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System or (ii) to cause the Company to dispose of substantially all of its properties in a manner which will permit distributions to Shareholders of cash or marketable securities. The taking of either type of action would be conditioned on the Board of Directors determining such action to be prudent and in the best interests of the Shareholders, and would be intended to provide Shareholders with liquidity either by initiating the development of a market for the Shares or by disposing of properties and distributing to Shareholders cash or other securities then being actively traded. However, the Company is under no obligation to take any of the foregoing actions, and any such action, if taken, might be taken after the referenced three-year period.

     Many factors will bear on whether any such actions are prudent and feasible. The feasibility of causing the Shares to be listed or quoted will depend upon many factors, many of which are not presently determinable or are not within the control of the Company. Such factors would include general economic and market conditions, the Company's satisfaction of the legal listing or quotation requirements in effect at such time, the economic performance of the Company during the interim period, and the Company's financial condition at the time listing or quotation is considered. In addition, the size of the Company (in terms of its total assets and the diversification of its property portfolio), which will reflect the number of Shares sold in this offering, will bear upon the feasibility of listing or quoting the Shares for trading. In general, a smaller Company size may make it less feasible to cause the listing or quotation of the Shares.

     The feasibility of disposing of the Company's properties will also depend on many factors, many of which are not presently determinable or are not within control of the Company. General economic and market conditions will affect the demand, if any, for the Company's properties and the prices which might be offered for them. Adverse developments affecting a market or a Company property after the Company's acquisition of a property may materially affect its market value. Even if some properties are attractive to prospective purchasers, the Company may determine that it is imprudent to dispose of only a portion of its portfolio. Conversely, the larger the Company is, the less likely its is that it will be able to dispose of substantially all of its properties within a relatively short period of time. If the Company receives marketable securities or other property, rather than cash, for the sale of its properties, it and any subsequent holders of such property will bear the risk of decrease in the value of such property.

     As described under "Investment Objectives and Policies -- Sale and Refinancing Policies," the Company has granted to Cornerstone a right of first refusal to acquire assets proposed for sale by the Company. As described therein, the presence of such right of first refusal may hamper the ability of the Company to sell its properties to any party other than Cornerstone and may tend to decrease the price the Company is able to obtain for its properties.

     The Advisor continually reviews possible investment opportunities on behalf of the Company. When at any time during the offering period the Company believes that there is a reasonable probability that any specific property will be acquired by the Company, this Prospectus will be supplemented to provide a description of the property and the anticipated terms of its purchase, financing and management. Such supplement will be filed pursuant to Rule 424(c) under the Securities Act and all supplements will be consolidated into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Shareholders. If any such expected investment relates to a property that has an operating history, the Company will include in the post-effective amendment the audited financial statements required by Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, and, as required, the Company will also provide the pro forma financial information required by Rule 11-01(a)(5) of Regulation S-X.

     The Company has elected to be taxed as a REIT under the Code and intends to qualify as such on a continuing basis. However, no assurance can be given that it will so qualify. For years in which the Company qualifies as a REIT, it will not be subject to federal income tax on that portion of its taxable income that is distributed annually to Shareholders. See "Risk Factors -- Federal Income Tax Risks -- Failure to Achieve or Maintain REIT Status" and "Federal Income Tax Consequences."

LEGAL PROCEEDINGS

     The Company is not presently subject to any material litigation nor, to the Company's knowledge, is any material litigation threatened against the Company, other than routine litigation arising in the ordinary course of business and which is expected to be covered by liability insurance.

REGULATION

     GENERAL. Apartment community properties are subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas.

     AMERICANS WITH DISABILITIES ACT. The properties and any newly-acquired or developed multi-family properties must comply with Title III of the Americans with Disabilities Act ("ADA") to the extent that such properties are "public accommodations" or "commercial facilities" as defined by the ADA. Compliance with the ADA requirements could require removal of structural barriers to handicapped access in certain public areas of the properties where such removal is readily achievable. The ADA does not, however, consider residential properties, such as multi-family properties, to be public accommodations or commercial facilities, except to the extent portions of such facilities, such as a leasing office, are open to the public. Although the Company intends to take actions to ensure that its properties substantially comply with all requirements under the ADA and applicable state laws, final regulations under the ADA have not yet been promulgated. Noncompliance could result in imposition of fines or an award of damages to private litigants. If required changes involve greater expenditures than the Company currently anticipates, or if the changes must be made on a more accelerated basis than it anticipates, the Company's ability to make expected distributions could be adversely affected. The Company believes that its competitors face similar costs to comply with the requirements of the ADA.

     FAIR HOUSING AMENDMENTS ACT OF 1988. The Fair Housing Amendments Act of 1988 (the "FHA") requires multi-family properties first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the FHA could result in the imposition of fines or an award of damages to private litigants. The Company believes that it is in compliance with such law.

     RENT CONTROL LEGISLATION. State and local rent control laws in certain jurisdictions limit a property owner's ability to increase rents and to recover from tenants increases in operating expenses and the costs of capital improvements. Enactment of such laws has been considered from time to time in other jurisdictions. The Company does not presently intend to develop or acquire multi-family properties in markets that are either subject to rent control or in which rent limiting legislation exists, although the Company is not precluded from doing so.

ACQUISITION LINES OF CREDIT

     The Company's Board of Directors will, from time to time, authorize the Company's officers to cause the Company to borrow up to a specified principal dollar amount (from time to time outstanding) on prevailing commercial terms from suitable commercial lenders (and on either an unsecured or secured basis), to permit property acquisitions by the Company, as long as the offering and sale of Shares is continuing and it is anticipated by the Company's officers that proceeds from futures sales of Shares will be sufficient to repay the amount of the borrowing. This borrowing authorization, if implemented, would be in addition to any other borrowings authorized in the Company's Bylaws, and should not be construed as limiting any of the Company's rights and powers generally provided for in its Bylaws.

     Such a line of credit would be designed to facilitate the timely acquisition of properties by the Company and improve the regularity with which closings of sales of Shares can be effected, without changing the Company's overall business objective and policy of owning properties on an unleveraged or "debt-free" basis. The rate at which Shares are sold is not necessarily consistent with the manner in which prospective attractive property acquisitions become available to the Company. The use of interim borrowings which are designed to be repaid with subsequent sales of Shares could permit the Company to acquire properties thought by management to be desirable, before Shares representing the full purchase price of a particular property have been sold. Also the use of such interim debt could have the effect of reducing the period of time during which investors' funds are held in escrow pending disbursement to the Company, since the Company would no longer be required to match exactly proceeds from Share sales with property purchase prices.

     It is expected that the Company would utilize such interim borrowings only if, and to the extent that, it is anticipated that future sales of Shares would provide funds necessary to repay such borrowings. However, there would be no assurance any such borrowings could, in fact, be repaid from future sales of Shares. To the extent that Share sales are insufficient to repay any such borrowings, the Company would have a remaining outstanding loan, which would entail the types of risks and investment considerations described under "Risk Factors-Possible Borrowing; Debt Financing May Reduce Cash Flow and Increase Risk of Default" and "Investment Objectives and Policies-Borrowing Policies." The Company would have a variety of potential means of addressing any such loan remaining outstanding, including the repayment of such borrowing with cash from operations or refinancing such borrowing with other debt, but such repayment and/or refinancing would entail the types of effects on investors and the risks described in such sections of this Prospectus.

     In 1997 the Board of Directors authorized, and the Company obtained, an unsecured line of credit, which was designed to facilitate the timely acquisition of properties deemed attractive by management. The unsecured line of credit the ("Unsecured Line of Credit") was from First Union National Bank. The Unsecured Line of Credit was used to facilitate several property acquisitions in 1997, as described under "Property Acquisitions" herein, and all amounts borrowed under the Unsecured Line of Credit were subsequently repaid using proceeds from the sale of Shares.

     As of the date of this Prospectus, the documents evidencing the Unsecured Line of Credit have not been amended to extend the original maturity date or to reflect the reorganization transactions described below in this Prospectus under "Ownership of Assets in Subsidiary Partnerships." Unless and until such documents are so amended, with the consent of the lender, the Unsecured Line of Credit will not be available for further use by the Company.

     The Company has also obtained a line of credit from First Union National Bank in the amount of $1 million for general corporate purposes.

PROPERTY ACQUISITION AND MANAGEMENT COMPENSATION

     Each Property will be managed by the Advisor under a property management agreement requiring payment by the Company of a monthly management fee equal to five percent (5%) of the gross revenues of the Property. In addition, the Company will reimburse the Advisor for its expenses, including salaries and related overhead expenses, associated with accounting and financial reporting services rendered by the Advisor under the property management agreements. Also, in consideration of services rendered to the Company in connection with the selection and acquisition of each Property the Company will pay Cornerstone a property acquisition fee of two percent (2%) of the purchase prices of the Properties. See "Compensation."

PROPERTIES OWNED BY THE COMPANY

     As of the date of this Prospectus, the Company owns the following properties (the "Properties"):


                                                                NUMBER OF       DATE OF
                 NAME                          LOCATION           UNITS       ACQUISITION
                 ----                          --------         ---------     -------------
Brookfield                               Dallas, TX               232           1-28-97
Eagle Crest                              Irving, TX               484           1-30-97
Aspen Hill (formerly Tahoe)              Arlington, TX            240           1-31-97
Mill Crossing                            Arlington, TX            184           2-21-97
Polo Run                                 Arlington, TX            224           3-31-97
Wildwood                                 Euless, TX               120           3-31-97
Toscana                                  Dallas, TX               192           3-31-97
Arbors on Forest Ridge                   Bedford, TX              210           4-25-97
Pace's Cove                              Dallas, TX               328           6-24-97
Remington Hills                          Irving, TX               362            8-6-97
Copper Crossing                          Fort Worth, TX           200          11-24-97
Main Park                                Duncanville, TX          192            2-4-98
Timberglen                               Dallas, TX               304           2-13-98
Copper Ridge                             Fort Worth, TX           200           3-31-98
Silver Brook (formerly Bitter Creek)     Grand Prairie, TX        472            5-8-98
Summer Tree                              North Dallas, TX         232            6-2-98
Park Village                             Bedford, TX              238            7-1-98
Cottonwood Crossing                      Arlington, TX            200            7-9-98
Pace's Point                             Lewisville, TX           300           7-17-98
Pepper Square                            North Dallas, TX         144           7-17-98
Emerald Oaks                             Grapevine, TX            250           7-24-98
Hayden's Crossing                        Grand Prairie, TX        170           7-24-98
Newport                                  Austin, TX               200           7-24-98
Estrada Oaks                             Irving, TX               248           7-27-98

     In connection with each of its Property acquisitions, the Company obtains a Phase I Environment Report and such additional environmental reports and surveys as are necessitated by such preliminary report. Based on such reports, the Company is not aware of any environmental situations requiring remediation at its Properties, which have not been or are not currently being remediated as necessary.

     Additional information on the Properties is provided below.

                             BROOKFIELD APARTMENTS
                                 DALLAS, TEXAS

     On January 28, 1997, the Company purchased the Brookfield Apartments, a 232-unit apartment complex having an address of 4060 Preferred Place, Dallas, Texas (the "Property").

     The seller was unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $5,458,485, which was paid entirely in cash using proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

     LOCATION. The following information is based in part upon information provided by the Dallas Chamber of Commerce.

     The Property is located in south Dallas, within the Dallas/Fort Worth Consolidated Metropolitan Statistical area, or as it is called locally, "The Metroplex." The Dallas/Fort Worth Metroplex is in the north-central part of Texas and is composed of nine counties. The 1996 population of The Metroplex was approximately 4,400,000. Dallas is the second largest city in the state, behind Houston.

     The economy of the Dallas/Fort Worth area is complex and diversified. Key economic factors include a large manufacturing base (including as products military hardware, electronics, automobiles, industrial equipment, oil-field parts, food products and chemicals), banking, insurance services, communications, oil and gas production and air transportation. Major employers in the area include Texas Instruments, Southwestern Bell, General Motors, J. C. Penney, NationsBank and Vought Aircraft Company.

     The Metroplex is also an established transportation center for the nation. The Dallas/Fort Worth International Airport occupies approximately 17,800 acres of land between the two cities. It is the largest commercial airport in the United States in terms of land area, and is the fourth busiest airport in the world, with 1,700 daily arrivals and departures.

     The area also has a well-established system of interstate highways and supporting secondary routes. The Metroplex is located at the hub of Interstates 35, 45, 20 and 30. Two outer loops, Interstate 635 in Dallas and Interstate 820 in Fort Worth, surround the respective cities.

     The many institutions of higher learning in the area include Southern Methodist University, the University of Texas at Dallas, the University of Texas at Arlington, the University of North Texas, and Texas Christian University.

     The Property is located in a well-established area of Dallas near the Red Bird Mall. The area is characterized by various retail centers, restaurants and businesses. Downtown Dallas is an approximately 15-minute drive from the Property. The Property is an approximately 25-minute drive from Dallas/Fort Worth International Airport.

     DESCRIPTION OF THE PROPERTY. The Property consists of 232 garden-style apartments located in 15 two- and three-story buildings on approximately seven acres of land. The Property was completed in 1984.

     The Company believes that the Property has generally been well maintained and is generally in good condition. However, the Company currently has budgeted approximately $350,000 (and as of June 30, 1998 had expended approximately
$321,000) for repairs and improvements, including clubhouse renovation, painting, wood replacement, parking lot repair, interior upgrades (including new appliances) and pool improvements.

     The Property offers seven different unit types. The unit mix and rents being charged new tenants as of July 1998 are as follows:


                                                         APPROXIMATE
                                                          INTERIOR
                                                           SQUARE        MONTHLY
QUANTITY                       TYPE                        FOOTAGE        RENTAL
--------                       ----                        ----------    -------
    39       One bedroom, one bath                            578          $450
     9       One bedroom, one bath (view)                     578           460
    36       One bedroom, one bath w/sunroom                  658           470
    12       One bedroom, one bath w/sunroom (view)           658           480
    24       One bedroom, one bath w/WD connections           669           485
    48       One bedroom, one bath w/WD connections,
             FP, bookshelves                                  661           495
    64       Two bedrooms, two baths w/WD connections,
             FP, bookshelves                                  913           650

     The apartments provide a combined total of approximately 165,000 square feet of net rentable area.

     Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased gradually. As an example, a two-bedroom, two-bath apartment rented for $520 in 1993, $530 in 1994, $545 in 1995, $565 in 1996, and $650 in 1997. The average effective annual rental per square foot at the Property for 1993, 1994, 1995, 1996 and 1997 was $7.11, $7.24, $7.45, $7.72 and $8.12, respectively.

     The buildings are wood frame construction with a combination of brick veneer and masonite hardboard exteriors on reinforced concrete slab foundations. Roofs are sloped fiberglass shingles on plywood.

     The Property has an outdoor swimming pool with a large deck, a hot tub, a controlled access entrance and exit gate, and covered parking for approximately 232 vehicles. The Property also includes a clubhouse with a leasing office. There is also uncovered paved parking for residents.

     Apartment units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a television hook-up, miniblinds, drapes on sliding glass doors and individually controlled heating and air-conditioning unit. Each kitchen is equipped with a refrigerator/freezer with ice maker, electric range and oven, dishwasher and garbage disposal. Also, as indicated in the table above, some units have a wood-burning fireplace, a utility area with washer/dryer connections, bookshelves, ceiling fans or a sunroom. The owner of the Property pays for cold water, sewer service, gas usage for hot water and trash removal. Tenants pay for their electricity service, which includes cooking, lighting, heating and air-conditioning.

     There are at least 10 apartment properties which compete with the Property. All offer similar amenities and generally have rents that are higher when compared with those of the Property. Based on a recent market survey, the Advisor estimates that occupancy in nearby competing properties averaged approximately 95% at June 30, 1998.

     According to information provided by the seller, physical occupancy at the Property averaged approximately 92% in 1992, 93% in 1993, 93% in 1994, 94% in 1995 and 97% in 1996. Based in part on information provided by the seller, physical occupancy in 1997 averaged 99%. On June 30, 1998, the Property was 96% occupied. The residents are a mix of blue-collar and white-collar workers, students and retired persons.

     The following  table sets forth the 1997 real estate tax information on the
Property:


                                ASSESSED
       JURISDICTION              VALUE            RATE              TAX
       ------------             ---------         ----              ---
County of Dallas .........    $5,605,190      $  0.44307      $   24,834.92
City of Dallas ...........     5,605,190         2.11213         118,388.90
                                                              -------------
 Total ...................                                    $  143,223.82


     The basis of the depreciable residential real property portion of the Property (approximately $4,531,091 at December 31, 1997) will generally be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code of 1986, as amended (the "Code"). Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the Property is and will be continue to be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Apple Realty Group, Inc. a property acquisition fee equal to 2% of the purchase price of the Property, or $109,170. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                         EAGLE CREST I & II APARTMENTS
                                 IRVING, TEXAS

     On January 30, 1997, the Company purchased the Eagle Crest I & II Apartments, a 484-unit apartment complex having an address of 4013 West Northgate, Irving, Texas (the "Property").

     The seller was unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $15,650,000, which the Company paid entirely in cash using proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

     LOCATION. See above under "Brookfield Apartments" for a description of the greater Dallas/Fort Worth Consolidated Metropolitan Statistical Area, which includes Irving, Texas.

     Irving is approximately eight miles west of the Dallas central business district and approximately 25 miles east of downtown Fort Worth. Irving is a relatively young city with a majority of its development occurring during the latter half of this century. The location of Irving between Dallas and Fort Worth, and near Dallas/Fort Worth International Airport, has enabled it to
garner  a  large  portion  of  the  area's  recent   commercial  and  industrial
development.

     Irving is the site of Las Colinas, one of the nation's largest master-planned real estate developments. The development occupies approximately 12,500 acres and includes residential developments, office space, research, distribution and light industrial facilities, four golf courses, the Las Colinas Sports Club and an equestrian center.

     Las Colinas is targeted to large employers and is the home of numerous regional and national businesses. The Irving employment sector is primarily white-collar. Significant employers in Las Colinas include Exxon, GTE, Aetna, Abbott Laboratories, Boeing, US Sprint, Computer Associates, Allstate Insurance, Zale Jewelers and the Federal Home Loan Bank Board. In addition, Columbia/HCA Health Care Corporation recently signed an agreement to buy approximately 28 acres in the development. The plans for the land include a community hospital with medical office complex and a full-service acute-care facility.

     Irving has a well-defined highway system. The city is connected to Dallas by State Highway 114 on the northeast, State Highway 183 in its central portion and Interstate 30 on the south.

     The Property is located off of Belt Line Road in Irving. The immediate neighborhood includes other multi-family communities, and residential, commercial and retail development. The Property is conveniently located near restaurants, businesses, schools, and churches, and is readily accessible from Highways 161 and 183. The Property is an approximately 5-minute drive from Dallas/Fort Worth International Airport.

     DESCRIPTION OF THE PROPERTY. The Property consists of 484 apartment units in 31 two- and three-story buildings on approximately 18 acres of land. There are 296 apartment units in Phase I, which was built in 1983, and 188 apartment units in Phase II, which was built in 1985.

     The Company believes that the Property has generally been well maintained and is generally in good condition. However, the Company currently has budgeted approximately $1,255,000 (and as of June 30, 1998 had expended approximately $1,235,000) for repairs and improvements, including clubhouse renovations, structural repair of shrink/swell soil conditions, painting, wood replacement, interior upgrades (including new appliances), parking lot resurfacing, landscaping and pool improvements.

     The Property offers a wide range of units types. The unit mix and rents being charged new tenants as of July 1998 are as follows:


                                                   APPROXIMATE
                                                    INTERIOR
                                                   QUARE MONTHLY
 QUANTITY                      TYPE                  FOOTAGE         RENTAL
 --------                      ----                ------------      ------
    116      One bedroom, one bath                      698         $555
    120      One bedroom, one bath                      796          580
      4      One bedroom, one bath, sunroom, bar        798          615
     48      One bedroom, one bath                      896          660
     24      Two bedrooms, one bath                     912          660
     63      Two bedrooms, two baths                   1023          710
     80      Two bedrooms, two baths                   1089          750
      1      Two bedrooms, two baths, sunroom          1123          770
      4      Two bedrooms, two baths, sunroom, bar     1189          810
     21      Two bedrooms, two baths                   1124          790
      3      Two bedrooms, two baths, sunroom          1224          850


     The apartments provide a combined total of approximately 429,000 square feet of net rentable area.

     Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased gradually. As an example, a one-bedroom, one-bath apartment rented for $445 in 1993, $445 in 1994, $469 in 1995, $485 in 1996, and $550 in 1997. The average effective annual rental per square foot at the Property for 1993, 1994, 1995, 1996 and 1997 was $7.17, $7.17, $7.56, $7.81 and $8.00, respectively.

     The buildings are wood frame construction with a combination of brick veneer and masonite hardboard siding on reinforced concrete slab foundations.

Roofs are sloped fiberglass shingles over plywood.

     The Property has three outdoor swimming pools, two jacuzzis, three laundry facilities, a fitness building, gas grills and ice machines. The Property also has a clubhouse with a leasing office. There is ample paved parking for residents.

     Each apartment unit has wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up and individually controlled heating and air-conditioning unit. Each kitchen has a refrigerator/freezer, electric range and oven, double stainless steel sink, a dishwasher and garbage disposal. All apartment units include washer/dryer connections for full-sized appliances. Some apartment units feature additional amenities, such as linen closets, a fireplace with mantle, ceiling fans, a pantry closet, a dry bar, an entertainment center, vaulted ceilings, a sunroom and greenhouse windows. The owner of the Property pays for cold water, gas for hot water, sewer service, and trash removal. The tenants pay for their electricity usage, which includes cooking, lighting, heating and air-conditioning.

     There are at least four apartment properties which compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy in nearby competing properties averaged approximately 97% at June 30, 1998.

     According to information provided by the seller, physical occupancy at the Property averaged approximately 95% in 1992, 94% in 1993, 95% in 1994, 95% in 1995 and 97% in 1996. Based in part on information provided by the seller, physical occupancy in 1997 averaged 94%. On June 30, 1998, the Property was 95% occupied. The tenants are a mix of white-collar and blue-collar workers.

     The following  tables set forth the 1997 real estate tax information on the
Property:

PHASE I

                                      ASSESSED
          JURISDICTION                 VALUE            RATE              TAX
          ------------                ---------         ----              ----
County of Dallas ...............    $8,959,260      $  0.44307      $   39,195.79
City of Irving .................     8,959,260         0.49300          44,169.15
Irving School District .........     8,959,260         1.64840         147,684.44
                                                                    -------------
 Total .........................                                    $  231,549.38

PHASE II

                                      ASSESSED
          JURISDICTION                 VALUE            RATE              TAX
          ------------                --------          ----              ----
County of Dallas ...............    $5,763,450      $  0.44307      $   25,536.12
City of Irving .................     5,763,450         0.49300          28,413.81
Irving School District .........     5,763,450         1.64840          95,004.71
                                                                    -------------
 Total .........................                                    $  148,954.64
                                                                    -------------
 Grand Total ...................                                    $  380,504.02

     The basis of the depreciable residential real property portion of the Property (approximately $13,168,390 at December 31, 1997) will generally be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the Property is and will be continue to be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Apple Realty Group, Inc. a property acquisition fee equal to 2% of the purchase price of the Property, or $313,000. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                             ASPEN HILL APARTMENTS
                               ARLINGTON, TEXAS

     On January 31, 1997, the Company purchased the Tahoe Apartments, a 240-unit apartment complex having an address of 2308 Fair Oaks Drive, Arlington, Texas (the "Property"). The Company has renamed the Property the "Aspen Hill Apartments."

     The seller was unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $5,690,560, which was paid entirely in cash using proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

     LOCATION. See above under "Brookfield Apartments" for a description of the greater Dallas/Fort Worth Consolidated Metropolitan Statistical Area, which includes Arlington, Texas.

     The Property is located in the city of Arlington, which is located between Dallas and Fort Worth. Arlington is approximately 13 miles east of the Fort Worth Central Business district and approximately 20 miles west of the Dallas Central Business District.

     Owing in large part to its location between Dallas and Fort Worth, Arlington has become a focus of business development in the area. Major employers include General Motors, National Semiconductor, Johnson & Johnson, Doskocil Manufacturing Company and Arlington Memorial Hospital. The area is also the site of several large warehousing and distribution companies whose primary market is the Metroplex.

     The University of Texas at Arlington has an enrollment of approximately 23,000 students. Arlington also serves as a major medical center for its own population and for residents of outlying communities as well. Arlington Memorial Hospital has a staff of approximately 1,680 and HCA South Arlington Medical Center has approximately 640 employees, making both of them among the largest employers in the city.

     The immediate area surrounding the Property consists of other multifamily housing, residential, commercial and retail development. The Property is conveniently located near restaurants, businesses, schools and churches, and is readily accessible from Interstate 20 and Interstate 30.

     DESCRIPTION OF THE PROPERTY. The Property consists of 240 garden-style apartment units in 18 two- and three-story buildings on approximately 9.8 acres of land. The Property was built in 1979.

     The Company believes that the Property has generally been well maintained and is generally in good condition. However, the Company currently has budgeted approximately $1,350,000 (and as of June 30, 1998 had expended approximately $1,288,000) for repairs and improvements including clubhouse renovation, retaining wall repairs, landscaping, exterior painting and exterior siding replacement, interior upgrades (including new appliances), parking lot resurfacing and landscaping.

     The Property offers five different unit types. The unit mix and rents being charged new tenants as of July 1998 are as follows:


                                          APPROXIMATE
                                           INTERIOR
                                            SQUARE       MONTHLY
 QUANTITY               TYPE                FOOTAGE      RENTAL
 --------               ----              ------------   --------
    64       One bedroom, one bath             480        $435
    64       One bedroom, one bath             575         465
    48       One bedroom, one bath             634         500
    32       Two bedrooms, two baths           941         665
    32       Two bedrooms, two baths         1,027         720


     The apartments provide a combined total of approximately 161,000 square feet of net rentable area.

     Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a one bedroom, one bath apartment rented for $345 in 1993, $365 in 1994, $394 in 1995, $404 in 1996, and $430 in 1997. The average effective annual rental per square foot at the Property for 1993, 1994, 1995, 1996 and 1997 was $6.91, $7.31, $7.89, $8.09 and $8.44, respectively.

     The buildings are wood frame construction with a combination of brick veneer and masonite hardboard exteriors on reinforced concrete slab foundations. Roofs are sloped fiberglass shingles over plywood.

     The Property has an outdoor swimming pool, a hot tub, two laundry facilities, a fitness center, a sand volleyball court and covered parking for approximately 32 vehicles. The Property also has a clubhouse with a leasing office. There is also uncovered paved parking for residents.

     Each apartment unit has wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up, miniblinds, vertical blinds and an individually controlled heating and air-conditioning unit. Each kitchen is equipped with a refrigerator/freezer with icemaker, electric range and oven, dishwasher, microwave and garbage disposal. Some units have a wood-burning fireplace and washer/dryer connections. The owner of the Property pays for cold water, sewer service, natural gas for hot water and trash removal. Tenants pay for their electricity service, which includes cooking, lighting, heating and air-conditioning.

     There are at least four apartment properties which compete with the Property. All offer similar amenities and generally have rents that are higher when compared with those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy in nearby competing properties averaged approximately 92% at June 30, 1998.

     According to information provided by the seller, physical occupancy at the Property averaged approximately 94% in 1992, 93% in 1993, 95% in 1994, 89% in 1995 and 94% in 1996. Based in part on information provided by the seller, physical occupancy in 1997 averaged 91%. On June 30, 1998, the Property was 89% occupied. The tenants are a mix of white-collar and blue-collar workers.

     The following  table sets forth the 1997 real estate tax information on the
Property:


                                 ASSESSED
        JURISDICTION              VALUE            RATE               TAX
        ------------             --------          ----               ----
County of Tarrant .........    $5,451,821      $  1.995196      $  108,774.52
City of Arlington .........     5,451,821         0.638000          34,782.62
                                                                -------------
 Total ....................                                     $  143,557.14


     The basis of the depreciable residential real property portion of the Property (approximately $4,812,374 at December 31, 1997) will generally be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the Property is and will continue to be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Apple Realty Group, Inc. a property acquisition fee equal to 2% of the purchase price of the Property, or $113,800. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                           MILL CROSSING APARTMENTS
                               ARLINGTON, TEXAS

     On February 21, 1997, the Company purchased the Mill Crossing Apartments, a 184-unit apartment complex having an address of 2713 North Collins, Arlington, Texas (the "Property").

     The seller was unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $4,544,121, which was paid entirely in cash using proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

     LOCATION. The Property is located in the city of Arlington, Texas, which is part of "The Metroplex." For information on The Metroplex, see "Brookfield Apartments" herein. For information on Arlington, see "Tahoe Apartments" herein.

     The immediate area surrounding the Property consists of other multifamily housing, residential, commercial and retail development. The Property is conveniently located near restaurants, businesses, schools and churches, and is readily accessible from Interstate 20 and Interstate 30.

     DESCRIPTION OF THE PROPERTY. The Property consists of 184 garden-style apartment units in 14 two-story buildings on approximately eight acres of land. The Property was built in 1979.

     The Company believes that the Property has generally been well maintained and is generally in good condition. However, the Company currently has budgeted approximately $525,000 (and as of June 30, 1998 had expended approximately
$505,000) for repairs and improvements, including painting, clubhouse renovations, parking lot repair, interior upgrades (including new appliances), landscaping and pool improvements.

     The Property offers several different unit types. The unit mix and rents being charged new tenants as of July 1998 are as follows:


                                                    APPROXIMATE
                                                     INTERIOR
                                                      SQUARE       MONTHLY
 QUANTITY                    TYPE                     FOOTAGE      RENTAL
 --------                    ----                   ------------   --------
    24       Efficiency                                  452        $405
    48       One bedroom/one bath                        553         445
    24       One bedroom/one bath downstairs             652         480
    24       One bedroom/one bath upstairs               652         490
    24       Two bedrooms/two baths downstairs           860         630
    24       Two bedrooms/two baths upstairs             860         650
     8       Two bedrooms/two baths                    1,075         750
     8       Two bedrooms/two baths/view               1,075         760


     The apartments provide a combined total of approximately 127,000 square feet of net rentable area.

     Leases at the Property are generally for terms of one year or less. Average rental rates of the past five years have generally increased. As an example, a one bedroom, one bath apartment rented for $360 in 1993, $380 in 1994, $385 in 1995, $395 in 1996 and $425 in 1997. The average effective annual rental per square foot at the Property for 1993, 1994, 1995, 1996 and 1997 was $6.95, $7.33, $7.43 $7.62 and $8.34, respectively.

     The buildings are wood frame construction with a combination of brick veneer and masonite hardboard exteriors on reinforced concrete slab foundations. Roofs are sloped fiberglass shingles over plywood.

     The Property has an outdoor swimming pool, clubhouse with leasing office, and two laundry facilities. There is ample paved parking for the tenants.

     Each apartment unit has wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up, miniblinds and an individually controlled heating and air conditioning unit. Each kitchen is equipped with a refrigerator/freezer, electric range and oven, dishwasher, microwave and garbage disposal. Certain units also feature a wood-burning fireplace, bookshelves or vaulted ceilings, and all two-bedroom units have washer/dryer connections for full-sized appliances. The owner of the Property pays for cold water, natural gas for hot water, sewer service and trash removal. Tenants pay for their electricity usage, which includes cooking, lighting, heating and air conditioning.

     There are at least six apartment properties that compete with the Property. All offer similar amenities and generally have rents that are higher when compared with those at the Property. Based on a recent telephone survey, the Advisor estimates that occupancy in nearby competing properties averaged approximately 92% at June 30, 1998.

     According to information provided by the seller, physical occupancy at the Property averaged approximately 92% in 1992, 93% in 1993, 94% in 1994, 93% in 1995 and 94% in 1996. Based in part on information provided by the seller, physical occupancy in 1997 averaged 93%. On June 30, 1998, the Property was 92% occupied. The tenants are a mix of white-collar and blue-collar workers.

     The following  table sets forth the 1997 real estate tax information on the
Property:


                                 ASSESSED
        JURISDICTION              VALUE          TAX RATE            TAX
        ------------             ---------       --------            ----
County of Tarrant .........    $4,200,000      $  1.995196      $  83,798.24
City of Arlington .........     4,200,000         0.638000         26,796.00
                                                                ------------
 Total ....................                                     $ 110,594.24


     The basis of the depreciable residential real property portion of the Property (approximately $3,921,032 at December 31, 1997) will generally be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the Property is and will continue to be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Apple Realty Group, Inc. a property acquisition fee equal to 2% of the purchase price of the Property, or $90,882. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                              POLO RUN APARTMENTS
                               ARLINGTON, TEXAS

     On March 31, 1997, the Company purchased the Polo Run Apartments, a 224-unit apartment complex having an address of 901 Greenway Glen Drive, Arlington, Texas (the "Property").

     The seller was unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $6,858,974, which was paid entirely using the Unsecured Line of Credit. The Company subsequently repaid this borrowed amount using proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

     LOCATION. The Property is located off of Road to Six Flags in Arlington, Texas, which is part of "The Metroplex." For information on The Metroplex, see "Brookfield Apartments" herein. For information on Arlington, see "Tahoe Apartments" herein.

     The immediate area surrounding the Property consists of other multi-family housing and residential, commercial and retail development. The Property is located near restaurants, businesses, schools and churches, and is readily accessible from Interstates 20 and 30. The Property is an approximately 20- to 25-minute drive from both downtown Dallas and downtown Fort Worth, as well as the Dallas/Fort Worth International Airport.

     DESCRIPTION OF THE PROPERTY. The Property consists of 224 garden-style apartment units located in 23 two-story buildings on approximately 9.2 acres of land. The Property was completed in 1984.

     The Company believes that the Property has generally been well maintained and is generally in very good condition. However, the Company currently has budgeted approximately $500,000 (and as of June 30, 1998 had expended approximately $471,000) for repairs and improvements, including painting, siding repairs, pool renovations, clubhouse renovations and interior upgrades (including new appliances).

     The Property offers four units types. The unit mix and rents being charged new tenants as of July 1998 are as follows:


                                                                    APPROXIMATE
                                                                     INTERIOR
                                                                      SQUARE       MONTHLY
 QUANTITY                            TYPE                             FOOTAGE      RENTAL
 --------                            ----                           ------------   -------
    56       One bedroom, one bathroom w/fireplace                     656          $505
    16       One bedroom, one bathroom w/fireplace and dining
             room                                                      720           550
    88       Two bedrooms, two bathrooms w/fireplace and dining
             room                                                      913           640
    64       Two bedrooms, two bathrooms w/fireplace, dining
             room and vanity                                           981           660


     The apartments provide a combined total of approximately 191,000 square feet of net rentable area.

     Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a two-bedroom, two-bath apartment rented for $495 in 1993, $510 in 1994, $530 in 1995, $560 in 1996, and $620 in 1997. The average effective annual rental per square foot at the Property for 1993, 1994, 1995, 1996 and 1997 was $6.55, $6.75, $7.01, $7.41 and $7.64, respectively.

     The buildings are wood frame construction with combination brick veneer and masonite hardboard exteriors on reinforced concrete slab foundations. Roofs are sloped fiberglass shingled on plywood.

     The Property has two outdoor swimming pools and a clubhouse with weight room, party room (with full bar and kitchen), billiards, steam rooms and a leasing office. There is ample paved parking for tenants.

     Apartment units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up, miniblinds and an individually controlled heating and air conditioning unit. Each kitchen is equipped with a refrigerator/freezer, electric range and oven, microwave oven, dishwasher and garbage disposal. Each unit also includes a wood-burning fireplace and a washer and dryer. The owner of the Property pays for cold water, sewer service, gas usage for hot water and trash removal. Tenants pay for their electricity service, which includes cooking, lighting, heating and air conditioning.

     There are at least six apartment properties which compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy in nearby competing properties averaged approximately 95% at June 30, 1998.

     According to information provided by the seller, physical occupancy at the Property averaged approximately 94% in 1992, 95% in 1993, 93% in 1994, 94% in 1995 and 96% in 1996. Based in part on information provided by the seller, physical occupancy in 1997 averaged 94%. On June 30, 1998, the Property was 95% occupied. The residents are a mix of white-collar and blue-collar workers, students and retired persons.

     The following  table sets forth the 1997 real estate tax information on the
Property:


        JURISDICTION           ASSESSED VALUE         RATE               TAX
        ------------           --------------         ----               ----
County of Tarrant .........      $5,173,615       $  1.995196      $  103,223.77
City of Arlington .........       5,173,615          0.638000          33,007.66
                                                                   -------------
 Total ....................                                        $  136,231.43


     The basis of the depreciable residential real property portion of the Property (approximately $6,264,984 at December 31, 1997) will generally be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the Property is and will continue to be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Cornerstone Realty Income Trust, Inc. a property acquisition fee equal to 2% of the purchase price of the Property, or $137,179. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                              WILDWOOD APARTMENTS
                                 EULESS, TEXAS

     On March 31, 1997, the Company purchased the Wildwood Apartments, a 120-unit apartment complex having an address of 200 West Bear Creek, Euless, Texas (the "Property").

     The seller was unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $3,963,519, which was paid entirely using the Unsecured Line of Credit. The Company subsequently repaid such borrowing on the Unsecured Line of Credit using proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

     LOCATION. The Property is located in Euless, within Tarrant County, which is a part of "The Metroplex." For information on The Metroplex see "Brookfield Apartments" herein.

     The Property is located in the northern portion of Euless. Euless is located between Dallas and Fort Worth, approximately 17 miles east of the Fort Worth central business district and approximately 20 miles west of the Dallas central business district.

     The immediate area surrounding the Property consists of other multi-family housing and residential, commercial and retail development. The Property is located near restaurants, businesses, schools and churches.

     DESCRIPTION OF THE PROPERTY. The Property consists of 120 garden-style apartments located in 10 two-story buildings on approximately 10 acres of land.

The Property was built in 1984.

     The Company believes that the Property has generally been well maintained and is generally in very good condition. However, the Company currently has budgeted approximately $324,000 (and as of June 30, 1998 had expended approximately $287,000) for certain repairs and improvements, including painting, siding repair, pool renovations and clubhouse renovations.

     The Property offers eight different unit types. The unit mix and rents being charged new tenants as of July 1998 are as follows:


                                                       APPROXIMATE
                                                        INTERIOR
                                                         SQUARE       MONTHLY
 QUANTITY                     TYPE                       FOOTAGE      RENTAL
 --------                     ----                     ----------    --------
    17       One bedroom, one bathroom                      525        $510
     7       One bedroom, one bathroom (upgraded)           525         510
    12       One bedroom, one bathroom                      650         564
    12       One bedroom, one bathroom (upgraded)           650         564
    13       One bedroom, one bathroom                      750         625
    19       One bedroom, one bathroom (upgraded)           750         625
    16       Two bedrooms, two bathrooms                    900         795
    24       Two bedrooms, two bathrooms                  1,000         845


     The apartments provide a combined total of approximately 90,000 square feet of net rentable area.

     Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example a one-bedroom, one-bath apartment rented for $340 in 1993, $355 in 1994, $395 in 1995, $420 in 1996, and $469 in 1997. The average effective annual rental per square foot at the Property for 1993, 1994, 1995, 1996 and 1997 was $6.96, $7.27, $8.09, $8.60 and $9.32, respectively.

     The buildings are wood frame construction with a combination of brick veneer and wood siding on concrete slab foundations. Roofs are pitched and covered with composition shingles.

     The Property has an outdoor swimming pool with a waterfall, a jacuzzi, covered picnic areas, a playground, a sand volleyball court, basketball courts, a laundry room and a health club. The Property also has a clubhouse. There is ample paved parking for tenants, and there are 124 covered parking spaces.

     Apartments units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment has a cable television hook-up, miniblinds and an individually controlled heating and air conditioning unit. Units also include ceiling fans, intrusion alarms, private balconies and door-to-door trash and recycling service. Each kitchen is equipped with a refrigerator-freezer, electric range and oven, dishwasher, microwave oven and garbage disposal. All but 24 of the units have a fireplace and all of the two-bedroom units include full-sized washer/dryer connections. The Property also has valet laundry service with free delivery for tenants without washers and dryers. The owner of the Property pays for gas usage for hot water and trash removal. Tenants pay for their electricity service, which includes cooking, lighting, heating and air conditioning. Historically, the owner of the Property was responsible for water and sewer charges. However, in February, 1997, the Property was converted to individually-metered water and sewer service. As leases are renewed or replaced, the tenants will become responsible for these charges.

     There are at least six apartment properties which compete with the Property. All offer similar amenities and generally have rents that are comparable when compared with those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy in nearby competing properties averaged approximately 96% at June 30, 1998.

     According to information provided by the seller, physical occupancy at the Property averaged approximately 93% in 1992, 94% in 1993, 94% in 1994, 95% in 1995 and 96% in 1996. Based in part on information provided by the seller, physical occupancy in 1997 averaged 94%. On June 30, 1998, the Property was 97% occupied. The residents are a mix of white-collar and blue-collar workers, students and retired persons.

     The following  table sets forth the 1997 real estate tax information on the
Property:


            JURISDICTION               ASSESSED VALUE         RATE             TAX
-----------------------------------   ----------------   -------------   ---------------
County of Tarrant .................      $3,680,000       $  1.08135      $  39,793.68
Grapevine School District .........       3,680,000          1.53779         56,590.67
                                                                          ------------
 Total ............................                                       $  96,384.35


     The basis of the depreciable residential real property portion of the Property (approximately $3,314,933 at December 31, 1997) will generally be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the Property is and will continue to be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Cornerstone Realty Income Trust, Inc. a property acquisition fee equal to 2% of the purchase price of the Property, or $79,270. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                              TOSCANA APARTMENTS
                                 DALLAS, TEXAS

     On March 31, 1997, the Company purchased the Toscana Apartments, a 192-unit apartment complex having an address of 17910 Kelly Boulevard, Dallas, Texas (the "Property").

     The seller was unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $5,854,531. The Company paid all but $125,000 in cash using proceeds from the sale of Shares, and the balance was paid using the Unsecured Line of Credit. The borrowed amount was subsequently repaid using proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

     LOCATION. The Property is located near the intersection of Kelly and Frankford in the north section of Dallas, Texas, which is part of "The Metroplex." For information on The Metroplex, see "Brookfield Apartments," herein.

     The area surrounding the Property consists principally of other multi-family housing and residential, commercial and retail development. The Property is approximately a 20-minute drive from downtown Dallas and an approximately 20-minute drive from the Dallas/Fort Worth International Airport.

     DESCRIPTION OF THE PROPERTY. The Property consists of 192 garden-style apartment units in six two-story buildings on approximately four acres of land. The Property was completed in 1986.

     The Company believes that the Property has generally been well maintained and is generally in good condition. However, the Company currently has budgeted approximately $555,000 (and as of June 30, 1998 had expended approximately
$529,000) for repairs and improvements, including painting, clubhouse renovations, parking area repair and interior upgrades.

     The Property offers six different units types. The unit mix and rents being charged new tenants as of July 1998 are as follows:


                                                       APPROXIMATE
                                                        INTERIOR
                                                         SQUARE       MONTHLY
 QUANTITY                     TYPE                       FOOTAGE      RENTAL
----------   --------------------------------------   ------------   --------
    64       Efficiency                                   500          $470
    52       One bedroom, one bathroom                    600           550
    12       One bedroom, one bathroom                    650           560
     8       One bedroom, one bathroom                    650           560
    42       One bedroom, one bathroom                    700           580
    14       One bedroom, one bathroom (upgraded)         700           595


     The apartments provide a combined total of approximately 115,000 square feet of net rentable area.

     Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a 650 square-foot apartment rented for $395 in 1993, $425 in 1994, $470 in 1995, $490 in 1996, and $540 in 1997. The average effective annual rental per square foot at the Property for 1993, 1994, 1995, 1996 and 1997 was $7.68, $8.26,
$9.13, $9.52 and $9.82, respectively.

     The buildings are wood frame construction with a combination of brick veneer, stucco and painted wood siding on concrete slab foundations. Roofs are sloped fiberglass shingles on plywood.

     The Property has an outdoor swimming pool with a fountain, a jacuzzi and cabana, a volleyball area, an exercise/weights room, a sauna, three tanning beds, an aerobics room with aerobics classes offered, a billiard room, limited access gates and covered parking. The Property also includes a clubhouse. There is ample paved parking for tenants.

     Each apartment unit has wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up, miniblinds and an individually controlled heating and air conditioning unit. Each kitchen is equipped with a refrigerator/freezer with icemaker, electric range and oven, microwave, dishwasher and garbage disposal. Each unit also includes a wood burning fireplace, a stacked washer/dryer unit, ceiling fans, alarm system and vaulted ceilings. The owner of the Property pays for cold water, sewer service, gas usage for hot water and trash removal. Tenants pay for their electricity usage, which includes cooking, lighting, heating and air conditioning.

     There are at least four apartment properties which compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy in nearby competing properties averaged approximately 96% at June 30, 1998.

     According to information provided by the seller, physical occupancy at the Property averaged approximately 95% in 1992, 95% in 1993, 94% in 1994, 96% in 1995 and 96% in 1996. Based in part on information provided by the seller, physical occupancy in 1997 averaged 96%. On June 30, 1998, the Property was 94% occupied. The residents are primarily white-collar workers.

     The following  table sets forth the 1997 real estate tax information on the
Property:


           JURISDICTION               ASSESSED VALUE         RATE             TAX
----------------------------------   ----------------   -------------   ---------------
County of Denton .................      $4,775,529       $  0.25590      $  12,220.58
City of Dallas ...................       5,972,590          0.65160         38,917.40
Carrollton-Farmers School District       5,972,590          1.49619         89,361.20
                                                                         ------------
 Total ...........................                                         140,499.18


     The basis of the depreciable residential real property portion of the Property (approximately $5,273,108 at December 31, 1997) will generally be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the Property is and will continue to be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Cornerstone Realty Income Trust, Inc. a property acquisition fee equal to 2% of the purchase price of the Property, or $117,091. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                     THE ARBORS ON FOREST RIDGE APARTMENTS
                                BEDFORD, TEXAS

     On April 25, 1997, the Company purchased The Arbors on Forest Ridge Apartments, a 210-unit apartment complex having an address of 2200 Forest Ridge Drive, Bedford, Texas (the "Property").

     The seller was unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $7,748,907. The Company borrowed the entire purchase price under the Unsecured Line of Credit and subsequently repaid this borrowed amount using proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

     LOCATION. The Property is located in Bedford within Tarrant County, which is part of "The Metroplex." For information on The Metroplex see "Brookfield Apartments" herein.

     Bedford is located between Dallas and Fort Worth,  being  approximately  15 miles east of the Fort Worth  central  business  district and  approximately  20 miles west of the Dallas central business district. The immediate area surrounding the Property consists of other multi-family and single-family housing and commercial and retail development. The Property is located near restaurants, businesses, schools and churches, and is readily accessible from Interstates 121 and 183. The Property is an approximately 10-minute drive from the Dallas/Fort Worth International Airport.

     DESCRIPTION OF THE PROPERTY. The Property consists of 210 garden-style apartment units located in 19 two-story buildings on approximately 8.9 acres of land. The Property was completed in 1986.

     The Company believes that the Property has generally been well maintained and is generally in good condition. However the Company currently has budgeted $365,000 (and as of June 30, 1998 had expended approximately $308,000) for repairs and improvements, including painting, siding repairs, pool renovations, clubhouse renovations, interior upgrades and landscaping.

     The Property offers a variety of unit types. The unit mix and rents being charged new tenants as of July 1998 are as follows:


                                                                  APPROXIMATE
                                                                   INTERIOR
                                                                    SQUARE       MONTHLY
 QUANTITY                           TYPE                            FOOTAGE      RENTAL
----------   -------------------------------------------------   ------------   --------
     8       Contemporary One Bedroom/One Bath Basic                 581          $550
    10       Contemporary One Bedroom/One Bath w/Fireplace           581           550
     2       Contemporary One Bedroom/One Bath large                 604           550
     8       Contemporary One Bedroom/One Bath large                 615           550
              w/Fireplace
     9       Luxury One Bedroom/One Bath Down                        684           625
     9       Luxury One Bedroom/One Bath Up                          684           625
    14       Luxury One Bedroom/One Bath Down w/Fireplace            684           625
    14       Luxury One Bedroom/One Bath Up w/Fireplace              684           625
     8       Luxury One Bedroom/One Bath w/View                      684           635
    12       Luxury One Bedroom/One Bath w/View w/Fireplace          684           635
     8       Conventional One Bedroom/One Bath Lofted Study          716           625
    11       Conventional One Bedroom/One Bath Lofted Study          716           625
              w/Fireplace
     9       Conventional One Bedroom/One Bath Lofted Study          750           625
              Large w/Fireplace
    12       Executive One Bedroom/One Bath Down                     775           650
    12       Executive One Bedroom/One Bath Up                       775           650
    12       Executive One Bedroom/One Bath Down w/Fireplace         775           650
    12       Executive One Bedroom/One Bath Up w/Fireplace           775           650
    10       Executive One Bedroom/One Bath Study Down               871           700
    10       Executive One Bedroom/One Bath Study Up                 893           700
     4       Executive One Bedroom/One Bath Study Down               871           700
              w/Fireplace
     4       Executive One Bedroom/One Bath Study Up                 893           700
              w/Fireplace
     6       Executive One Bedroom/One Bath Study                    871           710
              Down w/View
     6       Executive One Bedroom/One Bath Study Up w/View          893           710


     The apartments provide a combined total of approximately 169,000 square feet of net rentable area.

     Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a one-bedroom, one-bath apartment ("executive-down") rented for $460 in 1993, $500 in 1994, $545 in 1995, $560 in 1996, and $600 in 1997. The average effective annual rental per square foot at the Property for 1993, 1994, 1995, 1996 and 1997 was $6.65, $7.52, $7.88, $8.10 and $9.85, respectively.

     The buildings are wood frame construction with a combination of brick veneer and wood siding on concrete slab foundations. Roofs are pitched composition shingles.

     The Property includes a swimming pool and deck, hot tub/whirlpool, weight room, sand volleyball court, basketball court, gas grills, picnic area, laundry room, curb-side trash pick-up and access gates. The Property also has a clubhouse. There is ample paved parking for tenants, each of whom is assigned one covered parking space and one uncovered parking space.

     Each apartment unit has wall-to-wall carpeting in the living area and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up and an individually controlled heating and air conditioning unit. Each apartment has ceiling fans and a private balcony or patio, and maid service is available for an extra charge. Each kitchen has a refrigerator/freezer with ice maker, electric range and oven, dishwasher, microwave and garbage disposal. All the apartment units except the junior one bedroom units have a fireplace. Some units also feature decorator bookcases, pass through bar, vaulted ceilings and washer/dryer connections. Currently, the owner of the Property pays for cold water, sewer service and trash removal. The tenants pay for their electricity service, which includes cooking, lighting, heating, hot water and air conditioning. The apartment units have recently been separately metered for water and sewer charges, and it is expected that tenants will bear these charges as leases are renewed or new leases are entered into.

     There are at least five apartment properties which compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy in nearby competing properties averaged approximately 96% at June 30, 1998.

     According to information provided by the seller, physical occupancy at the Property averaged approximately 93% in 1992, 94% in 1993, 96% in 1994, 95% in 1995 and 96% in 1996. Based in part on information provided by the seller, physical occupancy in 1997 averaged 96%. On June 30, 1998, the Property was 99% occupied. The residents are a mix of white-collar and blue-collar workers and retired persons.

     The following  table sets forth the 1997 real estate tax information on the
Property:


        JURISDICTION           ASSESSED VALUE         RATE               TAX
---------------------------   ----------------   --------------   --------------
County of Tarrant .........      $6,200,000        $ 2.531853       $ 156,978.88

     The basis of the depreciable residential real property portion of the Property (approximately $7,359,867 at December 31, 1997) will generally be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the Property is and will continue to be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Cornerstone Realty Income Trust, Inc. a property acquisition fee equal to 2% of the purchase price of the Property, or $154,978. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                            PACE'S COVE APARTMENTS
                                 DALLAS, TEXAS

     On June 24, 1997, the Company purchased the Pace's Cove Apartments, a 328-unit apartment complex at 13100 Pandora Drive in Dallas, Texas (the "Property"). The seller was unaffiliated with the Company, the Advisor, and their Affiliates. The purchase price was $9,277,355. The Company borrowed the entire purchase price under the Unsecured Line of Credit and subsequently repaid this borrowed amount using proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

     LOCATION. The Property is located in the northern portion of Dallas within "The Metroplex." For information on The Metroplex see "Brookfield Apartments" herein.

     The neighborhood surrounding the Property consists of other multi-family and single-family housing and commercial and retail development. The Property is an approximately 20-minute drive from Dallas/Fort Worth International Airport and an approximately 15-minute drive from downtown Dallas.

     DESCRIPTION OF THE PROPERTY. The Property consists of 328 garden-style apartment units located in 19 two- and three-story buildings on approximately 13 acres of land. The Property was constructed in 1982.

     The Company believes that the Property has generally been well maintained and is generally in good condition. However, the Company initially budgeted approximately $279,000 (and as of June 30, 1998 had expended approximately $232,000) for certain repairs and improvements, including clubhouse renovations and interior upgrades.

     The Property offers a variety of unit types. The unit mix and rents being charged new tenants as of July 1998 are as follows:


                                   APPROXIMATE
                                    INTERIOR
                                 SQUARE MONTHLY
 QUANTITY                        TYPE                         FOOTAGE      RENTAL
----------   -------------------------------------------   ------------   --------
    42       One bedroom/one bath                                504        $455
    42       One bedroom/one bath upstairs                       504         460
    40       One bedroom/one bath                                572         480
    40       One bedroom/one bath upstairs                       572         490
    42       One bedroom/one bath w/fireplace                    690         550
    42       One bedroom/one bath w/fireplace upstairs           690         560
    20       One bedroom/one bath/den w/fireplace                757         660
    30       Two bedrooms/two baths w/fireplace                  925         690
    30       Two bedrooms/two baths w/fireplace                1,026         715


     The apartments provide a combined total of approximately 220,000 square feet of net rentable area.

     Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a downstairs one-bedroom, one-bath apartment (504 square feet) rented for $330 in 1993, $370 in 1994, $390 in 1995, $420 in 1996, and $440 in 1997. The average effective annual rental per square foot at the Property for 1993, 1994, 1995, and 1996 was $7.14, $7.14, $8.01, $8.44, $9.09 and $9.80, respectively.

     The buildings are wood-frame construction with a combination of brick veneer and stucco with painted trim on concrete slab foundations. Roofs are pitched and covered with asphalt shingles on plywood sheathing.

     The Property has two outdoor swimming pools, a hot tub and jacuzzi, volleyball area, fitness center, laundry facility and covered parking for approximately 328 vehicles. The Property also includes a clubhouse with a leasing office. There is also ample uncovered paved parking for residents.

     Each apartment unit has wall-to-wall carpeting in the living area and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up, miniblinds, and an individual heating and air-conditioning unit. Each kitchen has a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. Each unit has full-sized washer/dryer connections and a security alarm. The owner of the Property pays for cold water, sewer charges and trash removal. The tenants pay for electricity service, which includes cooking, lighting, heating, hot water and air-conditioning.

     There are at least seven apartment properties that compete with the Property. All offer similar amenities and generally have rents that are lower when compared with those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy at nearby competing properties averaged approximately 97% at June 30, 1998.

     According to information provided by the Seller, physical occupancy at the Property averaged approximately 92% in 1992, 91% in 1993, 93% in 1994, 94% in 1995, and 93% in 1996. Based in part on information provided by seller, physical occupancy in 1997 averaged 94%. As of June 30, 1998, the Property was 94% occupied. The residents are a mix of white-collar and blue-collar workers.

     The following table sets forth the 1997 real estate tax information on the Property.


         JURISDICTION            ASSESSED VALUE         RATE              TAX
-----------------------------   ----------------   --------------   ------------

   City of Dallas ...........      $9,448,220       $  0.443070      $  41,862.23
   County of Dallas .........       9,448,220          2.112130        199,558.69
                                                                     ------------
    Total ...................                                        $ 241,420.92


     The basis of the depreciable residential real property portion of the Property (approximately $7,624,404 at December 31, 1997) will generally be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the Property will be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. The Company paid Cornerstone Realty Income Trust, Inc. a property acquisition fee equal to 2% of the purchase price of the Property, or $185,547. Cornerstone Realty Income Trust, Inc. will also serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                         REMINGTON HILLS AT LAS COLINAS
                                 IRVING, TEXAS

     On August 6, 1997, the Company purchased the Chaparosa and Riverhill Apartments ("Chaparosa" and "Riverhill," respectively, and, collectively, the "Property") located at 1201 Meadow Creek Drive and 1101 Meadow Creek Drive, respectively, in Irving, Texas. Chaparosa and Riverhill are adjacent to each other and the Company now operates them as a combined community under the new name "Remington Hills at Las Colinas." The Property comprises 362 apartment units. The purchase price for the Property was $13,100,000 (allocated $5,825,000 to Chaparosa and $7,275,000 to Riverhill), and the sellers were unaffiliated with the Company, the Advisor and their Affiliates. The Company borrowed the entire purchase price under the Unsecured Line of Credit and subsequently repaid this borrowed amount using proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

     LOCATION. The Property is located in the city of Irving, Texas, which is part of "The Metroplex." For information on The Metroplex, see "Brookfield Apartments" herein. For information on Irving, see "Eagle Crest I & II Apartments" herein.

     The Property is located in the area of Las Colinas. The immediate area surrounding the Property consists of other multi-family and single-family housing, and commercial and retail development. The Property is an approximately 15-minute drive from downtown Dallas.

     DESCRIPTION OF THE PROPERTY. The Property consists of 362 garden- and townhouse-style apartment units in 38 two- and three-story buildings on approximately 16.8 acres of land. Chaparosa was built in 1984 and Riverhill was built in 1985.

     The portion of the Property formerly known as Chaparosa offers five different unit types. The unit mix and rents being charged new tenants as of July 1998 are as follows:


                                            APPROXIMATE
                                             INTERIOR
                                              SQUARE       MONTHLY
 QUANTITY                TYPE                 FOOTAGE      RENTAL
----------   ---------------------------   ------------   --------
    42       One bedroom/one bath                713        $690
    32       One bedroom/one bath                830         735
    42       Two bedrooms/two baths            1,077         885
    34       Two bedrooms/two baths            1,148         895
    20       Two bedrooms/two baths TH         1,222         995


     The portion of the Property formerly known as Riverhill offers six different unit types. The unit mix and rents being charged new tenants as of July 1998 are as follows:


                                                 APPROXIMATE
                                                  INTERIOR
                                                   SQUARE       MONTHLY
 QUANTITY                  TYPE                    FOOTAGE      RENTAL
----------   --------------------------------   ------------   --------
    32       One bedroom/one bath                     665        $645
    36       One bedroom/one bath                     773         715
    16       One bedroom/1.5 baths TH w/den           928         860
    24       Two bedrooms/two baths                   974         840
    48       Two bedrooms/two baths                 1,062         900
    36       Two bedrooms/2.5 baths TH              1,176         940


     The apartments collectively provide a total of approximately 346,000 square feet of net rentable area.

     The Company believes that Chaparosa and Riverhill were generally well maintained and are in good condition. However, the Company currently has budgeted approximately $2,000,000 (and as of June 30, 1998 had expended approximately $1,182,000) for repairs and improvements to the Property, including foundation repairs, painting, wood replacement, clubhouse renovation and appliance and carpet replacement.

     Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a two-bedroom, two-bath apartment (1,222 square feet) at Chaparosa rented for $615 in 1993, $715 in 1994, $725 in 1995, $750 in 1996, and $905 in 1997. A
one-bedroom, one-bath apartment (665 square feet) at Riverhill rented for $465 in 1993, $485 in 1994, $505 in 1995, $525 in 1996, and $650 in 1997. The average effective annual rental per square foot at Chaparosa for 1993, 1994, 1995, 1996 and 1997 was $6.53, $7.59, $7.70, $7.96 and $9.10, respectively. The average effective annual rental per square foot at Riverhill for 1993, 1994, 1995, 1996 and 1997 was $7.29, $7.61, $7.92, $8.24 and $8.72, respectively.

     Buildings are wood-frame construction with crawl spaces. Roofs are pitched and covered with red tiles. Exteriors are stucco and brick veneer.

     The portion of the Property formerly known as Chaparosa features an outdoor swimming pool and hot tub, a lighted tennis court, a central laundry facility, and a clubhouse with a rental office and lounge.

The portion of the Property formerly known as Riverhill features an outdoor swimming pool and enclosed whirlpool spa, a lighted tennis court, and a clubhouse with a kitchen, lounge, game room and rental office. The Property has access to Canal Park and ample paved parking for tenants.

     All apartment units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and baths, as well as cable television hook-ups and individually controlled heating and air-conditioning units. Each apartment unit has washer/dryer connections, a wood-burning fireplace and outside storage. Each kitchen is equipped with a refrigerator/freezer with icemaker, electric range and oven, microwave, dishwasher and garbage disposal. The owner of the property pays for cold water, sewer service, cable television, alarm service and trash removal. The tenants pay for their electricity service, which includes heat, hot water, air-conditioning, cooking and lights.

     There are at least five apartment properties that compete with the Property. All offer similar amenities and generally have rents that are higher when compared to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy in nearby competing properties averaged approximately 96% at June 30, 1998.

     According to information provided by the seller, physical occupancy at Chaparosa averaged approximately 94% in 1992, 94% in 1993, 95% in 1994, 97% in 1995 and 97% in 1996. According to information provided by the seller, physical occupancy at Riverhill averaged approximately 94% in 1992, 96% in 1993, 95% in 1994, 96% in 1995 and 96% in 1996. Based in part on information provided by the seller, physical occupancy in 1997 averaged 95% at both Chaparosa and Riverhill.

     As of June 30, 1998, occupancy at the Property was 96%. Tenants at the Property are principally white-collar workers.

     The following  tables set forth the 1997 real estate tax information on the
Property:

CHAPAROSA


          JURISDICTION              ASSESSED VALUE         RATE             TAX
--------------------------------   ----------------   -------------   ---------------
County of Dallas ...............      $6,053,350       $  0.44307      $  26,820.58
City of Irving .................       6,053,350          0.49300         29,843.02
Carrollton Farmers Branch School
 District ......................       6,053,350          1.49619         90,569.62
                                                                       ------------
 Total .........................                                       $ 147,233.22

RIVERHILL


          JURISDICTION              ASSESSED VALUE         RATE             TAX
--------------------------------   ----------------   -------------   ---------------
County of Dallas ...............      $7,206,540       $  0.44307      $  31,930.02
City of Irving .................       7,206,540          0.49300         35,528.24
Carrollton Farmers Branch School
 District ......................       7,206,540          1.49619        107,823.53
                                                                       ------------
 Total .........................                                       $ 175,281.79
                                                                       ------------
 Grand Total ...................                                       $ 322,515.01


     The basis of the depreciable residential real property portion of the Property (approximately $10,428,572 at December 31, 1997) will generally be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the Property is and will continue to be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Cornerstone Realty Income Trust, Inc., a property acquisition fee equal to 2% of the purchase price of the Property, or $116,500 for Chaparosa and $145,500 for Riverhill. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                                COPPER CROSSING
                               FORT WORTH, TEXAS

     On November 24, 1997, the Company purchased the Copper Crossing Apartments located at 5644 Riverwalk Drive in Fort Worth, Texas (The "Property"). The Company now operates the Property in conjunction with the Copper Ridge Apartments.

     The Property comprises 200 apartment units. The purchase price for the Property was $4,750,000. The seller was Copper Crossing Investors, Ltd., a Texas limited partnership which is not affiliated with the Company, the Advisor or their Affiliates. The entire purchase price was paid using proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

     LOCATION. The Property is located off of Bryant-Irvin Highway in Fort Worth, Texas, in Tarrant County, which is part of the greater Dallas/Fort Worth Consolidated Metropolitan Statistical Area, or as it is called locally, "The Metroplex." For information on The Metroplex, see "Brookfield Apartments" herein.

     The immediate area surrounding the Property consists of other multi-family housing, single-family housing, commercial and retail development. The Property is located near restaurants, businesses, schools, and churches, and is readily accessible from Interstate 20, Highway 183 and Interstate 820, which are the major highways in the area.

     The Property is close to Hulen Mall, a major regional mall. This regional mall has spurred significant construction and corresponding retail growth in the Hulen Mall/Benbrook area. The Property is an approximately 30-minute drive from the Dallas/Fort Worth International Airport, an approximately 15-minutes drive from the Fort Worth central business district and an approximately 30-minute drive from the Dallas central business district.

     DESCRIPTION OF THE PROPERTY. The Property consists of 200 garden-style apartment units in 13 two-story buildings on approximately 6.9 acres of land. The Property was constructed in 1981.

     The Property offers four different unit types. The unit mix and rents currently being charged new tenants as of July 1998 are as follows:


                                             APPROXIMATE
                                              INTERIOR
                                               SQUARE       MONTHLY
 QUANTITY                TYPE                  FOOTAGE      RENTAL
----------   ----------------------------   ------------   --------

    56       One bedroom/one bathroom           563          $410
    40       One bedroom/one bathroom           663           435
    32       One bedroom/one bathroom           745           500
    72       Two bedrooms/two bathrooms         915           590


     The apartments provide a total of approximately 148,000 square feet of net rental area.

     The Company believes that the Property has generally been well maintained and is in good condition. According to the seller, in the past two years the seller spent over $400,000 in capital improvements to the exterior of the Property, including new roofs, exterior rehabilitation, and repair and replacement of awnings.

     The Company currently has budgeted approximately $425,000 (and as of June 30, 1998 had expended approximately $358,000) for additional capital improvements to the Copper Crossing Apartments, including the separate property originally acquired and known as the Copper Ridge Apartments. These improvements will include clubhouse renovations, exterior painting and wood replacement, and upgrading the landscaping at the Property.

     Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have both increased and decreased. As an example, a one-bedroom, one-bathroom apartment unit (563 square feet) rented for $300 in 1993, $299 in 1994, $315 in 1995, $345 in 1996, and $425 in 1997. The
average effective annual rental per square foot at the Property for 1993, 1994, 1995, 1996 and 1997 was $5.74, $5.72, $6.03, $6.60 and $7.08, respectively.

     The buildings are wood-frame construction with a combination of brick veneer and masonite hardboard on reinforced concrete slab foundations. Roofs are sloped fiberglass shingled on plywood.

     The Property has an outdoor swimming pool with a large deck, a fitness center, a laundry facility, a sand volleyball court and picnic areas. There is also a clubhouse which includes an entertainment area and a leasing office. There is ample paved parking for the tenants.

     All apartment units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up and an individually controlled heating and air conditioning unit. Each kitchen is equipped with a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. Each apartment unit has a wood-burning fireplace, a screened porch or balcony, ceiling fans, mini blinds and vertical blinds. The largest one-bedroom units and the two-bedroom units include full-sized washer/dryer connections. The owner of the Property pays for cold water, gas usage for hot water, sewer service and trash removal. Tenants pay for their own electricity service, which includes cooking, lighting, heating and air conditioning.

     There are at least five apartment properties that compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy in the nearby competing properties averaged approximately 96% at June 30, 1998.

     According to information provided by the Seller, physical occupancy at the Property averaged approximately 85% in 1992, 87% in 1993, 96% in 1994, 95% in 1995, 94% in 1996, and 95% during 1997. As of June 30, 1998, the Property (including the former Copper Ridge Apartments) was 93% occupied The tenants are a mix of white-collar workers, blue-collar workers, students and retired persons.

     The following  table sets forth the 1997 real estate tax information of the
Property:


                                 ASSESSED
        JURISDICTION              VALUE            RATE             TAX
---------------------------   -------------   -------------   ---------------
County of Tarrant .........    $3,300,000      $  2.01160      $  66,382.67
City of Benbrook ..........     3,300,000         0.78500         25,905.00
                                                               ------------
 Total ....................                                    $  92,287.67


     The basis of the depreciable residential real property portion of the Property (approximately $3,993,650 at December 31, 1997) will generally be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the Property is and will continue to be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Cornerstone Realty Income Trust, Inc., a property acquisition fee equal to 2% of the purchase price of the Property, or $95,000. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                             MAIN PARK APARTMENTS
                              DUNCANVILLE, TEXAS

     On February 4, 1998, Apple REIT Limited Partnership purchased the Main Park Apartments located at 1303 South Main Street in Duncanville (southwest of Dallas), Texas (The "Property").

     The Property comprises 192 apartment units. The purchase price for the Property was $8,000,000. The seller was MGW Apartments Partnership, a Texas limited partnership which is not affiliated with the Company, the Advisor or their Affiliates. The entire purchase price was paid using proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

     LOCATION. The Property is located on South Main Street in Duncanville, southwest of Dallas, within the greater Dallas/Fort Worth Consolidated Metropolitan Statistical Area, or as it is called locally, "The Metroplex." For information on The Metroplex, see under "Brookfield Apartments."

     The immediate area surrounding the Property consists of other multi-family, single-family, commercial and retail development. The Property is located near restaurants, businesses, schools, and churches, and is readily accessible from Interstate 20 and Highway 67. The Property is an approximately 20-minute drive from downtown Dallas.

     DESCRIPTION OF THE PROPERTY. The Property consists of 192 garden-style apartment units in 24 two-story buildings on approximately 10.4 acres of land. The Property was constructed in 1984.

     The Property offers eight different unit types. The unit mix and rents being charged new tenants as of July 1998 are as follows:


                                                         APPROXIMATE
                                                      INTERIOR MONTHLY
 QUANTITY                      TYPE                     SQUARE FOOTAGE     RENTAL
----------   ---------------------------------------   ----------------   -------
    49       One bedroom/one bathroom                          757          $599
    11       One bedroom/one bathroom (view)                   757           619
    22       One bedroom/one bathroom w/den                    901           709
     8       One bedroom/one bathroom w/den (view)             901           725
    39       Two bedrooms/two bathrooms                      1,056           769
    15       Two bedrooms/two bathrooms (view)               1,056           785
    38       Two bedrooms/two bathrooms                      1,058           789
    10       Two bedrooms/two bathrooms (view)               1,058           799


     The apartments provide a total of approximately 180,000 square feet of net rentable area.

     The Company believes that the Property has generally been well maintained and is in good condition. The Company has budgeted approximately $144,000 (and as of June 30, 1998 had expended approximately $81,000) for additional capital improvements to the Property. These improvements will include clubhouse renovations, exterior painting and interior upgrades.

     Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a two-bedroom, two-bathroom apartment unit (1,058 square feet) rented for $608 in 1993, $618 in 1994, $655 in 1995, $683 in 1996 and $702 in 1997. The average effective annual rental per square foot at the Property for 1993, 1994, 1995, 1996 and 1997 was $7.08, $7.20, $7.63, $7.96, and $8.18, respectively.

     The buildings are wood-frame construction with a combination of brick veneer and masonite hardboard siding on reinforced concrete slab foundations. Roofs are sloped fiberglass shingles on plywood.

     The Property has two outdoor swimming pools, a jacuzzi, two laundry facilities and a wooded creek view. There is also a clubhouse which includes a kitchen, entertainment area and leasing office. There is ample paved parking for the tenants.

     All apartment units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen, bath, entry and utility areas. Each apartment unit has a cable television hook-up and an individually controlled heating and air conditioning unit. Each kitchen is equipped with a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. Each apartment unit has a fireplace, washer/dryer connections, miniblinds, exterior storage and a private balcony or patio. All upstairs units have vaulted ceilings. The owner of the Property pays for cold water, gas usage for hot water, sewer service and trash removal. Tenants pay for their own electricity service, which includes cooking, lighting, heating and air conditioning.

     There are at least four apartment properties that compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy in the nearby competing properties averaged approximately 97% at June 30, 1998.

     According to information provided by the seller, physical occupancy at the Property averaged approximately 94% in 1993, 95% in 1994, 96% in 1995, 96% in 1996, and 96% in 1997. As of June 30, 1998, the Property was 96% occupied. The tenants are a mix of white-collar workers, blue-collar workers, students and retired persons.

     The following  table sets forth the 1997 real estate tax information of the
Property:


                                ASSESSED
       JURISDICTION              VALUE            RATE              TAX
--------------------------   -------------   -------------   ----------------
County of Dallas .........    $6,850,180       $ 2.80107       $ 191,878.34

     The basis of the depreciable residential real property portion of the Property (approximately $7,642,926 at the time of acquisition) will generally be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the Property is and will continue to be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Cornerstone Realty Income Trust, Inc., a property acquisition fee equal to 2% of the purchase price of the Property, or $160,000. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                             TIMBERGLEN APARTMENTS
                                 DALLAS, TEXAS

     On  February  13,  1998,  Apple  REIT  Limited  Partnership  purchased  the
Timberglen Apartments located at 3773 Timberglen Road in Dallas, Texas (The "Property"). The Property comprises 304 apartment units.

     The purchase price for the Property was $12,000,000. The seller was Timberglen Apartments, Ltd., a Texas limited partnership which is not affiliated with the Company, the Advisor or their Affiliates. The entire purchase price was paid using proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

     LOCATION. The Property is located in the north area of Dallas, within the greater Dallas/Fort Worth Consolidated Metropolitan Statistical Area, or as it is called locally, "The Metroplex." For information on The Metroplex, see under "Brookfield Apartments."

     The immediate area surrounding the Property consists of other multi-family, commercial and retail development. The Property is located near restaurants, businesses, schools, and churches, and is readily accessible from Interstate 35, the North Dallas Tollway, Central Expressway and LBJ Freeway. The Property is an approximately 15-minute drive from downtown Dallas.

     DESCRIPTION OF THE PROPERTY. The Property consists of 304 garden and townhouse style apartment units in 28 two-story and three-story buildings on approximately 10.5 acres of land. The Property was constructed in 1984.

     The Property offers five different unit types. The unit mix and rents being charged new tenants as of July 1998 are as follows:


                                                        APPROXIMATE
                                                     INTERIOR MONTHLY
 QUANTITY                     TYPE                     SQUARE FOOTAGE     RENTAL
----------   --------------------------------------   ----------------   --------
    120      One bedroom/one bathroom                         512          $495
     80      One bedroom/one bathroom                         743           585
     32      One bedroom/one bathroom w/den                   841           680
     48      Two bedrooms/two bathrooms                       983           740
     24      Two bedrooms/two bathrooms/studio TH           1,100           850


     The apartments provide a total of approximately 221,000 square feet of net rentable area.

     The Company believes that the Property has generally been well maintained and is in good condition. The Company has budgeted approximately $395,000 (and as of June 30, 1998 had expended approximately $344,000) for additional capital improvements to the Property. These improvements will include clubhouse renovations, landscaping and interior upgrades.

     Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a one-bedroom, one-bathroom apartment unit (743 square feet) rented for $410 in 1993, $420 in 1994, $440 in 1995, $485 in 1996 and $510 in 1997. The average effective annual rental per square foot at the Property for 1993, 1994, 1995, 1996 and 1997 was $6.97, $7.14, $7.48, $8.25, and $8.67, respectively.

     The buildings are wood-frame construction with a combination of brick veneer, stucco and masonite hardboard siding on reinforced concrete slab foundations. Roofs are sloped fiberglass shingles on plywood.

     The Property has a two-tiered outdoor swimming pool, two laundry facilities and an access gate to the Property. The is also a clubhouse which includes a kitchen, entertainment area and a leasing office. There is ample payed parking for the tenants.

     All apartment units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and baths. Each apartment until has a cable television hook-up and an individually controlled heating and air conditioning unit. Each kitchen is equipped with a refrigerator/freezer, electric range and oven, dishwasher, microwave and garbage disposal. Each apartment unit (other than the smallest one-bedroom unit) has a fireplace and washer/dryer connections. Sixteen units substitute a dryer bar for the fireplace. Each apartment unit (other than the largest two-bedroom unit) has a large patio with exterior storage. All of the upper level units have vaulted ceilings. The owner of the Property pays for cold water, gas usage for hot water, sewer service and trash removal. Tenants pay for their own electricity service, which includes cooking, lighting, heating and air conditioning.

     There are at least 10 apartment properties that compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy in the nearby competing properties averaged approximately 96% at June 30, 1998.

     According to information provided by the seller, physical occupancy at the Property averaged approximately 94% in 1993, 95% in 1994, 97% in 1995, 97% in 1996, and 97% in 1997. As of June 30, 1998, the Property was 93% occupied. The tenants are a mix of white-collar workers, blue-collar workers, students and retired persons.

     The following  table sets forth the 1997 real estate tax information of the
Property:


                                             ASSESSED
              JURISDICTION                    VALUE            RATE             TAX
---------------------------------------   -------------   -------------   ---------------
City of Dallas ........................    $9,423,870      $  0.65160      $  61,405.94
County of Denton ......................     9,500,000         0.25590         24,310.50
Carrollton-Farmers Branch ISD .........     9,423,870         1.49610        140,990.52
                                                                           ------------
 Total ................................                                    $ 226,706.96

     The basis of the depreciable residential real property portion of the Property (approximately $9,824,675 at the time of acquisition) will generally be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the Property is and will continue to be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Cornerstone Realty Income Trust, Inc., a property acquisition fee equal to 2% of the purchase price of the Property, or $240,000. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                            COPPER RIDGE APARTMENTS
                               FORT WORTH, TEXAS

     On March 31, 1998, Apple REIT Limited Partnership purchased the Copper Ridge Apartments located at 5643 Bellaire Drive South in Fort Worth, Texas (the "Property"). The Property comprises 200 apartment units. The purchase price for the Property was $4,525,000. The seller was Copper Limited Partnership, a Missouri limited partnership which was not affiliated with the Company, the Advisor or their Affiliates. The entire purchase price as paid using proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

     The Property is adjacent to the Copper Crossing Apartments, which were purchased by the Company in November 1997. These two properties are operated by the Company as a single community under the name "Copper Crossing Apartments."

     LOCATION. The Property is located off of Bryant-Irvin Highway in Fort Worth, Texas, in Tarrant County, which is part of the greater Dallas/Fort Worth Consolidated Metropolitan Statistical Area, or as it is called locally, "The Metroplex." For information on The Metroplex, see "Brookfield Apartments" herein. For information on the neighborhood in which the Property is located, see "Copper Crossing" herein.

     DESCRIPTION OF THE PROPERTY. The Property consists of 200 garden-style apartment units in 15 two-story buildings on approximately seven acres of land. The Property was constructed in 1980.

     The Property offers six different unit types. The unit mix and rents being charged new tenants as of July 1998 are as follows:


                                                       APPROXIMATE
                                                        INTERIOR
                                                         SQUARE       MONTHLY
 QUANTITY                     TYPE                       FOOTAGE      RENTAL
----------   --------------------------------------   ------------   --------
    64       One bedroom, one bathroom                      651        $410
    48       One bedroom, one bathroom                      732         435
    16       One bedroom, one bathroom with den             878         490
    32       Two bedrooms, two bathrooms                    918         540
    24       Two bedrooms, two bathrooms                    945         555
    16       Two bedrooms, two bathrooms with den         1,110         650


     The apartments provide a total of approximately 160,000 square feet of net rentable area.

     Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a two-bedroom, two-bathroom apartment unit (918 square feet) rented for $420 in 1993, $430 in 1994, $440 in 1995, $450 in 1996, and $450 in 1997. The average effective annual rental per square foot at the Property for 1993, 1994, 1995, 1996, 1997, was $5.73, $5.87, $6.01, $6.14, and $6.14, respectively.

     The buildings are wood-frame construction with a combination of brick veneer and hardboard ship-lap siding on reinforced concrete slab foundations. Roofs are sloped fiberglass shingles on plywood.

     The Property has an outdoor swimming pool, laundry facility and barbecue areas. There is also a clubhouse with a leasing office. There is ample paved parking for the tenants.

     All apartment units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bathrooms. Each apartment unit has a cable television hook-up and an individually controlled heating and air conditioning unit. Each kitchen is equipped with a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. Each apartment unit has a woodburning fireplace, a screened patio or balcony, ceiling fans, miniblinds and a pass-through bar, and some of the apartment units have washer/ dryer connections. The owner of the Property pays for cold water, gas usage for hot water, sewer service and trash removal. Tenants pay for their own electricity service, which includes cooking, lighting, heating and air conditioning.

     There are at least five other apartment properties that compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy in the nearby competing properties averaged approximately 96% at June 30, 1998.

     According to information provided by the seller, physical occupancy at the Property averaged approximately 92% in 1996 and 91% in 1997. Information for earlier periods is not available. As of June 30, 1998, the Property (including the Copper Crossing Apartments) was 93% occupied. The tenants are a mix of white-collar workers, blue-collar workers, students and retired persons.

     The following  table sets forth the 1997 real estate tax information of the
Property:


        JURISDICTION           ASSESSED VALUE         RATE             TAX
---------------------------   ----------------   -------------   ---------------
County of Tarrant .........      $3,537,000       $  2.01160      $  71,150.15
City of Benbrook ..........       3,537,000          0.78500         27,765.45
                                                                  ------------
 Total ....................                                       $  98,915.60


     The basis of the depreciable residential real property portion of the Property (approximately $3,796,661 at the time of acquisition) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the Property is and will continue to be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Cornerstone Realty Income Trust, Inc. a property acquisition fee equal to 2% of the purchase price of the Property, or $90,500. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                            SILVER BROOK APARTMENTS
                             GRAND PRAIRIE, TEXAS

     On May 8, 1998, Apple REIT Limited Partnership purchased the Bitter Creek Apartments located at 2934 Alouette in Grand Prairie, Texas (the "Property"). The Company has renamed the Property the "Silver Brook Apartments."

     The Property comprises 472 apartment units. The purchase price for the Property was $13,505,000. The seller was Bitter Creek, L.P., a Texas limited partnership which was not affiliated with the Company, the Advisor or their Affiliates. The purchase price was paid entirely in cash using proceeds from the sale of Shares of the Company. Title to the Property was conveyed to the Company by limited warranty deed.

     LOCATION. The Property is located on Highway 360 in Grand Prairie, Texas, in Tarrant County, which is part of the greater Dallas/Fort Worth Consolidated Metropolitan Statistical Area, or as it is called locally, "The Metroplex." For information on The Metroplex, see under "Brookfield Apartments" in this Supplement.

     The immediate area surrounding the Property consists of other multi-family housing, single-family housing, commercial and retail development. The Property is an approximately 10-minute drive from the Dallas/Fort Worth International Airport, an approximately 20-minute drive from downtown Fort Worth and an approximately 20-minute drive from downtown Dallas.

     DESCRIPTION OF THE PROPERTY. The Property consists of 472 apartment units in 36 buildings on approximately 20.7 acres of land. The Property was constructed in 1982.

     The Property offers five different unit types. The unit mix and rents being charged new tenants as of July 1998 are as follows:


                                                    APPROXIMATE
                                                     INTERIOR
                                                      SQUARE       MONTHLY
   QUANTITY                    TYPE                   FOOTAGE      RENTAL
--------------   -------------------------------   ------------   --------
       48        One bedroom, one bathroom               600        $439
      192        One bedroom, one bathroom               720         469
      128        Two bedrooms, two bathrooms             950         549
       72        Two bedrooms, two bathrooms           1,000         599
       32        Three bedrooms, two bathrooms         1,150         719


     All unit types are available with a fireplace for an extra $10 per month. The apartments provide a total of approximately 397,000 square feet of net rentable area.

     The Company believes that the Property has generally been well maintained and is in good condition. However, the Company has budgeted approximately $354,000 for repairs and improvements to the Property. These repairs and improvements will include clubhouse renovations, exterior painting and wood replacement, interior upgrades and a new fitness center. As of June 30, 1998 the Company had spent approximately $37,000 on such repairs and improvements.

     The following information was provided by the seller. Physical occupancy at the Property averaged approximately 94% in 1993, 92% in 1994, 91% in 1995, 92% in 1996 and 96% in 1997. Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a two-bedroom, two-bathroom apartment (1,000 square feet) rented for $499 in 1993, $509 in 1994, $519 in 1995, $529 in 1996 and $539
in 1997. The average effective annual rental per square foot at the Property for 1993, 1994, 1995, 1996 and 1997 was $6.83, $6.96, $7.10, $7.24, and $7.37,
respectively.

     The Property has two outdoor swimming pools with fountains, a tennis court, four laundry facilities and a sand volleyball court. There is also a clubhouse with a kitchen, entertainment area and a leasing office. There is ample paved parking for tenants.

     The buildings are wood-frame construction with a combination of brick veneer and masonite hardboard on concrete slab foundations. Roofs are pitched and covered with fiberglass shingles on plywood.

     Each apartment unit has wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up and an individually controlled heating and air-conditioning unit. Each kitchen has a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. Each unit (except the smallest one-bedroom unit) has full-sized washer/dryer connections. A total of 232 units have woodburning fireplaces, and each second-floor unit has vaulted ceilings. Each unit has walk-in closets, outside storage, a covered balcony or patio and ceiling fans. The owner of the Property pays for cold water, sewer charges, gas (for hot water) and trash removal. The tenants pay for electricity service, which includes cooking, lighting, heating and air-conditioning.

     There are at least 12 apartment properties that compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy at nearby competing properties averaged approximately 95% on June 30, 1998.

     As of June 30, 1998, the Property was approximately 97% occupied. The tenants are a mix of white-collar and blue-collar workers.

     The following  table sets forth the 1997 real estate tax information on the
Property:


                                     ASSESSED
          JURISDICTION                VALUE            RATE              TAX
-------------------------------   -------------   -------------   --------------
County of Tarrant .............    $8,700,000      $  1.99520      $  173,582.05
City of Grand Prairie .........     8,929,790         0.68000          60,722.40
                                                                   -------------
 Total ........................                                    $  234,304.45


     The basis of the depreciable residential real property portion of the Property (approximately $10,526,521 at the time of acquisition) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the Property is and will continue to be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Cornerstone Realty Income Trust, Inc. a property acquisition fee equal to 2% of the purchase price of the Property, or $270,100. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                            SUMMER TREE APARTMENTS
                              NORTH DALLAS, TEXAS

     On June 2, 1998, Apple REIT Limited Partnership purchased the Summer Tree Apartments located at 13250 Emily Road in North Dallas, Texas (the "Property").

     The Property comprises 232 apartment units. The purchase price for the Property was $5,700,000. The seller was Sunrise Enterprises, Inc., a Texas corporation which was not affiliated with the Company, the Advisor or their Affiliates. The purchase price was paid entirely in cash using proceeds from the sale of Shares of the Company. Title to the Property was conveyed to the Company by limited warranty deed.

     LOCATION. The Property is located on Emily Road on the north side of Interstate 635 (L.B.J. Freeway), and just west of U.S. Highway 75 (Central Expressway) in North Dallas, Texas. The Property is located within "The Metroplex." For information on The Metroplex, see under "Brookfield Apartments" in this Supplement.

     The immediate neighborhood surrounding the Property consists of other multi-family and single-family housing and commercial and retail development. The Property is located approximately one-quarter mile from a multi-billion-dollar Texas Instruments facility. The Property is proximate to other businesses, restaurants, schools and churches, and is readily accessible from Interstate 635 and Highway 75. The Property is an approximately 20-minute drive from the Dallas/Fort Worth International Airport and an approximately 15-minute drive from downtown Dallas.

     DESCRIPTION OF THE PROPERTY. The Property consists of 232 garden-style apartment units in 11 two- and three-story buildings on approximately six acres of land. The Property was constructed in 1980.

     The Property offers four different unit types. The unit mix and rents being charged new tenants as of July 1998 are as follows:


                                              APPROXIMATE
                                               INTERIOR
                                                SQUARE       MONTHLY
 QUANTITY                 TYPE                  FOOTAGE      RENTAL
----------   -----------------------------   ------------   --------

    96       One bedroom, one bathroom           481          $449
    48       One bedroom, one bathroom           575           474
    72       One bedroom, one bathroom           622           494
    16       Two bedrooms, two bathrooms         933           669


     The apartments provide a total of approximately 133,500 square feet of net rentable area.

     The Company believes that the Property has generally been well maintained and is in good condition. However, the Company has budgeted approximately $348,000 for repairs and improvements to the Property, to include clubhouse renovations, exterior painting, pool renovations, sign replacement and interior upgrades. As of June 30, 1998, the Company had spent approximately $13,000 on such repairs and improvements.

     The following information was provided by the seller. Physical occupancy at the Property averaged approximately 94% in 1993, 94% in 1994, 96% in 1995, 96% in 1996 and 97% in 1997. Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a one-bedroom, one-bathroom apartment (622 square feet) rented for $390 in 1993, $424 in 1994, $444 in 1995, $454 in 1996 and $484
in 1997. The average effective annual rental per square foot at the Property for 1993, 1994, 1995, 1996 and 1997 was $7.97, $8.67, $9.07, $9.28, and $9.89,
respectively.

     The Property has an outdoor swimming pool, a fitness center, a laundry facility and card-accessed entrance gates. The Property also has a clubhouse with a kitchen, entertainment area and leasing office. There is ample paved parking for tenants.

     The buildings are wood-frame construction with a combination of brick veneer, stucco and wood lap siding on concrete slab foundations. Roofs are pitched and covered with asphalt shingles on plywood sheathing.

     Each apartment unit has wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up and individually controlled heating and air-conditioning unit. Each kitchen has a refrigerator/freezer, electric range and oven, dishwasher, microwave oven and garbage disposal. All units have washer/dryer connections and all units except the smallest one-bedroom units have a wood-burning fireplace. The owner of the Property pays for cold water, sewer charges, gas (for hot water) and trash removal. The tenants pay for their electricity service, which includes cooking, lighting, heating and air-conditioning.

     There are at least eight apartment properties that compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy at nearby competing properties averaged approximately 95% on June 30, 1998.

     As of June 30, 1998, the Property was approximately 98% occupied. The tenants are primarily a mix of white-collar and blue-collar workers.

     The following  table sets forth the 1997 real estate tax information on the
Property:


        JURISDICTION            ASSESSED VALUE         RATE             TAX
----------------------------   ----------------   -------------   ---------------
County of Dallas ...........      $4,423,510       $  0.44307      $  19,599.25
City of Dallas .............       4,423,510          0.65160         28,823.59
Richardson I.S.D. ..........       4,423,510          1.60000         70,776.16
                                                                   ------------
 Total .....................                                       $ 119,199.00


     The basis of the depreciable residential real property portion of the Property (approximately $2,738,537 at the time of acquisition) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the Property is and will continue to be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Cornerstone Realty Income Trust, Inc. a property acquisition fee equal to 2% of the purchase price of the Property, or $114,000. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                            PARK VILLAGE APARTMENTS
                                BEDFORD, TEXAS

     On July 1, 1998, Apple REIT Limited Partnership purchased the Park Village Apartments located at 2401 L. Don Dodson Drive, in Bedford, Texas (the "Property").

     The Property comprises 238 apartment units. The purchase price for the Property was $7,000,000. The seller was Park Village Investment Partnership, a Texas limited partnership which was not affiliated with the Company, the Advisor or their affiliates. The purchase price was paid entirely in cash using proceeds from the sale of Shares of the Company. Title to the Property was conveyed to the Company by limited warranty deed.

     LOCATION. The Property is located on L. Don Dodson Drive off of Central Drive just north of Airport Freeway (Highway 183) in Bedford, Texas. The
Property is located within the greater Dallas/  Fort     Worth     metropolitan
statistical area, or as it is called locally, "The Metroplex." See above under "Brookfield Apartments" for a description of "The Metroplex."

     The immediate neighborhood surrounding the Property consists of other multi-family and single-family housing and commercial and retail development. The Property is proximate to businesses, restaurants, schools and churches and is readily accessible from Interstates 121, 360 and 183. The Property is an approximately 10-minute drive from Dallas/Fort Worth International Airport and an approximately 20-minute drive from either downtown Dallas or Fort Worth.

     DESCRIPTION OF THE PROPERTY. The Property consists of 238 garden-style apartment units in 23 two story buildings on approximately ten acres of land. The Property was constructed in 1983.

     The Property offers six different unit types. The unit mix and rents being charged new tenants as of July 1998 are as follows:


                                           APPROXIMATE
                                            INTERIOR
                                             SQUARE       MONTHLY
 QUANTITY               TYPE                 FOOTAGE      RENTAL
----------   --------------------------   ------------   --------
    48       One Bedroom/One Bath             456          $401
    64       One Bedroom/One Bath             521           449
    62       One Bedroom/One Bath             669           515
    32       One Bedroom/One Bath/Den         841           614
    16       Two Bedrooms/Two Baths           920           672
    16       Two Bedrooms/Two Baths           983           718


     The apartments provide a total of approximately 154,000 square feet of net rentable area.

     The Company believes that the Property has generally been well maintained and is in good condition. However, the Company has budgeted approximately $238,000 for repairs and improvements to the Property to include clubhouse renovations, exterior painting, sign replacement and interior upgrades.

     The following information was provided by the seller. Physical occupancy at the Property averaged approximately 95% in 1993, 97% in 1994, 97% in 1995, 96% in 1996 and 96% in 1997. Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a two-bedroom, two-bathroom apartment (983 square feet) rented for $560 in 1993, $560 in 1994, $580 in 1995, $605 in 1996 and $630
in 1997. The average effective annual rental per square foot at the Property for 1993, 1994, 1995, 1996 and 1997 was $7.58, $7.58, $7.85, $8.14, and $8.53,
respectively.

     The Property has an outdoor swimming pool, hot tub and two laundry facilities. The Property also has a clubhouse with a leasing office. There is ample paved parking for tenants.

     The buildings are wood frame construction with a combination of brick veneer, stucco and wood siding on concrete slab foundations. Roofs are pitched composition.

     Each apartment unit has wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has smoke detectors, a cable television hook-up and individually controlled heating and air-conditioning unit. Each kitchen has a refrigerator/freezer, electric range and oven, dishwasher, and garbage disposal. All units except the smallest one-bedroom units have washer/dryer connections and a wood-burning fireplace. The owner of the Property pays for cold water, sewer charges, gas (for hot water) and trash removal. The tenants pay for their electricity service, which includes cooking, lighting, heating and air-conditioning.

     There are at least seven apartment properties that compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy at nearby competing properties averaged approximately 94% on July 1, 1998.

     As of July 1, 1998, the Property was approximately 98% occupied. The tenants are primarily a mix of white-collar and blue-collar workers and retired persons.

     The following  table sets forth the 1997 real estate tax information on the
Property:


        JURISDICTION            ASSESSED VALUE         RATE              TAX
----------------------------   ----------------   --------------   ---------------
County of Tarrant ..........      $5,392,450       $  0.264836      $  14,281.15
City of Bedford ............       5,392,450          0.369000         19,898.14
T C Hospital ...............       5,392,450          0.234070         12,622.11
T C Jr. College ............       5,392,450          0.057690          3,110.90
H-E-B I.S.D. ...............       5,392,450          1.606257         86,616.61
                                                                    ------------
 Total .....................                                        $ 136,528.91


     The basis of the depreciable residential real property portion of the Property (approximately $6,165,062 at the time of acquisition) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code of 1986, as amended (the "Code"). Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the property is and will continue to be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Cornerstone Realty Income Trust, Inc. a property acquisition fee equal to 2% of the purchase price of the property, or $140,000. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                        COTTONWOOD CROSSING APARTMENTS
                             GRAND PRAIRIE, TEXAS

     On July 9, 1998, Apple REIT Limited Partnership purchased the Cottonwood Crossing Apartments located at 2105 Cottonwood Club, in Arlington, Texas (the "Property").

     The Property comprises 200 apartment units. The purchase price for the Property was $5,700,000. The seller was Cottonwood Realty Associates, a New York general partnership which was not affiliated with the Company, the Advisor or their affiliates. The purchase price was paid using proceeds from the sale of Shares of the Company. Title to the Property was conveyed to the Company by limited warranty deed.

     LOCATION. The Property is located on Cottonwood Club off of Pioneer Parkway (Spur 303), a major east/west thoroughfare in Arlington, Texas. The Property is located within the greater Dallas/Forth Worth metropolitan statistical area, or as it is called locally, "The Metroplex." For information on The Metroplex, see under "Brookfield Apartments" in this Supplement.

     The immediate neighborhood surrounding the Property consists of other multi-family and single-family housing and commercial and retail development. The Property is conveniently located near fine restaurants, businesses, schools and churches and is readily available from Interstates 360, 20 and 30, the Arlington area interstates. The Property is an approximately 20-minute drive from Dallas/Fort Worth International Airport, an approximately 15-minute drive from downtown Fort Worth and an approximately 30-minute drive from downtown Dallas.

     DESCRIPTION OF THE PROPERTY. The Property consists of 200 apartment units in 10 buildings on approximately 6.8 acres of land. The Property was constructed in 1985.

     The Property offers four different unit types. The unit mix and rents being charged new tenants as of July 1998 are as follows:


                                                  APPROXIMATE
                                                   INTERIOR
                                                    SQUARE       MONTHLY
 QUANTITY                   TYPE                    FOOTAGE      RENTAL
----------   ---------------------------------   ------------   --------
    100      One bedroom, one bathroom               628          $400
     52      One bedroom, one bathroom w/den         868           545
      8      Two bedrooms, one bathroom              868           555
     40      Two bedrooms, two bathrooms             883           575


     The apartments provide a total of approximately 150,000 square feet of net rentable area.

     The Company believes that the Property has generally been well maintained and is in good condition. However, the Company has budgeted approximately
$300,000 for repairs and capital improvements to the Property to include clubhouse renovations, exterior painting, landscaping and interior upgrades.

     The following information was provided by the seller. Physical occupancy at the Property averaged approximately 92% in 1993, 94% in 1994, 95% in 1995, 96% in 1996 and 96% in 1997. Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a one-bedroom, one-bathroom apartment (868 square feet) rented for $440 in 1993, $455 in 1994, $455 in 1995, $465 in 1996 and $475
in 1997. The average effective annual rental per square foot at the Property for 1993, 1994, 1995, 1996 and 1997 was $6.19, $6.40, $6.40, $6.54, and $6.68,
respectively.

     The Property has an outdoor swimming pool with a fountain and a clubhouse with a leasing office. The buildings are wood framed construction with a combination of brick veneer and wood siding on concrete slab foundations. Roofs are pitched composition.

     Each apartment unit has wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up and individually controlled heating and air-conditioning unit. Each kitchen has a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. All of the units include ceiling fans, french patio doors, full size washer/dryer connections, fireplace, a patio or balcony and outside storage. The owner of the Property pays for cold water, sewer charges, gas (for hot water) and trash removal. The tenants pay for their electricity service, which includes cooking, lighting, heating and air-conditioning.

     There are at least three apartment properties that compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy at nearby competing properties averaged approximately 97% on June 30, 1998.

     As of June 30, 1998, the Property was approximately 89% occupied. The tenants are primarily a mix of blue-collar and white-collar workers, students and retired persons.

     The following  table sets forth the 1997 real estate tax information on the
Property:


                                 ASSESSED
        JURISDICTION              VALUE           RATE            TAX
---------------------------   -------------   -----------   ---------------
County of Tarrant .........    $4,700,000      $  1.995      $  93,774.21
City of Arlington .........     4,700,000         0.638         29,986.00
                                                             ------------
 Total ....................                                  $ 123,760.21


     The basis of the depreciable residential real property portion of the Property (approximately $5,248,575 at the time of acquisition) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the property is and will continue to be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, Cornerstone Realty Income Trust, Inc. earned a property acquisition fee equal to 2% of the purchase price of the property, or $114,000.

     Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                            PACE'S POINT APARTMENTS
                               LEWISVILLE, TEXAS

     On July 17, 1998, Apple REIT V Limited Partnership purchased the Pace's Point Apartments located at 247 East Corporate Drive, in Lewisville, Texas (the "Property").

     The Property comprises 300 apartment units. The purchase price for the Property was $11,405,000. The seller was Corporate Drive, L.P., a Texas limited partnership which was not affiliated with the Company, the Advisor or their affiliates. The purchase price was paid through a combination of (i) approximately $3,691,383 in cash using proceeds from the sale of the Shares of the Company and (ii) approximately $7,713,617 by assumption of a mortgage loan. Title to the Property was conveyed to the Company by special warranty deed.

     The Property was acquired with the assumption of a mortgage loan in the original principal amount of $7,836,000 held by the Federal National Mortgage Association ("Fannie Mae"). On July 17, 1998, the outstanding principal balance of the mortgage loan was $7,713,616.57. The interest on the mortgage loan is 8.555% per annum; amortization is based on a 30-year amortization term; and prepayments are permitted upon notice and payment of a prepayment premium based on a yield maintenance formula contained in the loan documents. The maturity date of the mortgage loan is July 1, 2003, and the balance due at maturity, assuming no payment has been made on principal in advance of its due date, is $7,307,129.73.

     LOCATION. The Property is located on East Corporate Drive in Lewisville, Texas. The Property is located within "The Metroplex." For information on The Metroplex, see under "Brookfield Apartments" in this Supplement.

     The immediate neighborhood surrounding the Property consists of other multi-family and single-family housing and commercial and retail development. The Property is an approximately 15-minute drive from Dallas/Fort Worth International Airport, an approximately 25-minute drive from downtown Dallas and an approximately 20-minute drive from downtown Fort Worth.

     DESCRIPTION OF THE PROPERTY. The Property consists of 300 apartment units in 14 buildings on approximately 12.6 acres of land. The Property was constructed in 1985.

     The Property offers six different unit types. The unit mix and rents being charged new tenants as of July 1998 are as follows:


                                                 APPROXIMATE
                                                  INTERIOR
                                                   SQUARE      MONTHLY
 QUANTITY                  TYPE                    FOOTAGE      RENTAL
---------- ------------------------------------ ------------ -----------
    36     One bedroom, one bathroom                535      $479 - 499
    24     One bedroom, one bathroom                581       499 - 519
    84     One bedroom, one bathroom                683       539 - 559
    40     One bedroom, one bathroom with den       779       599 - 519
    56     Two bedrooms, two bathrooms              875       649 - 669
    60     Two bedrooms, two bathrooms              966       689 - 709


     The apartments provide a total of approximately 229,000 square feet of net rentable area.

     The Company believes that the Property has generally been well maintained and is in good condition. However, the Company has budgeted approximately
$225,000 for repairs and capital improvements to the Property to include clubhouse renovations, additional landscaping and interior upgrades.

     The following information was provided by the seller. Physical occupancy at the Property averaged approximately 94% in 1993, 95% in 1994, 96% in 1995, 96% in 1996 and 96% in 1997. Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a one-bedroom, one-bathroom apartment (581 square feet) rented for $400 in 1993, $449 in 1994, $449 in 1995, $449 in 1996 and $469
in 1997. The average effective annual rental per square foot at the Property for 1993, 1994, 1995, 1996 and 1997 was $7.36, $8.26, $8.26, $8.26, and $8.63,
respectively.

     The Property has two outdoor swimming pools, a jacuzzi, a sand volleyball court, a fitness center, a sauna, 23 carports and two laundry facilities. The Property also has a clubhouse with a leasing office.

     The buildings are wood framed construction with a combination of brick veneer and painted horizonal wood siding on concrete slab foundations. Roofs are pitched and covered with fiberglass shingles on plywood.

     Each apartment unit has wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up and individually controlled heating and air-conditioning unit. Each kitchen has a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. All units have full-sized washer/dryer connections. Some of the units have wood-burning fireplaces, vaulted ceilings and alarm systems. Each unit has walk-in closets, outside storage, a covered balcony or patio and ceiling fans. The owner of the Property pays for cold water, sewer charges, gas (for hot water) and trash removal. The tenants pay for their electricity service, which includes cooking, lighting, heating and air-conditioning.

     There are at least 15 apartment properties that compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy at nearby competing properties averaged approximately 95% on June 30, 1998.

     As of June 30, 1998, the Property was approximately 95% occupied. The tenants are primarily a mix of white-collar and blue-collar workers, students and retired persons.

     The following  table sets forth the 1997 real estate tax information on the
Property:


         JURISDICTION            ASSESSED VALUE         RATE             TAX
-----------------------------   ----------------   -------------   ---------------
County of Denton ............      $9,389,517       $  0.25590      $  24,027.77
City of Lewisville ..........       9,389,517          1.51600        142,345.08
Lewisville I.S.D. ...........       9,389,517          0.48949         45,960.75
                                                                    ------------
Total .......................                                       $ 212,333.60

     The basis of the depreciable residential real property portion of the Property (approximately $9,633,257 at the time of acquisition) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the property is and will continue to be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, Cornerstone Realty Income Trust, Inc. earned a property acquisition fee equal to 2% of the purchase price of the property, or $228,100. At closing, Cornerstone Realty Income Trust, Inc. was paid a portion of the property acquisition fee corresponding to the portion of the purchase price of the property paid in cash by the Company. The cash portion of the purchase price was approximately $3,691,383, and 2% of that amount was approximately $72,828. On September 17, 1998, the Company entered into an agreement providing for the payment of the balance of the property acquisition fee. See "The Advisor and its Affiliates -- The Property Acquisition/Disposition Agreement."

     Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                           PEPPER SQUARE APARTMENTS
                              NORTH DALLAS, TEXAS

     On July 17, 1998, Apple REIT VI Limited Partnership purchased the Pepper Square Apartments located at 6069 Beltline Road, in North Dallas, Texas (the "Property").

     The Property comprises 144 apartment units. The purchase price for the Property was $5,205,000. The seller was Pepper Square Associates, Ltd., a Texas limited partnership which was not affiliated with the Company, the Advisor or their affiliates. The purchase price was paid through a combination of (i) approximately $1,561,576 in cash using proceeds from the sale of the Shares of the Company and (ii) approximately $3,643,424 by assumption of a mortgage loan. Title to the Property was conveyed to the Company by special warranty deed.

     The Property was acquired with the assumption of a mortgage loan in the original principal amount of $3,701,000 held by Fannie Mae. On July 17, 1998, the outstanding principal balance of the mortgage loan was $3,643,423.53. The interest on the mortgage loan is 8.575% per annum; amortization is based on a 30-year amortization term; and prepayments are permitted upon notice and payment of a prepayment premium based on a yield maintenance formula contained in the loan documents. The maturity date of the mortgage loan is July 1, 2006, and the balance due at maturity, assuming no payment has been made on principal in advance of its due date, is $3,312,543.23.

     LOCATION. The Property is located in North Dallas, Texas. The Property is located within "The Metroplex." For information on The Metroplex, see under "Brookfield Apartments" in this Supplement.

     The immediate neighborhood surrounding the Property consists of other multi-family and single-family housing and commercial and retail development. The Property is an approximately five-minute drive from Preston Mall, the Galleria Mall and Valley View Mall. The Property is an approximately 25-minute drive from Dallas/Fort Worth International Airport.

     DESCRIPTION OF THE PROPERTY. The Property consists of 144 apartment units in 15 buildings on approximately 5.9 acres of land. The Property was constructed in 1978.

     The Property offers six different unit types. The unit mix and rents being charged new tenants as of July 1998 are as follows:


                                                        APPROXIMATE
                                                         INTERIOR
                                                          SQUARE     MONTHLY
 QUANTITY                      TYPE                       FOOTAGE    RENTAL
---------- ------------------------------------------- ------------ --------
    24     One bedroom, one bathroom                         622      $449
    32     One bedroom, one bathroom                         777       499
    24     One bedroom, one bathroom                         888       559
    32     Two bedrooms, two bathrooms                       948       659
    30     Two bedrooms, two bathrooms                     1,044       679
     2     Two bedrooms, two bathrooms with sun room       1,185       799


     The apartments provide a total of approximately 126,000 square feet of net rentable area.

     The Company believes that the Property has generally been well maintained and is in good condition. However, the Company has budgeted approximately
$288,000 for repairs and capital improvements to the Property to include clubhouse renovations, siding repair and replacement, exterior painting, landscaping and interior upgrades.

     The following information was provided by the seller. Physical occupancy at the Property averaged approximately 94% in 1993, 93% in 1994, 95% in 1995, 93% in 1996 and 95% in 1997. Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a one-bedroom, one-bathroom apartment (777 square feet) rented for $459 in 1993, $479 in 1994, $489 in 1995, $489 in 1996 and $499
in 1997. The average effective annual rental per square foot at the Property for 1993, 1994, 1995, 1996 and 1997 was $7.30, $7.61, $7.77, $7.77, and $7.93,
respectively.

     The Property has an outdoor swimming pool, a weight room, a jogging trail, 63 carports and a laundry facility. The Property also has a clubhouse with a leasing office.

     The buildings are wood framed construction with a combination of brick veneer and painted stucco and shingled wood exterior walls on concrete slab foundations. Roofs are pitched and covered with fiberglass shingles on plywood.

     Each apartment unit has wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up and individually controlled heating and air-conditioning unit. Each kitchen has a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. Some units have a wood burning fireplace or full-sized washer/dryer connections. Each unit has walk-in closets, outside storage, a covered balcony or patio and ceiling fans. The owner of the Property pays for cold water, sewer charges, gas (for hot water) and trash removal. The tenants pay for their electricity service, which includes cooking, lighting, heating and air-conditioning.

     There are at least 13 apartment properties that compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy at nearby competing properties averaged approximately 94% on June 30, 1998.

     As of June 30, 1998, the Property was approximately 94% occupied. The tenants are primarily a mix of white-collar and blue-collar workers, students and retired persons.

     The following  table sets forth the 1997 real estate tax information on the
Property:


        JURISDICTION           ASSESSED VALUE         RATE             TAX
---------------------------   ----------------   -------------   ---------------
County of Dallas ..........      $4,059,090       $  0.44307      $  17,984.61
City of Dallas ............       4,059,090          0.65160         26,449.03
Dallas I.S.D. .............       4,059,090          1.46053         59,284.23
                                                                  ------------
Total .....................                                       $ 103,717.87

     The basis of the depreciable residential real property portion of the Property (approximately $3,607,225 at the time of acquisition) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the property is and will continue to be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, Cornerstone Realty Income Trust, Inc. earned a property acquisition fee equal to 2% of the purchase price of the property, or $104,100. At closing, Cornerstone Realty Income Trust, Inc. was paid a portion of the property acquisition fee corresponding to the portion of the purchase price of the property paid in cash by the Company. The cash portion of the purchase price was approximately $1,561,576, and 2% of that amount was approximately $31,232. On September 17, 1998, the Company entered into an agreement providing for the payment of the balance of the property acquisition fee. See "The Advisor and its Affiliates -- The Property Acquisition/Disposition Agreement."

     Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                            EMERALD OAKS APARTMENTS
                               GRAPEVINE, TEXAS

     On July 24, 1998, Apple REIT II Limited Partnership purchased the Emerald Oaks Apartments located at 2100 Grayson Drive, in Grapevine, Texas (the "Property").

     The Property comprises 250 apartment units. The purchase price for the Property was $10,930,000. The seller was Newemerald Texas, Ltd., a Texas limited partnership which was not affiliated with the Company, the Advisor or their affiliates. The purchase price was paid through a combination of (i) approximately $4,244,294 in cash using proceeds from the sale of the Shares of the Company and (ii) approximately $6,685,706 by assumption of a mortgage loan. Title to the Property was conveyed to the Company by special warranty deed.

     The Property was acquired with the assumption of a mortgage loan in the original principal amount of $9,650,000 held by Fannie Mae. On July 24, 1998, the outstanding principal balance of the mortgage loan was $6,685,706.08. The interest on the mortgage loan is 6.75% per annum; amortization is based on a 30-year amortization term; and prepayments are permitted under the following circumstances: after May 1, 2001 to April 30, 2002 at 102% of the principal balance of the mortgage loan, from May 1, 2002 to April 30, 2003 at 101% of the principal balance, and from May 1, 2003 and thereafter at 100% of the principal balance. The maturity date of the mortgage loan is April 1, 2007, and the balance due at maturity, assuming no payment has been made on principal in advance of its due date, is $5,509,607.59.

     In connection with the original financing of the Property, the previous owner of the Property agreed to certain restrictions on the use of the Property set forth in a special warranty deed and deed restrictions. In connection with the purchase of the Property and the assumption of the mortgage loan, the Company entered into an assumption of the special warranty deed and deed restrictions. Among the restrictions agreed to by the Company is that at least 20% of the apartment units must be occupied by persons who, at the time of initial occupancy of the apartment units, are "low or moderate income tenants." The term low or moderate income tenants is defined, generally, as one or more persons who occupy an apartment unit whose aggregate anticipated income does not exceed 80% of the median income for the area where the Property is located.

     LOCATION. The Property is located on Grayson Drive, within Tarrant County, northwest of the City of Dallas and near the Dallas/Fort Worth International Airport. The Property is located within "The Metroplex." For Information on The Metroplex, see under "Brookfield Apartments" in this Supplement.

     The immediate neighborhood surrounding the Property consists of other multi-family and single-family housing and commercial and retail development. The Property is an approximately 10-minute drive from Dallas/Fort Worth International Airport, an approximately 25-minute drive from downtown Dallas, and an approximately 15-minute drive from downtown Fort Worth.

     DESCRIPTION OF THE PROPERTY. The Property consists of 250 apartment units in 19 buildings on approximately 13.5 acres of land. The Property was constructed in 1986.

     The Property offers five different unit types. The unit mix and rents being charged new tenants as of July 1998 are as follows:


                                                     APPROXIMATE
                                                      INTERIOR
                                                       SQUARE       MONTHLY
 QUANTITY                    TYPE                      FOOTAGE      RENTAL
----------   ------------------------------------   ------------   --------
    28       One bedroom, one bathroom                    600        $479
    92       One bedroom, one bathroom                    750         569
    70       One bedroom, one bathroom with den           900         669
    44       Two bedrooms, two bathrooms                1,018         779
    16       Three bedrooms, two bathrooms              1,186         899


     The apartments provide a total of approximately 213,000 square feet of net rentable area.

     The Company believes that the Property has generally been well maintained and is in good condition. However, the Company has budgeted approximately
$250,000 for repairs and capital improvements to the Property to include clubhouse renovations, exterior painting, installation of new gutters and downspouts and paving repairs.

     The following information was provided by the seller. Physical occupancy at the Property averaged approximately 90% in 1993, 94% in 1994, 94% in 1995, 92% in 1996 and 93% in 1997. Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a one-bedroom, one-bathroom apartment (750 square feet) rented for $425 in 1993, $450 in 1994, $480 in 1995, $519 in 1996 and $549
in 1997. The average effective annual rental per square foot at the Property for 1993, 1994, 1995, 1996 and 1997 was $6.76, $7.16, $7.64, $8.26, and $8.74,
respectively.

     The Property has two outdoor swimming pools with picnic areas and grills, a jacuzzi, a sand volleyball court, 19 carports and two laundry facilities. The Property also has a clubhouse with a leasing office.

     The buildings are wood framed construction with a combination of brick veneer, stucco and painted wood siding on concrete slab foundations. Roofs are pitched and covered with fiberglass shingles on plywood.

     Each apartment unit has wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up and individually controlled heating and air-conditioning unit. Each kitchen has a refrigerator/freezer, electric range and oven, dishwasher, and garbage disposal. All units (except for the smallest one-bedroom unit) have full-sized washer/dryer connections. Each upstairs unit has a fireplace and each downstairs unit has a built-in bookcase and nine-foot ceilings. The owner of the Property pays for cold water, sewer charges, gas (for hot water) and trash removal. The tenants pay for their electricity service, which includes cooking, lighting, heating and air-conditioning.

     There are at least three apartment properties that compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy at nearby competing properties averaged approximately 96% on June 30, 1998.

     As of June 30, 1998, the Property was approximately 92% occupied. The tenants are primarily a mix of white-collar workers, students and retired persons.

     The following  table sets forth the 1997 real estate tax information on the
Property:


        JURISDICTION            ASSESSED VALUE        RATE            TAX
----------------------------   ----------------   -----------   ---------------
County of Tarrant ..........      $7,850,000       $  0.556      $  43,692.79
City of Grapevine ..........       7,850,000          1.942        152,501.95
                                                                 ------------
Total ......................                                     $ 196,194.74

     The basis of the depreciable residential real property portion of the Property (approximately $10,224,983 at the time of acquisition) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the property is and will continue to be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, Cornerstone Realty Income Trust, Inc. earned a property acquisition fee equal to 2% of the purchase price of the property, or $218,600. At closing, Cornerstone Realty Income Trust, Inc. was paid a portion of the property acquisition fee corresponding to the portion of the purchase price of the property paid in cash by the Company. The cash portion  of  the  purchase  price  was  approximately $4,244,294, and 2% of that amount was approximately $84,886. On September 17, 1998, the Company entered into an agreement providing for the payment of the balance of the property acquisition fee. See "The Advisor and its Affiliates -- The Property Acquisition/Disposition Agreement."

     Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                         HAYDEN'S CROSSING APARTMENTS
                             GRAND PRAIRIE, TEXAS

     On July 24, 1998, Apple REIT III Limited Partnership purchased the Hayden's Crossing Apartments located at 2802 South State Highway 360, in Grand Prairie, Texas (the "Property").

     The Property comprises 170 apartment units. The purchase price for the Property was $4,705,000. The seller was Hayden's Crossing, Ltd., a Texas limited partnership which was not affiliated with the Company, the Advisor or their affiliates. The purchase price was paid through a combination of (i) approximately $1,632,601 in cash using proceeds from the sale of the Shares of the Company and (ii) approximately $3,072,399 by assumption of a mortgage loan. Title to the Property was conveyed to the Company by special warranty deed.

     The Property was acquired with the assumption of a mortgage loan in the original principal amount of $5,550,000 held by Fannie Mae. On July 24, 1998, the outstanding principal balance of the mortgage loan was $3,072,399.07. The interest on the mortgage loan is 6.47% per annum; amortization is based on a 30-year amortization term; and prepayments are permitted under the following circumstances: after May 1, 2001 to April 30, 2002 at 102% of the principal balance of the mortgage loan, from May 1, 2002 to April 30, 2003 at 101% of the principal balance, and from May 1, 2003 and thereafter at 100% of the principal balance. The maturity date of the mortgage loan is April 1, 2004, and the balance due at maturity, assuming no payment has been made on principal in advance of its due date, is $2,743,814.97.

     In connection with the original financing of the Property, the previous owner of the Property agreed to certain restrictions on the use of the Property set forth in a special warranty deed and deed restrictions. In connection with the purchase of the Property and the assumption of the mortgage loan, the Company entered into an assumption of the special warranty deed and deed restrictions. Among the restrictions agreed to by the Company is that at least 20% of the apartment units must be occupied by persons who, at the time of initial occupancy of the apartment units, are "low or moderate income tenants." The term low or moderate income tenants is defined, generally, as one or more persons who occupy an apartment unit whose aggregate anticipated income does not exceed 80% of the median income for the area where the Property is located.

     LOCATION. The Property is located on South State Highway 360 in Grand Prairie, Texas and is adjacent to Bitter Creek Apartments which were purchase by the Company on May 8, 1998. The Property is located within "The Metroplex." For information on The Metroplex, see under "Brookfield Apartments" in this Supplement.

     The immediate neighborhood surrounding the Property consists of other multi-family and single-family housing and commercial and retail development. The Property is an approximately 10-minute drive from Dallas/Fort Worth International Airport and an approximately 20-minute drive from either downtown Dallas or downtown Fort Worth.

     DESCRIPTION OF THE PROPERTY. The Property consists of 170 apartment units in 12 buildings on approximately 7.1 acres of land. The Property was constructed in 1984.

     The Property offers four different unit types. The unit mix and rents being charged new tenants as of July 1998 are as follows:


                                              APPROXIMATE
                                               INTERIOR
                                                SQUARE       MONTHLY
 QUANTITY                 TYPE                  FOOTAGE      RENTAL
----------   -----------------------------   ------------   --------
    56       One bedroom, one bathroom             556        $429
    52       One bedroom, one bathroom             716         469
    36       Two bedrooms, two bathrooms           878         549
    26       Two bedrooms, two bathrooms         1,000         620


     All unit types are available with a fireplace for an extra $10 per month. The apartments provide a total of approximately 126,000 square feet of net rentable area.

     The Company believes that the Property has generally been well maintained and is in good condition. However, the Company has budgeted approximately
$340,000 for repairs and capital improvements to the Property to include clubhouse renovations, exterior painting, wood replacement and a new fitness center.

     The following information was provided by the seller. Physical occupancy at the Property averaged approximately 93% in 1993, 92% in 1994, 96% in 1995, 96% in 1996 and 95% in 1997. Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a two-bedroom, two-bathroom apartment (878 square feet) rented for $449 in 1993, $474 in 1994, $484 in 1995, $489 in 1996 and $509
in 1997. The average effective annual rental per square foot at the Property for 1993, 1994, 1995, 1996 and 1997 was $6.54, $6.91, $7.05, $7.13, and $7.42,
respectively.

     The Property has an outdoor swimming pool, a jacuzzi, a tennis court and a laundry facility The Property also has a clubhouse with a kitchen, entertainment area and leasing office.

     The buildings are wood framed construction with a combination of brick veneer and hardboard ship-lap siding on concrete slab foundations. Roofs are pitched and covered with fiberglass shingles on plywood.

     Each apartment unit has wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up and individually controlled heating and air-conditioning unit. Each kitchen has a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. The largest one-bedroom and the largest two-bedroom units have full-sized washer/dryer connections. A total of 92 units have a wood-burning fireplace and each second-floor unit has vaulted ceilings. Each unit has walk-in closets, outside storage and a covered balcony or patio and ceiling fans. The owner of the Property pays for cold water, sewer charges, gas (for hot water) and trash removal. The tenants pay for their electricity service, which includes cooking, lighting, heating and air-conditioning.

     There are at least eight apartment properties that compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy at nearby competing properties averaged approximately 95% on June 30, 1998.

     As of June 30, 1998, the Property was approximately 89% occupied. The tenants are primarily a mix of white-collar and blue-collar workers, students and retired persons.

     The following  table sets forth the 1997 real estate tax information on the
Property:


          JURISDICTION              ASSESSED VALUE        RATE            TAX
--------------------------------   ----------------   -----------   ------------
County of Tarrant ..............      $3,150,000       $  1.995      $  62,848.67
City of Grand Prairie ..........       3,312,000          0.680         22,522.08
                                                                     ------------
Total ..........................                                     $  85,370.75

     The basis of the depreciable residential real property portion of the Property (approximately $3,739,211 at the time of acquisition) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the property is and will continue to be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, Cornerstone Realty Income Trust, Inc. earned a property acquisition fee equal to 2% of the purchase price of the property, or $94,100. At closing, Cornerstone Realty Income Trust, Inc. was paid a portion of the property acquisition fee corresponding to the portion of the purchase price of the property paid in cash by the Company. The cash portion of the purchase price was approximately $1,632,601, and 2% of that amount was approximately $32,652. On September 17, 1998, the Company entered into an agreement providing for the payment of the balance of the property acquisition fee. See "The Advisor and its Affiliates -- The Property Acquisition/Disposition Agreement."

     Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                              NEWPORT APARTMENTS
                                 AUSTIN, TEXAS

     On July 24, 1998, Apple REIT IV Limited  Partnership  purchased the Newport
Apartments   located  at  1930  West  Rundberg  Lane,  in  Austin,   Texas  (the
"Property").

     The Property comprises 200 apartment units. The purchase price for the Property was $6,330,000. The seller was Newemerald Texas, Ltd., a Texas limited partnership which was not affiliated with the Company, the Advisor or their affiliates. The purchase price was paid through a combination of (i) approximately $3,286,127 in cash using proceeds from the sale of the Shares of the Company and (ii) approximately $3,043,873 by assumption of a mortgage loan. Title to the Property was conveyed to the Company by special warranty deed.

     The Property was acquired with the assumption of a mortgage loan in the original principal amount of $6,275,000 held by Fannie Mae. On July 24, 1998, the outstanding principal balance of the mortgage loan was $3,043,873.04. The interest on the mortgage loan is 6.675% per annum; amortization is based on a 30-year amortization term; and prepayments are permitted under the following circumstance: after May 1, 2001 to April 30, 2002 at 102% of the principal balance of the mortgage loan, from May 1, 2002 to April 30, 2003 at 101% of the principal balance, and from May 1, 2003 and thereafter at 100% of the principal balance. The maturity date of the mortgage loan is December 1, 2005, and the balance due at maturity, assuming no payment has been made on principal in advance of its due date, is $2,614,373.31.

     In connection with the original financing of the Property, the previous owner of the Property agreed to certain restrictions on the use of the Property set forth in a special warranty deed and deed restrictions. In connection with the purchase of the Property and the assumption of the mortgage loan, the Company entered into an assumption of the special warranty deed and deed restrictions. Among the restrictions agreed to by the Company is that at least 20% of the apartment units must be occupied by persons who, at the time of initial occupancy of the apartment units, are "low or moderate income tenants." The term low or moderate income tenants is defined, generally, as one or more persons who occupy an apartment unit whose aggregate anticipated income does not exceed 80% of the median income for the area where the Property is located.

     LOCATION. The Property is located on West Rundberg Lane in Austin, Texas, which is the capital of Texas. The following information on Austin is based in part on information provided by the greater Austin Chamber of Commerce.

     The economy of the greater Austin metropolitan area is diversified, with key economic factors being the semiconductor and computer industries, manufacturing, real estate and higher education. The rapid development of the semiconductor and computer industries has been accompanied by rapid developments in the transportation, finance, insurance, communications and utilities capabilities of the area.

     The Metropolitan Statistical Area that includes Austin had a 1995 population that exceeded one million and is expected to have a population of approximately 1.1 million by the end of 1998. Much of the recent population growth in the area is due to relocations from other parts of the country, although the percentage of total population growth represented by relocated persons is expected to decrease over the coming years. Currently, job gains in the Austin metropolitan area are at approximately four percent per year.

     The immediate neighborhood surrounding the Property consists of other multi-family and single-family housing and commercial and retail development. Newport Apartments are located near The Colonade Mall and Northcross Mall, and are an approximately 20-minute drive from an IBM facility and a Texas
Instruments facility. This property is within a few blocks of a new Dell Computer facility and is a 15-minute drive from the downtown Austin business district.

     DESCRIPTION OF THE PROPERTY. The Property consists of 200 apartment units in 15 buildings on approximately 10 acres of land. The Property was constructed in 1988.

     The Property offers four different unit types. The unit mix and rents being charged new tenants as of July 1998 are as follows:

                                                     APPROXIMATE
                                                      INTERIOR
                                                       SQUARE       MONTHLY
 QUANTITY                    TYPE                      FOOTAGE      RENTAL
----------   ------------------------------------   ------------   --------
    60       One bedroom, one bathroom                    510        $469
    60       One bedroom, one bathroom                    710         549
    40       One bedroom, one bathroom                    875         629
    40       One bedroom, one bathroom with den         1,000         699

     The apartments provide a total of approximately 148,000 square feet of net rentable area.

     The Company believes that the Property has generally been well maintained and is in good condition. However, the Company has budgeted approximately
$400,000 for repairs and capital improvements to the Property to include clubhouse renovations, exterior painting and siding replacement and interior upgrades.

     The following information was provided by the seller. Physical occupancy at the Property averaged approximately 97% in 1993, 96% in 1994, 95% in 1995, 93% in 1996 and 88% in 1997. Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a one-bedroom, one-bathroom apartment (1,000 square feet) rented for $426 in 1993, $465 in 1994, $669 in 1995, $679 in 1996 and $689
in 1997. The average effective annual rental per square foot at the Property for 1993, 1994, 1995, 1996 and 1997 was $5.66, $6.18, $8.90, $9.03, and $9.16,
respectively.

     The Property has an outdoor swimming pool, a lighted tennis court, a picnic area and two laundry facilities. The Property also has a clubhouse with a leasing office.

     The buildings are wood framed construction with a combination of brick veneer and wood siding on concrete slab foundations. Roofs are pitched and covered with fiberglass shingles on plywood.

     Each apartment unit has wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up and individually controlled heating and air-conditioning unit. Each kitchen has a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. All units have full-sized washer/dryer connections and all upper-level units have vaulted ceilings. Some of the units have wood-burning fireplaces, dry bars and private patios or decks. Each unit has walk-in closets, outside storage and ceiling fans. The owner of the Property pays for cold water, sewer charges, gas (for hot water) and trash removal. The tenants pay for their electricity service, which includes cooking, lighting, heating and air-conditioning.

     There are at least four apartment properties that compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy at nearby competing properties averaged approximately 96% on June 30, 1998.

     As of June 30, 1998, the Property was approximately 93% occupied. The tenants are primarily a mix of white-collar and blue-collar workers, students and retired persons.

     The following  table sets forth the 1997 real estate tax information on the
Property:

        JURISDICTION           ASSESSED VALUE        RATE             TAX
---------------------------   ----------------   ------------   ---------------
County of Travis ..........      $6,600,000       $  0.4938      $  32,590.80
City of Austin ............       6,600,000          0.5401         35,646.60
Austin I.S.D. .............       6,600,000          1.4010         92,466.00
ACC (Travis) ..............       6,600,000          0.0500          3,300.00
                                                                 ------------
Total .....................                                      $ 164,003.40

     The basis of the depreciable residential real property portion of the Property (approximately $5,920,449 at the time of acquisition) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the property is and will continue to be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, Cornerstone Realty Income Trust, Inc. earned a property acquisition fee equal to 2% of the purchase price of the property, or $126,600. At closing, Cornerstone Realty Income Trust, Inc. was paid a portion of the property acquisition fee corresponding to the portion of the purchase price of the property paid in cash by the Company. The cash portion of the purchase price was approximately $3,286,127, and 2% of that amount was approximately $65,723. On September 17, 1998, the Company entered into an agreement providing for the payment of the balance of the property acquisition fee. See "The Advisor and its Affiliates -- The Property Acquisition/Disposition Agreement."

     Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                            ESTRADA OAKS APARTMENTS
                                 IRVING, TEXAS

     On July 27, 1998, Apple REIT Limited Partnership purchased the Estrada Oaks Apartments located at 2115 Estrada Parkway, in Irving, Texas (the "Property").

     The Property comprises 248 apartment units. The purchase price for the Property was $9,350,000. The seller was Dallas - Fort Worth Properties, L.P., a Texas limited partnership which was not affiliated with the Company, the Advisor or their affiliates. The purchase price was paid using proceeds from the sale of Shares of the Company. Title to the Property was conveyed to the Company by limited warranty deed.

     LOCATION. The Property is located on Estrada Parkway south of Airport Freeway (SH 183) and west of Belt Line Road in Irving, Texas. The Property is located within "The Metroplex." For information on The Metroplex, see under "Brookfield Apartments" in this supplement.

     The immediate neighborhood surrounding the Property consists of other multi-family and single-family housing and commercial and retail development. The property is conveniently located near fine restaurants, businesses, schools and churches and is readily accessible from highways 181 and 163, two major highways in Irving, Texas. The Property is an approximately 5-minute drive from Dallas/Fort Worth International Airport, an approximately 25-minute drive from downtown Dallas and downtown Fort Worth.

     DESCRIPTION OF THE PROPERTY. The Property consists of 248 apartment units in 14 buildings on approximately 10.1 acres of land. The Property was constructed in 1983.

     The Property offers ten different unit types. The unit mix and rents being charged new tenants as of July 1998 are as follows:

                                                              APPROXIMATE
                                                               INTERIOR
                                                                SQUARE       MONTHLY
 QUANTITY                         TYPE                          FOOTAGE      RENTAL
----------   ---------------------------------------------   ------------   --------
    24       One bedroom, one bathroom                            490         $480
    56       One bedroom, one bathroom                            608          510
    60       One bedroom, one bathroom                            744          565
    10       One bedroom, one bathroom tennis court view          744          575
    10       One bedroom, one bathroom pool view                  744          580
    24       Two bedrooms, one bathroom                           886          670
    30       Two bedrooms, two bathrooms                          942          715
     2       Two bedrooms, two bathrooms pool view                942          730
    30       Two bedrooms, two bathrooms                         1081          770
     2       Two bedrooms, two bathrooms pool view               1081          785

     The apartments provide a total of approximately 191,000 square feet of net rentable area.

     The Company believes that the Property has generally been well maintained and is in good condition. However, the Company has budgeted approximately
$248,000 for repairs and capital improvements to the Property to include clubhouse renovations, exterior painting and wood replacement.

     The following information was provided by the seller. Physical occupancy at the Property averaged approximately 94% in 1993, 94% in 1994, 95% in 1995, 96% in 1996 and 95% in 1997. Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a one-bedroom, one-bathroom apartment (744 square feet) rented for $430 in 1993, $470 in 1994, $470 in 1995, $470 in 1996 and $490
in 1997. The average effective annual rental per square foot at the Property for 1993, 1994, 1995, 1996 and 1997 was $7.16, $7.82, $7.82, $7.82, and $8.16,
respectively.

     The Property has an outdoor swimming pool, a jacuzzi, lighted tennis courts, a fitness center, a laundry facility and 80 covered parking spaces. The Property also has a clubhouse with a leasing office.

     The buildings are wood framed construction with a combination of brick veneer and painted wood siding on concrete slab foundations. Roofs are high sloped with asphalt shingles.

     Each apartment unit has wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up and individually controlled heating and air-conditioning unit. All of the units include ceiling fans, intrusion alarm systems, patio/balcony and outside storage. All of the units, except the two smallest one bedroom floor plans, include full size washer/dryer connections and all of the units, except the smallest one bedroom floor plan, include wood burning fireplaces with mantels. Select units includes microwaves, icemakers and double french patio doors. All kitchens are equipped with a frost free refrigerator/freezer, self-cleaning electric range and oven, dishwasher and garbage disposal. The owner of the Property pays for cold water, sewer charges, gas (for hot water) and trash removal. The tenants pay for their electricity service, which includes cooking, lighting, heating and air-conditioning.

     There are at least three apartment properties that compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy at nearby competing properties averaged approximately 98% on June 30, 1998.

     As of July 27, 1998, the Property was approximately 97% occupied. The tenants are primarily a mix of blue-collar and white-collar workers, students and retired persons.

     The following  table sets forth the 1997 real estate tax information on the
Property:

        JURISDICTION           ASSESSED VALUE         RATE             TAX
---------------------------   ----------------   -------------   ---------------
County of Dallas ..........      $7,009,660       $  0.44307      $  31,057.70
City of Irving ............       7,009,660          0.49300         34,557.62
Irving I.S.D. .............       7,009,660          1.64840        115,547.24
                                                                  ------------
   Total ..................                                         181,162.56

     The basis of the depreciable residential real property portion of the Property (approximately $7,579,500 at the time of acquisition) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the property is and will continue to be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, Cornerstone Realty Income Trust, Inc. earned a property acquisition fee equal to 2% of the purchase price of the property, or $187,000.

     Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                OWNERSHIP OF ASSETS IN SUBSIDIARY PARTNERSHIPS

GENERAL

     Originally, the Company's Properties were acquired and owned directly by the Company without the interposition or use of any subsidiary companies. In 1997, Company management determined that the direct ownership of its Properties could inhibit in certain respects the Company's flexibility in planning certain transactions or acquisitions. For example, the direct-ownership structure makes it difficult, if not impossible, for potential sellers of properties to exchange their properties for equity interests in the Company in a manner that could defer tax liabilities for the sellers. Company management felt that this lack of flexibility could hinder the Company's acquisition of desirable properties from sellers seeking such tax deferral. Furthermore, Company management believed that the direct-ownership structure tended to maximize the Company's exposure to certain franchise taxes.

     Based upon the foregoing, Company management proposed to the Board of Directors, and the Board of Directors adopted and submitted for approval by the Shareholders, a proposal the effect of which would be to transfer the apartment properties of the Company owned as of the end of 1997 to a newly-organized limited partnership indirectly wholly-owned by the Company.

     The Board of Directors approved and submitted to the Shareholders (with its recommendation for adoption) the following resolutions (collectively, the "Reorganization Proposal");

       RESOLVED, that the Company transfer any and all of the Company's multifamily rental apartment communities (including all assets associated therewith) to a partnership to be created by the Company, the partners of which will be the Company or entities wholly-owned, directly or indirectly, by the Company; and

       RESOLVED, that the following be added as a new Article XIII to the Company's Bylaws:

                                  ARTICLE XIII
                    CONDUCT OF BUSINESS THROUGH SUBSIDIARIES

       13.1 Subsidiaries. To the extent permitted by the Articles of Incorporation, these Bylaws (excluding Section 9.1(i) hereof, which shall not be construed to prohibit anything contemplated by this Article XIII) and applicable law (including any required consent of the Directors and Shareholders under applicable law), the Company may conduct its business through subsidiary companies owned or controlled by the Company (or its subsidiaries). Any such subsidiary company is referred to as a "Subsidiary Company" and collectively such subsidiary companies are referred to as the "Subsidiary Companies." It is specifically acknowledged that the conduct of the Company's business through a Subsidiary Company or Subsidiary Companies may be effected and undertaken by the transfer by the Company of properties to, the acquisition of properties by, and the ownership and operation of properties in, a partnership all of whose interests are initially owned by the Company and/or a Subsidiary Company or Subsidiary Companies. However, the transfer described in the preceding sentence shall not constitute an event permitting conversion of the Company's Class B Convertible Shares.

       13.2 Interpretation and Application of Bylaws. If and to the extent (i) the Company conducts its business through Subsidiary Companies, or (ii) there are properties which, in the absence of Subsidiary Companies, would be owned and operated by the Company but such properties are instead owned and operated by Subsidiary Companies, restrictions on the power of the Company to engage in certain transactions and restrictions on the authority of Directors and officers of the Company in these Bylaws, and in particular the restrictions contained in Articles VIII, IX and X of these Bylaws, shall be interpreted and applied to Subsidiary Companies in the same manner as they apply by their terms to the Company to the extent necessary to ensure that the Bylaw provision is given the effect intended notwithstanding that the Company's business is conducted through Subsidiary Companies instead of by the Company directly. The Company shall exercise any rights and powers it has as an owner or partner (directly or indirectly) of a Subsidiary Company consistently with this provision.

       13.3 Certain Shareholder Consents. If a transaction involving the proposed sale or other transfer, whether by sale, exchange, merger, consolidation, lease, share exchange or otherwise, by a Subsidiary Company would require pursuant to applicable law the consent or approval of Shareholders if the Company owned directly, and were proposing the sale or other transfer of, the relevant assets, the Company shall not approve, undertake or effectuate any such proposed sale or other transfer through such Subsidiary Company without first obtaining the consent or approval of the Shareholders of the Company.

     Pursuant to notice duly given, to all Shareholders of record on October 31, 1997, in a Proxy Statement dated November 26, 1997, a Special Meeting of Shareholders of the Company was held at 3:00 p.m. on Wednesday, December 17, 1997, at the offices of McGuire, Woods, Battle & Boothe LLP, Richmond, Virginia. At the Special Meeting, Shareholders were asked to consider and vote on the Reorganization Proposal. There being insufficient votes to approve the Reorganization Proposal at that time, the meeting was adjourned and then reconvened after adjournment on December 19, 1997 at 2:00 p.m. A vote was then taken on the Reorganization Proposal. As of the record date, there were 10,108,598 Common Shares outstanding and entitled to vote. A total of 6,845,381 Common Shares were present in person or by proxy. A total of 6,823,288 Common Shares voted in favor of the Reorganization Proposal. A total of 11,785 Common Shares voted against the Reorganization Proposal and a total of 10,308 Common Shares abstained. The Reorganization Proposal was adopted, as 67.5%, or more than two-thirds, of the Common Shares outstanding and entitled to vote approved the Reorganization Proposal.

REORGANIZATION

     In light of the foregoing and as further described herein, the Company transferred the Properties owned as of the end of 1997 to a Virginia limited partnership, the partners of which were two newly created, wholly-owned subsidiaries of the Company.

     The Company formed the two wholly-owned subsidiaries, Apple Limited, Inc. and Apple General, Inc., as Virginia corporations. The Company then transferred an undivided 99 percent interest in the Properties to Apple Limited, Inc. and an undivided 1 percent interest in the Properties to Apple General, Inc. Apple Limited, Inc. and Apple General, Inc. together formed the limited partnership, Apple REIT Limited Partnership (the "Partnership"), as a Virginia limited partnership. Apple Limited, Inc. contributed its 99% interest in the Properties to the Partnership in exchange for a 99% limited partnership interest in the Partnership. Apple General, Inc. contributed its 1% interest in the Properties to the Partnership in exchange for a 1% general partnership interest in the Partnership. The Properties were transferred to the Partnership on December 29, 1997.

SUBSEQUENT PROPERTY ACQUISITIONS

     Generally, the Company expects to acquire, and has acquired, additional properties by purchase directly by Apple REIT Limited Partnership. However, the Company acquired five Properties in July 1998 that involved the assumption of mortgage indebtedness. The lender in each case required that each Property be purchased by a separate ("single-purpose") entity. Accordingly, the Company organized five additional Virginia limited partnerships identical in structure and ownership to Apple REIT Limited Partnership for the purpose of purchasing these five Properties.

     The following diagram sets forth the manner in which the Company owns its Properties. It is expected that additional Properties will be purchased by Apple REIT Limited Partnership, unless special circumstances requiring the use of additional subsidiaries arise in particular cases. All of the Company's subsidiary limited partnerships are sometimes referred to herein as the "Subsidiary Partnerships."

[GRAPHIC OMITTED]

EFFECT OF USE OF SUBSIDIARY PARTNERSHIP AND BYLAW AMENDMENTS

     The Company owns 100% of Apple Limited, Inc., which owns a 99% interest in each Subsidiary Partnership, and owns 100% of Apple General, Inc., which owns a 1% interest in each Subsidiary Partnership. Apple General, Inc., as general partner of each Subsidiary Partnership, will manage the affairs of the Subsidiary Partnership. The Company, as sole shareholder of Apple General, Inc., will be entitled to exercise the rights of a 100%-shareholder with respect to Apple General, Inc., including the election and removal of directors of that company. At the present time, Glade M. Knight, Chairman of the Board and Chief Executive Officer of the Company, is the sole director and President of Apple General, Inc. No substantive change in the rights of the Shareholders is intended to occur as a result of the holding of the Properties in the Subsidiary Partnerships. To give effect to this intent, there are now in effect amendments to the Company's Bylaws (set forth above) designed to retain existing Bylaw restrictions on the Company and its directors and officers, and to retain certain existing Shareholder rights, notwithstanding the technical changes in legal ownership effected by the use of Subsidiary Partnerships.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

     The Directors of the Company have ultimate control over the management of the Company and the conduct of its affairs, including the acquisition and disposition of the Company's assets, but the Company has entered into an Advisory Agreement with the Advisor to manage the Company's day-to-day affairs. The Directors are charged with the responsibility of monitoring the relationship between the Company and the Advisor. The Independent Directors are required to make an annual determination that the Advisor's compensation is reasonable, that total fees and expenses of the Company are reasonable and that the Company's borrowings, if any, are appropriate.

     The Directors will spend such time on the affairs of the Company as their duties may require. It is expected that the Directors will meet quarterly or more frequently as required. Financial statements and various other financial reports of the Company will be provided to the Directors quarterly to aid them in the discharge of their duties. It is not contemplated that the Directors will devote a substantial portion of their time to the discharge of their duties as Directors.

     The 1998 Annual Meeting of Shareholders of the Company was held at the Company's executive offices at 306 East Main Street, Richmond, Virginia 23219, on Tuesday, May 12, 1998, beginning at 10:00 a.m. The sole item on the agenda for consideration was the re-election of the four current Directors to an additional term of one year each. The holders of Shares of record at the close of business on March 20, 1998 were entitled to vote at the meeting. A quorum was present, and therefore the four candidates receiving the greatest number of affirmative votes of Shares were elected Directors of the Company. At the close of business on the record date, the Company had 16,708,817 Shares outstanding and entitled to vote.

     At the Annual Meeting of Shareholders of the Company, held on May 12, 1998, the following four persons, already serving as directors, were duly nominated for election as Directors of the Company, received the number of votes set forth opposite their respective names, and were therefore re-elected to one-year terms:

                                 NUMBER OF         NUMBER OF
           NAME               VOTES RECEIVED     VOTES WITHHELD
--------------------------   ----------------   ---------------
Lisa B. Kern .............     14,906,853           61,993
Glade M. Knight ..........     14,906,853           61,993
Penelope W. Kyle .........     14,906,853           61,993
Bruce H. Matson ..........     14,906,853           61,993

     The current Directors of the Company, and the executive officers of the Company, and their primary occupations during the last five years or more are set forth below.


               NAME                AGE                     POSITION
--------------------------------- ----- ----------------------------------------------

      Glade M. Knight ...........  52   Director, Chairman of the Board and President
      Penelope W. Kyle ..........  48   Director (Independent)
      Bruce H. Matson ...........  39   Director (Independent)
      Lisa B. Kern ..............  38   Director (Independent)



     GLADE M. KNIGHT. Mr. Knight is Chairman of the Board, Chief Executive Officer and Director of the Company. He also is the chief executive officer, sole Director and sole common shareholder of ARA, ARG and ARMG, which were all organized in July 1996.

     Mr. Knight founded, and serves as the Chairman of the Board, President and a Director of, Cornerstone, a Virginia corporation which is a public real estate investment trust. Cornerstone, which began operations in 1993, acquires, owns and operates apartment complexes in the mid-Atlantic and southeastern regions of the United States. Through December 31, 1997, Cornerstone had sold approximately $349 million in common shares to approximately 14,000 investors and had acquired 51 apartment communities.

     Since 1972, Mr. Knight has held executive and/or ownership positions in several corporations (including, beginning in 1978, Knight-Austin Corporation) involved in the management of and investment in real estate. He has served, directly or indirectly, as a general or limited partner of 71 limited partnerships owning 80 properties comprising over 13,000 apartment units. See
"The Advisor and its Affiliates -- Prior Performance of Cornerstone and Partnerships Sponsored by Affiliates of ARG," for information on certain prior real estate programs organized by Mr. Knight.

     Mr. Knight is the Chairman of the Board of Trustees of Southern Virginia College in Buena Vista, Virginia. Mr. Knight is a member of the advisory board to the Graduate School of Real Estate and Urban Land Development at Virginia Commonwealth University and the Board of Directors of the Richmond Business Workout Council, and is a former member of the National Housing Roundtable. An alumnus of Brigham Young University, he has served on a National Advisory Council for the University and is a founding member of and active lecturer for the University's Entrepreneurial Department of the Graduate School of Business Management.

     PENELOPE W. KYLE. Ms. Kyle became Director of the Virginia Lottery on September 1, 1994. Ms. Kyle had worked in various capacities for CSX Corporation and its affiliated companies from 1981 until August, 1994. She served as Vice President, Administration and Finance for CSX Realty, Inc. since 1991, as Vice President, Administration for CSX Realty, Inc. from 1989 to 1991, and as Assistant Vice President and Assistant to the President for CSX Realty, Inc. from 1987 to 1989. She received a B.A. from Guilford College in 1969, an
M.A. from Southern Methodist University in 1971, a degree in law from the University of Virginia in 1979 and an M.B.A. from The College of William and Mary in 1987.

     BRUCE H. MATSON. Mr. Matson is a shareholder in the law firm of LeClair Ryan, A Professional Corporation, in Richmond, Virginia. Mr. Matson has practiced law since 1983. He received an A.B. from the College of William and Mary in 1979, and a J.D. from Marshall-Wythe School of Law, College of William and Mary, in 1983.

     LISA  B.  KERN.  Ms.  Kern  is  a portfolio manager with Davenport & Co. of
Virginia,  Inc.,  in  Richmond,  Virginia.  Before  joining  Davenport  as  Vice
President in 1996, Ms. Kern advised clients in the areas of investments and estate planning. She began her investment career in 1982 as a financial planner and later District Manager with IDS/American Express Advisory. In 1985, Ms. Kern received her CFP designation. In 1989, Ms. Kern joined Crestar Bank's Trust and Investment Management Group as a Vice President. Ms. Kern is a graduate of Randolph Macon College and received her MBA from Virginia Commonwealth University in 1991.

COMMITTEES OF DIRECTORS

     The Directors have established an Executive Committee that has the authority of the full Board except for the declaration of distributions and non-delegable matters specified in Virginia law. A majority of the members of the Executive Committee must be Independent Directors.

     At this time, the Executive Committee is responsible for making all of the Company's investment and acquisition decisions, including all decisions to invest in or acquire real property. Depending on the circumstances, certain transactions with the Advisor and its Affiliates will require the additional approval of a majority of the Directors or a majority of the Directors who are not parties to the transaction or Affiliates of any person (other than the Company) who is a party to the transaction.

     The Directors have established an Audit Committee which will be responsible for overseeing the relationship between the Company and its independent auditors, including the annual audit of the Company's financial statements, and monitoring the reasonableness of the Company's expenses. A majority of the members of the Audit Committee must be Independent Directors.

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     The acquisition of any property with a contract  purchase price not greater than $15,000,000 may be undertaken by the President acting alone (unless it is an acquisition from an Affiliate of the Advisor). Any property acquisition with a contract purchase price exceeding $15,000,000 will require the consent of the Executive Committee of the Board of Directors. Any acquisition from an Affiliate of the Advisor will require the consent of a majority of all Independent Directors and of the entire Board.

     The current members of the Company's Executive Committee are Mr. Knight, Ms. Kyle and Mr. Matson. The current members of the Audit Committee are Ms. Kyle, Ms. Kern and Mr. Matson. The current members of the Compensation Committee are Mr. Matson and Ms. Kyle.

DIRECTOR COMPENSATION

     The Company pays to each Director who is not an Affiliate of the Advisor an annual fee of $5,000 plus $500 for each meeting of the full Board of Directors attended by such person in person ($100 if any are attended by telephonic means). There is no additional compensation for serving on a Committee or attending a Committee meeting. The Company will, however, reimburse all Directors for their travel and other out-of-pocket expenses incurred in connection with attending any meeting of the Board or any Committee, and for carrying on the business of the Company, including reimbursement for expenses for any on-site review of properties presented for acquisition or of new markets. Directors who are Affiliates of the Advisor receive no compensation from the Company for their service as Directors. These Directors, however, are remunerated indirectly by their relationship to the Advisor and its Affiliated companies and are reimbursed by the Company for their expenses in attending meetings of the Directors or a Committee and in carrying on the business of the Company.

     During 1997, Independent Directors (Mss. Kern and Kyle and Mr. Matson) received annual directors' fees of $5,000 plus $500 for each meeting of the Board and $100 for each committee meeting attended; however, Independent Directors did not receive any compensation for attending a committee meeting if it occurred on the same day as a meeting of the entire Board of Directors. Non-independent Directors received no compensation from the Company for their service as Directors. All Directors were reimbursed by the Company for their travel and other out-of-pocket expenses incurred in attending meetings of the Directors or a committee and in conducting the business of the Company.

INDEMNIFICATION AND INSURANCE

     See "Summary of Organizational Documents -- Responsibility of Board of Directors, Advisor, Officers and Employees" for a description of the nature of the Company's obligation to indemnify the Company's directors and officers and certain others in certain situations.

     The Company has obtained, and pays the cost of, directors' and officers' liability insurance coverage which insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by the directors and officers of the Company in their respective capacities as directors and officers of the Company, and (ii) the Company to the extent that the Company has indemnified the directors and officers for such loss.

OFFICER COMPENSATION

     The officers of the Company are not paid salaries by the Company. Such officers are officers of the Advisor and its Affiliates, which entities are entitled to certain fees for services rendered by them to the Company. Thus, the officers of the Company are, in essence, compensated by the Advisor or its Affiliates. Officers of the Company are, however, eligible to receive stock options and restricted stock from the Company. See "-- The Incentive Plan, -- Award Agreement to Mr. Knight" and "Principal and Management Stockholders." See "Compensation" for a description of the fees payable to the Advisor and its Affiliates.

STOCK INCENTIVE PLANS

     The Company has adopted two stock incentive plans which are described below. For purposes of the description below, the term "Offering" means the Initial Offering, this Offering, plus all additional offerings and sales of Shares which may occur during the five-year period beginning November 1, 1996 and ending October 31, 2001.

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     The aggregate  number of Shares  reserved for issuance  under the two stock incentive plans is (1) 80,000 Shares, plus (2) 6.425% of the number of Shares sold in the Initial Offering in excess of the Minimum Offering, plus (3) 6.2% of the number of Shares sold in additional offerings, including this Offering, above the Initial Offering.

THE INCENTIVE PLAN

     Under one plan (the "Incentive Plan"), incentive awards may be granted to certain employees (including officers and directors who are employees) of the Company, or of Apple Residential Advisors, Inc., Apple Residential Management Group, Inc. or Apple Realty Group, Inc. (the latter three companies being sometimes referred to herein as the "Apple Companies"). Of the Directors of the Company, Mr. Knight is a participant in the Incentive Plan. Such incentive awards may be in the form of stock options or restricted stock (as described below). Under the Incentive Plan, the number of Shares reserved for issuance is equal to an aggregate of (1) 35,000 Shares, plus (2) 4.625% of the number of Shares sold in the Initial Offering in excess of the Minimum Offering, plus (3) 4.4% of the number of the Shares sold in additional offerings, including this Offering, above the Initial Offering. If an option is cancelled, terminates or lapses unexercised, any unissued Shares allocable to such option may be subjected again to an incentive award. The purpose of the Incentive Plan is to attract and retain the services of experienced and qualified employees who are acting on behalf of the Company, either directly or through the Apple Companies, in a way that enhances the identification of such employees' interests with those of the Shareholders.

     The Incentive Plan will be administered by a Compensation Committee of the Board of Directors of the Company (the "Committee"). Notwithstanding anything to the contrary in this Prospectus (including the Company's organizational documents referred to herein), the Committee must have a minimum of two members who are not eligible to participate in the Incentive Plan or any similar plan of the Company other than the Directors' Plan (described below).

     Subject to the provisions of the Incentive Plan, the Committee has authority to determine (i) when to grant incentive awards, (ii) which eligible employees will receive incentive awards, (iii) whether the award will be an option or restricted stock, and the number of Shares to be allocated to each incentive award. The Committee may impose conditions on the exercise of options and upon the transfer of restricted stock received under the Plan, and may impose such other restrictions and requirements as it may deem appropriate.

Stock Options

     An option granted under the Incentive Plan will not be transferrable by the option holder except by will or by the laws of descent and distribution, and will be exercisable only at such times as may be specified by the Committee. During the lifetime of the option holder the option may be exercised only while the option holder is in the employ of the Company or one of the Apple Companies, or within 60 days after termination of employment. In the event the termination is due to death or disability, the option will be exercisable for a 180-day period thereafter.

     The exercise price of the options will be not less than 100% of the fair market value of the Common Shares as of the date of grant of the option.

     The Committee has discretion to take such actions as it deems appropriate with respect to outstanding options in the event of a sale of substantially all of the stock or assets of the Company, a merger of the Apple Company by which an option holder is employed, or the occurrence of similar events. Adjustments will be made in the terms of options and the number of Shares which may be issued under the Incentive Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding Shares or the future creation or issuance to shareholders generally of rights, options or warrants for the purchase of Shares.

     Options granted under the Incentive Plan are non-qualified stock options, not intended to qualify for favorable incentive stock option tax treatment under the Code.

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Restricted Stock

     Restricted stock issued pursuant to the Incentive Plan is subject to the following general restrictions: (i) none of such Shares may be sold,
transferred,   pledged,  or  otherwise  encumbered  or  disposed  of  until  the restrictions on such Shares shall have lapsed or been removed under the provisions of the Incentive Plan, and (ii) if a holder of restricted stock ceases to be employed by the Company or one of the Apple Companies, he will forfeit any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed.

     The Committee will establish as to each share of restricted stock issued under the Incentive Plan the terms and conditions upon which the restrictions on such Shares shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions at the end of a specified period of time, or as a result of the disability, death or retirement of the participant. In addition, the Committee may, at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any or all such restrictions.

Amendment of the Incentive Plan and Incentive Awards

     The Board of Directors may amend the Incentive Plan in such respects as it deems advisable; provided that the shareholders of the Company must approve any amendment that would (i) materially increase the benefits accruing to participants under the Incentive Plan, (ii) materially increase the number of Shares that may be issued under the Incentive Plan, or (iii) materially modify the requirements of eligibility for participation in the Incentive Plan. Incentive awards granted under the Incentive Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the Plan.

DIRECTORS' PLAN

     The Company has also adopted a stock option plan for Directors of the Company who are not employees of the Company or any subsidiary of the Company or any of ARA, ARMG or ARG (the "Directors' Plan"). Under the Directors' Plan, the number of Shares reserved for issuance is equal to 45,000 Shares plus 1.8% of the number of Shares sold in the Initial Offering and this Offering in excess of the Minimum Offering.

     A Director is eligible to receive an option under the Directors' Plan if the Director is not otherwise an employee of the Company or any subsidiary of the Company or any of ARA, ARMG or ARG and was not an employee of any of such entities for a period of at least one year before the date of grant of an option under the Plan. Three members of the Board (all of the Directors except Mr. Knight) are qualified to receive options under the Directors' Plan.

     The Directors' Plan will be administered by the Board. Grants of stock options to eligible Directors under the Plan will be automatic. However, the Board has certain powers vested in it by the terms of the Plan, including, without limitation, the authority (within the limitations described therein) to prescribe the form of the agreement embodying awards of stock options under the Plan, to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Directors' Plan will be final and conclusive. The Board may act only by a majority of its members in office, except members thereof may authorize any one or more of their number, or any officer of the Company, to execute and deliver documents on behalf of the Board.

     The Directors' Plan provides for the following automatic option awards:

     (1) As of the initial closing of the Shares under the Initial Offering, each eligible Director received an option to purchase 5,500 Shares plus 0.0125% of the number of Shares in excess of the minimum offering sold by the initial closing.

     (2) As of each June 1 during the years 1997 through 2001 (inclusive), each eligible Director shall automatically receive an option to purchase 0.02% of the number of Shares issued and outstanding on that date.

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     (3) As of the election as a Director of any new person who  qualifies as an eligible Director, such eligible Director will automatically receive an option to purchase 5,000 Shares.

     The purpose of the Directors' Plan is to enhance the identification of the participating Directors' interests with those of the Shareholders.

     The exercise price for each option granted under the Directors' Plan will be 100% of the fair market value on the date of grant; no consideration will be paid to the Company for the granting of the option. Options granted under the Directors' Plan will have a term of 10 years and will be fully exercisable six months after the date of grant. If an optionee ceases to serve as a Director of the Company prior to the expiration of the six-month period following the date of grant, the option will terminate on the date of such termination of service as a Director. If an optionee ceases to serve as a Director of the Company after the expiration of the six-month period following the date of grant, the option will terminate three years after the date of termination of service, or on expiration of the option, whichever is earlier.

     Options granted under the Directors' Plan are non-transferable other than by will or the laws of descent and distribution upon the death of the optionee and, during the lifetime of the optionee, are exercisable only by him. Payment upon exercise of an option under the Directors' Plan may be made in cash or with the Company's Shares of equivalent value.

     The Board may suspend or discontinue the Directors' Plan or revise or amend the Plan in any respect; provided, however, that without approval of the Company's shareholders no revision or amendment may increase the number of Shares subject to the Plan or materially increase the benefits accruing under the Plan. In addition, the Directors' Plan may not be amended more than once every six months other than to comply with changes in the Code or ERISA.

STOCK OPTION GRANTS

     As of the date of this Prospectus, there have been no grants under the Incentive Plan.

     In 1997, each independent Director received an option to purchase 6,850 Shares, and in 1998 each independent Director received an option to purchase 4,022 shares, all exercisable at $10 per Share. Independent Directors will receive additional Share options in future years under the Company's Non-Employee Directors Stock Option Plan.

     In 1997, no Share options or restricted Shares were issued to the Company's officers or employees. The Compensation Committee expects that it may issue Share options and/or restricted Shares to selected Company officers and employees in 1998 and in future years. The Compensation Committee intends to propose and recommend grants that reward officers and employees for actions that benefit the Company and its shareholders and that align the interests of the officers and employees with those of the Company and its shareholders.

     In December 1997 the Compensation Committee approved and adopted a plan pursuant to which certain employees of the Company would be eligible for grants of options to purchase up to 87,000 Shares (in the aggregate for all such employees) based upon such employees and/or the Company meeting or exceeding performance goals for 1998 as specified by the Chairman. If such performance goals are met, such options are expected to be issued to eligible persons (who are still employees) in the early part of 1999.

AWARD AGREEMENT TO MR. KNIGHT

     On September 17, 1998, the Company's Board of Directors authorized the Company to grant and issue to Glade M. Knight options to purchase Common Shares (the "Award Agreement"). This grant was made apart from the Incentive Plan by special action of the Board of Directors. The terms of the Award Agreement will provide Mr. Knight options to purchase 355,111 Common Shares (the "Award Options"). The Award Options will be issued in five equal parts, if, as and when there is sold in this Offering $10 million, $20 million, $30 million, $40 million and $50 million, respectively (each a break point), in Shares. If this Offering is terminated at any point other than one of the break points, there will be issued at the time of termination a pro rata portion of the Award Options corresponding to the sales in excess of the break point previously achieved.

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     The Award Options are exercisable and transferable  immediately but may not be exercised after ten years from the date of grant. The Award Options may be exercised only so long as Mr. Knight is an executive officer of the Company; provided that if he ceases to be an executive officer of the Company other than by reason of disability or death at the time when he holds an Award Option that is exercisable, he may exercise any or all of such Award Options within 60 days after termination of such status. If Mr. Knight's employment is terminated either by reason of his disability or by reason of his death, at a time when he holds an Award Option that is exercisable, such Award Option may be exercised within 180 days after the date of disability or death. No Award Option will be exercisable by a person subject to Section 16(b) of the Exchange Act in a manner not permitted by the Act and the rules thereunder.

     The exercise price of the Award Options will be $10 per Common Share acquired; provided, however, that if a "Triggering Event" (as defined below) occurs, the exercise price will be $1.00 per Common Share. All of the Award Options will become immediately exercisable upon and for 180 days following the occurrence of a "Triggering Event." A Triggering Event means the occurrence of either of the following events: (1) substantially all of the Company's assets, stock or business is sold or otherwise transferred, whether through sale, exchange, merger, consolidation, lease, share exchange or otherwise, or (2) the Advisory Agreement between the Company and ARA (whether or not subject to a subcontract arrangement) is terminated or not renewed, and the Company ceases to use ARMG (whether or not subject to a subcontract arrangement) to provide substantially all of its property management services.

     If a Triggering Event occurs, and the holders of the Award Options either elects not to, or fails to, exercise any exercisable Award Options within the 180-day period, then the Company will pay to the holder of the Award Options the difference between the exercise price and the value of the Common Shares that would be obtained upon exercise of the Award Options. If the exercise of the Award Options or the receipt of payment in lieu of such exercise subjects the holder of the Award Options to an additional penalty tax under section 4999 of the Code, the Company will pay to the Award Option holder an additional amount to put such holder in the same position in which the holder would have been if such penalty tax had not been imposed (but the holder will remain liable for the ordinary income taxes payable thereon).

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                        THE ADVISOR AND ITS AFFILIATES

GENERAL

     Cornerstone Realty Income Trust, Inc. ("Cornerstone" or "the Advisor") will provide the day-to-day management for the Company and its properties. Apple Residential Advisors, Inc. ("ARA") and Apple Residential Management Group, Inc. ("ARMG") originally contracted with the Company to provide these services, but, with the approval of the Company, the Advisor entered into subcontracts with ARA and ARMG effective March 1, 1997. Under these subcontracts, the Advisor agreed to provide to the Company the services ARA and ARMG previously agreed to provide, in exchange for the compensation the Company previously agreed to pay ARA and ARMG. For the period prior to March 1, 1997, the Company paid to ARMG a management fee plus reimbursement of certain expenses in the amount of $52,375, and paid to ARA an advisory fee in the amount of $14,894. For the period from March 1, 1997 through December 31, 1997, the Company paid to the Advisor $822,934 in management and advisory fees, and $213,961 in certain reimbursable items. For the six months ended June 30, 1998, the Company paid to the Advisor $817,954 in management and advisory fees and in certain reimbursable items.

     The Advisor will also provide property acquisition and disposition services to the Company. Prior to March 1, 1997, Apple Realty Group, Inc. ("ARG") provided these services. Effective March 1, 1997, the Advisor acquired all of the assets of ARG (consisting principally of ARG's contract with the Company) for consideration totaling $2 million ($350,000 in cash and $1,650,000 in Cornerstone common shares (150,000 Cornerstone common shares valued at $11 per Cornerstone common share)). Pursuant to this acquisition, the Advisor has assumed ARG's obligations to the Company in exchange for the compensation the Company previously agreed to pay ARG. For the period prior to March 1, 1997, the Company paid to ARG fees in the amount of $624,382. For the period from March 1, 1997 through December 31, 1997, and for the six months ended June 30, 1998, the Company paid to the Advisor approximately $1,115,566 and $874,600, respectively, for the property acquisition and disposition agreement.

     Cornerstone is a REIT originally organized by Glade M. Knight, the Chairman of the Board and President of the Company. Mr. Knight is also the Chairman of the Board and President of Cornerstone, and the sole holder of common shares of ARA, ARMG and ARG. Cornerstone, ARA, ARMG and ARG may be deemed to be affiliates of each other. Accordingly, the Advisor, ARA, ARMG and ARG are sometimes referred to herein as "the Advisor and its Affiliates."

THE ADVISORY AGREEMENT

     The current Advisory Agreement has a one-year term ending October 31, 1998, and is renewable annually by the Directors. The Advisory Agreement provides that it may be terminated at any time by a majority of the Independent Directors or the Advisor upon 60 days' written notice. Under the Advisory Agreement, the Advisor undertakes to use its best efforts (i) to supervise and arrange for the day-to-day management of the Company and (ii) to assist the Company in maintaining a continuing and suitable property investment program consistent with the Company's investment policies and objectives. Under the Advisory Agreement, generally the Advisor is not required to, and will not, advise the Company on investments in securities, i.e., the temporary investment of offering proceeds pending investment of such proceeds in real property, as described in "Investment Objectives and Policies -- General." It is expected that the Company generally will make its own decisions with respect to such temporary securities investments.

     Pursuant to the Advisory Agreement, the Advisor will be entitled to an annual Asset Management Fee. The Asset Management Fee is payable quarterly in arrears. The amount of the Asset Management Fee is a percentage of Total Contributions. The applicable percentage used to calculate the Asset Management Fee is based on the ratio of Funds from Operations to Total Contributions (such ratio being referred to as the "Return Ratio") for the preceding calendar quarter. The per annum Asset Management Fee is initially equal to the following with respect to each calendar quarter: 0.1% of Total Contributions if the Return Ratio for the preceding calendar quarter is 6% or less; 0.15% of Total Contributions

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if the Return Ratio for the preceding  calendar  quarter is more than 6% but not more than 8%; and 0.25% of Total Contributions if the Return Ratio for the preceding calendar quarter is above 8%. See "Compensation." The Advisor or an Affiliate thereof will also receive reimbursement for certain direct expenses and allocable overhead incurred in connection with its provision of services to the Company.

     The Bylaws require the Independent Directors to monitor the Advisor's performance of the Advisory Agreement and to determine at least annually that the amount of compensation the Company pays the Advisor is reasonable, based on such factors as they deem appropriate, including the amount of the Asset Management Fee in relation to the size, composition and profitability of the investments of the Company; the success of the Advisor in selecting opportunities that meet the Company's investment objectives; the rates charged by other investment advisors performing comparable services; the amount of additional revenues realized by the Advisor and its Affiliates for other services performed for the Company; the quality and extent of service and advice furnished by the Advisor; the performance of the Company's investments and the quality of the Company's investments in relation to any investments generated by the Advisor for its own account.

     The Company's Bylaws generally prohibit the Operating Expenses of the Company (generally defined as all Company operating, general and administrative expenses, but excluding depreciation and similar non-cash items and expenses of raising capital, interest, taxes and costs related to asset acquisition, operation and disposition) from exceeding in any year the greater of 2% of the total Average Invested Assets of the Company (generally defined as the monthly average of the aggregate book value of Company assets invested in real estate, before deducting depreciation) or 25% of the Net Income of the Company (generally defined as the revenues for any period, less expenses other than depreciation or similar non-cash items) for such year. Unless the Independent Directors conclude that a higher level of expenses is justified based upon unusual and nonrecurring factors which they deem sufficient, the Advisor must reimburse the Company for the amount of any such excess. The Advisor must make such reimbursement within 120 days from the end of the Company's fiscal year. The Advisor will be entitled to be repaid such reimbursements in succeeding fiscal years to the extent actual Operating Expenses are less than the permitted levels. In determining that unusual and nonrecurring factors are present, the Independent Directors will be entitled to consider all relevant factors pertaining to the Company's business and operations, and will be required to explain their conclusion in written disclosure to the Shareholders. The Advisor generally would expect to pay any required reimbursement out of compensation received from the Company in the current or prior years. However, there can be no assurance that the Advisor would have the financial ability to fulfill its reimbursement obligations.

     The Company's Bylaws further prohibit the total Organizational and Offering Expenses (including Selling Commissions) from exceeding 15% of the Total Contributions. Furthermore, the total of all Acquisition Fees and Acquisition Expenses paid by the Company in connection with the purchase of a property by the Company shall be reasonable and shall in no event exceed an amount equal to 6% of the contract price for the property, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction approves the transaction as being commercially competitive, fair and reasonable to the Company. For purposes of the foregoing limitation, the "contract price for the property" means the amount actually paid or allocated to the purchase, development, construction or improvement of the property, exclusive of Acquisition Fees and Acquisition Expenses. Any Organizational and Offering Expenses or Acquisition Fees and Acquisition Expenses incurred by the Company in excess of the permitted limits shall be payable by the Advisor immediately upon demand of the Company.

     The foregoing is only a summary of the Advisory Agreement. A copy of the form of such agreement has been filed as an exhibit to the registration statement of which this Prospectus is a part; reference is made to the agreement for a complete statement of its provisions.

THE PROPERTY ACQUISITION/DISPOSITION AGREEMENT

     Under the Property Acquisition/Disposition Agreement, the Advisor will act as a real estate broker in connection with the Company's purchases and sales of properties and is entitled to a real estate commission equal to 2% of the gross purchase prices of the Company's properties, payable by the

Company in connection with each purchase; provided that if indebtedness is assumed or incurred in connection with the acquisition, the acquisition fee that would have been payable with respect to the portion of the purchase price represented by such indebtedness shall not be payable until such time, if ever, that such indebtedness is repaid with the proceeds of this Offering or other equity financing. On September 17, 1998, the Company's Board of Directors authorized the Company to agree to and enter into an amendment to the Property Acquisition/Disposition Agreement providing for the payment of the two percent (2%) fee on the indebtedness assumed by the Company with the purchase of Pace's Point Apartments, Pepper Square Apartments, Emerald Oaks Apartments, Hayden's Crossing Apartments and Newport Apartments. See "Business and Properties -- Properties Owned by the Company." Under such agreements, the Advisor is also entitled to a real estate commission equal to 2% of the gross sales prices of the Company's properties, payable by the Company in connection with each property sale if, but only if, any such property is sold and the sales price exceeds the sum of (1) the Company's cost basis in the property (consisting of the original purchase price plus any and all capitalized costs and expenditures connected with the property) plus (2) 10% of such cost basis. For purposes of such calculation, the Company's cost basis will not be reduced by depreciation. If the sales price of a particular property does not equal the required amount, no real estate commission is payable, but the Advisor is still entitled to payment by the Company of its "direct costs" incurred in marketing such property where "direct costs" refers to a reasonable allocation of all costs, including salaries of personnel, overhead and utilities, allocable to services in marketing such property. If the person from whom the Company purchases or to whom the Company sells a property paid any fee to the Advisor, such amount would decrease the amount of the Company's obligation to the Advisor. In addition, the Advisor is not entitled to any disposition fee in connection with a sale of a property by the Company to itself or any of its Affiliates, but the Advisor would, in such case, be entitled to payment by the Company of its direct costs incurred in such regard. The agreement had an initial term of five years ending October 31, 2001, and will renew automatically for successive terms of five years unless either party to the agreement elects not to renew by notice sent to the other party within 60 days before the end of any term.

     A copy of the form of Property Acquisition/Disposition Agreement has been filed as an exhibit to the registration statement of which this Prospectus is a part, and reference is made to the agreement for a complete description of its provisions.

     Subject to the conditions applicable generally to transactions between the Company and Affiliates of the Advisor (see "Conflicts of Interest -- Transactions with Affiliates and Related Parties"), the Advisor and its Affiliates may render services to the Company in connection with Company financings or refinancings, and would be entitled to compensation for such services. As of the date of this Prospectus, there are no specific agreements for any such services.

THE PROPERTY MANAGEMENT AGREEMENT

     Property management services for the Company's properties generally will be performed by the Advisor as described under "Investment Objectives and Policies -- Management of Properties."

DEVELOPMENTS INVOLVING CORNERSTONE REALTY INCOME TRUST, INC.

     Authorization for Additional Share Issuance. On February 10, 1997, in response to a request from Cornerstone, the Company's Board of Directors authorized the grant to Cornerstone of a continuing right to purchase such number of Shares of the Company as would, following any such purchase, be up to but not in excess of 9.8% of the total number of Shares of the Company then outstanding. This right continued during the Company's Initial Offering, and the purchase price for such Shares under such right was the current public offering price less the Selling Commissions and Marketing Expense Allowance payable with respect thereto. On September 17, 1998, the Company's Board of Directors decided to extend this right to Cornerstone through this Offering on the same terms and conditions as previously authorized during the Company's Initial Offering. Shares sold to Cornerstone pursuant to this right are in addition to, and not part of, the Initial Offering, or this Offering.

     The Company has elected to grant to Cornerstone this ongoing right because it has determined that the issuance of Shares in this manner represents an appropriate and financially prudent method of raising additional equity for the Company. Glade M. Knight, who is a Director and the Chairman and President of the Company, also serves as a Director, and the Chairman and Chief Executive Officer of Cornerstone.

     On April 25, 1997, Cornerstone exercised the right described above and purchased 417,778 Shares of the Company for approximately $3.76 million. Cornerstone owns approximately 2.1% of the Shares of the Company outstanding on June 30, 1998.

     Possible Acquisition of the Company by Cornerstone. As described, under "Investment Objectives and Policies-Sale and Refinancing Policies," the Company has granted to Cornerstone a right of first refusal to purchase the properties and business of the Company. Cornerstone has, from time to time, stated its intention to evaluate the acquisition of the Company and, if the Board of Directors of Cornerstone determines it is in the best interests of Cornerstone and its shareholders, to offer to acquire the Company or its assets. Any decision  to  combine  the  Company  and  Cornerstone  can  only  be made by the respective Boards of Directors, and depending on the structure of the transaction, the respective shareholders, of the two companies. Accordingly, there can be no assurance that Cornerstone will seek to acquire the Company or its assets or that any proposal by Cornerstone to acquire the Company or its assets would be consummated. Nevertheless, prospective investors in the Company should consider and evaluate the possibility of Cornerstone acquiring the Company or its assets in making an investment decision relative to the Company.

     Early in 1997, Cornerstone stated its intention to evaluate the possible acquisition of the Company by the end of 1997. Cornerstone later informed the Company that it had, with the assistance of certain professional advisors, evaluated the desirability to Cornerstone and its shareholders of acquiring the Company in 1997, and determined that it was not in the best interest of Cornerstone and its shareholders to seek to acquire the Company at that time. However, Cornerstone told the Company that it expects to reevaluate the desirability of seeking to acquire the Company by the end of 1998.

     Providing of Certain Services by Cornerstone. As discussed above, Cornerstone is entitled to compensation for property management and company management under subcontract agreements with ARMG and ARA. Cornerstone owns 100% of the nonvoting preferred shares of ARA and ARMG. As holder of such preferred shared, the Company owns 95% of the economic benefits of such companies. Mr. Knight owns all of the common shares of such companies and is entitled to 5% of the economic benefits of these companies. Because all of the revenues of ARA and ARMG are expected to be paid to Cornerstone under the subcontract agreements, it is not expected that ARA or ARMG will pay any dividend to its shareholders. However, because Cornerstone as a REIT, is limited in the amount of fee income it can receive (see "Federal Income Tax Considerations -- Requirements for Qualification as a REIT"), it has the right by notice to ARA or ARMG, to terminate its subcontract relationship with either or both of such companies at any time, to the extent such subcontract relationship is terminated, fees payable by the Company will be paid to ARA or ARMG, as the case may be, and net amounts remaining from such payments, after the payment of expenses of ARA or ARMG, including tax liabilities of such corporations, will be payable for distribution to the shareholders of ARA or ARMG. As noted, Cornerstone would be entitled to 95% of any such distributions.

PRIOR  PERFORMANCE  OF  CORNERSTONE  AND PARTNERSHIPS SPONSORED BY AFFILIATES OF
ARG

     The following paragraphs contain information on Cornerstone and certain prior partnerships, sponsored by Affiliates of ARG to invest in real estate. Except as otherwise indicated in this section, the information set forth is current as of October 1, 1998. Such information should not be considered to be indicative of the capitalization or operations of the Company. Purchasers of the Shares will not have any interest in the entities referred to in this Section or in any of the properties owned by such entities.

     Affiliates of ARG or its predecessors previously organized 40 partnerships for the purpose of investing in real estate. Interests in 38 of these partnerships, in which Mr. Knight served as a general partner and all but one of which were limited partnerships, were sold to investors in privately offered transactions. The 38 privately offered partnerships collectively owned and operated 40 apartment complexes with a total of 5,972 apartment units and one motel with 144 rooms. A total of 733 investors in

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

these partnerships contributed an aggregate of approximately $47,788,965 to the capital of the partnerships. The aggregate cost of the 41 properties purchased by these 38 privately offered partnerships was approximately $129,088,000. All of the partnerships were formed before, and have investment objectives dissimilar to those of, the Company.

     Seven of the dissimilar partnerships filed for reorganization under Chapter 11 of the United States Bankruptcy Code. Five of these partnerships subsequently reached agreements with their lenders to allow foreclosure on their properties on terms which were more favorable to the partnerships than were available before the filing of the petition for reorganization. Two of the partnerships emerged from their Chapter 11 reorganizations and in one of those partnerships, an unaffiliated entity became the new general partner as part of a partnership recapitalization. Two other partnerships in which Mr. Knight formerly served as a general partner filed for reorganization under Chapter 11 of the United States Bankruptcy Code within two years after Mr. Knight ceased to serve as general partner. Six of the dissimilar partnerships acquiesced to negotiated foreclosures on their properties upon terms which were more favorable to the partners than would have been available in the absence of negotiation. Each of the partnerships described in this paragraph owned a single property, and the adverse business development affecting the partnership therefore resulted in the partnership ceasing all cash distributions to investors.

     The dissimilar partnerships used leverage (debt) which varied from substantial to 100% in the acquisition of their properties. In addition, a significant objective of the dissimilar partnerships was the realization of tax losses which could be used to offset some or all of investors' other sources of income. In the opinion of the Advisor, the bankruptcy filings and foreclosures described above which were experienced by various dissimilar partnerships were attributable to a combination of high leverage, a downturn in economic conditions generally and the real estate industry in particular, changes in tax laws (which decreased the perceived value of real estate to potential buyers and lenders) and the unavailability of favorable financing. The Advisor does not expect that this combination of factors will be applicable to the operations of the Company. In particular, the Company expects to acquire its properties on an all-cash basis, or using interim borrowing planned to be repaid with proceeds from the sale of Shares. See "Investment Objectives and Policies -- Borrowing Policies."

     As of October 1, 1996, Mr. Knight had ceased to hold an interest in all but four of the partnerships described above.

     Two partnerships sponsored by an Affiliate of ARG were issuers in public offerings of assignee units of limited partnership interest. These two publicly offered partnerships had investment objectives similar to those of the Company. One publicly offered partnership, Southeastern Income Properties Limited Partnership ("Southeastern I"), raised $25,000,000 from 2,714 investors. Southeastern I acquired four apartment complexes comprising 833 apartment units. The other publicly offered partnership, Southeastern Income Properties II Limited Partnership ("Southeastern II"), raised $17,883,780 from 1,710 investors. Southeastern II acquired four apartment complexes comprising 794 apartment units. The aggregate cost of the eight properties purchased by Southeastern I and Southeastern II (including capital improvements thereto) was approximately $41,178,606. The Affiliates of ARG which originally served as the general partners for these two partnerships transferred management control over these partnerships to a third party in February, 1992 by converting to limited partner status. Thus, Affiliates of ARG ceased to serve as their general partners. The transfer of management control was part of a transaction in which Cornerstone Realty Group, Inc. (which had acted as manager of the two partnerships' properties) sold its property management rights to an unaffiliated property management company.

     Mr. Knight was also principally responsible for the organization of Cornerstone, a real estate investment trust organized to acquire and own apartment complexes in the mid-Atlantic and southeastern regions of the country. The investment objectives of the Company are generally the same as those of Cornerstone. Through December 31, 1997, Cornerstone had sold approximately $349 million in common shares to approximately 14,000 investors, and had acquired 51 apartment communities in Virginia, North Carolina, South Carolina and Georgia. The aggregate cost of the 51 properties (including capital im-

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

provements thereto) was approximately $488 million. The purchase price of all such properties was paid either using the proceeds from the sale of common shares or using the proceeds from an unsecured line of credit which was subsequently repaid using proceeds from the sale of common shares, except that at December 31, 1997, approximately $146 million remained unpaid on such line of credit. See also "Update on Experience of Prior Programs" herein. Cornerstone's common shares were first listed and began trading on the New York Stock Exchange on April 18, 1997. None of Cornerstone's properties has been sold. The Advisor will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Cornerstone with the Securities and Exchange Commission. For a reasonable fee, the Advisor will also provide copies of the exhibits to the Report on Form 10-K.

     Part II of the Company's Registration Statement (which is not a part of this Prospectus) contains a more detailed summary of the 51 property acquisitions by Cornerstone. The Advisor will provide a copy of such summary without charge upon request of any investor or prospective investor.

     Reference is also made to the additional information on prior performance appearing under "Experience of Prior Programs" in this Prospectus.

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

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

     As described above under "The Advisor and its Affiliates -- Developments Involving Cornerstone Realty Income Trust, Inc.," on June 30, 1998, Cornerstone owned approximately 2.1% of the Company's outstanding Shares. As of June 30, 1998, no person was the beneficial owner of more than five percent of any class of the registrant's voting securities.

     Beneficial ownership of Shares held by Directors and executive officers of the Company as of September 17, 1998 is indicated in the table below. Each person named in the table and included in the Director/officer group has sole voting and investment powers as to such Shares, or shares such powers with his or her spouse and minor children, if any.

                                                            NUMBER OF SHARES
                         NAME                            BENEFICIALLY OWNED(1)     PERCENT OF CLASS
-----------------------------------------------------   -----------------------   -----------------
Lisa B. Kern . ......................................           10,642.00                   *
Glade M. Knight .....................................          361,228.05                1.54%
Penelope W. Kyle ....................................           11,142.00                   *
Bruce H. Matson .....................................           10,642.00                   *
                                                               ----------
All Directors and executive officers as a group .....          394,344.05                   *


----------
 *  Less than one percent of outstanding Shares.

(1) Includes Shares that may be acquired upon the exercise of stock options, as follows: Mss. Kern and Kyle and Mr. Matson -- 10,872 Shares each at $10 per Share, and Mr. Knight -- 335, 111 shares. See "Management -- Award Agreement to Mr. Knight.

     In addition, at June 30, 1998, Glade M. Knight owned 170,000 Class B Convertible Shares of the Company, and each of Debra A. Jones and Stanley J. Olander, Jr. owned 15,000 Class B Convertible Shares, constituting collectively all of the Company's issued and outstanding Class B Convertible Shares. Ms. Jones and Mr. Olander are executive officers of Cornerstone. The Class B Convertible Shares are convertible into Common Shares pursuant to the formula and on the terms and conditions set forth below. The Class B Convertible Shares were issued by the Company to Mr. Knight on November 14, 1996, in exchange for the payment by Mr. Knight of $0.10 per Class B Convertible Share, or an aggregate of $20,000.

     There are no dividends payable on the Class B Convertible Shares. On liquidation of the Company, the holder of the Class B Convertible Shares is entitled to a liquidation payment of $0.10 per Class B Convertible Share before any distribution of liquidation proceeds to the holders of the Common Shares. Holders of more than two-thirds of the Class B Convertible Shares must approve any proposed amendment to the Articles of Incorporation that would adversely affect the Class B Convertible Shares or create a new class of stock senior to or on a parity with the Class B Convertible Shares. The Class B Convertible Shares are convertible into Common Shares upon and for 180 days following the occurrence of either of the following events: (1) substantially all of the Company's assets, stock or business is sold or otherwise transferred, whether through sale, exchange, merger, consolidation, lease, share exchange or otherwise, or (2) the Advisory Agreement with ARA is terminated or not renewed, and the Company ceases to use ARMG to provide substantially all of its property management services (the events described in this clause (2), a "Self-Administration Conversion"). Upon the occurrence of either triggering event, each Class B Convertible Share is convertible into a number of Common Shares based upon the gross proceeds raised through the date of conversion in the offering made by this Prospectus according to the following formula:

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

                                    NUMBER OF COMMON SHARES
   GROSS PROCEEDS RAISED FROM         THROUGH CONVERSION
 SALES OF COMMON SHARES THROUGH         OF ONE CLASS B
       DATE OF CONVERSION              CONVERTIBLE SHARE
--------------------------------   ------------------------
       $50 million..............             1.0
       $100 million.............             2.4
       $150 million.............             4.2
       $200 million.............             6.4
       $250 million.............             8.0

     No additional consideration is due upon the conversion of the Class B Convertible Shares.

     The conversion into Common Shares of the Class B Convertible Shares will result in dilution of the Shareholders' interests. However, if the Company elects to issue Shares to the Advisor or its Affiliates in connection with a Self-Administration Conversion, the number of such Shares otherwise issuable by the Company will be reduced by the number of Shares which can then be acquired upon conversion of the Class B Convertible Shares.

     Mr. Knight also holds Award Options exercisable immediately to purchase 355,111 Common Shares. Upon a Triggering Event the Award Options may be exercised for less than the fair market value of the Common Shares as of the date of the grant of the Award Options. The exercise by Mr. Knight of the Award Options following a Triggering Event will result in dilution of the Shareholders' interests. See "Management -- Award Agreement to Mr. Knight."

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of all material United States federal income tax consequences applicable to the Company and its shareholders is based upon current law, which is subject to change. Any such change could be retroactively applied and alter significantly the tax considerations described herein. The following discussion is not exhaustive of all possible tax considerations and does not give a detailed discussion of any state, local or foreign tax considerations. Nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective Shareholder in light of his or her particular circumstances or to certain types of Shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.

     EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO SUCH PURCHASER OF THE PURCHASE, OWNERSHIP, AND SALE OF SHARES OF THE COMPANY, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP AND SALE, AND WITH RESPECT TO POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

FEDERAL INCOME TAXATION OF THE COMPANY

     The Company has elected to be treated for federal income tax purposes as a REIT and intends to conduct its operations in a manner that will permit it to continue so to qualify. While the Board of Directors and the Advisor intend to cause the Company to operate in a manner that will enable it to comply with the REIT requirements, there can be no certainty that such intention will be realized. Moreover, relevant law may change so as to make compliance with one or more of the REIT requirements difficult or impracticable. Failure to meet any of the REIT requirements with respect to a particular taxable year could result in termination of the Company's election to be a REIT, effective for the year of such failure and all succeeding years.

     The Company has not requested, and does not intend to request, a ruling from the Service that it qualifies as a REIT. However, the Company has received an opinion of its counsel, McGuire, Woods, Battle & Boothe LLP, that, based upon various assumptions and certain representations made by the Company as to factual matters, the Company currently qualifies as a REIT, and will continue so to qualify if it conducts its operations in the manner assumed therein. However, investors should be aware that opinions of counsel are not binding upon the Service. Furthermore, both the validity of the opinion and the continued qualification of the Company for treatment as a REIT will depend on its continuing to meet various requirements concerning, among other things, the ownership of its Shares, the nature of its assets, the sources of its income and the amount of its distributions to Shareholders. McGuire, Woods, Battle & Boothe LLP will not review the actual annual operating results of the Company. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy the REIT requirements.

     As long as the Company qualifies as a REIT for federal income tax purposes, it generally will not be subject to federal income tax on any income or gain that is distributed currently to Shareholders. However, any undistributed income or gain will be taxed to the Company at regular corporate rates. In addition, the Company may be subject to (i) a 100% tax on certain income from any "prohibited transactions" (i.e., sales or other dispositions of property (other than certain real estate assets held not less than four years) that is stock in trade, inventory, or held primarily for sale to customers in the ordinary course of business), (ii) a 100% tax on the greater of the amount, if any, by which it fails the 75% income test or the 95% income test described below, multiplied by a fraction intended to reflect the REIT's profitability, (iii) a tax at the highest corporate rate on any net income relating to "dealer" activities with respect to foreclosure property, (iv) a 4% excise tax on a portion of any undistributed income, and (v) a minimum tax on any items of tax preference.

REQUIREMENTS FOR QUALIFICATION AS A REIT

     In order to qualify as a REIT, the Company must satisfy a variety of complex tests relating to its organization, Share ownership, assets, income and distributions. Those tests are summarized below.

     ORGANIZATIONAL REQUIREMENTS. A REIT is defined in the Code as: (1) a corporation, trust or association; (2) which is managed by one or more directors or trustees; (3) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest; (4) which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (5) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (6) the beneficial ownership of which is held by 100 or more persons; and (7) not more than 50% in value of the outstanding stock of which is owned during the last half of each taxable year, directly or indirectly, by or for five or fewer individuals (as defined in the Code to include certain entities). In addition, the organization must meet certain income and asset tests described below. Conditions (1) to (5), inclusive, must be met during the entire taxable year and condition (6) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. However, conditions
(6) and (7) will not apply until after the first taxable year for which an election is made to be taxed as a REIT.

     In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. The Company's taxable year will be the calendar year.

     As a Virginia corporation, the Company satisfies the first and fourth requirements. The Company also is managed by a board of directors. The Company has transferable shares and does not intend to operate as a financial institution or insurance company. Additionally, the Company has more than 100 shareholders. To assure continued compliance with the 50% diversity of ownership requirement, the Company's Bylaws prohibit any individual investor from acquiring, directly or indirectly, more than 9.8% (by value) of the outstanding Shares and provide restrictions regarding the transfer of Shares. Treasury Regulations require the Company to maintain records of the actual ownership of its Shares. In accordance with those regulations, the Company must demand from record Shareholders written statements which disclose information concerning the actual ownership of the Shares. Any record Shareholder who does not provide the Company with required information concerning actual ownership of the Shares is required to include certain specified information relating thereto in his income tax return.

     INCOME TESTS. To maintain qualification as a REIT for any taxable year, two gross income requirements must be met annually: the "75% income test" and the "95% income test." The 75% income test requires that the Company derive, directly or indirectly, at least 75% of its gross income (excluding gross

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income from prohibited  transactions)  from certain real estate related sources, which include, but are not limited to: (i) certain types of "rents from real property," (ii) "interest" on obligations secured by mortgages on real property or interests in real property, (iii) income or gain from real property acquired through foreclosure or similar proceedings, (iv) gains from the sale or other disposition of certain real property or interests in real property that are not "dealer property" (i.e., property that is stock in trade, inventory, or held primarily for sale to customers in the ordinary course of business), (v) commitment fees with respect to mortgage loans, (vi) income from stock or debt instruments that were acquired as a temporary investment of new capital, if such income is received or accrued during the first year after the Company receives the new capital ("qualified temporary investment income"), (vii) dividends or other dividends on shares of other qualified REITs, (viii) abatements and refunds of taxes on real property, and (ix) gains from the sale or disposition of real estate assets which are not prohibited transactions solely by reason of
Section 857(b)(6) of the Code. The 95% income test requires that at least an additional 20% of the Company's gross income for the taxable year consist either of income that qualifies under the 75% income test or certain types of passive income, which include, but are not limited to: (i) dividends from companies other than REITs, (ii) interest on obligations that are not secured by interests in real property, and (iii) gains from the sale or other disposition of stock, securities, or real property, if such assets are not dealer property.

     In the case of a REIT that is a partner in a partnership, the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income of the partnership attributed to the REIT retain the same character as in the hands of the partnership.

     The Company expects that substantially all its gross income from its properties will be considered "rents from real property." Rents received by the Company will qualify as "rents from real property" for purposes of satisfying the income tests described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person although rents generally will not be excluded merely because they are based on a fixed percentage or percentages of receipts or sales. None of the rents from properties that will be held by the Company are based on income or profits of a kind that would disqualify such rents from being treated as rents from real property. Second, rents received from a tenant will not qualify as rents from real property if the REIT, or an owner of 10% or more of the REIT, also directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). The Company does not anticipate receiving any rents from Related Party Tenants. Third, if rent attributable to personal property that is leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. The Company anticipates that any rent attributable to personal property leased in connection with a lease of real property will not be greater than 15% of the total rent received under the lease. Finally, for rents to qualify as rents from real property, the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no income. However, the Company may perform directly certain services customary in the geographic markets in which it operates the property and customary to the type and class of such property, provided that such services are not services which are considered rendered to an occupant of the property. In this regard, the Company presently intends to have the Advisor, a corporation that will qualify as an "independent contractor," manage and operate the Company's real property assets.

     The term "interest" generally does not include any amount determined, in whole or in part, on the income or profits of any person, although an amount generally will not be excluded from the term interest solely by reason of being based on a fixed percentage or percentages of receipts or sales.

     Any net income derived from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. The Company believes that none of its assets are held for sale to customers and that sale of any property will not be in the ordinary course of business for the Company. Whether property is held "primarily for sale

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to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. Nevertheless, the Company will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that the Company can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of business."

     If the Company fails to satisfy one or both of the 75% or 95% income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is eligible for relief under certain provisions of the Code. These relief provisions generally will be available if the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not now possible to determine the circumstances under which the Company may be entitled to the benefit of these relief provisions. If these provisions apply, a 100% tax is imposed on the net income attributable to the greater of the amount by which the Company failed the 75% income test or the 95% income test.

     ASSET TESTS. At the close of each quarter of its taxable year, the Company also must satisfy several tests relating to the nature and diversification of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets, cash, cash items (including receivables arising in the ordinary course of the Company's operations) and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those includible in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the Company's total assets. Finally, of the investments included in the 25% asset class, the Company may not own more than 10% of any one issuer's outstanding voting securities. The property in which the Company proposes to invest generally will qualify largely or entirely as real estate assets under the 75% requirement described above.

     After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

     Although not anticipated, the Company may organize and hold all of the stock of one or more subsidiary corporations intended to qualify for treatment as a "qualified REIT subsidiary." The Company's ownership of the stock of one or more qualified REIT subsidiaries will not cause the Company to fail to satisfy the asset tests described above. The Code provides that a corporation which is a qualified REIT subsidiary will not be treated as a separate corporation, and, for purposes of the asset and income tests, all assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary will be treated as assets, liabilities, and items of income, deduction and credit (as the case may be) of the Company. Thus, in applying the income and asset tests described above, the separate corporate existence of the Company's qualified REIT subsidiary would be ignored in a manner analogous to an operating division of the Company.

     ANNUAL DISTRIBUTION REQUIREMENT. To qualify as a REIT, the Company is required to make distributions (other than capital gain dividends) to its Shareholders in an amount at least equal to (A) the sum of (i) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and (ii) 95% of the after-tax net income, if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular distribution after such declaration. "REIT taxable income" generally is computed in the same manner as taxable

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income of ordinary  corporations,  with several adjustments,  which include, but are not limited to, the deduction allowed for dividends paid, but not for dividends received. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax thereon at regular corporate tax rates. Finally, as discussed above, the Company may be subject to an excise tax if it fails to meet certain other distribution requirements.

     The Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company. Although not anticipated, if such timing differences occur, the Company may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends to meet the distribution requirement.

     The distribution requirement may be determined not to have been met by the Company in a given year if the Service successfully challenges the deductibility of a Company expenditure in an audit of that year. The Service also could challenge the deductibility of the Asset Management Fee and other fees paid by the Company. If a challenge by the Service were successful, the Company may be able to rectify a resulting failure to meet the distribution requirement by paying "deficiency dividends" to Shareholders in a later year, which may be included in the Company's deduction for distributions paid for the earlier year. Although the Company may be able, therefore, to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay interest to the Service based upon the amount of any deduction taken for deficiency dividends.

     FAILURE TO QUALIFY AS A REIT. If the Company fails to qualify as a REIT for any taxable year, and certain relief provisions do not apply, it will be subject to federal income tax (including any applicable minimum tax) at regular corporate rates and will not receive deductions for distributions paid to Shareholders. As a result, the amount of after-tax earnings available for distribution to Shareholders would decrease substantially. All distributions to Shareholders would be taxable as ordinary income to the extent of current and accumulated earnings and profits and distributions received by corporate Shareholders may be eligible for a dividends-received deduction. In addition, the Company would not be eligible to elect REIT status for the four subsequent taxable years, unless its failure to qualify was due to reasonable cause and not to willful neglect, and certain other requirements were satisfied. In order to renew its REIT qualification at the end of such a four-year period, the Company would be required to distribute all of its current and accumulated earnings and profits before the end of the period. Any such distributions would be taxable as ordinary income to Shareholders. In addition, the Company would be subjected to taxation on any unrealized gain inherent in its assets at such time. If the Company were to lose REIT status, however, it expects that it would liquidate over the period and in the manner that the Board of Directors deems to be in the best interest of the Shareholders, and such liquidation likely would be completed before the Company would be eligible to re-elect REIT status.

FEDERAL INCOME TAXATION OF THE SHAREHOLDERS

     While the Company qualifies for taxation as a REIT, distributions made to the Company's Shareholders from current or accumulated earnings and profits (and not designated as capital gain dividends) will be includible by the Shareholders as ordinary income for federal income tax purposes. None of these distributions will be eligible for the dividends-received deduction for corporate Shareholders. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held his or her Shares in the Company. Corporate Shareholders, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

     Distributions in excess of current and accumulated earnings and profits will not be taxable to a Shareholder to the extent that they do not exceed the adjusted basis of the Shareholder's Shares. Shareholders will be required to reduce the tax basis of their Shares by the amount of such distributions until

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such basis has been  reduced to zero,  after  which such  distributions  will be taxable as capital gain (ordinary income in the case of a Shareholder who holds its Shares as a dealer). The tax basis as so reduced will be used in computing the capital gain or loss, if any, realized upon sale of the Shares. Any loss upon a sale or exchange of Shares by a Shareholder who held such Shares for six months or less (after applying certain holding period rules) generally will be treated as a long-term capital loss to the extent that such Shareholder previously received capital gain distributions with respect to such Shares. All or a portion of any loss realized upon a taxable disposition of Shares of the Company may be disallowed if other Shares of the Company are purchased (under a dividend reinvestment plan or otherwise) within 30 days before or after the disposition.

     Shareholders may not include in their individual federal income tax returns any net operating losses or capital losses of the Company. In addition, any distribution declared by the Company in October, November, or December of any year payable to a Shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the Shareholder on December 31 of such year, provided that the distribution is actually paid by the Company no later than January 31 of the following year. The Company may be required to withhold a portion of capital gain distributions to any Shareholders who fail to certify their non-foreign status to the Company.

     Those Shareholders who avail themselves of the Additional Share Option (described under "Plan of Distribution") or a dividend reinvestment plan, if implemented, will be deemed for federal income tax purposes to have received the gross amount distributed on their behalf notwithstanding its reinvestment in Shares. Such Shareholders will thus be taxed as if they had received such distributions despite the fact that their distributions have been reinvested and, as a result, they will not receive any cash with which to pay the resulting tax liability associated with the distribution. Shares received pursuant to the Additional Share Option will have a holding period which begins on the day after purchase of the Shares. The tax basis of such Shares will generally be the gross amount of the deemed distribution.

INVESTMENT BY TAX-EXEMPT ENTITIES

     Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has ruled that distributions by a REIT to an exempt employee pension trust do not constitute UBTI. Based on such ruling and assuming the Company conducts its activities as a REIT as described in this Prospectus, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances the acquisition of its Shares, a portion of its income from the Company may constitute UBTI pursuant to the "debt-financed property" rules under Section 514 of the Code.

     For taxable years beginning after December 31, 1993, qualified trusts that hold more than 10% (by value) of the shares of a REIT may be required to treat a percentage of REIT distributions as UBTI. The requirement applies only if (i) the qualification of the REIT depends upon the application of a "look-through" exception to the restriction on the holding of REIT shares by five or fewer individuals, including qualified trusts, (ii) the REIT is "predominantly held" by qualified trusts, and (iii) the REIT assets would have generated significant UBTI if the qualified trust held such assets directly. A REIT would be predominantly held if either (i) a single qualified trust held more than 25% by value of the interests in the REIT or (ii) one or more qualified trusts, each owning more than 10% by value, held in the aggregate more than 50% of the interests in the REIT. The percentage of any distribution paid (or treated as paid) to the qualified trust that will be treated as UBTI is determined by the amount of UBTI earned by the REIT (treating the REIT as if it were a qualified trust, and therefore subject to tax on UBTI) as a percentage of the total gross income of the REIT. A de minimis exception applies where the percentage is less than 5%. For these purposes, a qualified trust is any trust defined under
Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The Company does not anticipate that it will be predominantly held by qualified trusts.

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CHANGES MADE BY THE TAXPAYER RELIEF ACT OF 1997

     Prospective investors should be aware that the Taxpayer Relief Act of 1997 (the "1997 Act") made numerous changes to the Code, including reducing the maximum tax rate imposed on net capital gains from the sale of assets held for more than 18 months by individuals, trusts and estates. The 1997 Act also made certain changes to the requirements to qualify as a REIT and to the taxation of REITs and their shareholders.

     The 1997 Act provided that for gains realized after July 28, 1997, and subject to certain exceptions, the maximum rate of tax on net capital gains was reduced to 20%. For taxpayers who would be subject to a maximum tax rate of 15%, the rate on net capital gains was reduced to 10%. The maximum tax rate for net capital gains attributable to the sale of depreciable real property held for more than 18 months is 25% to the extent of the deductions for depreciation with respect to such property. Long-term capital gain allocated to a shareholder by the Company will be subject to the 25% rate to the extent that the gain does not exceed depreciation on real property sold by the Company. Under the 1997 Act the maximum rate of capital gains tax on the sale or exchange of capital assets held more than one year but not more than 18 months remained at 28%. Under Internal Revenue Service Notice 97-64, a REIT may designate (subject to certain limits) whether a capital gains dividend or an amount designated as retained capital gains is taxable to U.S. shareholders (other than corporations) as a 20% rate gain distribution, a 28% rate gain distribution, or a 25% rate section 1250 gain distribution.

     On July 22, 1998, President Clinton signed into law the Internal Revenue Service Restructuring and Reform Act of 1998 (the IRS Reform Act). Among the provisions included in the IRS Reform Act is a provision eliminating the 18-month holding period requirement imposed by the 1997 Act in order to obtain lower capital gain rates for non-corporate holders. The IRS Reform Act reduces the holding period for long-term capital gains from 18 to 12 months effective for sales of capital assets after December 31, 1997.

     The 1997 Act included several provisions that were intended to simplify the taxation of REITs. These provisions were effective for taxable years beginning after the date of enactment of the 1997 Act which, as to the Company, was its taxable year commencing January 1, 1998. First, in determining whether a REIT satisfies certain income tests, a REIT's rental income from a property will not cease to qualify as "rents from real property" merely because the REIT performs services for a tenant other than permitted customary services if the amount that the REIT is deemed to have received as a result of performing impermissible services does not exceed one percent of all amounts received directly or indirectly by the REIT with respect to that property. For this purpose, the amount that a REIT will be deemed to have received for performing impermissible services is at least 150% of the direct cost to the REIT of providing those services. Second, certain non-cash income, including income from cancellation of indebtedness and original issue discount, will be excluded from income in determining the amount of dividends that a REIT is required to distribute. However, the REIT will still be subject to tax on this income to the extent it is not offset by the dividends-paid deduction. Third, a REIT may elect to retain and pay income tax on any net long-term capital gains and require its shareholders to include such undistributed net capital gains in their income. If a REIT makes such an election, the REIT's shareholders would receive a tax credit attributable to their shares of capital gains tax paid by a REIT on the undistributed net capital gains that was included in the shareholders' income, and such shareholders would receive an increase in the basis of their share in the amount of undistributed net capital gain included in their income reduced by the amount of the credit. Finally, the 1997 Act contains a number of technical provisions that reduce the risk that a REIT will inadvertently cease to qualify as a REIT.

FOREIGN INVESTORS

     FOREIGN SHAREHOLDERS. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign Shareholders (collectively, "Non-U.S. Shareholders") are complex. This discussion does not attempt to provide more than a summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state, and local income tax laws with regard to an investment in the Shares, including any reporting requirements, as well as the tax treatment of such an investment under the laws in their country of residence.

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     Distributions  that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gain dividends will be treated as dividend distributions and as ordinary income to the extent of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Shares is treated as effectively connected with the Non-U.S. Shareholder's conduct of a United States trade or business, the Non-U.S. Shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. Shareholders are taxed with respect to such distributions (and may also be subject to the 30% branch profits tax in the case of a Shareholder that is a foreign corporation). The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such distributions paid to a Non-U.S. Shareholder unless (i) a lower treaty rate applies and an appropriate Form 1001 has been filed with the Company or (ii) the Non-U.S.
Shareholder files an Internal Revenue Service Form 4224 with the Company claiming that the distribution is effectively connected income. Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a Shareholder to the extent that they do not exceed the adjusted basis of the Shareholder's Shares but rather will reduce the adjusted basis of such Shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's Shares, the excess will give rise to tax liability if the Non-U.S. Shareholder otherwise would be subject to tax on any gain from the sale or disposition of his or her Shares in the Company, as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends. However, amounts thus withheld are refundable if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

     For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980
("FIRPTA"). Under FIRPTA, these distributions are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a United States business. Thus, Non-U.S. Shareholders would be taxed at the normal capital gain rates applicable to U.S. Shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate Shareholder not entitled to treaty exemption. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gain dividend. This amount is not reduced by any U.S. tax treaty but is, however, creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

     Gain recognized by a Non-U.S. Shareholder upon a sale of Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It currently is anticipated that the Company will be a "domestically controlled REIT," and therefore the sale of Shares will not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in the Shares is effectively connected with the Non-U.S. Shareholder's United States trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of Shares were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), except that the purchaser of such Shares may be required to withhold a portion of the proceeds against such tax liability. In addition, distributions that are treated as gain from the disposition of Shares and are subject to tax under FIRPTA may also be subject to a 30% branch profits tax when made to a foreign corporate Shareholder that is not entitled to treaty exemptions.

     THE FOREGOING DISCUSSION DOES NOT PURPORT TO DESCRIBE ANY FOREIGN TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY. NON-U.S. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO ALL TAX ASPECTS OF AN INVESTMENT IN THE COMPANY.

     BACKUP WITHHOLDING. The Company will report to its Shareholders and the Service the amount of distributions paid during each calendar year and the amount of tax withheld, if any. Under the backup withholding rules, a Shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or
(ii) has provided a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A Shareholder that does not provide the Company with a correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the Shareholder's income tax liability.

STATE AND LOCAL TAXES

     Even if the Company qualifies on a continuing basis as a REIT for federal income tax purposes, the Company and its Shareholders may be subject to certain state and local taxes. This Prospectus does not purport to describe any state or local tax consequences of an investment in the Company. State and local tax treatment of the Company and the Shareholders may differ substantially from the federal income tax treatment described in this summary. CONSEQUENTLY, EACH PROSPECTIVE SHAREHOLDER SHOULD CONSULT WITH HIS OR ITS OWN TAX ADVISOR WITH REGARD TO THE STATE AND LOCAL TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

                       INVESTMENT BY TAX-EXEMPT ENTITIES

UNRELATED BUSINESS TAXABLE INCOME

     As discussed above, distributions from the Company will not constitute UBTI to most tax-exempt investors, except to the extent such investors finance the purchase of their Shares. See "Federal Income Tax Consequences -- Federal Income Taxation of the Shareholders -- Investment By Tax-Exempt Entities."

ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary responsibilities and other requirements regarding the assets of an employee benefit plan ("Plan Assets"). For example, ERISA requires that all Plan Assets shall be held in trust, that the plan shall avoid certain prohibited transactions involving Plan Assets, and that investment management responsibilities with respect to Plan Assets may be delegated only in certain permitted manners. Although the matter is not entirely free from doubt, under the relevant Department of Labor Regulations, the assets of the Company are not expected to constitute Plan Assets because, subject to certain factual determinations, the Shares should be treated as "publicly offered securities," i.e., securities that are widely held, freely transferable, and registered under certain federal securities laws. In addition, the Company's assets would not constitute Plan Assets to the extent that at least 75% of the Shares are held, at all times, by investors other than "benefit plan investors." The term "benefit plan investors" generally includes qualified employee pension or profit sharing trusts and Keogh Plan trusts ("Employee Trusts"), individual retirement accounts ("IRAs"), and certain other entities.

     The assets of the Company are expected to be exempt from the Plan Asset rules for the reasons set forth above. However, this determination is based, in part, on facts that cannot be ascertained at the present time. Consequently, there can be no assurance that the Company's assets will not be treated as Plan Assets at any given time. Nevertheless, the Advisor will use its best efforts to qualify the Company's assets for exemption from the Plan Asset rules.

     In considering the purchase of Shares and the number of Shares to be purchased, a fiduciary with respect to an Employee Trust or other entity subject to ERISA should consider, in addition to the foregoing, whether the investment will satisfy: (i) the prudence requirement of Section 404(a)(1)(B) of ERISA, considering the nature of an investment in, and the compensation structure of, the Company, the fact that the Company has no history of operations and the fact that the investments to be made by the Company have not been selected as of the date of this Prospectus; (ii) the diversification requirement of Section
404(a)(1)(C) of ERISA; and (iii) the requirements that the fiduciary provide benefits for the Plan participants and beneficiaries and value Plan Assets annually.

     In considering the purchase of Shares, a fiduciary with respect to an Employee Trust should consider the trust requirement of ERISA. In addition, a custodian or trustee of an IRA should consider the Code's prohibition against the commingling of IRA assets with other property. Section 403(a) of ERISA generally provides that the assets of employee benefit plans must be held in trust. Section 408(a)(5) of the Code provides that an IRA must prohibit the commingling of IRA assets with other property. The Department of the Treasury and the Service have not issued any rulings or regulations that provide guidance on the identification of the assets of an IRA for purposes of Section 408(a)(5) of the Code.

     If an IRA currently has insufficient funds to satisfy the minimum 200 Share purchase requirement for an investment in the Company, it may be possible to satisfy those requirements through contributions to the IRA by its owner (concurrent with the investment in the Company) with respect to his prior and/or current taxable year. In this regard, the owner of an IRA which is a prospective investor should consult with his or her tax advisor.

     Shares may not be purchased with Plan Assets by an Employee Trust or IRA with respect to which the Board of Directors, the Advisor, or any of their Affiliates (i) regularly gives investment advice, (ii) provides management services on a discretionary basis, (iii) has an agreement, either written or unwritten, under which information, recommendations, and advice used as a primary basis for investment decisions is provided, (iv) has an agreement or understanding, either written or unwritten, under which individualized investment advice is given, or (v) is otherwise a fiduciary within the meaning of Section 3(21) of ERISA.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of June 30, 1998, (i) on a historical basis, and (ii) as adjusted to give effect to the Offering and the application of the net proceeds therefrom as described under "Use of Proceeds" and the assumption of mortgage notes incurred in connection with five property acquisitions as described under "Business and Properties." The information set forth in the following table should be read in conjunction with the historical financial statements and related notes included herein.


                                                                          JUNE 30, 1998
                                                                  ------------------------------
                                                                                    PRO FORMA
                                                                   HISTORICAL     AS ADJUSTED(1)
                                                                  ------------   ---------------
                                                                      (DOLLARS IN THOUSANDS)
                                                                           (UNAUDITED)
   Mortgage Notes Payable(2) ..................................     $     --        $ 24,159
   Shareholders' Equity:
   Common Shares, no par value, 50,000,000 Common Shares
     authorized; 20,109,698 Common Shares issued and outstanding
     (25,109,698 as adjusted) .................................          178,552     223,052
   Class B Convertible Shares, 200,000 authorized and outstand-               20          20
     ing ......................................................             (190)       (190)
   Distributions greater than net income ......................         --------    --------
                                                                         178,382     222,882
   Total shareholders' equity .................................         --------    --------
                                                                        $178,382    $247,041
   Total capitalization .......................................         ========    ========

----------
(1) Includes the offering of 5,000,000 Shares and the application of the estimated net proceeds thereof $44,500,000 as described herein under "Use of Proceeds."

(2) Consisting of $24,159,000 of debt assumed in July 1998.

                            SELECTED FINANCIAL DATA

     The following table sets forth selected financial data for the Company and should be read in conjunction with the consolidated financial statements and related notes of the Company included elsewhere in this Supplement.

                                                         AS OF OR FOR THE      AS OF OR FOR THE
                                                         SIX MONTH PERIOD         YEAR ENDED
                                                          ENDING JUNE 30,        DECEMBER 31,
                                                        ------------------ -------------------------
                                                               1998               1997         1996
                                                        ------------------ ----------------- -------
     OPERATING RESULTS
     Rental Income ....................................   $  11,035,129      $  12,005,968      --
     Net Income .......................................   $   4,436,460      $   3,499,194      --
     Distributions Declared and Paid ..................   $   4,876,491      $   3,249,098      --

     PER SHARE
     Net Income .......................................   $         .28      $         .54      --
     Distributions ....................................   $         .41      $         .60      --
     Distributions Representing Return of Capital .....   not available                  0%     --
     Weighted Average Shares Outstanding ..............     15,855,507           6,493,114

     BALANCE SHEET DATA
     Investment in Rental Property ....................  $ 138,831,383       $  89,634,348      --
     Total Assets .....................................  $ 181,959,019       $ 112,485,520    $100
     Shareholders' Equity .............................  $ 178,382,007       $ 109,340,555    $100
     Shares Outstanding ...............................     20,109,698          12,371,829      10

     OTHER DATA
     Cash Flows from:
       Operating Activities ...........................  $   5,904,337       $   7,075,025      --
       Investing Activities ...........................  $ (48,794,629)      $ (88,753,814)     --
       Financing Activities ...........................  $  64,604,992       $ 105,841,261      --
     Number of Communities Owned at Period-End ........             16                  11      --

     FUNDS FROM OPERATIONS CALCULATION
     Net Income .......................................  $   4,436,460       $   3,499,194      --
     Depreciation of Real Estate ......................  $   2,080,000       $   1,898,003      --
                                                        ---------------      -------------    ----
     Funds from Operations ............................  $   6,516,460       $   5,397,197      --


The Company was formed in 1996 and did not commence operations until January, 1997.

(a) "Funds from operations" is defined as income before gains (losses) on investments and extraordinary items (computed in accordance with generally accepted accounting principles) plus real estate depreciation and after adjustment for significant nonrecurring items, if any. This definition conforms to the recommendations set forth in a White Paper adopted by the National Association of Real Estate Investment Trusts (NAREIT). The Company considers funds from operations in evaluating property acquisitions and its operating performance, and believes that funds from operations should be considered along with, but not as an alternative to, net income and cash flows as a measure of the Company's operating performance and liquidity. Funds from operations, which may not be comparable to other similarly titled measures of other REITs, does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion is based upon the unaudited financial statements of the Company as of June 30, 1998 and the financial statements of the Company as of December 31, 1997. The information should be read in conjunction with the Company's financial statements and notes thereto and the pro forma financial statements and notes thereto of the Company included elsewhere in this Prospectus. The Company is operated and has elected to be treated as a REIT for federal income tax purposes.

FOR THE SIX MONTHS ENDED JUNE 30, 1998

RESULTS OF OPERATIONS

Income and occupancy

     Substantially all of the Company's income is from the rental operation of apartment communities. The Company's rental income for six months ended June 30, 1998 reflect the operations from the properties acquired before 1998 and from the 5 properties acquired in 1998 from their respective acquisition dates. Rental income for the first six months increased to $11,035,129 in 1998 from $3,978,434 in 1997. For the second quarter of 1998 rental income increased to $6,106,378 from $2,824,034 in 1997. The increase in rental income is primarily due to the 1997 acquisition operations, as well as the incremental effect of the 1998 acquisition operations.

     Rental income is expected to continue to increase from the impact of planned improvements which are being made in an effort to improve the properties' marketability, economic occupancies, and rental rates.

     Overall economic occupancy for the Company's properties was 92% and 94% at the three months ended and six months ended June 30, 1998 and 1997. Overall, the average rental rates for the portfolio increased 4% to $514 from $493 per month for the six months ended June 30, 1998 and 1997, respectively. For the second quarter of 1998 and 1997 average rental rates increased 14% to $530 to $464 per month, respectively. The increase is primarily due to rental increases combined with increases in average rental rates of properties acquired.

     The Company's other source of income is the investment of its cash and cash reserves. Interest income for the six months ended June 30, 1998 and 1997 was $821,796 and $88,541, respectively. For the second quarter of 1998 and 1997, interest income was $485,409 and $3,600, respectively. The increases are due to the Company's investment balance held in liquid money market investments pending use for acquisitions. The investment rate was 4.9% at June 30, 1998. It is anticipated the interest income will decrease with future acquisitions.

Expenses

     Total expenses for the first six months of 1998 increased to $7,394,634 from $2,519,247 in 1997. For the second quarter of 1998, total expenses increased to $4,101,715 from $1,840,334 for the same period in 1997. The increases are due largely to the increase in the number of apartments. The operating expense ratio (the ratio of rental expenses, excluding general and administrative, amortization and depreciation expense, to rental income) was 45% and 47% for the six months ended June 30, 1998 and 1997, respectively. For the second quarter of 1998 and 1997, the operating expense ratio was 44% and 50%, respectively. The decreases are primarily due to a full period of operation of the 1997 acquisitions and increased efficiencies associated with economies of scale.

     General and administrative expenses totaled 3.2% of total rental income for the six months ended June 30, 1998 and 4.6% for the same period in 1997. For the second quarter of 1998 and 1997, general and administrative expense totaled 3.2% and 3.9%, respectively, of total income. This percentage is expected to decrease as the Company's asset base and rental income grow. These expenses represent the administrative expenses of the Company as distinguished from the operations of the Company's properties.

     Depreciation expense for the six month period ended June 30 has increased to $2,080,000 in 1998 from $443,341 in 1997. For the second quarter of 1998 depreciation expense was $1,190,455 in 1998 and $305,526 for 1997. The increase is directly attributable to the acquisition of additional apartment communities in 1998 and 1997.

LIQUIDITY AND CAPITAL RESOURCES

Equity

     There was a significant change in the Company's liquidity during the six months ended June 30, 1998, as the Company continued to acquire properties. During the six months ended June 30, 1998, the Company closed the sale to investors of 7,737,869 shares representing gross proceeds to the Company of $77,378,698 and net proceeds after payment of brokerage fees and other offering-related costs of $69,461,483.

     Using proceeds from the sale of common shares, the Company acquired 1,400 apartment homes in five residential rental communities during first six months of 1998. The following is information on these five acquisitions:

                                                   APARTMENT
          PROPERTY NAME            DATE ACQUIRED     HOMES    PURCHASE PRICE       LOCATION
--------------------------------- --------------- ---------- ---------------- ------------------
Main Park Apartments ............ February 1998      192        $ 8,000,000   Duncanville, TX
Timberglen Apartments ........... February 1998      304         12,000,000   Dallas, TX
Copper Ridge Apartments ......... March 1998         200          4,525,000   Fort Worth, TX
Bitter Creek Apartments ......... May 1998           472         13,505,000   Grand Prairie, TX
Summer Tree Apartments .......... June 1998          232          5,700,000   Dallas, TX

Notes payable

     During  July  1998,  the  Company  purchased  five  properties   through  a
combination of using proceeds from the offering and assumption of mortgage loans. The total of the mortgage loans assumed at acquisition was approximately $24.1 million (see Note 5 to the consolidated financial statements).

Cash and cash equivalents

     Cash and cash equivalents totaled $45,877,272 at June 30, 1998. During the first six months of 1998, the Company distributed $4,876,491 to its shareholders, of which $2,992,890 was reinvested in additional shares through the Additional Share Option. The reinvested funds netted the Company $2,693,601 after payment of brokerage fees. During the six months of 1998, the Company distributed $168,777 to Cornerstone on shares that had been purchased by Cornerstone.

Capital requirements

     The Company has an ongoing capital expenditure commitment to fund its renovation program for recently acquired properties. In addition, the Company is always assessing potential acquisitions and intends to acquire additional properties during 1998. During July 1998, the Company purchased eight properties for approximately $60.6 million. The properties were purchased through a combination of using approximately $36.4 million in proceeds from the offering and assumption of mortgage loans totaling approximately $24.2 million. As of August 1, 1998, no material definitive commitments existed for the purchase of additional properties. The potential sources to fund the improvements and any additional acquisitions include additional equity, cash reserves, and debt provided by its line of credit.

     The Company capitalized $3.9 million of improvements to its various properties during the first six months of 1998. It is anticipated that some $11 million in additional capital improvements will be completed during the next year on the current portfolio, which are expected to be funded through cash reserves and dividend reinvestment.

     The Company has short-term cash flow needs in order to conduct the operation of its properties. The rental income generated from the properties supplies sufficient cash to provide for the payment of these operating expenses and distributions.

     Capital resources are expected to grow with the future sale of its shares and the cash flow from operations. Approximately 55% of 1998's first and second quarter distributions, $2,693,601 (net of brokerage commissions), were reinvested in additional common shares. In general, the Company's liquidity and capital resources are expected to be adequate to meet its cash requirements in 1998.

FOR THE YEAR ENDED DECEMBER 31, 1997

RESULTS OF OPERATIONS

Income and Occupancy

     As operations of the Company commenced in January 1997, a comparison of the years ended December 31, 1996 and December 31, 1997 is not possible. The results of the Company's property operations for the year ended December 31, 1997 include the results of operations from the 11 properties acquired in 1997 from their respective acquisition dates. Substantially all of the Company's revenue is from the rental operation of its apartment communities. Rental income was $12,005,968 in 1997. Overall average economic occupancy was 93% in 1997. The average rental rate for the portfolio was $555 at December 31, 1997.

Expenses

     Total expenses were $8,271,066 in 1997. The operating expense ratio (the ratio of expenses, excluding depreciation, amortization, and general and administrative expenses, to rental income) was 50% in 1997. The Company contracts its property management to a third party (see Note 6 to the consolidated financial statements). General and administrative expenses totaled 3% of revenues in 1997. These expenses represent the administrative expenses of the Company as distinguished from the operations of the Company's properties. The percentage of general and administrative expenses is expected to decrease as the Company's operations grow. Depreciation of real estate was $1,898,003.

Interest and Investment

     The Company earned interest income of $222,676 in 1997 from the investment of its cash and cash reserves. The weighted-average interest rate earned on short-term investments was 4%. The Company incurred $458,384 of interest expense in 1997, associated with short-term borrowings under its line of credit to fund acquisitions. The weighted-average interest rate on the line of credit during 1997 was 7.8%.

LIQUIDITY AND CAPITAL RESOURCES

Equity

     There was a significant change in the Company's liquidity during the year ended December 31, 1997 as the Company commenced operations and thereafter continued to grow. During 1997, the Company sold 12,371,819 shares of its common stock to its investors (including 417,778 shares purchased by Cornerstone Realty Income Trust, Inc. ("Cornerstone") and 197,496 common shares sold through the Company's additional share option), bringing the total number of shares outstanding to 12,371,829. The total gross proceeds from the shares sold were $121,633,733, which netted $109,090,359 to the Company after the payment of brokerage fees and other offering-related costs.

     Using proceeds from the sale of common shares and supplemented by short-term borrowings when necessary, the Company acquired 2,776 apartment units in 12 residential rental communities during 1997. Riverhill Apartments and Chaparosa Apartments are adjoining properties and are operated as one apartment community (subsequently renamed Remington Hills).

     During 1997, the company made the following 12 acquisitions:

                                                        INITIAL          NUMBER          DATE
DESCRIPTION                        LOCATION        ACQUISITION COST     OF UNITS       ACQUIRED
----------------------------   ----------------   ------------------   ----------   --------------
Brookfield                     Dallas, TX             $ 5,458,485         232        January 1997
Eagle Crest                    Irving, TX              15,650,000         484        January 1997
Tahoe                          Arlington, TX            5,690,560         240        January 1997
Mill Crossing                  Arlington, TX            4,544,121         184       February 1997
Wildwood                       Euless, TX               3,963,519         120          March 1997
Toscana                        Dallas, TX               5,854,531         192          March 1997
Polo Run                       Arlington, TX            6,858,974         224          March 1997
The Arbors on Forest Ridge     Bedford, TX              7,748,907         210          April 1997
Pace's Cove                    Dallas, TX               9,277,355         328           June 1997
Chaparosa                      Irving, TX               5,825,000         170         August 1997
River Hill                     Irving, TX               7,275,000         192         August 1997
Copper Crossing                Fort Worth, TX           4,750,000         200       November 1997

Notes Payable

     The Company seeks to hold all of its properties on an unsecured basis. The Company obtained a $20 million unsecured line of credit with a commercial bank. The line expires on March 31, 1998. The line bears interest at LIBOR plus 200 basis points. The line of credit is used to fund acquisitions on a short-term basis and is sought to be repaid, generally within 60 days, with proceeds from the offering. The Company plans to continue to use its $20 million unsecured line of credit to facilitate the timely acquisition of properties, if proceeds from the Company's "best efforts" offering are unavailable at the time of a proposed acquisition. It is anticipated that any borrowings will be curtailed through the sale of additional shares, although there can be no assurance that such sales will be sufficient to repay such borrowings. If the future sale proceeds were insufficient, the Company could seek to extend the maturity date or pay the balance of the loan due from its rental operations or cash reserves.

     At year-end, there were no outstanding balances on the acquisition line of credit.

Cash and Cash Equivalents

     Cash and cash equivalents totaled $24,162,572 at December 31, 1997. During the year, the Company distributed $3,249,098 to its shareholders, of which $1,974,949 was reinvested in additional shares under the terms of the Company's Additional Share Option. The reinvested funds netted the company $1,777,454 after payment of brokerage fees. During the year, the Company distributed $168,364 to Cornerstone on shares that had been purchased by Cornerstone.

Capital Requirements

     The Company has an ongoing capital commitment to fund its renovation program for acquired properties. In addition, the Company expects to acquire new properties during the year. The Company anticipates that it will continue to operate as it did in 1997 and fund these cash needs from a variety of sources including equity, cash reserves, and debt provided by its line of credit.

     The Company continues to renovate its properties. In connection with these renovations, the Company capitalized improvements of $3.6 million in 1997.
Approximately $5 million of additional capital improvements are budgeted for 1998 on the existing property portfolio which are expected to be funded through cash reserves and dividend reinvestment.

     The Company has short-term cash flow needs in order to conduct the operation of its properties. The rental income generated from the properties supplies ample cash to provide for the payment of these operating expenses and the payment of distributions to shareholders. The Company is operated as, and annually elects to be taxed as, a real estate investment trust under the Internal Revenue Code. As a result, the Company has no provision for taxes, and thus there is no effect on the Company's liquidity.

     Capital resources are expected to grow with the future sale of its shares and from cash flow from operations. Approximately 61% of all 1997 distributions were reinvested in additional common shares. In general, the Company's liquidity and capital resources are believed to be more than adequate to meet its cash requirements during 1998.

     The Company is expecting to continue with significant growth during 1998. The company plans to have monthly equity closings in 1998, until the offering is fully funded, or until such time as the Company may opt to discontinue it. It is anticipated that the equity funds will be invested in additional apartment communities. Since year-end 1997, the Company purchased two additional apartment properties, using share sale proceeds, and is evaluating other potential acquisitions.

     In addition to shares sold in the public offering, as of December 31, 1997, Cornerstone owned 417,778 common shares of the Company at a cost of $3,760,000 which represents approximately 3% of the Company's common shares outstanding at December 31, 1997. These shares are purchased outside of the above-referenced offering. In 1997, the Company granted Cornerstone a continuing right to own up to 9.8% of the common shares of Apple at the market price, net of selling commissions.

     The Company also has granted Cornerstone a "first right of refusal" to purchase the properties or business of Apple. Cornerstone has stated in its public filings its intent to make periodic evaluations on the feasibility of purchasing the Company.

IMPACT OF YEAR 2000

     Some computer programs were written using two digits rather than four to define the applicable year. As a result, those computer programs have time-sensitive software that recognize a date using "00" as the year 1900 rather than the year 2000. This could cause a system miscalculation causing disruptions of operations. The Company has completed an assessment of its programs and has begun to modify or replace portions of its software, so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. The total Year 2000 project cost will be expensed as incurred and is not expected to have a material effect on the results of operations. This project is estimated to be completed by December 31, 1998, which is prior to any impact on the Company's systems.

IMPACT OF INFLATION

     The Company does not believe that inflation had any significant impact on the operation of the Company in 1997. Future inflation, if any, would likely cause increased operating expenses, but the company believes that increases in expenses would be more than offset by increases in rental revenues. Continued inflation may also cause capital appreciation of the Company's properties over time, as rental rates and replacement costs increase.

                              PLAN OF DISTRIBUTION

     The Company is offering to sell the Shares using the service of David Lerner Associates, Inc. as the Managing Dealer, and other broker-dealers selected by the Managing Dealer ("Selected Dealers"). The Shares are being offered on a "best efforts" basis, meaning that the Managing Dealer and Selected Dealers are not obligated to purchase any Shares. There is no minimum number of shares that must be sold.

     The Shares are offered at $10 per Share.

     The offering of Shares is expected to terminate when all Shares offered hereby have been sold or one year from the date hereof, unless extended by the Company for up to an additional year. In some states, extension of the offering may not be allowed, or may be allowed only upon certain conditions.

     Purchasers will be sold Shares at one or more closings. The final closing will be held shortly after the termination of the offering period or, if earlier, upon the sale of all the Shares. It is expected that purchasers will be sold Shares no later than the last day of the calendar month following the month in which their orders are received. Funds received during the offering but after the disbursement of funds may be held in an interest bearing account for the benefit of subscribers until the next closing, and then disbursed to the Company.

     In no event is the Company required to accept the proffered subscription of any prospective investor, and no such proffered subscription shall become binding on the Company until a properly completed Subscription Agreement prepared and executed by the prospective investor has been accepted by a duly authorized representative of the Company. The Company will either accept or reject each subscription within four business days from the receipt of the subscription by the Managing Dealer or a Selected Dealer. The Company intends to cause to be paid from any interest bearing account each investor's share of net interest on such funds, whether or not the investor's subscription for Shares is accepted. The Company reserves the right to adopt reasonable simplifying conventions or assumptions in determining each investor's share of such net interest. Investors' subscriptions will be revocable by written notice at least five days before the applicable closing. Subject to the foregoing, an investor's subscription funds may remain in an interest bearing account for an indefinite period of time.

     It is expected that Shareholders will be able to elect to reinvest any distributions from the Company in additional Shares available in this offering, for as long as this offering continues. This option is referred to herein as the "Additional Share Option." Any purchase by reinvestment of distributions would be at the same price per Share and on the same terms applicable generally to subscriptions in this offering effective at the time of reinvestment. The Company reserves the right to establish rules governing such reinvestment, as well as the right to modify or terminate such Additional Share Option at any time. The Company estimates that approximately 80,000 Shares ($800,000 at $10 per Share) offered through this Prospectus will be purchased through Shareholders' reinvestment of distributions in Shares pursuant to the Additional Share Option described in this paragraph, but the number of Shares which will be so purchased cannot be determined at this time.

     Subject to the Additional Share Option being available through the broker-dealer which initially sells a Shareholder his Shares, a Shareholder will be able to elect the option by directing, on his Subscription Agreement, that cash distributions be reinvested in additional Shares. Distributions attributable to any calendar quarter will then be used to purchase Shares in this offering. As described under "Federal Income Tax Consequences -- Federal Income Taxation of the Shareholders," a Shareholder who elects the Additional Share Option will be taxed as if he had received his distributions which are used to purchase additional Shares. A Shareholder may elect to terminate his participation in the Additional Share Option at any time by written notice sent to the Company or to the broker-dealer through which the Shareholder initially purchased Shares. The notice will be effective with respect to distributions attributable to any calendar quarter if it is sent at least 10 days before the end of such calendar quarter.

     Funds not invested in real properties may be invested by the Company in United States Government securities, certificates of deposit of banks located in the United States having a net worth of at least $50,000,000, bank repurchase agreements covering the securities of the United States Government or United States governmental agencies issued by banks located in the United States having a net worth of at least $50,000,000, bankers' acceptances, prime commercial paper or similar highly liquid investments (such as money market funds selected by the Company) or evidences of indebtedness.

     The Company will pay to the Managing Dealer Selling Commissions on all sales made in an amount equal to 7.5% of the purchase price of the Shares ($0.75 per Share purchased at $10 per Share). The Company will also pay to the Managing Dealer a Marketing Expense Allowance equal to 2.5% of the purchase price of the Shares, as a non-accountable reimbursement for expenses incurred by it in connection with the offer and sale of the Shares. The Marketing Expense Allowance will equal $0.25 per Share purchased at $10 per Share. The Selling Commissions and Marketing Expense Allowance are payable to the Managing Dealer at the times of the issuance of Shares to purchasers.

     Prospective investors are advised that David Lerner Associates, Inc., and other broker-dealers participating in this offering, reserve the right to purchase Shares, on the same terms applicable generally to sales pursuant to this Prospectus, for their own accounts, at any time and in any amounts, to the extent not prohibited by relevant law.

     The Agency Agreement between the Company Advisor and its Affiliates and the Managing Dealer permits the Managing Dealer to use the services of other broker-dealers in offering and selling the Shares, subject to the Company's approval. The Managing Dealer will pay the compensation owing to such broker-dealers out of the Selling Commissions or Marketing Expense Allowance payable to it. Sales by such broker-dealers would be carried on in accordance with customary securities distribution procedures. The Managing Dealer may be deemed to be an "underwriter" for purposes of the Securities Act in connection with this offering. Purchasers' checks are to be made payable to "First Union National Bank, Escrow Agent" or as otherwise directed by the Managing Dealer.

     Purchasers are required to purchase a minimum of $5,000 in Shares ($2,000 in Shares for Qualified Plans). The Advisor and Affiliates of the Advisor may purchase in this offering up to 2.5% of the total number of Shares sold in the offering, on the same terms and conditions as the public. If the Advisor or Affiliates purchase any Shares, they will be permitted to vote on any matters submitted to a vote of holders of the Shares. Any purchase of Shares in this offering by the Advisor or Affiliates must be for investment, and not for resale or distribution. The Shares described in this paragraph are exclusive of the Shares which may be issued under the Company's stock incentive plans. See "Management -- Stock Incentive Plans."

     There has been no previous market for any of the Company's Shares. The initial offering price for the Shares is arbitrary and was determined on the basis of the proposed capitalization of the Company, market conditions and other relevant factors.

     The Company, the Advisor and Apple Realty Group, Inc. have agreed to indemnify the Managing Dealer and other broker-dealers against certain liabilities, including liabilities under the Securities Act. No indemnification is provided for willful misfeasance, bad faith, gross negligence or reckless disregard of duties under the Securities Act by any of such persons.

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

     The authorized capital stock of the Company consists of 50,000,000 Common Shares, no par value and 200,000 Class B Convertible Shares, no par value. Each Common Share will be fully paid and nonassessable upon issuance and payment therefor. As of September 15, 1998, there were 23,393,074 Common Shares of the Company issued and outstanding. All 200,000 authorized Class B Convertible Shares are held by Mr. Knight, Ms. Jones and Mr. Olander. See "Principal and Management Stockholders." Mr. Knight also holds Award Options exercisable immediately to purchase 355,111 Common Shares. See "Management -- Award Agreement to Mr. Knight."

     The Common Shares have the sole voting power to elect Directors and holders of the outstanding Common Shares are entitled to one vote per Share on all matters submitted to a vote of the Shareholders. Common Shares of the Company have no preference, conversion, exchange, preemptive or cumulative voting rights. No equity securities of the Company shall have greater voting rights per share than those attributable to the Common Shares that will be sold in this offering. Holders of Common Shares will be entitled to participate on a per-Share basis in distributions paid in respect of the Shares if, when and as declared by the Board of Directors and in the distribution of net assets of the Company upon its liquidation, dissolution or winding up.

REPURCHASE OF SHARES AND RESTRICTIONS ON TRANSFER

     Two of the requirements for qualification for the tax benefits accorded a REIT under the Code are that (i) at no time during the last half of each taxable year may more than 50% in value of the outstanding Shares be owned, directly or indirectly, by or for five or fewer individuals, and (ii) there must be at least 100 Shareholders for at least 335 days in any taxable year, or proportionate part of any shorter taxable year, after its first taxable year. See "Federal Income Tax Consequences."

     In order that the Company may meet these requirements at all times, the Bylaws prohibit any person from acquiring or holding, directly or indirectly, ownership of a number of Shares in excess of 9.8% of all the outstanding Shares. Shares owned by a person in excess of such amounts will be referred to in the Bylaws and herein as "Excess Shares." For this purpose the term "ownership" is defined in accordance with the constructive ownership provisions of Section 544 of the Code (as modified by Section 856(h) of the Code). Accordingly, Shares owned or deemed to be owned by a person who individually owns less than 9.8% of the Shares outstanding nevertheless may be Excess Shares.

     Holders of Excess Shares are not entitled to voting rights, dividends or distributions. If, after the purported transfer or other event resulting in an exchange of Common Shares for Excess Shares and before discovery by the Company of such exchange, dividends or distributions are paid with respect to Common Shares that were exchanged for Excess Shares, then such dividends or distributions are to be repaid to the Company upon demand.

     The Bylaws also provide that in the event any person acquires Excess Shares, such Excess Shares may be redeemed by the Company, at the discretion of the Board of Directors. Except as set forth below, the redemption price for redeemed Excess Shares shall be the lesser of (i) the price paid for the Excess Shares (or if no notice of such purchase price is given, at a price to be determined by the Board of Directors, in its sole discretion, but no lower than the lowest market price for the Common Shares during the year prior to the date the Company exercises its purchase option) and (ii) the fair market value of such Excess Shares, which shall be the fair market value of the Shares as determined in good faith by the Board of Directors or, if the Shares are listed on a national securities exchange, the closing price (average of closing bid and asked prices if the Shares are quoted on the NASDAQ National Market System) on the last business day prior to the redemption date. To redeem Excess Shares, the Board of Directors must give a notice of redemption to the holder of such Excess Shares not less than one week prior to the date fixed by the Board of Directors for redemption. The holder may sell such Excess Shares before the date fixed for redemption. If he does not, the redemption price for such Excess Shares shall be paid on the redemption date fixed by the Board of Directors and included in such notice. From and after the date fixed for redemption of Excess Shares, such Shares shall cease to be entitled to any distributions and other benefits, other than the right to payment of the redemption price for such Shares. Under certain circumstances, the proceeds of redemption might be taxed as a distribution to the recipient.

     The redemption of Excess Shares, at the discretion of the Board of Directors, is the only established Company procedure for the repurchase of Shares. The Company has no other right or intent to repurchase the Shares, nor do the Shareholders have any right to "put" the Shares to, or require redemption of their Shares by, the Company.

     The constructive ownership provisions applicable under Section 544 of the Code (as modified by Section 856(h) of the Code) attribute ownership of securities by a corporation, partnership, estate or trust proportionately to its shareholders, partners or beneficiaries, attribute ownership of securities owned by family members to other members of the same family, treat securities with respect to which a person has an option to purchase as actually owned by that person, and set forth rules as to when securities constructively owned by a person are considered to be actually owned for the application of such attribution provisions (i.e., "reattribution"). Thus, for purposes of determining whether a person holds Excess Shares, a person will be treated as owning not only Shares actually or beneficially owned, but also any Shares attributed to such person under the attribution rules described above. Ownership of Shares through such attribution is generally referred to as constructive ownership.

     Under the Bylaws any acquisition of Shares of the Company that would result in the disqualification of the Company as a REIT under the Code is void to the fullest extent permitted by law, and the Board of Directors is authorized to refuse to transfer Shares to a person if, as a result of the transfer, that person would own Excess Shares. Prior to any transfer or transaction which, if consummated, would cause a shareholder to own Excess Shares, and in any event upon demand by the Board of Directors, a shareholder is required to file with the Company an affidavit setting forth, as to that shareholder, the information required to be reported in returns filed by shareholders under Treasury Regulation Section

1.857-9 and in reports filed under Section 13(d) of the Exchange Act. Additionally, each proposed transferee of Common Shares, upon demand of the Board of Directors, also may be required to file a statement or affidavit with the Company setting forth the number of Shares already owned by the transferee and any person to or from whom Shares may be attributed by or to the transferee.

     The transfer or sale of Shares also will be subject to compliance with applicable "Blue Sky" laws and federal securities laws.

FACILITIES FOR TRANSFERRING SHARES

     The Managing Dealer may, but is not obligated to, assist Shareholders who desire to transfer their Shares. In the event the Managing Dealer provides assistance, it will be entitled to receive compensation as specified by the Managing Dealer. Any assistance offered by the Managing Dealer may be terminated or modified at any time without notice, and any fee charged for transfer assistance may be modified or terminated at any time and without notice. The Managing Dealer currently has no plans for rendering the type of assistance referred to in this paragraph. Such assistance, if rendered, would likely consist of informally matching isolated potential buyers and sellers, and would not represent the creation of any "market" for the Shares.

     No public market for the Shares currently exists. The Company does not plan to cause the Shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While the Company, acting through its Board of Directors, may cause the Shares to be so listed or quoted if the Board of Directors determines such action to be prudent, there can be no assurance that such event will ever occur. Prospective Shareholders should view the Shares as illiquid and must be prepared to hold their investment for an indefinite length of time. Currently, the Company expects that within approximately three (3) years from January 1997, it will use its best efforts either (i) to cause the Shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System or
(ii) to cause the Company to dispose of substantially all of its properties in a manner which will permit distributions to Shareholders of cash or marketable securities. The taking of either type of action would be conditioned on the Board of Directors determining such action to be prudent and in the best interests of the Shareholders, and would be intended to provide Shareholders with liquidity either by initiating the development of a market for the Shares or by disposing of properties and distributing to Shareholders cash or other securities then being actively traded. However, the Company is under no obligation to take any of the foregoing actions, and any such action, if taken, might be taken after the referenced three-year period.

                      SUMMARY OF ORGANIZATIONAL DOCUMENTS

     The following is a summary of the principal provisions of the Company's Articles of Incorporation and Bylaws, some of which may be described or referred to elsewhere in this Prospectus. Neither this summary nor such descriptions appearing elsewhere in this Prospectus purport to be, or should be considered, a complete statement of the terms and conditions of the Articles of Incorporation or Bylaws or any specific provision thereof, and this summary and all such descriptions are qualified in their entirety by reference to, and the provisions of, the Articles of Incorporation and Bylaws, which have been filed as exhibits to the registration statement of which this Prospectus is a part. The Company's Articles of Incorporation have been reviewed and approved unanimously by the Directors.

BOARD OF DIRECTORS

     The Board of Directors, subject to specific limitations in the Articles of Incorporation and those imposed by law, has full, exclusive, and absolute power, control and authority over the property and business of the Company. The Board of Directors, without approval of the Shareholders, may alter the Company's investment policies in view of changes in economic circumstances and other relevant factors, subject to the investment restrictions set forth in the Bylaws.

     A Director may be removed (i) for cause by the vote or written consent of all Directors other than the Director whose removal is being considered, or (ii) with or without cause at a special meeting of the Shareholders by vote of a majority of the outstanding Shares. "For cause" is defined as willful violations of the Articles of Incorporation or Bylaws, or gross negligence in the performance of a Director's duties. Any vacancies in the office of Director may be filled by a majority of the Directors continuing in office or at a special meeting of Shareholders by vote of a majority of the Shares present at a meeting at which there is a quorum. Any Director so elected shall hold office for the remainder of his predecessor's term. The number of Directors shall not be less than three nor more than 15. At the time of Initial Closing, there will be five Directors, a majority of whom are Independent Directors. See "Management." The holders of the Common Shares are entitled to vote on the election or removal of the Board of Directors, with each Share entitled to one vote.

     The Board of Directors is empowered to fix the compensation of all officers and the Board of Directors. Under the Bylaws, Directors may receive reasonable compensation for their services as Directors and officers of the Company and reimbursement of their expenses, and the Company may pay a Director such compensation for special services, including legal and accounting services, as the Board of Directors deems reasonable. The Board of Directors may delegate certain of its powers to an Executive Committee, which must be comprised of at least three Directors, the majority of whom are Independent Directors. At all times a majority of the Directors and a majority of the members of any Board committee shall be Independent Directors, except that upon the death, removal, or resignation of an Independent Director such requirement shall not be applicable for 60 days.

RESPONSIBILITY OF BOARD OF DIRECTORS, ADVISOR, OFFICERS AND EMPLOYEES

     The Articles of Incorporation of the Company provide that the Directors and officers of the Company shall have no liability to the Company or its Shareholders in actions by or in the right of the Company unless such officer or Director has engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities laws. The Advisory Agreement provides that the Advisor shall have no liability to the Company or its Shareholders unless the Advisor has engaged in gross negligence or willful misconduct. Generally, claimants must look solely to the Company's property for satisfaction of claims arising in connection with the affairs of the Company. The Articles of Incorporation and the Advisory Agreement, respectively, provide that the Company shall indemnify any present or former Director, officer, employee or agent and the Advisor against any expense or liability in an action brought against such person if the Directors (excluding the indemnified party) determine in good faith that the Director, officer, employee or agent or the Advisor was acting in good faith within what he or it reasonably believed to be the scope of his or its employment or authority and for a purpose which he or it reasonably believed to be in the best interests of the Company or its Shareholders, and that the liability was not the result of willful misconduct, bad faith, reckless disregard of duties or violation of the criminal law. Indemnification is not allowed for any liability imposed by judgment, and costs associated therewith, including attorneys' fees, arising from or out of a violation of federal or state securities laws associated with the public offering of the Common Shares unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee. To the extent that the foregoing indemnification provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and therefore unenforceable.

     In the absence of the special exculpation and indemnification provisions in the Company's Articles of Incorporation, the Directors and officers of the Company would have greater accountability to the Company under Virginia statutory law. In the absence of a special provision in the Articles of Incorporation, a director or officer of a Virginia corporation would have financial liability for misconduct equal to the greater of $100,000 or the amount of cash compensation received by the director or officer from the corporation during the twelve preceding months. Virginia law permits, but does not require, a corporation to indemnify a director if the director conducted himself in good faith and believed that his conduct was in the best interests (or in certain cases at least not opposed to the best interests) of the corporation. As noted above, the Articles of Incorporation of the Company require indemnification under the circumstances indicated, and therefore provide rights more favorable to the Directors and officers than would be afforded by Virginia law alone.

     Although no Virginia court has passed upon the nature of the accountability owed by an entity like the Advisor to an entity like the Company, it is almost certain that the exculpation and indemnification provisions benefiting the Advisor under the Advisory Agreement are more beneficial to the Advisor than would be the result in the absence of such provisions. Since the Advisor has a contractual relationship with the Company, in the absence of special exculpation and indemnification provisions in the Advisory Agreement, a court would likely hold that the Advisor is liable for ordinary negligence and ordinary misconduct, in addition to the more egregious misconduct for which the Advisor is liable under the Advisory Agreement.

     The exculpation and indemnification provisions in the Articles of Incorporation and the Advisory Agreement have been adopted to help induce the beneficiaries of such provisions to agree to serve on behalf of the Company or the Advisor by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. Such exculpation and indemnification provisions have been adopted, in part, in response to a perceived increase generally in shareholders' litigation alleging director and officer misconduct. The exculpation and indemnification provisions in the Articles of Incorporation and the Advisory Agreement may result in a Shareholder or the Company having a more limited right of action against a Director, the Advisor or its Affiliates than he or it would otherwise have had in the absence of such provisions. See "Risk Factors -- Responsibilities of Directors, Advisor and Affiliates -- Possible Inadequacy of Remedies." Conversely, the presence of such provisions may have the effect of conferring greater discretion upon the Directors, the Advisor and its Affiliates in making decisions and taking actions with respect to the Company. Subject to the exculpation and indemnification provisions in the Articles of Incorporation, the Advisory Agreement, and as otherwise provided by law, the Advisor and the Directors and officers are accountable to the Company and its Shareholders as fiduciaries and must exercise good faith and integrity in handling the Company's affairs. As noted above, however, the exculpation and indemnification provisions in the Articles of Incorporation and the Advisory Agreement represent a material change from the accountability which would be imposed upon the Directors, officers, Advisor and its Affiliates in the absence of such contractual provisions. Thus, such fiduciary duties will be materially different from such fiduciary duties as they would exist in the absence of the provisions of the Articles of Incorporation and the Advisory Agreement.

ISSUANCE OF SECURITIES

     The Board of Directors may in its discretion issue additional Shares or other equity or debt securities of the Company, including options, warrants, and other rights, on such terms and for such consideration as it may deem advisable. See "Risk Factors -- Potential Dilution." Without limiting the generality of the foregoing, the Board of Directors may, in its sole discretion, issue Shares or other equity or debt securities of the Company, (1) to persons from whom the Company purchases property, as part or all of the purchase price of the property, or (2) to the Advisor or its Affiliates in lieu of cash payments required under the Advisory Agreement or other contract or obligation. The Board of Directors, in its sole discretion, may determine the value of any Shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to the Company, except that while Shares are offered by the Company to the public, the public offering price of such Shares shall be deemed their value.

     The Company has adopted two stock incentive plans for the benefit of the Directors of the Company and certain employees of the Company and of the Advisor and its Affiliates. See "Management -- Stock Incentive Plans."

REDEMPTION AND RESTRICTIONS ON TRANSFER

     For the Company to qualify as a REIT under the Code, not more than 50% of its outstanding Shares may be owned directly or indirectly by five or fewer individuals during the last half of any year other than the first year, and after the first year all Shares of the Company must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. As a means of attempting to ensure compliance with these requirements, the Bylaws provide that the Company may prohibit any person from directly or indirectly acquiring ownership (beneficial or otherwise) of Excess Shares. See "Description of Capital Stock -- Repurchase of Shares and Restrictions on Transfer."

AMENDMENT

     The Articles of Incorporation and the Bylaws may be amended or altered or the Company may be dissolved by the affirmative vote of the holders of a majority of the outstanding Common Shares, with each Shareholder entitled to cast one vote per Share held. The Company's Articles and Bylaws may not be amended unless approved by the vote of the holders of a majority of the Common Shares of the Company (except that the Directors may amend the Bylaws if they determine such amendment to be necessary to comply with the REIT provisions of the Code or other applicable laws and regulations or the requirements of any state securities regulator or similar official). No amendment that would change any rights with respect to any outstanding Common Shares of the Company, or diminish or eliminate any voting rights pertaining thereto, may be made unless approved by the vote of the holders of two-thirds of the outstanding Common Shares so affected.

SHAREHOLDER LIABILITY

     The holders of the Company's Shares shall not be liable personally on account of any obligation of the Company.

                               SALES LITERATURE

     The Company may use certain sales or marketing literature in connection with the offering of the Shares. Sales or marketing materials which may be used include a sales brochure highlighting the Company. The literature may also include a brochure describing Affiliates of the Advisor, and a "tombstone" advertisement, mailer and introductory letter. The Company may, from time to time, also utilize brochures describing completed or proposed property acquisitions, summaries of the Company or of the offering of the Shares, and discussions of REIT investments generally.

     The offering is, however, made only by means of this Prospectus. Except as described herein, the Company has not authorized the use of other supplemental literature in connection with the offering other than marketing bulletins to be used internally by broker-dealers. Although the information contained in such literature does not conflict with any of the information contained in this Prospectus, such material does not purport to be complete, and should not be considered as a part of this Prospectus or the registration statement of which this Prospectus is a part, as incorporated in this Prospectus or the registration statement by reference, or as forming the basis of the offering of the Shares described herein.

                            REPORTS TO SHAREHOLDERS

     Financial information contained in all reports to Shareholders will be prepared in accordance with generally accepted accounting principles. The annual report, which will contain financial statements audited by a nationally recognized accounting firm, will be furnished within 120 days following the close of each fiscal year. The annual report will contain a complete statement of compensation and fees paid or accrued by the Company to the Advisor and its Affiliates, together with a description of any new agreements with Affiliates. Under the Bylaws, the Company is also obligated to send to the Shareholders quarterly reports after the end of the first three calendar quarters of each year. Such quarterly reports will include unaudited financial statements prepared in accordance with generally accepted accounting principles, a statement of fees paid during the quarter to the Advisor and its Affiliates, and a reasonable summary of the activities of the Company during such quarter. The Shareholders also have the right under applicable law to obtain other information about the Company.

     The Company will file a report meeting the requirements of Form 8-K under the Exchange Act if, after the termination of the offering, a commitment is made involving the use of 10 percent or more of the net proceeds of the offering and will provide the information contained in such report to the Shareholders at least once each quarter after the termination of this offering.

                                LEGAL OPINIONS

     Certain legal matters with respect to the legality of the Shares offered hereby and certain federal income tax matters as set forth under "Risk Factors--Federal Income Tax Risks" and "Federal Income Tax Consequences" will be passed upon by McGuire, Woods, Battle & Boothe LLP, Richmond, Virginia, as counsel to the Company. McGuire, Woods, Battle & Boothe LLP also acts as counsel to the Advisor and certain of its Affiliates.

                                    EXPERTS

     The consolidated financial statements of the Company at December 31, 1997 and 1996, and for the year in the period ended December 31, 1997, appearing in this Registration Statement and this Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The following Statements of Income and Direct Operating Expenses of properties, included herein, have been included herein in reliance on the reports of L.P. Martin & Company, P.C., independent certified public accountants, also included herein, and upon the authority of said firm as experts in accounting and auditing: (1) A report dated March 19, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Brookfield Apartments for the twelve-month period ended December 31, 1996 (2) a report dated March 27, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Eagle Crest Apartments for the twelve-month period ended December 31, 1996 (3) a report dated April 11, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Tahoe Apartments for the twelve-month period ended December 31, 1996, (4) a report dated April 29, 1997 with respect to the statement of income and direct operations expenses exclusive of items not comparable to the proposed future operations of the property Mill Crossing Apartments for the twelve-month period ended January 31, 1997 (5) a report dated May 21, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Polo Run Apartments for the twelve-month period ended February 28, 1997, (6) a report dated June 4, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Wildwood Apartments for the twelve-month period ended February 28, 1997, (7) a report dated June 4, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Toscana Apartments for the twelve-month period ended February 28, 1997,
(8) a report dated June 4, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property The Arbors on Forest Ridge Apartments for the twelve-month period ended February 28, 1997, (9) a report dated July 22, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Paces Cove Apartments for the twelve-month period ended May 31, 1991, (10) a report dated September 24, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Chaparosa Apartments for the twelve-month period ended June 30, 1997, (11) a report dated September 24, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Riverhill Apartments for the twelve-month period ended June 30, 1997, (12) a report dated December 16, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Copper Crossing Apartments for the twelve-month period ended October 31, 1997, (13) a report dated March 25, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Main Park Apartments for the twelve-month period ended December 31, 1997, (14) a report dated April 6, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Timberglen Apartments for the twelve-month period ended December 31, 1997, (15) a report dated April 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Copper Ridge Apartments for the twelve-month period ended February 28, 1998, (16) a report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Bitter Creek Apartments for the twelve-month period ended March 31, 1998, (17) a report dated July 16, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Summer Tree Apartments for the twelve-month period ended May 31, 1998, (18) a report dated July 17, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Park Village Apartments for the 1twelve-month period ended May 31, 1998, (19) a report dated July 21, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Cottonwood Crossing Apartments for the twelve-month period ended May 31, 1998, (20) a report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Pace's Point Apartments for the twelve-month period ended March 31, 1998, (21) a report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Pepper Square Apartments for the twelve-month period ended March 31, 1998, (22) a report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Emerald Oaks Apartments for the twelve-month period ended March 31, 1998, (23) a report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Hayden's Crossing Apartments for the twelve-month period ended March 31, 1998, (24) a report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Newport Apartments for the twelve-month period ended March 31, 1998, and (25) a report dated July 15, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Estrada Oaks Apartments for the twelve-month period ended June 30, 1998.

                          EXPERIENCE OF PRIOR PROGRAMS

     The tables following this introduction set forth information with respect to Cornerstone. These tables provide information for use in evaluating Cornerstone, the results of the operations of Cornerstone, and compensation paid by Cornerstone and certain other programs. In addition, Table IV contains information on certain other programs organized by Affiliates of ARA which completed operations in the last five years. Information in the tables is current as of December 30, 1997. The tables are furnished solely to provide prospective investors with information concerning the past performance of entities formed by Affiliates of ARA. Regulatory filings and annual reports of Cornerstone will be provided upon request for no cost (except for exhibits thereto, for which there is a minimal charge). In addition, Part II of the Company's Registration Statement contains detailed information on the property acquisitions of Cornerstone and is available without charge upon request of any investor or prospective investor. Please send all requests to Cornerstone Realty Income Trust, Inc., 306 East Main Street, Richmond, VA 23219; telephone:
804-643-1761.

     In the five years ending December 30, 1997, Affiliates of ARA sponsored only Cornerstone, which has investment objectives similar to those of the Company. Cornerstone was formed to invest in existing residential properties on a substantially debt-free basis for the purpose of providing regular quarterly distributions to shareholders and the possibility of long-term appreciation in the value of properties and shares.

     THE INFORMATION IN THE FOLLOWING TABLES SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE CAPITALIZATION OR OPERATIONS OF THE COMPANY. PURCHASERS OF SHARES OFFERED BY THE OFFERING WILL NOT HAVE ANY INTEREST IN THE ENTITIES REFERRED TO IN THE FOLLOWING TABLES OR IN ANY OF THE PROPERTIES OWNED BY THOSE ENTITIES AS A RESULT OF THE ACQUISITION OF SHARES.

     See "The Advisor and its Affiliates -- Prior Performance of Cornerstone and Partnerships Sponsored by Affiliates of ARG" in the Prospectus for additional information on certain prior real estate programs sponsored by Affiliates of ARG and its predecessors, including a description of the investment objectives which are deemed by the Prior Partnership Sponsor to be similar and dissimilar to those of the Company.

     See the Glossary, beginning at page 135, for definitions of the following terms used in this Section entitled "Experience of Prior Programs": Acquisition Costs, Amount Remaining Invested in Properties at End of Year, Cash Generated from Operations, GAAP, Percent Leverage, Recapture, Reserves, Return of Capital, and Prior Program Sponsor.

              TABLE I: EXPERIENCE IN RAISING AND INVESTING FUNDS

     Table I presents a summary of the funds raised and the use of those funds by Cornerstone, whose investment objectives are similar to those of the Company and whose offering closed within three years ending December 31, 1997.

     Dollar Amount Offered .................................... $368,536,368
     Dollar Amount Raised ..................................... $368,536,368

     LESS OFFERING EXPENSES:
       Selling Commissions and Discounts ......................        7.19%
       Organizational Expenses ................................        3.42%
       Other ..................................................        0.00%
     Reserves .................................................        3.00%
     Percent Available for Investment .........................       86.39%

     ACQUISITION COSTS:
       Prepaid items and fees to purchase property ............       85.12%
       Cash down payment ......................................        0.00%
       Acquisition fees .......................................        1.27%
       Other ..................................................        0.00%
     Total Acquisition Costs ..................................       86.39%
     Percent Leverage (excluding unsecured debt) ..............        0.00%
     Date offering began ......................................     May 1993
     Length of offering (in months) ...........................          54
     Months to invest amount available for investment .........          54

             TABLE II: COMPENSATION TO SPONSOR AND ITS AFFILIATES

     Table II summarizes the compensation paid to the Prior Program Sponsor and its Affiliates (i) by programs organized by it and closed within three years ended December 31, 1997, and (ii) by all other programs during the three years ended December 31, 1997.

                                                                                     OTHER
                                                                CORNERSTONE         PROGRAM
                                                              ---------------   ---------------
Date offering commenced ...................................     May 1993          Various
Dollar amount raised ......................................   $368,536,368       $ 35,483,175

AMOUNTS PAID TO PRIOR PROGRAM SPONSOR FROM PROCEEDS OF OF-
 FERING:
 Acquisition fees
   Real Estate commission .................................   $  4,075,337       $          0
   Advisory fees ..........................................   $    515,689       $          0
   Other ..................................................   $          0       $          0
Cash generated from operations before deducting payments to
 Prior Program Sponsor ....................................   $ 67,583,917       $  9,069,403

AGGREGATE COMPENSATION TO PRIOR PROGRAM SPONSOR
 Management and accounting fees ...........................   $  3,088,348       $  1,137,934
 Reimbursements ...........................................   $  2,717,655       $          0
 Leasing fees .............................................   $          0       $          0
 Other fees ...............................................   $          0       $          0
There have been no fees from property sales or refinancings

                TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS

     Table III presents a summary of the annual operating results for Cornerstone, the only offering closed in the five years ending December 31, 1997. Table III is shown on both an income tax basis as well as in accordance with generally accepted accounting principles, the only significant difference being the methods of calculating depreciation.

                                                          1997                1996              1995             1994
                                                   -----------------   -----------------   --------------   --------------
Capital contributions by year ..................     $  63,485,868       $ 176,885,206      $71,771,027      $23,496,784
Gross revenue ..................................     $  71,970,624       $  40,352,955      $16,300,821      $ 8,177,576
Operating expenses .............................     $  29,948,366       $  18,696,781      $ 8,180,016      $ 4,690,941
Interest income (expense) ......................     $  (7,230,205)      $  (1,140,667)     $   (68,061)     $   110,486
Depreciation ...................................     $  15,163,593       $   8,068,063      $ 2,788,818      $ 1,210,818
Net income (loss) GAAP basis ...................     $  19,225,553       $  (4,169,849)     $ 5,229,715      $ 2,386,303
Taxable income .................................     $           0       $           0      $         0      $         0
Cash generated from operations .................     $  34,973,533       $  20,162,776      $ 9,618,956      $ 3,718,086
Less cash distributed to investors .............     $  31,324,870       $  15,934,901      $ 6,316,185      $ 2,977,136
Cash generated after cash distribution .........     $   3,648,663       $   4,227,875      $ 3,302,771      $   740,950
Special items
 Capital contributions, net ....................     $  63,485,868       $ 144,798,035      $71,771,027      $23,496,784
 Fixed asset additions .........................     $ 157,859,343       $ 194,519,406      $75,589,089      $28,557,568
 Line of credit ................................     $  96,166,141       $  41,603,000      $ 3,300,000      $ 5,000,000
Cash generated .................................     $   1,331,335       $  (3,890,496)     $ 2,784,709      $   680,166
End of period cash .............................     $   4,513,986       $   3,182,651      $ 7,073,147      $ 4,288,438
Tax and distribution data per $1,000 in-
 vested ........................................
Federal income tax results
 Cornerstone Realty Income Trust is a
   REIT and thus is not taxed at the cor-
   porate level
Cash distributions to investors
 Source (on GAAP basis)
   Investment income ...........................     $          77       $          85      $        80      $        70
   Return of capital ...........................     $          23       $          14      $        16      $        19
 Source (on Cash basis)
   Sales .......................................     $           0       $           0      $         0      $         0
   Refinancings ................................     $           0       $           0      $         0      $         0
   Operations ..................................     $         100       $          99      $        96      $        89
   Other .......................................     $           0       $           0      $         0      $         0

                    TABLE IV: RESULTS OF COMPLETED PROGRAMS

     Table IV shows the results of programs sponsored by Affiliates of ARA which completed operations in the five years ending December 31, 1997. All of these programs had investment objectives dissimilar to those of the Company.

                                             COUNTY       MOUNTAIN
                                             GREEN          VIEW       WESTFIELD      SUNSTONE      FOXCROFT
                                         ------------- ------------- ------------- ------------- -------------
PROGRAM NAME
 Dollar amount raised .................. $1,595,125    $2,605,800    $1,825,600    $1,890,000    $1,025,500
 Number of properties purchased ........          1             1             1             1             1
 Date of closing of offering ...........   DEC 1983      OCT 1984      NOV 1984     JULY 1984     JUNE 1982
 Date of first sale of property ........   DEC 1993      AUG 1995      APR 1996      NOV 1995      NOV 1993
 Date of final sale of property ........   DEC 1993      AUG 1995      APR 1996      NOV 1995      NOV 1993

TAX AND DISTRIBUTION DATA PER $1,000
 INVESTMENT THROUGH ....................
 Federal income tax results
 Ordinary income
   From operations ..................... $      327    $       68    $       80    $      122    $      172
   From recapture ...................... $    1,165    $    1,200    $    1,302    $      526    $    1,414
 Capital gain .......................... $        0    $        0    $        0    $        0    $        0
 Deferred gain
   Capital ............................. $        0    $        0    $        0    $        0    $        0
   Ordinary ............................ $        0    $        0    $        0    $        0    $        0

CASH DISTRIBUTIONS TO INVESTORS
 Source (On GAAP basis)
   Investment income ................... $      327    $       68    $       80    $      122    $      172
   Return of capital ................... $      333    $       38    $      233    $        0    $        0
 Source (On cash basis)
   Sales ............................... $      333    $       38    $      233    $      122    $      172
   Refinancing ......................... $        0    $        0    $        0    $        0    $        0
   Operations .......................... $      327    $       68    $       80    $        0    $        0
   Other ............................... $        0    $        0    $        0    $        0    $        0
                                         ----------    ----------    ----------    ----------    ----------

RECEIVABLE ON NET PURCHASE MONEY
 FINANCING ............................. $        0    $        0    $        0    $        0    $        0

                   TABLE V: SALES OR DISPOSALS OF PROPERTIES

     Table V is not applicable. Cornerstone and its Affiliates have not sold or disposed of any properties as required for inclusion in the Table (sale or disposals of properties by programs with similar investment objectives within the most recent three years).

                                   GLOSSARY

     The  following  definitions  are provided for  information  in reading this
Prospectus:

     ACQUISITION COSTS (USED IN "EXPERIENCE OF PRIOR PROGRAMS"). Prepaid items and fees related to purchase of property, cash down payment, acquisition fees, legal, and other costs related to the acquisition of properties.

     ACQUISITION EXPENSES. The total expenses, including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired. Acquisition Expenses shall not include Acquisition Fees.

     ACQUISITION FEES. The total of all fees and commissions paid by any party in connection with the purchase or development of real property by the Company, except a development fee paid to a person not Affiliated with the Sponsor in connection with the actual development of a project after acquisition of the land by the Company. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, development fee, nonrecurring management fee, or any fee of a similar nature, however designated.

     ADDITIONAL   SHARE  OPTION.   The  option  of   Shareholders   to  reinvest
distributions from the Company in additional Shares so long as the registration statement of which this Prospectus is a part remains effective.

     ADJUSTED NET ASSET VALUE. The net assets of the Company (total assets before deducting depreciation or non-cash reserves less total liabilities) valued at fair market value as determined by qualified appraisals or valuations of the assets.

     ADVISOR. The person or entity responsible for directing or performing the day-to-day business affairs of the Company, including a person or entity to which the Advisor subcontracts substantially all such functions. The Company entered into an Advisory Agreement with ARA; with the Company's approval, ARA subcontracted the Advisory Agreement out of Cornerstone, effective March 1, 1997. Cornerstone shall act as the Advisor until it resigns such appointment or is replace in accordance with the provisions of the Bylaws.

     ADVISORY AGREEMENT. The agreement between the Company and ARA, as the same may be in effect from time to time.

     AFFILIATE.   Means  (i)  any  person  or  entity   directly  or  indirectly
controlling, controlled by or under common control with another person or entity, (ii) any person or entity owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such other person or entity, (iii) any officer, director, trustee or general partner of such person or entity, and (iv) if such other person or entity is an officer, director, trustee or partner of another entity, then the entity for which that person or entity acts in any such capacity. AFFILIATED means being an Affiliate of a specified person or entity.

     ARA. Apple Residential Advisors, Inc., a Virginia corporation, which is an Affiliate of the Advisor.

     ARMG. Apple Residential Management Group, Inc., a Virginia corporation, which is an Affiliate of the Advisor.

     AMOUNT REMAINING INVESTED IN PROPERTIES AT END OF YEAR (USED IN "EXPERIENCE OF PRIOR PROGRAMS"). The ratio that acquisition costs of properties retained bears to the total acquisition costs borne by the program.

     ARG. Apple Realty Group, Inc., a Virginia corporation, which is an Affiliate of the Advisor.

     ARTICLES OF INCORPORATION. The Articles of Incorporation of the Company, including all amendments, restatements or modifications thereof.

     ASSET MANAGEMENT FEE. The fee payable to Apple Residential Advisors, Inc. as the Advisor, pursuant to the Advisory Agreement.

     AVERAGE INVESTED ASSETS. The average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during any period.

     BOARD OF DIRECTORS. The Directors of the Company as of any particular time, under the Articles of Incorporation, whether they be the Directors named therein or additional or successor Directors.

     BYLAWS. The Bylaws of the Company, including all amendments, restatements or modifications thereof.

     CASH GENERATED FROM  OPERATIONS  (USED IN "EXPERIENCE OF PRIOR  PROGRAMS").
Excess  or  deficiency  of  operating  cash  receipts,   including  interest  on
investments, over operating cash expenditures, including debt service.

     CODE. The Internal Revenue Code of 1986, as amended from time to time, including successor statutes thereto.

     COMPANY. Apple Residential Income Trust, Inc., a Virginia corporation.

     CORNERSTONE.   Cornerstone   Realty   Income   Trust,   Inc.,   a  Virginia
corporation.

     DIRECTORS. The persons holding such office, as of any particular time, whether they be the directors named under the Articles of Incorporation or additional or successor directors.

     EMPLOYEE TRUSTS. Qualified employee pension or profit sharing trusts and Keogh Plan trusts.

     ERISA. The Employee Retirement Income Security Act of 1974, as amended.

     EXCESS SHARES. Shares owned, directly or indirectly (applying the rules of Sections 544 and 856(h) of the Code), by a person in excess of 9.8% of the Company's total outstanding Shares.

     EXCHANGE ACT. The Securities Exchange Act of 1934, as amended.

     EXEMPT ORGANIZATIONS. Tax-exempt entities, including Employee Trusts and IRAs.

     FINAL CLOSING. The last closing of the sale of Shares offered by the Prospectus.

     FIRPTA. The Foreign Investment in Real Property Tax Act of 1980, as amended.

     FUNDS FROM OPERATIONS. Net income (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation of real property, and after adjustments for significant non-recurring items and unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.

     GAAP   (USED   IN  "EXPERIENCE  OF  PRIOR  PROGRAMS").  Generally  accepted accounting principles.

     INDEPENDENT DIRECTORS. The Directors of the Company who are not Affiliated, directly or indirectly, with the Advisor, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer or director of, the Advisor or an Affiliated business entity of the Advisor (other than as an Independent Director of up to three other real estate investment trusts advised by the Advisor or an Affiliate of the Advisor). An Independent Director may perform no other services for the Company, except as a Director. Notwithstanding anything to the contrary herein, any member of a law firm whose only material business or professional relationship with the Company, the Advisor and their Affiliates is as legal counsel to any of such entities shall constitute an Independent Director (unless such person serves as a director for more than three REITs organized by the Advisor and its Affiliates). An "indirect" affiliation shall be deemed to refer to circumstances in which a member of the "immediate family" of a Director is Affiliated with the Advisor, and a person's "immediate family" shall mean such person's spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law and brothers and sisters-in-law.

     INITIAL OFFERING. The offering of Shares made pursuant to the Prospectus dated November 19, 1996.

     MANAGING DEALER. David Lerner Associates, Inc.

     MARKETING EXPENSE ALLOWANCE. An amount equal to up to 2.5% of the purchase price of the Shares payable by the Company to the Managing Dealer or the Selected Dealers as a non-accountable reimbursement for expenses incurred by them in connection with the offer and sale of the Shares.

     MAXIMUM OFFERING. The sale of $50,000,000 in Shares by the Company in the offering made by this Prospectus.

     NET ASSETS OR NET ASSET VALUE. The total assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

     NET INCOME. The total revenues of the Company for any period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves.

     OPERATING EXPENSES. All operating, general and administrative expenses of the Company as determined under generally accepted accounting principles (including regular compensation payable to the Advisor), excluding, however, the following: (i) expenses of raising capital; (ii) interest payments; (iii) taxes;
(iv) non-cash expenditures, such as depreciation, amortization and bad debt reserve; (v) incentive fees paid to the Advisor, if any; and (vi) costs related directly to asset acquisition, operation and disposition.

     ORGANIZATIONAL AND OFFERING EXPENSES. Those expenses incurred in connection with the formation and registration of the Company and in qualifying and marketing the Shares under applicable federal and state law, and any other expenses actually incurred and directly related to the qualification, registration, offer, and sale of the Shares, including such expenses as (i) all marketing expenses and payments made to broker-dealers as compensation or reimbursement for all costs of reviewing the offering, including due diligence investigations and fees and expenses of their attorneys, accountants, and other experts; (ii) registration fees, filing fees, and taxes; (iii) the costs of printing, amending, supplementing and distributing the registration statement and Prospectus; (iv) the costs of obtaining regulatory clearances of, printing, and distributing sales materials used in connection with the offer and sale of the Shares; (v) the costs related to investor and broker-dealer sales meetings concerning the offering; and (vi) accounting and legal fees incurred in connection with any of the foregoing.

     PERCENT LEVERAGE (USED IN "EXPERIENCE OF PRIOR PROGRAMS"). Mortgage financing divided by the total acquisition costs including such mortgage financing.

     PLAN ASSETS. The assets of an employee benefit plan.

     PRIOR PROGRAM SPONSOR (USED IN "EXPERIENCE OF PRIOR PROGRAMS"). Apple Residential Advisors, Inc. and its predecessor and affiliated corporations.

     PROPERTIES. All properties owned by the Company from time to time.

     PROSPECTUS. The final version of this prospectus of the Company in connection with the registration of the Shares by registration statement filed with the Securities and Exchange Commission on Form S-11, as amended and supplemented.

     QUALIFIED PLANS. Employee Trusts and IRAs.

     RECAPTURE (USED IN "EXPERIENCE OF PRIOR PROGRAMS"). The portion of taxable income from property sales or other dispositions taxed as ordinary income.

     REIT. "REIT" and "real estate investment trust" shall mean a real estate investment trust as described in Sections 856 through 860 of the Code, as now enacted or hereafter amended, including successor statutes and regulations promulgated thereunder.

     RESERVES (USED IN "EXPERIENCE OF PRIOR PROGRAMS"). Offering proceeds designated at the time of acquisition of each property for certain repairs and renovations and offering proceeds not committed for expenditure and held for potential unforeseen cash requirements.

     RETURN OF CAPITAL (USED IN "EXPERIENCE OF PRIOR PROGRAMS"). Distributions to investors in excess of net income.

     RETURN RATIO. For any period, the ratio of Funds from Operations to Total Contributions.

     SECURITIES ACT. The Securities Act of 1933, as amended.

     SELECTED DEALERS. Broker-dealers (other than the Managing Dealer) which offer and sell Shares on behalf of the Company.

     SELLING COMMISSIONS. Selling Commissions payable to the Managing Dealer or the Selected Dealers in an amount equal to up to 7.5% of the purchase price of the Shares.

     SERVICE. The Internal Revenue Service.

     SHAREHOLDERS. Those persons who, at any particular time, are shown as the holders of record of the Common Shares.

     SHARES OR COMMON SHARES. The Common Shares of the Company, no par value, and all other Common Shares of the Company issued in this or any subsequent offering.

     SPONSOR. Any person directly or indirectly instrumental in organizing, wholly or in part, the Company or any person who will manage or participate in the management of the Company, and any Affiliate of any such person, but not including a person who is an Independent Director or whose only relationship with the Company is as that of an independent property manager, whose only compensation is as such. Sponsor also does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. No Independent Director shall be deemed to be a Sponsor.

     UBTI. Unrelated Business Taxable Income, as defined in the Code.

     TOTAL CONTRIBUTIONS. The gross offering proceeds which have been received by the Company from time to time from the sale or sales of the Shares from the Initial Offering and this Offering.

                  INDEX TO FINANCIAL STATEMENTS OF THE COMPANY

                                                                                              PAGE
                                                                                              ----
COMPANY FINANCIAL STATEMENTS
 Report of Independent Auditors ..........................................................    F-3
 Consolidated Balance Sheets as of December 31, 1997 and December 31, 1996 ...............    F-4
 Consolidated Statement of Operations for the Year Ended December 31, 1997 ...............    F-5
 Consolidated Statement of Shareholders' Equity for the Year Ended December 31, 1997 .....    F-5
 Consolidated Statement of Cash Flows for the Year Ended December 31, 1997 ...............    F-6
 Notes to Consolidated Financial Statements ..............................................    F-7

COMPANY INTERIM FINANCIAL STATEMENTS (UNAUDITED)
 Consolidated Balance Sheets -- June 30, 1998 and December 31, 1997 ......................   F-14
 Consolidated Statements of Operations -- Three Months Ended June 30, 1998 and June 30,
   1997 and Six Months Ended June 30, 1998 and June 30, 1997 .............................   F-15
 Consolidated Statement of Shareholders' Equity -- Six Months Ended June 30, 1998 ........   F-16
 Consolidated Statements of Cash Flows -- Six Months Ended June 30, 1998 and June 30 ,
   1997 ..................................................................................   F-17
 Notes to Consolidated Financial Statements ..............................................   F-18

PROPERTY FINANCIAL STATEMENTS
 Brookfield Apartments:
   Independent Auditors' Report ..........................................................   F-21
   Historical Statement of Income and Direct Operating Expenses ..........................   F-22

 Eagle Crest I & II Apartments:
   Independent Auditors' Report ..........................................................   F-23
   Historical Statement of Income and Direct Operating Expenses ..........................   F-24

 Aspen Hill (formerly Tahoe Apartments):
   Independent Auditors' Report ..........................................................   F-25
   Historical Statement of Income and Direct Operating Expenses ..........................   F-26

 Mill Crossing Apartments:
   Independent Auditors' Report ..........................................................   F-27
   Historical Statement of Income and Direct Operating Expenses ..........................   F-28

 Polo Run Apartments:
   Independent Auditors' Report ..........................................................   F-29
   Historical Statement of Income and Direct Operating Expenses ..........................   F-30

 Wildwood Apartments:
   Independent Auditors' Report ..........................................................   F-31
   Historical Statement of Income and Direct Operating Expenses ..........................   F-32

 Toscana Apartments:
   Independent Auditors' Report ..........................................................   F-33
   Historical Statement of Income and Direct Operating Expenses ..........................   F-34

 Arbors on Forest Ridge Apartments:
   Independent Auditors' Report ..........................................................   F-35
   Historical Statement of Income and Direct Operating Expenses ..........................   F-36

 Pace's Cove Apartments:
   Independent Auditors' Report ..........................................................   F-37
   Historical Statement of Income and Direct Operating Expenses ..........................   F-38

 Remington Hills at Las Colinas (formerly, Chaparosa and Riverhill Apartments):
   Independent Auditors' Report (Chaparosa Apartments) ...................................   F-39
   Historical Statement of Income and Direct Operating Expenses (Chaparosa Apartments)....   F-40
   Independent Auditors' Report (Riverhill Apartments) ...................................   F-41
   Historical Statement of Income and Direct Operating Expenses (Riverhill Apartments) ...   F-42

 Copper Crossing Apartments:
   Independent Auditors' Report ..........................................................   F-43
   Historical Statement of Income and Direct Operating Expenses ..........................   F-44


                                                                                              PAGE
                                                                                              ----
 Main Park Apartments:
   Independent Auditors' Report ..........................................................   F-45
   Historical Statement of Income and Direct Operating Expenses ..........................   F-46

 Timberglen Apartments:
   Independent Auditors' Report ..........................................................   F-47
   Historical Statement of Income and Direct Operating Expenses ..........................   F-48

 Copper Ridge Apartments:
   Independent Auditors' Report ..........................................................   F-49
   Historical Statement of Income and Direct Operating Expenses ..........................   F-50

 Silver Brook (formerly Bitter Creek Apartments):
   Independent Auditors' Report ..........................................................   F-51
   Historical Statement of Income and Direct Operating Expenses ..........................   F-52

 Summer Tree Apartments:
   Independent Auditors' Report ..........................................................   F-53
   Historical Statement of Income and Direct Operating Expenses ..........................   F-54

 Park Village Apartments:
   Independent Auditors' Report ..........................................................   F-55
   Historical Statement of Income and Direct Operating Expenses ..........................   F-56

 Cottonwood Crossing Apartments:
   Independent Auditors' Report ..........................................................   F-57
   Historical Statement of Income and Direct Operating Expenses ..........................   F-58

 Pace's Point Apartments:
   Independent Auditors' Report ..........................................................   F-59
   Historical Statement of Income and Direct Operating Expenses ..........................   F-60

 Pepper Square Apartments:
   Independent Auditors' Report ..........................................................   F-61
   Historical Statement of Income and Direct Operating Expenses ..........................   F-62

 Emerald Oaks Apartments .................................................................
   Independent Auditors' Report ..........................................................   F-63
   Historical Statement of Income and Direct Operating Expenses ..........................   F-64

 Hayden's Crossing Apartments:
   Independent Auditors' Report ..........................................................   F-65
   Historical Statement of Income and Direct Operating Expenses ..........................   F-66

 Newport Apartments:
   Independent Auditors' Report ..........................................................   F-67
   Historical Statement of Income and Direct Operating Expenses ..........................   F-68

 Estrada Oaks Apartments:
   Independent Auditors' Report ..........................................................   F-69
   Historical Statement of Income and Direct Operating Expenses ..........................   F-70

PRO FORMA FINANCIAL STATEMENTS
 Pro Forma Consolidated Statement of Operations for Six Months Ending June 30, 1998 (Un-
   audited) ..............................................................................   F-71
 Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 1997
   (Unaudited) ...........................................................................   F-72
 Pro Forma Consolidated Balance Sheet as of June 30, 1998 (Unaudited) ....................   F-75


                         REPORT OF INDEPENDENT AUDITORS



The Board of Directors and Shareholders
Apple Residential Income Trust, Inc.

     We have audited the accompanying consolidated balance sheets of Apple Residential Income Trust, Inc. (the "company") as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Apple Residential Income Trust, Inc. at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                            Ernst & Young LLP

Richmond, Virginia
February 13, 1998

                      APPLE RESIDENTIAL INCOME TRUST, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                 AS OF DECEMBER 31,
                                                                           -------------------------------
                                                                                 1997             1996
                                                                           ----------------   ------------
Assets
Investment in rental property ..........................................
 Land ..................................................................     $ 15,396,823
 Building and improvements .............................................       73,113,886             --
 Furniture and fixtures ................................................        1,123,639             --
                                                                             ------------      ---------
                                                                               89,634,348             --
Less accumulated depreciation ..........................................       (1,898,003)            --
                                                                             ------------      ---------
                                                                               87,736,345
Cash and cash equivalents ..............................................       24,162,572      $     100
Prepaid expenses .......................................................          142,581             --
Other assets ...........................................................          444,022             --
                                                                             ------------      ---------
                                                                               24,749,175            100
                                                                             ------------      ---------
Total Assets ...........................................................     $112,485,520      $     100
                                                                             ============      =========
Liabilities and Shareholders' Equity
Accounts payable .......................................................     $    536,324             --
Accrued expenses .......................................................        2,143,888             --
Rents received in advance ..............................................           70,051             --
Tenant security deposits ...............................................          394,702             --
                                                                             ------------      ---------
Total Liabilities ......................................................        3,144,965             --

Shareholders' Equity
Common stock, no par value, authorized 50,000,000 shares; issued
 and outstanding 12,371,829 shares and 10 shares, respectively .........      109,090,459      $     100
Class B convertible stock, no par value, authorized 200,000 shares;
 issued and outstanding 200,000 shares .................................           20,000         20,000
Receivable from officer-shareholder ....................................          (20,000)       (20,000)
Net income greater than distributions ..................................          250,096             --
                                                                             ------------      ---------
                                                                              109,340,555            100
                                                                             ------------      ---------
Total Liabilities and Shareholders' Equity .............................     $112,485,520      $     100
                                                                             ============      =========

                             See accompanying notes.

                      APPLE RESIDENTIAL INCOME TRUST, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                            FOR THE YEAR ENDED
                                                            DECEMBER 31, 1997
                                                           -------------------
     Revenue
      Rental income ......................................     $12,005,968
     Expenses
      Property and maintenance ...........................       3,571,484
      Taxes and insurance ................................       1,765,741
      Property management ................................         656,267
      General and administrative .........................         351,081
      Amortization .......................................          28,490
      Depreciation of rental property ....................       1,898,003
                                                               -----------
     Total expenses ......................................       8,271,066

     Income before interest income (expense) .............       3,734,902
      Interest income ....................................         222,676
      Interest expense ...................................        (458,384)
                                                               -----------
     Net income ..........................................     $ 3,499,194
                                                               ===========

     Basic and diluted earnings per common share .........     $      0.54
                                                               ===========


                      APPLE RESIDENTIAL INCOME TRUST, INC.
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                                                 CONVERTIBLE CLASS B
                                           COMMON STOCK                 STOCK             RECEIVABLE
                                   ---------------------------- ----------------------      FROM        NET INCOME         TOTAL
                                       NUMBER                      NUMBER                PRINCIPAL     GREATER THAN    SHAREHOLDERS'
                                     OF SHARES       AMOUNT      OF SHARES    AMOUNT    SHAREHOLDER   DISTRIBUTIONS       EQUITY
                                   ------------- -------------- ----------- ---------- ------------- --------------- ---------------
Balance at December 31, 1996 .....          10    $        100    200,000    $20,000     $ (20,000)   $           0    $        100
Net proceeds from the sale of
 shares ..........................  11,756,545     103,552,905         --         --            --               --     103,552,905
Net income .......................          --              --         --         --            --        3,499,194       3,499,194
Cash distributions declared to
 shareholders ($.60 per share) ...          --              --         --         --            --       (3,249,098)     (3,249,098)
Shares issued to Cornerstone Re-
 alty Income Trust, Inc. .........     417,778       3,760,000         --         --            --               --       3,760,000
Shares issued through Additional
 Share Option ....................     197,496       1,777,454         --         --            --                        1,777,454
                                    ----------    ------------    -------    -------     ---------    -------------    ------------
Balance December 31, 1997 ........  12,371,829    $109,090,459    200,000    $20,000     $ (20,000)   $     250,096    $109,340,555
                                    ==========    ============    =======    =======     =========    =============    ============


                             See accompanying notes.

                      APPLE RESIDENTIAL INCOME TRUST, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                              FOR THE YEAR ENDED
                                                                              DECEMBER 31, 1997
                                                                             -------------------
     From operating activities:
       Net income ........................................................      $   3,499,194
       Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization .....................................          1,926,493
       Amortization of deferred loan costs ...............................             60,490

     Changes in operating assets and liabilities:
       Prepaid expenses ..................................................           (142,581)
       Other assets ......................................................           (533,002)
       Accounts payable ..................................................            536,324
       Accrued expenses ..................................................          1,631,776
       Rent received in advance ..........................................             70,051
       Tenant security deposits ..........................................             26,280
                                                                                -------------
        Net cash provided by operating activities ........................          7,075,025

     From investing activities:
       Acquisitions of rental property, net of liabilities assumed .......        (85,147,726)
       Capital improvements ..............................................         (3,606,088)
                                                                                -------------
        Net cash used in investing activities ............................        (88,753,814)

     From financing activities:
       Proceeds from short-term borrowings ...............................         39,640,000
       Repayments of short-term borrowings ...............................        (39,640,000)
       Net proceeds from issuance of shares ..............................        109,090,359
       Cash distributions paid to shareholders ...........................         (3,249,098)
                                                                                -------------
        Net cash provided by financing activities ........................        105,841,261
        Increase in cash and cash equivalents ............................         24,162,472

     Cash and cash equivalents, beginning of year ........................                100
                                                                                -------------
     Cash and cash equivalents, end of year ..............................      $  24,162,572
                                                                                =============


                             See accompanying notes.

                      APPLE RESIDENTIAL INCOME TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

Apple Residential Income Trust, Inc., together with its subsidiaries Apple Limited, Inc., Apple General, Inc., and Apple REIT Limited Partnership, (the "company"), is an externally advised real estate investment trust formed on August 7, 1996 as a Virginia corporation. The company is an owner of residential apartment communities in Texas. All of the company's apartment communities are located in the Dallas/ Fort Worth, Texas metropolitan area. All operations commenced in January, 1997; therefore, no statements of operations or cash flows are presented for periods prior to January 1997. The accompanying consolidated financial statements include the accounts of Apple Residential Income Trust,
Inc. and its subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.


CASH AND CASH EQUIVALENTS

Cash equivalents include highly liquid investments with original maturities of three months or less. The fair market value of cash and cash equivalents approximate their carrying value.


INVESTMENT IN REAL ESTATE

The investment in rental property is recorded at the depreciated cost and includes real estate brokerage commissions paid to Apple Realty Group, Inc. and Cornerstone Realty Income Trust, Inc. (See Note 6 to the consolidated financial statements).

The company records impairment losses on rental property used in the operations if indicators of impairment are present and the undiscounted cash flows estimated to be generated by the respective properties are less than their carrying amount. Impairment losses are measured as the difference between the asset's fair value and its carrying value.

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which are 27.5 years for buildings and major improvements and a range from five to ten years for furniture and fixtures.


INCOME RECOGNITION

Rental, interest, and other income are recorded on an accrual basis. The company's properties are leased under operating leases that, typically, have terms that do not exceed one year.


DEFERRED FINANCING COSTS

Deferred financing costs are generally amortized over a period not to exceed the term of the related debt. Amortization of deferred financing costs is classified as interest expense in the consolidated statements of operations.


USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make certain estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.


STOCK INCENTIVE PLANS

The company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related Interpretations in accounting for its employee stock options. As discussed in
Note 5, the alternative fair value accounting provided for under FASB State-

                      APPLE RESIDENTIAL INCOME TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -(CONTINUED)

NOTE 1 -- GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT
          ACCOUNTING POLICIES -(CONTINUED)

ment No. 123, "Accounting for Stock-Based Compensation," ("FASB 123") requires use of option valuation models that were developed for use in valuing employee stock options. Under APB 25, because the exercise price of the company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.


ADVERTISING COSTS

Costs incurred for the production and distribution of advertising are expensed as incurred.


INCOME PER SHARE

In 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share." Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share are very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods that have been presented are to conform to the requirements of Statement 128.


FEDERAL INCOME TAX

The company is operated as, and annually elects to be taxed as, a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Generally, a real estate investment trust, which complies with the provisions of the Code and distributes at least 95% of its taxable income to its shareholders, does not pay federal income taxes on its distributed income. Accordingly, no provision has been made for federal income taxes.

For income tax purposes, distributions paid to shareholders consist of ordinary income and return of capital or a combination thereof. Distributions per share were $.60 for the year ended December 31, 1997. In 1997, the total distribution was taxable as ordinary income.


NOTE 2 -- INVESTMENT IN RENTAL PROPERTY

The following is a summary of rental property owned at December 31, 1997:

                                             INITIAL            TOTAL         ACCUMULATED         DATE
             DESCRIPTION                ACQUISITION COST     INVESTMENT*     DEPRECIATION       ACQUIRED
------------------------------------   ------------------   -------------   --------------   --------------
Brookfield .........................       $ 5,458,485      $ 5,946,299       $  166,694      January 1997
Eagle Crest ........................        15,650,000       17,299,740          483,740      January 1997
Tahoe ..............................         5,690,560        6,641,227          199,049      January 1997
Mill Crossing ......................         4,544,121        5,046,908          136,519     February 1997
Polo Run ...........................         6,858,974        7,545,163          191,302        March 1997
Wildwood ...........................         3,963,519        4,389,742           98,645        March 1997
Toscana ............................         5,854,531        6,222,223          147,776        March 1997
The Arbors on Forest Ridge .........         7,748,907        8,315,672          187,034        April 1997
Pace's Cove ........................         9,277,355        9,536,559          141,850         June 1997
Remington at Las Colinas ...........        13,100,000       13,815,064          133,271       August 1997
Copper Crossing ....................         4,750,000        4,875,751           12,123     November 1997
                                           -----------      -----------       ----------
                                           $82,896,452      $89,634,348       $1,898,003

----------
* Includes real estate commissions, closing costs, and improvements capitalized since the date of acquisition.

                      APPLE RESIDENTIAL INCOME TRUST, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED )

NOTE 3 -- NOTES PAYABLE

During 1997, the company entered into an agreement with a commercial bank to obtain an unsecured, revolving line of credit not to exceed $20 million to facilitate the timely acquisition of properties. The unsecured line of credit expires on March 31, 1998. Borrowings under the agreement are evidenced by an unsecured promissory note and bear interest at one-month LIBOR plus 200 basis points. The company also obtained a $1 million unsecured line of credit for general corporate purposes. The terms of such borrowings are the same as under the unsecured line of credit for acquisitions. No interest was capitalized in 1997. The company paid interest of $458,384 in 1997. At December 31, 1997, there were no outstanding borrowings under the lines of credit. The weighted-average interest rate incurred under the lines of credit was 7.8% in 1997.


NOTE 4 -- SHAREHOLDERS' EQUITY

The company is raising equity capital through a "best efforts" offering of shares by David Lerner Associates, Inc. (the "Managing Dealer"), which will receive selling commissions and a marketing expense allowance based on proceeds of the shares sold. The company received gross proceeds of $121,633,733 from the sale of 2,084,445 shares at $9 per share and 10,287,384 shares at $10 per share, including shares sold through the reinvestment of distributions for the year ended December 31, 1997. The underwriter received selling commissions and a marketing expense allowance equal to 7.5% and 2.5%, respectively, of the gross proceeds of shares sold. During 1997, the underwriter earned $11,787,399. The net proceeds of the offering, after deducting selling commissions and other offering expenses, were $109,090,359. These totals include 417,778 shares purchased by Cornerstone for $3.76 million. Cornerstone owned approximately 3.38% of the company's outstanding shares on December 31, 1997 (See Note 6 to the consolidated financial statements).

On November 14, 1996, the company issued 200,000 shares of Class B Convertible Shares to Mr. Glade Knight, president and chairman of the board of the company, for $.10 per share or $20,000 in aggregate.

There are no dividends payable on the Class B Convertible Shares. On liquidation of the company, the holder of the Class B Convertible Shares is entitled to a liquidation payment of $.10 per Class B Convertible Share before any distribution of liquidation proceeds to the holders of the common shares. Holders of more than two-thirds of the Class B Convertible Shares must approve any proposed amendment to the Articles of Incorporation that would adversely affect the Class B Convertible Shares or create a new class of stock senior to, or on a parity with, the Class B Convertible Shares. The Class B Convertible Shares are convertible into common shares upon and for 180 days following the occurrence of either of the following events: (1) Substantially all of the company's assets, stock, or business is sold or otherwise transferred, whether through sale, exchange, merger, consolidation, lease, share exchange, or otherwise; or (2) The Advisory Agreement with the Advisor is terminated or not renewed, and the company ceases to use Apple Residential Management Group, Inc. to provide substantially all of its property management services. Upon the occurrence of either triggering event, each Class B Convertible Share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the "best efforts" offering according to the following formula:

            GROSS PROCEEDS RAISED FROM        NUMBER OF COMMON SHARES
          SALES OF COMMON SHARES THROUGH     THROUGH CONVERSION OF ONE
                DATE OF CONVERSION           CLASS B CONVERTIBLE SHARE
         --------------------------------   --------------------------
                  $50 million ...........                1.0
                  $100 million ..........                2.4
                  $150 million ..........                4.2
                  $200 million ..........                6.4
                  $250 million ..........                8.0

                      APPLE RESIDENTIAL INCOME TRUST, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

NOTE 4 -- SHAREHOLDERS' EQUITY - (CONTINUED)

No additional consideration is due upon the conversion of the Class B Convertible Shares. Upon the probable occurrence of a triggering event, the company will record expense in the statement of operations based on conversion of the Class B Convertible Shares.

The company provides a plan which allows shareholders to reinvest distributions in the purchase of additional shares of the company ("Additional Share Option Plan"). Of the total proceeds raised from common shares during the year ended December 31, 1997, $1,974,949 (net $1,777,454) was provided through the reinvestment of distributions.


NOTE 5 -- STOCK INCENTIVE PLANS

Based on the outstanding shares, under the 1997 Incentive Option Plan, a maximum of 1,121,875 options could be granted, at the discretion of the Board of Directors, to certain officers and key employees of the company. Also under the Directors Plan, a maximum of 468,000 options could be granted to the directors of the company.

In 1997, the company granted 20,550 options to purchase shares under the Directors Plan and no options under the Incentive Plan. Both of the plans generally provide, among other things, that options be granted at exercise prices not lower than the market value of the shares on the date of grant. Under the Incentive Plan, at the earliest, options become exercisable at the date of grant. The optionee has up to 10 years from the date on which the options first become exercisable during which to exercise the options. Activity in the company's share option plans during the year ended December 31, 1997 is summarized in the following table:

                                                    1997
                                              WEIGHTED-AVERAGE
                                         ---------------------------
                                          OPTIONS     EXERCISE PRICE
                                         ---------   ---------------
Outstanding, beginning of year
Granted ..............................    20,550        $  10.00
Exercised ............................        --              --
Forfeited ............................        --              --
                                          ------        --------
Outstanding, end of year .............    20,550        $  10.00
Exercisable at end of year ...........    20,550        $  10.00
                                          ======        ========
Weighted-average fair value of options
 granted during the year .............        --        $    .83

Pro forma information regarding net income and earnings per share is required by FASB 123 under the fair value method described in that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions, for 1997: risk-free interest rates of 6.7%; a dividend yield of 7.0%; volatility factor of the expected market price of the company's common stock of .161; and a weighted-average expected life of the option of 10 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.

Because the company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                      APPLE RESIDENTIAL INCOME TRUST, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

NOTE 5 -- STOCK INCENTIVE PLANS - (CONTINUED)

For purposes of FASB 123 pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. As the options are immediately exercisable, the full impact of the pro forma is disclosed below:

                                                                 1997
                                                            -------------
         Pro forma FASB 123 net income ..................    $3,482,138
         As reported net income .........................     3,499,194
         Pro forma FASB 123 earnings per share ..........           .54
         As reported net income per share ...............           .54

NOTE 6 -- RELATED-PARTY TRANSACTIONS

The company had contracted with Apple Residential Management Group, Inc. (the "Management Company") to manage the acquired properties; Apple Residential
Advisors, Inc. (the "Advisor") to advise and provide the company with day-to-day management; and Apple Realty Group, Inc. to acquire and dispose of real estate assets held by the company. The Management Company, Advisor, and Apple Realty Group, Inc. were initially owned by Glade M. Knight. Mr. Knight also serves as chairman of the board and chief executive officer of the company and Cornerstone Realty Income Trust, Inc. Before the transaction described below, during 1997, the company paid the Management Company a management fee equal to 5% of rental income plus reimbursement of certain expenses in the amount of $52,375. The company paid the Advisor a fee equal to .1% to .25% of total contributions received by the company in the amount of $14,894. The company paid Apple Realty Group, Inc. a fee of 2% of the purchase price of the acquired properties in the amount of $624,382.

During 1997, with the approval of the company, Cornerstone entered into subcontract agreements with the Management Company and the Advisor, whereby Cornerstone will provide advisory and property management services to the company in exchange for fees and expense reimbursement on the same terms described above. As of December 31, 1997, the company had paid Cornerstone $822,934 in management and advisory fees and $214,961 for certain reimbursable items.

During 1997, with the consent of the company, Cornerstone acquired all the assets of Apple Realty Group, Inc. The sole material asset of Apple Realty Group, Inc. was the acquisition/disposition agreement with the company. Cornerstone paid $350,000 in cash and issued 150,000 common shares in exchange for the assignment of the rights to the acquisition/disposition agreement. Cornerstone is entitled, under the terms of the acquisition/disposition agreement, to a real estate commission equal to 2% of the gross purchase price of the company's properties plus reimbursement of certain expenses. As of December 31, 1997, Cornerstone had earned approximately $1,116,566 under the agreement.

During the first quarter of 1997, the company granted Cornerstone a continuing right to acquire up to 9.8% of the common shares of the company at market price, net of selling commissions. In April 1997, Cornerstone purchased 417,778 shares of the company for approximately $3.76 million. Cornerstone owns approximately 3.38% of the total common shares of the company outstanding on December 31, 1997.

The company also has granted Cornerstone a "first right of refusal" to purchase the properties or business of Apple. Cornerstone has stated in its public filings its intent to make periodic evaluations of the feasibility of purchasing the company.

                      APPLE RESIDENTIAL INCOME TRUST, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED )

NOTE 7 -- QUARTERLY FINANCIAL DATA (UNAUDITED)

The first three quarters of 1997 earnings per share amounts have been restated to comply with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". The following is a summary of quarterly results of operations for the year ended December 31, 1997:

                                                 FIRST           SECOND          THIRD           FOURTH
                   1997                         QUARTER         QUARTER         QUARTER         QUARTER
------------------------------------------   -------------   -------------   -------------   -------------
Revenue ..................................    $1,155,766      $2,826,712      $3,789,266      $4,234,224
Income before interest income (ex-
 pense) ..................................       471,321         971,198       1,070,504       1,221,879
Net income ...............................       556,255         831,469         856,729       1,254,741
Basic and diluted earnings per share .....           .16             .15             .12             .12
Distributions per share ..................            --             .20             .20             .20


NOTE 8 -- EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share:

                                                                1997
                                                           -------------
         Numerator:
          Net income numerator for basic and di-
            luted earnings .............................    $3,499,194
         Denominator:
          Denominator for basic earnings per share-
            weighted-average shares ....................     6,493,114
          Effect of dilutive securities: stock options              --
                                                            ----------
          Denominator for diluted earnings per
            share-adjusted weighted-average shares
            and assumed conversions ....................     6,493,114
                                                            ----------
          Basic and diluted earnings per share .........           .54
                                                            ----------

NOTE 9 -- SUBSEQUENT EVENT

In January 1998, the company declared and paid a cash distributions to shareholders of $1,953,243, of which $1,246,809 was reinvested through the Additional Share Option. The company also closed the sale to investors of 2,905,289 shares at $10 per share, representing net proceeds after payment of brokerage fees to the company of $26,147,598. In February 1998, the company purchased Main Park Apartments, a 192-unit apartment community, and Timberglen Apartments, a 304-unit apartment community. Both properties are located in Dallas, Texas. Their purchase prices were $8 million and $12 million, respectively.

                      APPLE RESIDENTIAL INCOME TRUST, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED )

NOTE 10 -- PRO FORMA INFORMATION (UNAUDITED)

The following unaudited pro forma information for the year ended December 31, 1997 is presented as if (a) The company had qualified as a REIT, distributed all of its taxable income and, therefore, incurred no federal income tax expense during the period; and (b) The company had used proceeds from its best efforts offering to acquire the properties. The pro forma information does not purport to represent what the company's results of operations would have been if such transactions, in fact, had occurred on January 1, 1997, nor does it purport to represent the results of operations for future periods.

         UNAUDITED PRO FORMA TOTALS                 1997
         -----------------------------------   --------------
         Revenue ...........................    $17,398,526
         Net income ........................      5,047,475
         Basic earnings per share ..........            .53
                                                -----------

The pro forma information reflects adjustments for the actual rental income and rental expenses of all the 1997 acquisitions for the respective period in 1997 prior to acquisition by the company. Net income has been adjusted as follows:
(1) Property management and advisory expenses have been adjusted based on the company's contractual arrangements; and (2) Depreciation has been adjusted based on the company's basis in the properties.

                      APPLE RESIDENTIAL INCOME TRUST, INC.
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                                          JUNE 30,         DECEMBER 31,
                                                                            1998               1997
                                                                      ----------------   ---------------

ASSETS
Investment in rental property
 Land .............................................................     $ 25,515,794      $ 15,396,823
 Building and property improvements ...............................      111,419,576        73,113,886
 Furniture and fixtures ...........................................        1,896,013         1,123,639
                                                                        ------------      ------------
                                                                         138,831,383        89,634,348
Less accumulated depreciation .....................................       (3,978,003)       (1,898,003)
                                                                        ------------      ------------
                                                                         134,853,380        87,736,345
Cash and cash equivalents .........................................       45,877,272        24,162,572
Prepaid expenses ..................................................           99,503           142,581
Other assets ......................................................        1,128,864           444,022
                                                                        ------------      ------------
   Total Assets ...................................................     $181,959,019      $112,485,520
                                                                        ============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Accounts payable ..................................................     $  1,235,261      $    536,324
Accrued expenses ..................................................        1,710,253         2,143,888
Rents received in advance .........................................           42,745            70,051
Tenant security deposits ..........................................          588,753           394,702
                                                                        ------------      ------------
   Total Liabilities ..............................................        3,577,012         3,144,965

Shareholders' Equity
Common stock, no par value, authorized 50,000,000 shares; issued and outstanding 20,109,698 shares and 12,371,829 shares, respec-
 tively ...........................................................      178,551,942       109,090,459
Class B convertible stock, no par value, authorized 200,000 shares;
 issued and outstanding 200,000 shares ............................           20,000            20,000
Receivable from officer-shareholder ...............................               --           (20,000)
Net income greater than distributions .............................         (189,935)          250,096
                                                                        ------------      ------------
   Total Shareholders' Equity .....................................      178,382,007       109,340,555
                                                                        ------------      ------------
   Total Liabilities and Shareholders' Equity .....................     $181,959,019      $112,485,520
                                                                        ============      ============

         See accompanying notes to consolidated financial statements.

                     APPLE RESIDENTIAL INCOME TRUST, INC.
               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                         THREE MONTHS ENDED                SIX MONTHS ENDED
                                                    -----------------------------   ------------------------------
                                                       JUNE 30,        JUNE 30,        JUNE 30,         JUNE 30,
                                                         1998            1997            1998             1997
                                                    -------------   -------------   --------------   -------------

REVENUE:
 Rental income ..................................    $6,106,378      $2,824,034      $11,035,129      $3,978,434

EXPENSES:
 Property and maintenance .......................     1,634,846         808,237        2,871,674       1,100,889
 Taxes and insurance ............................       724,401         472,857        1,462,552         578,955
 Property management ............................       349,207         135,790          606,245         196,453
 General and administrative .....................       194,322         109,314          357,195         182,649
 Amortization expense ...........................         8,484           8,484           16,968          16,960
 Depreciation of rental property ................     1,190,455         305,652        2,080,000         443,341
                                                     ----------      ----------      -----------      ----------
   Total expenses ...............................     4,101,715       1,840,334        7,394,634       2,519,247
                                                     ----------      ----------      -----------      ----------
Income before interest income (expense) .........     2,004,663         983,700        3,640,495       1,459,187
 Interest income ................................       485,409           3,606          821,796          88,541
 Interest expense ...............................       (13,330)       (156,837)         (25,831)       (161,004)
                                                     ----------      ----------      -----------      ----------
Net income ......................................    $2,476,742      $  830,469      $ 4,436,460      $1,386,724
                                                     ==========      ==========      ===========      ==========
Basic and diluted earnings per common
 share ..........................................    $     0.14      $     0.15      $      0.28      $     0.31
                                                     ==========      ==========      ===========      ==========
Distributions per common share ..................    $     0.20      $     0.20      $      0.41      $     0.20
                                                     ==========      ==========      ===========      ==========

          See accompanying notes to consolidated financial statements

                      APPLE RESIDENTIAL INCOME TRUST, INC.
           CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (UNAUDITED)

                                                                          CONVERTIBLE CLASS B
                                                    COMMON STOCK                 STOCK
                                            ---------------------------- ----------------------
                                               NUMBER                       NUMBER
                                              OF SHARES       AMOUNT      OF SHARES    AMOUNT

                                            ------------ --------------- ----------- ----------
Balance at December 31, 1997 ..............  12,371,829   $109,090,459     200,000    $20,000
Net proceeds from the sale of shares .        7,438,580     66,767,882          --         --
Net income ................................          --             --          --         --
Cash distributions declared to share-
 holders ($.41 per share) .................          --             --          --         --
Payment from officer-shareholder ..........          --             --          --         --
Shares issued through Additional
 Share Option .............................     299,289      2,693,601          --         --
                                             ----------   ------------     -------    -------
Balance at June 30, 1998 ..................  20,109,698   $178,551,942     200,000    $20,000
                                             ==========   ============     =======    =======


                                              RECEIVABLE
                                                 FROM        NET INCOME         TOTAL
                                               OFFICER-     GREATER THAN    SHAREHOLDERS'
                                             SHAREHOLDER   DISTRIBUTIONS       EQUITY
                                            ------------- --------------- ----------------
Balance at December 31, 1997 ..............   $ (20,000)   $     250,096    $109,340,555
Net proceeds from the sale of shares .               --               --      66,767,882
Net income ................................          --        4,436,460       4,436,460
Cash distributions declared to share-
 holders ($.41 per share) .................          --       (4,876,491)     (4,876,491)
Payment from officer-shareholder ..........      20,000               --          20,000
Shares issued through Additional
 Share Option .............................          --               --       2,693,601
                                              ---------    -------------    ------------
Balance at June 30, 1998 ..................   $      --    $    (189,935)   $178,382,007
                                              =========    =============    ============

          See accompanying notes to consolidated financial statments.

                      APPLE RESIDENTIAL INCOME TRUST, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                                  SIX MONTHS ENDED
                                                                         -----------------------------------
                                                                             JUNE 30,           JUNE 30,
                                                                               1998               1997
                                                                         ----------------   ----------------
Cash flow from operating activities:
 Net income ..........................................................    $   4,436,460      $   1,386,724
 Adjustments to reconcile net income to net cash provided by operating activities
   Depreciation and amortization .....................................        2,096,968            460,301
   Amortization of deferred financing costs ..........................           25,831             16,668
   Changes in operating assets and liabilities:
    Prepaid expenses .................................................           43,078           (144,540)
    Other assets .....................................................         (727,641)          (235,148)
    Accounts payable .................................................          698,937            276,966
    Accrued expenses .................................................         (633,699)           644,150
    Rent received in advance .........................................          (27,306)             3,772
    Tenant security deposits .........................................           (8,291)            53,311
                                                                          -------------      -------------
      Net cash provided by operating activities ......................        5,904,337          2,462,204
Cash flow from investing activities:
 Acquisitions of rental property, net of liabilities assumed .........      (44,875,121)       (66,314,416)
 Capital improvements ................................................       (3,919,508)        (1,255,299)
                                                                          -------------      -------------
      Net cash used in investing activities ..........................      (48,794,629)       (67,569,715)
Cash flow from financing activities:
 Proceeds from short-term borrowings .................................               --         26,540,000
 Repayments of short-term borrowings .................................               --        (16,540,000)
 Payment from officer-shareholder ....................................           20,000                 --
 Net proceeds from issuance of shares ................................       69,461,483         56,720,606
 Cash distributions paid to shareholders .............................       (4,876,491)          (680,482)
                                                                          -------------      -------------
      Net cash provided by financing activities ......................       64,604,992         66,040,124
      Increase in cash and cash equivalents ..........................       21,714,700            932,613
Cash and cash equivalents, beginning of year .........................       24,162,572                 --
                                                                          -------------      -------------
Cash and cash equivalents, end of period .............................    $  45,877,272      $     932,613
                                                                          =============      =============

         See accompanying notes to consolidated financial statements.

                       APPLE RESIDENTIAL INCOME TRUST, INC
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                  JUNE 30, 1998

NOTE 1 -- GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information required by generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. These financial statements should be read in conjunction with the Company's December 31, 1997 Annual Report on Form 10-K.

All earnings per share amounts for all periods have been presented and where appropriate, restated to conform to the Statement 128 requirements.

Certain previously reported amounts have been reclassified to conform with the current financial statement presentation.

As of January 1, 1998, the Company adopted Statement 130, "Reporting Comprehensive Income." Statement 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the Company's net income or shareholders' equity. The Company does not currently have any items of comprehensive income requiring separate reporting and disclosure.

The Company commenced operations in January 1997.


NOTE 2 -- INVESTMENT IN RENTAL PROPERTY

The Company purchased five properties located in the Dallas/ Fort Worth area of Texas for $43,730,000 during the six months ended June 30, 1998. The following is a summary of rental property acquired during the six months ended June 30, 1998:

                                             INITIAL            DATE OF
             DESCRIPTION                ACQUISITION COST      ACQUISITION
------------------------------------   ------------------   ---------------
Main Park ..........................       $ 8,000,000      February, 1998
Timberglen .........................        12,000,000      February, 1998
Copper Ridge .......................         4,525,000      March, 1998
Silver Brook (formerly Bitter Creek)        13,505,000      May, 1998
Summer Tree ........................         5,700,000      June, 1998

NOTE -- RELATED PARTIES

Prior to March 1, 1997, the Company had contracted with Apple Residential Management Group, Inc. (the "Management Company") to manage the acquired properties, Apple Residential Advisors, Inc. (the "Advisor") to advise and provide the Company with day to day management, and Apple Realty Group, Inc. to acquire and dispose of real estate assets held by the Company. The Company paid the Management Company a management fee equal to 5% of rental income plus reimbursement of certain expenses in the amount of $52,375. The Company paid the Advisor a fee equal to .25% of total contributions received by the Company in the amount of $14,894. The Company paid Apple Realty Group, Inc. a fee of 2% of the purchase price of the acquired properties in the amount of $624,382.

            APPLE RESIDENTIAL INCOME TRUST, INC NOTES TO CONSOLIDATED
                 FINANCIAL STATEMENTS (UNAUDITED) - (CONTINUED )

Effective March 1, 1997, with the approval of the Company, Cornerstone Realty Income Trust Inc. ("Cornerstone"), for which Glade M. Knight (Chief Executive Officer and Chairman of the Board of the Company) also serves as Chief Executive Officer and Chairman, entered into subcontract agreements with the Management Company and Advisor whereby Cornerstone will provide advisory and property management services to the Company in exchange for fees and expense reimbursement per the same terms described above. For the six months ended June 30, 1998, the Company paid Cornerstone $817,954 under the agreements and $84,000 for certain reimbursable items.

During 1997, with the consent of the Company, Cornerstone acquired all the assets of Apple Realty Group, Inc. The sole material asset of the company was the acquisition/disposition agreement with the Company. Cornerstone paid $350,000 in cash and issued 150,000 common shares (valued at $11 per common share for a total of $1,650,000) in exchange for the assignment of the rights to the acquisition/ disposition agreement. Cornerstone is entitled, under the terms of the -hrt- acquisition/disposition agreement, to a real estate commission equal to 2% of the gross purchase price of the Company's properties plus reimbursement of certain expenses to the extent proceeds from the Company's equity offering are used to purchase the property. For the six months ended June 30, 1998, the Company paid Cornerstone approximately $874,600 under the agreement and $12,500 for expense reimbursement.

During the first quarter of 1997, the Company granted Cornerstone a continuing right to acquire up to 9.8% of the common shares of the Company at the market price, net of selling commissions, extending through the end of the Company's initial public offering of its shares. In April 1997, Cornerstone purchased
417,778 common shares of the Company at $9 per share for approximately $3.76 million. Cornerstone owns approximately 2% of the total common shares of the Company outstanding as of June 30, 1998. Cornerstone intends to make periodic evaluations of the advisability of purchasing additional common shares of the Company and may make such purchases, if such purchases are deemed by the Cornerstone board of directors to be in the best interests of Cornerstone and its shareholders.


NOTE 4 -- EARNINGS PER COMMON SHARE

The following table sets forth the computation of basic and diluted earnings per common share:

                                                     THREE MONTHS     SIX MONTHS    THREE MONTHS     SIX MONTHS
                                                         ENDED          ENDED           ENDED          ENDED
                                                        6/30/98        6/30/98         6/30/97        6/30/97
                                                    -------------- --------------- -------------- ---------------
Numerator:
 Net income .......................................  $  2,476,742   $  4,436,460    $   830,469     $ 1,386,724
 Numerator for basic and diluted earnings .........     2,476,742      4,436,460        830,469       1,386,724

Denominator:
 Denominator for basic earnings per share-
   weighted- average shares .......................    17,828,897     15,855,507      5,458,096       4,430,927
Effect of dilutive securities:
 Stock options ....................................            --             --             --              --
                                                     ------------   ------------    -----------     -----------
 Denominator for diluted earnings per share-
   adjusted weighted- average shares and as-
   sumed conversions ..............................    17,828,897     15,855,507      5,458,096       4,430,927
                                                     ------------   ------------    -----------     -----------
 Basic and diluted earnings per common share .       $        .14   $       0.28    $       .15     $      0.31
                                                     ------------   ------------    -----------     -----------

            APPLE RESIDENTIAL INCOME TRUST, INC NOTES TO CONSOLIDATED
                 FINANCIAL STATEMENTS (UNAUDITED) - (CONTINUED )


NOTE 5 -- SUBSEQUENT EVENTS

During July 1998, the Company distributed to its shareholders approximately $3,581,284 (20.5 cents per share) of which approximately $2,238,677 was reinvested in the purchase of additional shares through the Additional Share Option. During July 1998, the Company also closed the sale to investors of 1,440,433 shares at $10 per share representing net proceeds to the Company after payment of brokerage fees of $12,963,897.

     During July 1998, the Company purchased the following eight apartment communities:

                                                                                CONTRACTUAL
                                        PURCHASE                    MATURITY     INTEREST
        PROPERTY NAME         UNITS      PRICE      DEBT ASSUMED      DATE         RATE          LOCATION
---------------------------- ------- ------------- -------------- ------------ ------------ ------------------
Park Village ...............  238     $ 7,000,000            --           --          --    Bedford, TX
Cottonwood Crossing ........  200       5,700,000            --           --          --    Arlington, TX
Pace's Point ...............  300      11,405,000    $7,713,617     7-1-2003       8.555%   Lewisville, TX
Pepper Square...............  144       5,205,000     3,643,424     7-1-2006       8.575    North Dallas, TX
Emerald Oaks ...............  250      10,930,000     6,685,706     4-1-2007        6.75    Grapevine, TX
Hayden's Crossing ..........  170       4,705,000     3,072,399     4-1-2004        6.47    Grand Prairie, TX
Newport ....................  200       6,330,000     3,043,873    12-1-2005       6.675    Austin, TX
Estrada Oaks ...............  248       9,350,000            --           --          --    Irving, TX

Park Village Apartments, Cottonwood Crossing Apartments, and Estrada Oaks Apartments were purchased with proceeds from the equity offering. The remaining properties were purchased through a combination of proceeds from the equity offering and assumption of mortgage loans. The total of the mortgage loans assumed at acquisition was $24,159,019.


NOTE 6 -- ACQUISITIONS (UNAUDITED)

The following unaudited pro forma information for the six months ended June 30, 1998 and 1997 assumes the property acquisitions made during the first six months of 1998 and all of 1997 were made by the Company on January 1 of the respective year and is presented as if (a) the Company had qualified as a REIT, distributed at least 95% of its taxable income and, therefore incurred no federal income tax expense during the period, and (b) the Company had used proceeds from its best efforts offering to acquire the properties. The pro forma information does not purport to represent what the Company's results of operations would actually have been if such transactions, in fact, had occurred on January 1 of the respective year, nor does it purport to represent the results of operations for future periods.

                                    SIX MONTHS         SIX MONTHS
                                       ENDED              ENDED
                                      6/30/98            6/30/97
                                 ----------------   ----------------
Rental income ................     $ 12,930,805       $ 12,808,170
Net income ...................     $  4,968,966       $  3,927,518
Net Income Per Share .........     $        .27       $        .26

The pro forma information reflects adjustments for the actual rental income and rental expenses of the 5 acquisitions made in 1998 and the 12 acquisitions made in 1997 for the respective periods in 1998 and 1997 prior to their acquisition by the Company. Net income has been adjusted as follows: (1) property management and advisory expenses have been adjusted based on the Company's contractual arrangements of 5% of revenues from rental income plus reimbursement of certain monthly expenses estimated to be $2.50 per unit; (2) advisory expenses have been adjusted based on the Company's contractual arrangement of .25% of annual gross proceeds of common stock raised; (3) depreciation has been adjusted based on the Company's allocation of purchase price to buildings over an estimated useful life of 27.5 years; and (4) weighted average number of shares has been adjusted assuming the properties were acquired with net proceeds from the Company's "best efforts" offering of $10 per share (net $8.70 per share).

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Brookfield Apartments located in Dallas, Texas for the twelve month period ended December 31, 1996. This statement is the responsibility of the management of Brookfield Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Brookfield Apartments (as defined above) for the twelve month period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                        L.P. Martin & Co., P.C.

Richmond, Virginia
March 19, 1997

                             BROOKFIELD APARTMENTS

        STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                  ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY

                     TWELVE MONTHS ENDED DECEMBER 31, 1996


INCOME
    Rental and Other Income ........................    $1,198,543
                                                        ----------

DIRECT OPERATING EXPENSES
    Administrative and Other .......................       122,269
    Insurance ......................................        18,936
    Repairs and Maintenance ........................       174,233
    Taxes, Property ................................       133,700
    Utilities ......................................        92,664
                                                        ----------
      Total Direct Operating Expenses ..............       541,802
                                                        ----------
       Operating income exclusive of items not compara-
          ble to the proposed future operations of the
          property .................................    $  656,741
                                                        ==========

          NOTE TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

Brookfield Apartments is a 232 unit residential garden style apartment complex located on 6.936 acres in Dallas, Texas. Living space totals 165,544 square feet.

During the financial statement period, the assets comprising the property were owned by Paragon Group, L.P., an entity non-affiliated with Apple Residential Income Trust, Inc. Apple Residential Income Trust, Inc. purchased the property in January, 1997.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, amortization and management fees.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Eagle Crest Apartments located in Irving, Texas for the twelve month period ended December 31, 1996. This statement is the responsibility of the management of Eagle Crest Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Eagle Crest Apartments (as defined above) for the twelve month period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                        L.P. Martin & Co., P.C.

Richmond, Virginia
March 27, 1997

                             EAGLE CREST APARTMENTS

         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                   ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                      TWELVE MONTHS ENDED DECEMBER 31, 1996

INCOME
    Rental and Other Income ........................    $3,196,618
                                                        ----------

DIRECT OPERATING EXPENSES
    Administrative and Other .......................       212,613
    Insurance ......................................        93,379
    Repairs and Maintenance ........................       379,120
    Taxes, Property ................................       345,167
    Utilities ......................................       305,101
                                                        ----------
      Total Direct Operating Expenses ..............     1,335,380
                                                        ----------
      Operating income exclusive of items not compara-
         ble to the proposed future operations of the
         property ..................................    $1,861,238
                                                        ==========

          NOTE TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

Eagle  Crest  Apartments  is  a  residential   garden  style  apartment  complex
consisting of two phases totaling 484 units located on 17.88 acres in Irving, Texas. Living space totals 429,300 square feet.

During the financial statement period, the assets comprising the property were owned by entities not affiliated with Apple Residential Income Trust, Inc. Apple Residential Income Trust, Inc. purchased the property on January 30, 1997.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, amortization, legal and professional and management fees.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Tahoe Apartments located in Arlington, Texas for the twelve month period ended December 31, 1996. This statement is the responsibility of the management of Tahoe Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Tahoe Apartments (as defined above) for the twelve month period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                        L. P. Martin & Co., P.C.

Richmond, Virginia
April 11, 1997

                                TAHOE APARTMENTS

         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                   ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                      TWELVE MONTHS ENDED DECEMBER 31, 1996


INCOME
    Rental and Other Income ........................    $1,200,270
                                                        ----------

DIRECT OPERATING EXPENSES
    Administrative and Other .......................       118,781
    Insurance ......................................        30,606
    Repairs and Maintenance ........................       351,750
    Taxes, Property ................................       114,578
    Utilities ......................................       149,166
                                                        ----------
      Total Direct Operating Expenses ..............       764,881
                                                        ----------
      Operating income exclusive of items not compara-
          ble to the proposed future operations of the
          property .................................    $  435,389
                                                        ==========

          NOTE TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

Tahoe Apartments is a 240 unit residential garden style apartment complex located on 17.88 acres in Arlington, Texas. Living space totals 160,928 square feet.

During the financial statement period, the assets comprising the property were owned by two separate entities, neither of which was affiliated with Apple Residential Income Trust, Inc. Apple Residential Income Trust, Inc. purchased the property on January 31, 1997.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, legal fees and management fees. Also, excluded are certain employee bonuses which one of the former owners paid when they sold the apartment project.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Mill Crossing Apartments located in Arlington, Texas for the twelve month period ended January 31, 1997. This statement is the responsibility of the management of Mill Crossing Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Mill Crossing Apartments (as defined above) for the twelve month period ended January 31, 1997, in conformity with generally accepted accounting principles.


                                        L. P. Martin & Co., P.C.

Richmond, Virginia
April 29, 1997

                            MILL CROSSING APARTMENTS

         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                   ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                   TWELVE MONTH PERIOD ENDED JANUARY 31, 1997


INCOME
    Rental and Other Income ........................    $ 908,336
                                                        ---------
DIRECT OPERATING EXPENSES
    Administrative and Other .......................      102,522
    Insurance ......................................       23,714
    Repairs and Maintenance ........................      216,500
    Taxes, Property ................................       91,663
    Utilities ......................................      148,270
                                                        ---------
      Total Direct Operating Expenses ..............      582,669
                                                        ---------
      Operating income exclusive of items not compara-
         ble to the proposed future operations of the
         property ..................................    $ 325,667
                                                        =========

          NOTE TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

Mill Crossing Apartments is a 184 unit garden style apartment complex located on 8 acres in Arlington, Texas. Living space totals 127,168 square feet.

During the financial statement period, the assets comprising the property were owned by two separate entities, neither of which was affiliated with Apple Residential Income Trust, Inc. Apple Residential Income Trust, Inc. purchased the property in February 1997.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, amortization, legal fees and management fees.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Polo Run Apartments located in Arlington, Texas for the twelve month period ended February 28, 1997. This statement is the responsibility of the management of Polo Run Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Polo Run Apartments (as defined above) for the twelve month period ended February 28, 1997, in conformity with generally accepted accounting principles.


                                        L. P. Martin & Co., P.C.

Richmond, Virginia
May 21, 1997

                               POLO RUN APARTMENTS

         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                   ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                      TWELVE MONTHS ENDED FEBRUARY 28, 1997

INCOME
    Rental and Other Income ........................    $1,304,547
                                                        ----------
DIRECT OPERATING EXPENSES
    Administrative and Other .......................       101,400
    Insurance ......................................        28,521
    Repairs and Maintenance ........................       257,602
    Taxes, Property ................................       133,509
    Utilities ......................................       128,924
                                                        ----------
      Total Direct Operating Expenses ..............       649,956
                                                        ----------
      Operating income exclusive of items not compara-
         ble to the proposed future operations of the
         property ..................................    $  654,591
                                                        ==========

          NOTE TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

Polo Run Apartments is a 224 unit residential garden style apartment complex located on 9.15 acres in Arlington, Texas.

During the financial statement period, the assets comprising the property were owned by A V Polo Run Associates, Ltd. Apple Residential Income Trust, Inc. subsequently purchased the property.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation and management fees.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Wildwood Apartments located in Euless, Texas for the twelve month period ended February 28, 1997. This statement is the responsibility of the management of Wildwood Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Wildwood Apartments (as defined above) for the twelve month period ended February 28, 1997, in conformity with generally accepted accounting principles.


                                        L. P. Martin & Co., P.C.

Richmond, Virginia
June 4, 1997

                               WILDWOOD APARTMENTS

         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                   ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                   TWELVE MONTH PERIOD ENDED FEBRUARY 28, 1997


INCOME
    Rental and Other Income ........................    $ 809,555
                                                        ---------
DIRECT OPERATING EXPENSES
    Administrative and Other .......................      110,035
    Insurance ......................................       15,246
    Repairs and Maintenance ........................      123,470
    Taxes, Property ................................       85,616
    Utilities ......................................       78,937
                                                        ---------
      Total Direct Operating Expenses ..............      413,304
                                                        ---------
      Operating income exclusive of items not compara-
         ble to the proposed future operations of the
         property ..................................    $ 396,251
                                                        =========

          NOTE TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

Wildwood  Apartments  is a 120 unit garden style  apartment  complex  located on
10.01 acres in Euless, Texas.

The assets comprising the property were owned by Western Rim Investors 1991-4, L.P., an entity unaffiliated with Apple Residential Income Trust, Inc., during the financial statement period. Apple Residential Income Trust, Inc. subsequently purchased the property.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are property depreciation, amortization, professional fees and management fees.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Toscana Apartments located in Dallas, Texas for the twelve month period ended February 28, 1997. This statement is the responsibility of the management of Toscana Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Toscana Apartments (as defined above) for the twelve month period ended February 28, 1997, in conformity with generally accepted accounting principles.


                                        L. P. Martin & Co., P.C.

Richmond, Virginia
June 4, 1997

                               TOSCANA APARTMENTS

         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                   ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                   TWELVE MONTH PERIOD ENDED FEBRUARY 28, 1997


INCOME
    Rental and Other Income ........................    $1,083,249
                                                        ----------
DIRECT OPERATING EXPENSES
    Administrative and Other .......................       128,884
    Insurance ......................................        18,985
    Repairs and Maintenance ........................       117,117
    Taxes, Property ................................       123,710
    Utilities ......................................        84,886
                                                        ----------
      Total Direct Operating Expenses ..............       473,582
                                                        ----------
      Operating income exclusive of items not compara-
         ble to the proposed future operations of the
         property ..................................    $  609,667
                                                        ==========

          NOTE TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

Toscana Apartments is a 192 unit garden style apartment complex located on 3.975 acres in Dallas, Texas.

The assets comprising the property were owned by Western Rim Investors 1993-2, L.P., an entity unaffiliated with Apple Residential Income Trust, Inc., during the financial statement period. Apple Residential Income Trust, Inc. subsequently purchased the property.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are property depreciation, amortization, professional fees and management fees.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property The Arbors on Forest Ridge Apartments located in Bedford, Texas for the twelve month period ended February 28, 1997. This statement is the responsibility of the management of The Arbors on Forest Ridge Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of The Arbors on Forest Ridge Apartments (as defined above) for the twelve month period ended February 28, 1997, in conformity with generally accepted accounting principles.


                                        L. P. Martin & Co., P.C.

Richmond, Virginia
June 4, 1997

                        ARBORS ON FOREST RIDGE APARTMENTS

         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                   ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

INCOME
    Rental and Other Income ........................    $1,381,014

DIRECT OPERATING EXPENSES
    Administrative and Other .......................       111,636
    Insurance ......................................        34,263
    Repairs and Maintenance ........................       109,577
    Taxes, Property ................................       147,923
    Utilities ......................................        85,182
                                                        ----------
      Total Direct Operating Expenses ..............       488,581
                                                        ----------
      Operating income exclusive of items not compara-
         ble to the proposed future operations of the
         property ..................................    $  892,433
                                                        ==========

          NOTE TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

The Arbors on Forest Ridge Apartments is a 210 unit garden style apartment complex located on 8.913 acres in Bedford, Texas.

The assets comprising the property were owned by Western Rim Investors 1992-5, L.P., an entity unaffiliated with Apple Residential Income Trust, Inc., during the financial statement period. Apple Residential Income Trust, Inc. subsequently purchased the property.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are property depreciation, amortization, professional fees and management fees.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Pace's Cove Apartments located in Dallas, Texas for the twelve month period ended May 31, 1997. This statement is the responsibility of the management of Pace's Cove Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 2 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Pace's Cove Apartments (as defined above) for the twelve month period ended May 31, 1997, in conformity with generally accepted accounting principles.


                                        L.P. Martin & Co., P.C. Richmond,

Virginia
July 22, 1997

                             PACE'S COVE APARTMENTS

         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                   ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                     TWELVE MONTH PERIOD ENDED MAY 31, 1997

          INCOME
            Rental and Other Income ..................    $1,832,695

          DIRECT OPERATING EXPENSES
            Administrative and Other .................       237,030
            Insurance ................................        42,627
            Repairs and Maintenance ..................       273,102
            Taxes, Property ..........................       213,985
            Utilities ................................       118,907
                                                          ----------
              Total Direct Operating Expenses ........       885,651
                                                          ----------
              Operating income exclusive of items not
                 comparable to the proposed future
                 operations of the property ..........    $  947,044
                                                          ==========

         NOTES TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

NOTE 1 -- ORGANIZATION

Pace's Cove Apartments is a 328 unit garden style  apartment  complex located on
12.97 acres in Dallas, Texas. The assets comprising the property were owned by Intercapital Portfolio 944 I Limited Partnership, an entity unaffiliated with Apple Residential Income Trust, Inc. during the financial statement period. Apple Residential Income Trust, Inc. subsequently purchased the property.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE AND EXPENSE RECOGNITION

The accompanying statement of rental operations has been prepared using the accrual method of accounting. In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, amortization, legal and professional fees and management fees.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REPAIRS AND MAINTENANCE

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

ADVERTISING

Advertising costs are expensed in the period incurred.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items of items not comparable to the proposed future operations of the property Chaparosa Apartments located in Irving, Texas for the twelve month period ended June 30, 1997. This statement is the responsibility of the management of Chaparosa Apartments, Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 2 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Chaparosa Apartments (as defined above) for the twelve month period ended June 30, 1997, in conformity with generally accepted accounting principles.


                                        L.P. Martin & Co., P.C.

Richmond, Virginia
September 24, 1997

                              CHAPAROSA APARTMENTS

         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                   ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                        TWELVE MONTHS ENDED JUNE 30, 1997

          INCOME
            Rental and Other Income ..................    $1,374,365
                                                          ----------

          DIRECT OPERATING EXPENSES
            Administrative and Other .................       187,182
            Insurance ................................        18,284
            Repairs and Maintenance ..................       226,512
            Taxes, Property ..........................       148,416
            Utilities ................................        78,209
               Total Direct Operating Expenses .......       658,603
                                                          ----------
               Operating income exclusive of items not
                  comparable to the proposed future
                  operations of the property .........    $  715,762
                                                          ==========

         NOTES TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

NOTE 1 -- ORGANIZATION

Chaparosa Apartments is a 170 unit garden and townhouse style apartment complex located on 7.48 acres in Irving, Texas. The assets comprising the property were owned by Hutton/Con Am Realty Pension Investors, an entity unaffiliated with Apple Residential Income Trust, Inc., during the financial statement period. Apple Residential Income Trust, Inc. purchased the property in August, 1997.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE AND EXPENSE RECOGNITION

The accompanying statement of rental operations has been prepared using the accrual method of accounting. In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are property depreciation and management fees.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REPAIRS AND MAINTENANCE

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

ADVERTISING

Advertising costs are expensed in the period incurred.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Riverhill Apartments located in Irving, Texas for the twelve month period ended June 30, 1997, This statement is the responsibility of the management of Riverhill Apartments, Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards, Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 2 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Riverhill Apartments (as defined above) for the twelve month period ended June 30, 1997, in conformity with generally accepted accounting principles.

                                        L.P. Martin & Co., P.C. Richmond,

Virginia
September 24, 1997

                              RIVERHILL APARTMENTS

         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                   ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                        TWELVE MONTHS ENDED JUNE 30, 1997


          INCOME
            Rental and Other Income ..................    $1,529,649
                                                          ----------

          DIRECT OPERATING EXPENSES
            Administrative and Other .................       210,774
            Insurance ................................        20,274
            Repairs and Maintenance ..................       254,466
            Taxes, Property ..........................       192,345
            Utilities ................................       115,741
              Total Direct Operating Expenses ........       793,600

              Operating income exclusive of items not
                 comparable to the proposed future
                 operations of the property ..........    $  736,049
                                                          ==========

         NOTES TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

NOTE 1 -- ORGANIZATION

Riverhill Apartments is a 192 unit garden and townhouse style apartment complex located on 9.33 acres in Irving, Texas. The assets comprising the property were owned by Riverhill Apartments Limited Partnership, an entity unaffiliated with Apple Residential Income Trust, Inc., during the financial statement period. Apple Residential Income Trust, Inc. purchased the property in August, 1997.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE AND EXPENSE RECOGNITION

The accompanying statement of rental operations has been prepared using the accrual method of accounting. In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property, Excluded expenses are property depreciation and management fees.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period, Actual results could differ from those estimates.

REPAIRS AND MAINTENANCE

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

ADVERTISING

Advertising costs are expensed in the period incurred.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Copper Crossing Apartments located in Fort Worth, Texas for the twelve month period ended October 31, 1997. This statement is the responsibility of the management of Copper Crossing Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 2 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Copper Crossing Apartments (as defined above) for the twelve month period ended October 31, 1997, in conformity with generally accepted accounting principles.


                                        L.P. Martin & Co., P.C.

Richmond, Virginia
December 16, 1997

                           COPPER CROSSING APARTMENTS

         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                   ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                   TWELVE MONTH PERIOD ENDED OCTOBER 31, 1997

INCOME
    Rental and Other Income ................................    $ 987,109
                                                                ---------
DIRECT OPERATING EXPENSES
    Administrative and Other ...............................      138,305
    Insurance ..............................................       32,363
    Repairs and Maintenance ................................      210,279
    Taxes, Property ........................................       92,700
    Utilities ..............................................      109,793
                                                                ---------
      Total Direct Operating Expenses ......................      583,440
                                                                ---------
      Operating income exclusive of items not comparable to
         the proposed future operations of the property ....    $ 403,669
                                                                =========

         NOTES TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                   TWELVE MONTH PERIOD ENDED OCTOBER 31, 1997

NOTE 1 -- ORGANIZATION

Copper Crossing Apartments is a 200 unit garden style apartment complex located on 6.91 acres in Fort Worth, Texas. The assets comprising the property were owned by Cooper Crossing Investors, Ltd., an entity unaffiliated with Apple Residential Income Trust, Inc., during the financial statement period. Apple Residential Income Trust, Inc. subsequently purchased the property.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE AND EXPENSE RECOGNITION

The accompanying statement of rental operations has been prepared using the accrual method of accounting. In accordance with Rule 3-14 of Regulations S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, amortization, management fees and entity expenses.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REPAIRS AND MAINTENANCE

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

ADVERTISING

Advertising costs are expensed in the period incurred.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Main Park Apartments located in Duncanville, Texas for the twelve month period ended December 31, 1997. This statement is the responsibility of the management of Main Park Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 2 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Main Park Apartments (as defined above) for the twelve month period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                        L.P. Martin & Co., P.C.

Richmond, Virginia
March 25, 1998

                              MAIN PARK APARTMENTS

         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                   ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                   TWELVE MONTH PERIOD ENDED DECEMBER 31, 1997

INCOME
    Rental and Other Income ................................    $1,469,496

DIRECT OPERATING EXPENSES
    Administrative and Other ...............................        86,833
    Insurance ..............................................        32,072
    Repairs and Maintenance ................................       242,402
    Taxes, Property ........................................       193,492
    Utilities ..............................................       206,855
                                                                ----------
      Total Direct Operating Expenses ......................       761,654
                                                                ----------
      Operating income exclusive of items not comparable to
         the proposed future operations of the property ....    $  707,842
                                                                ==========

         NOTES TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                   TWELVE MONTH PERIOD ENDED DECEMBER 31, 1997

NOTE 1 -- ORGANIZATION

Main Park  Apartments is a 192 unit garden style  apartment  complex  located on
10.44 acres in Duncanville, Texas. The assets comprising the property were owned by an entity unaffiliated with Apple Residential Income Trust, Inc. during the financial statement period. Apple Residential Income Trust, Inc. purchased the property in February, 1998.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

REVENUE AND EXPENSE RECOGNITION

The accompanying statement of rental operations has been prepared using the accrual method of accounting. In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, professional fees and management fees.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management of make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REPAIRS AND MAINTENANCE

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

ADVERTISING

Advertising costs are expensed in the period incurred.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Timberglen Apartments located in Dallas, Texas for the twelve month period ended December 31, 1997. This statement is the responsibility of the management of Timberglen Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 2 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Timberglen Apartments (as defined above) for the twelve month period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                        L.P. Martin & Co., P.C.

Richmond, Virginia
April 6, 1998

                              TIMBERGLEN APARTMENTS

         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                   ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                   TWELVE MONTH PERIOD ENDED DECEMBER 31, 1997

INCOME
    Rental and Other Income ..............................    $1,954,938
                                                              ----------

DIRECT OPERATING EXPENSES
    Administrative and Other .............................       164,562
    Insurance ............................................        31,252
    Repairs and Maintenance ..............................       178,931
    Taxes, Property ......................................       226,907
    Utilities ............................................       134,278
                                                              ----------
      Total Direct Operating Expenses ....................       735,930
                                                              ----------
      Operating income exclusive of items not comparable
         to the proposed future operations of the property.   $1,219,008
                                                              ==========

         NOTES TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                   TWELVE MONTH PERIOD ENDED DECEMBER 31, 1997

NOTE 1 -- ORGANIZATION

Timberglen  Apartments is a 304 unit garden style  apartment  complex located on
10.47 acres in Dallas, Texas. The assets comprising the property were owned by Timberglen Apartments, Ltd., an entity unaffiliated with Apple Residential Income Trust, Inc., during the financial statement period. Apple Residential Income Trust, Inc. purchased the property in February, 1998.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

REVENUE AND EXPENSE RECOGNITION

The accompanying statement of rental operations has been prepared using the accrual method of accounting. In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, and management fees.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management of make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REPAIRS AND MAINTENANCE

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

ADVERTISING

Advertising costs are expensed in the period incurred.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Copper Ridge Apartments located in Fort Worth, Texas for the twelve month period ended February 28, 1998. This statement is the responsibility of the management of Copper Ridge Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 2 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Copper Ridge Apartments (as defined above) for the twelve month period ended February 28, 1998, in conformity with generally accepted accounting principles.


                                        L. P. Martin & Co., P.C.

Richmond, Virginia
April 14, 1998

                             COPPER RIDGE APARTMENTS

         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                   ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                   TWELVE MONTH PERIOD ENDED FEBRUARY 28, 1998

INCOME
    Rental and Other Income ................................    $914,447
                                                                --------

DIRECT OPERATING EXPENSES
    Administrative and Other ...............................     147,011
    Insurance ..............................................      19,847
    Repairs and Maintenance ................................     282,042
    Taxes, Property ........................................      99,861
    Utilities ..............................................     160,565
                                                                --------
        Total Direct Operating Expenses ....................     709,326
                                                                --------
        Operating income exclusive of items not comparable to
           the proposed future operations of the property ..    $205,121
                                                                ========

         NOTES TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                   TWELVE MONTH PERIOD ENDED FEBRUARY 28, 1998

NOTE 1 -- ORGANIZATION

Copper Ridge Apartments is a 200 unit garden style apartment complex located on approximately 7.0 acres in Fort Worth, Texas. The assets comprising the property were owned by Copper Limited Partnership, an entity unaffiliated with Apple Residential Income Trust, Inc., during the financial statement period. Apple Residential Income Trust, Inc. purchased the property March 31, 1998.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE AND EXPENSE RECOGNITION

The accompanying statement of rental operations has been prepared using the accrual method of accounting. In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, and management fees.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REPAIRS AND MAINTENANCE

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

ADVERTISING

Advertising costs are expensed in the period incurred.

NOTE 3 -- RELATED PARTY TRANSACTIONS

Repairs and maintenance includes $25,963 paid to an affiliate for various work performed at the property by the affiliate's employee staff.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Bitter Creek Apartments located in Grand Prairie, Texas for the twelve month period ended March 31, 1998. This statement is the responsibility of the management of Bitter Creek Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 2 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Bitter Creek Apartments (as defined above) for the twelve month period ended March 31, 1998, in conformity with generally accepted accounting principles.


                                            L.P. Martin & Co., P.C.

Richmond, Virginia
May 14, 1998

                             BITTER CREEK APARTMENTS

                STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                    TWELVE MONTH PERIOD ENDED MARCH 31, 1998

           INCOME
    Rental and Other Income ................................    $ 2,629,983
                                                                -----------

           DIRECT OPERATING EXPENSES
    Administrative and Other ...............................        198,607
    Insurance ..............................................         61,497
    Repairs and Maintenance ................................        392,935
    Taxes, Property ........................................        234,304
    Utilities ..............................................        334,671
                                                                -----------
    Total Direct Operating Expenses ........................      1,222,014
                                                                -----------
    Operating income exclusive of items not comparable to
    the proposed future operations of the property .........    $ 1,407,969
                                                                ===========

         NOTES TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                       TWELVE MONTHS ENDED MARCH 31, 1998

NOTE 1 -- ORGANIZATION

Bitter Creek Apartments is a 472 unit garden style apartment complex located on approximately 20.7 acres in Grand Prairie, Texas. The assets comprising the property were owned by Bitter Creek L. P., an entity unaffiliated with Apple Residential Income Trust, Inc., during the financial statement period. Apple Residential Income Trust, Inc. purchased the property in May, 1998.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE AND EXPENSE RECOGNITION

The accompanying statement of rental operations has been prepared using the accrual method of accounting. In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, amortization, legal and professional fees, management fees and entity expenses.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REPAIRS AND MAINTENANCE

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

ADVERTISING

Advertising costs are expensed in the period incurred.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Summer Tree Apartments located in Dallas, Texas for the twelve month period ended May 31, 1998. This statement is the responsibility of the management of Summer Tree Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 2 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Summer Tree Apartments (as defined above) for the twelve month period ended May 31, 1998, in conformity with generally accepted accounting principles.


                                            L.P. Martin & Co., P.C.

Richmond, Virginia
July 16, 1998

                             SUMMER TREE APARTMENTS

         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                   ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                     TWELVE MONTH PERIOD ENDED MAY 31, 1998

INCOME
    Rental and Other Income .......................................    $ 1,212,080
                                                                       -----------

DIRECT OPERATING EXPENSES
    Administrative and Other ......................................        163,234
    Insurance .....................................................         32,628
    Repairs and Maintenance .......................................        217,870
    Taxes, Property ...............................................        118,845
    Utilities .....................................................        104,723
                                                                       -----------
        Total Direct Operating Expenses ...........................        637,300
                                                                       -----------
        Operating income exclusive of items not comparable to the
           proposed future operations of the property .............    $   574,780
                                                                       ===========

         NOTES TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                     TWELVE MONTH PERIOD ENDED MAY 31, 1998

NOTE 1 -- ORGANIZATION

Summer Tree Apartments is a 232 unit garden style apartment complex located on approximately 5.97 acres in Dallas, Texas. The assets comprising the property were owned by Sunrise Enterprises, Inc., a Texas Corporation unaffiliated with Apple Residential Income Trust, Inc., during the financial statement period. Apple Residential Income Trust, Inc. purchased the property on June 1, 1998.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE AND EXPENSE RECOGNITION

The accompanying statement of rental operations has been prepared using the accrual method of accounting. In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, amortization, legal fees, management fees and franchise taxes.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REPAIRS AND MAINTENANCE

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

ADVERTISING

Advertising costs are expensed in the period incurred.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Park Village Apartments located in Bedford, Texas for the twelve month period ended May 31, 1998. This statement is the responsibility of the management of Park Village Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 2 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Park Village Apartments (as defined above) for the twelve month period ended May 31, 1998, in conformity with generally accepted accounting principles.


                                            L.P. Martin & Co., P.C.

Richmond, Virginia
July 17, 1998

                             PARK VILLAGE APARTMENTS

         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                   ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                        TWELVE MONTHS ENDED MAY 31, 1998

INCOME
    Rental and Other Income ....................    $1,282,097
                                                    ----------

DIRECT OPERATING EXPENSES
    Administrative and Other ...................       133,724
    Insurance ..................................        23,639
    Repairs and Maintenance ....................       196,698
    Taxes, Property ............................       136,061
    Utilities ..................................       118,510
                                                    ----------
        Total Direct Operating Expenses ........       608,632
                                                    ----------
        Operating income exclusive of items not
           comparable to the proposed future operations
           of the property .....................    $  673,465
                                                    ==========

         NOTES TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                     TWELVE MONTH PERIOD ENDED MAY 31, 1998

NOTE 1 -- ORGANIZATION

Park Village Apartments is a 238 unit garden style apartment complex located on approximately 9.97 acres in Bedford, Texas. The assets comprising the property were owned by Park Village Investment Partnership, an entity unaffiliated with Apple Residential Income Trust, Inc., during the financial statement period. Apple Residential Income Trust, Inc. purchased the property on July 1, 1998.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE AND EXPENSE RECOGNITION

The accompanying statement of rental operations has been prepared using the accrual method of accounting. In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, amortization, management fees and entity expenses.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REPAIRS AND MAINTENANCE

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

ADVERTISING

Advertising costs are expensed in the period incurred.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Cottonwood Crossing Apartments located in Arlington, Texas for the twelve month period ended May 31, 1998. This statement is the responsibility of the management of Cottonwood Crossing Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 2 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Cottonwood Crossing Apartments (as defined above) for the twelve month period ended May 31, 1998, in conformity with generally accepted accounting principles.


                                            L.P. Martin & Co., P.C.

Richmond, Virginia
July 21, 1998

                         COTTONWOOD CROSSING APARTMENTS

         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                   ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                        TWELVE MONTHS ENDED MAY 31, 1998

           INCOME
    Rental and Other Income .............................    $1,130,293
                                                             ----------

           DIRECT OPERATING EXPENSES
    Administrative and Other ............................       152,528
    Insurance ...........................................        21,082
    Repairs and Maintenance .............................       171,801
    Taxes, Property .....................................       127,051
    Utilities ...........................................       109,392
                                                             ----------
    Total Direct Operating Expenses .....................       581,854
                                                             ----------
    Operating income exclusive of items not comparable to
    the proposed future operations
    of the property .....................................    $  548,439
                                                             ==========

         NOTES TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                     TWELVE MONTH PERIOD ENDED MAY 31, 1998

NOTE 1 -- ORGANIZATION

Cottonwood Crossing Apartments is a 200 unit garden style apartment complex located on approximately 6.77 acres in Arlington, Texas. The assets comprising the property were owned by Cottonwood Realty Associates, an entity unaffiliated with Apple Residential Income Trust, Inc., during the financial statement period. Apple Residential Income Trust, Inc. purchased the property July 9, 1998.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE AND EXPENSE RECOGNITION

The accompanying statement of rental operations has been prepared using the accrual method of accounting. In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation and management fees.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REPAIRS AND MAINTENANCE

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

ADVERTISING

Advertising costs are expensed in the period incurred.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Pace's Point Apartments located in Lewisville, Texas for the twelve month period ended March 31, 1998. This statement is the responsibility of the management of Pace's Point Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 2 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Pace's Point Apartments (as defined above) for the twelve month period ended March 31, 1998, in conformity with generally accepted accounting principles.


                                            L.P. Martin & Co., P.C.

Richmond, Virginia
May 14, 1998

                             PACE'S POINT APARTMENTS

         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                   ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY

                       TWELVE MONTHS ENDED MARCH 31, 1998

INCOME
    Rental and Other Income ....................    $ 2,001,209
                                                    -----------

DIRECT OPERATING EXPENSES
    Administrative and Other ...................        159,320
    Insurance ..................................         33,013
    Repairs and Maintenance ....................        275,296
    Taxes, Property ............................        212,334
    Utilities ..................................        164,368
                                                    -----------
       Total Direct Operating Expenses .........        844,331
                                                    -----------
       Operating income exclusive of items not
          comparable to the proposed future operations
          of the property ......................    $ 1,156,878
                                                    ===========

         NOTES TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                    TWELVE MONTH PERIOD ENDED MARCH 31, 1998

NOTE 1 --- ORGANIZATION

Pace's Point Apartments is a 300 unit garden style apartment complex located on approximately 12.623 acres in Lewisville, Texas. The assets comprising the property were owned by Corporate Drive, L. P., an entity unaffiliated with Apple Residential Income Trust, Inc., during the financial statement period. Apple Residential Income Trust, Inc. has a contract to purchase the property.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

REVENUE AND EXPENSE RECOGNITION

The accompanying statement of rental operations has been prepared using the accrual method of accounting. In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, amortization, professional fees, management fees and entity expenses.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REPAIRS AND MAINTENANCE

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

ADVERTISING

Advertising costs are expensed in the period incurred.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Pepper Square Apartments located in Dallas, Texas for the twelve month period ended March 31, 1998. This statement is the responsibility of the management of Pepper Square Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 2 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Pepper Square Apartments (as defined above) for the twelve month period ended March 31, 1998, in conformity with generally accepted accounting principles.

Richmond, Virginia
May 14, 1998

                            PEPPER SQUARE APARTMENTS

         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                   ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                    TWELVE MONTH PERIOD ENDED MARCH 31, 1998

INCOME
    Rental and Other Income ................................    $ 915,474
                                                                ---------

DIRECT OPERATING EXPENSES
    Administrative and Other ...............................       81,772
    Insurance ..............................................       26,467
    Repairs and Maintenance ................................      130,420
    Taxes, Property ........................................      103,718
    Utilities ..............................................       55,426
                                                                ---------
       Total Direct Operating Expenses .....................      397,803
                                                                ---------
       Operating income exclusive of items not comparable to
          the proposed future operations of the property ...    $ 517,671
                                                                =========

         NOTES TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                    TWELVE MONTH PERIOD ENDED MARCH 31, 1998

NOTE 1 -- ORGANIZATION

Pepper Square Apartments is a 144 unit garden style apartment complex located on approximately 5.96 acres in Dallas, Texas. The assets comprising the property were owned by Pepper Square Associates, Ltd., an entity unaffiliated with Apple Residential Income Trust, Inc., during the financial statement period. Apple Residential Income Trust, Inc. has a contract to purchase the property.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

REVENUE AND EXPENSE RECOGNITION

The accompanying statement of rental operations has been prepared using the accrual method of accounting. In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, amortization, professional fees, management fees and entity expenses.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REPAIRS AND MAINTENANCE

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

ADVERTISING

Advertising costs are expensed in the period incurred.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Emerald Oaks Apartments located in Grapevine, Texas for the twelve month period ended March 31, 1998. This statement is the responsibility of the management of Emerald Oaks Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 2 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Emerald Oaks Apartments (as defined above) for the twelve month period ended March 31, 1998, in conformity with generally accepted accounting principles.


                                            L.P. Martin & Co., P.C.

Richmond, Virginia
May 14, 1998

                             EMERALD OAKS APARTMENTS

         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                   ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                    TWELVE MONTH PERIOD ENDED MARCH 31, 1998

INCOME
    Rental and Other Income ................................    $ 1,793,934
                                                                -----------

DIRECT OPERATING EXPENSES
    Administrative and Other ...............................        145,666
    Insurance ..............................................         33,368
    Repairs and Maintenance ................................        185,844
    Taxes, Property ........................................        196,202
    Utilities ..............................................        156,835
                                                                -----------
       Total Direct Operating Expenses .....................        717,915
                                                                -----------
       Operating income exclusive of items not comparable to
          the proposed future operations of the property ...    $ 1,076,019
                                                                ===========

         NOTES TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                    TWELVE MONTH PERIOD ENDED MARCH 31, 1998

NOTE 1 -- ORGANIZATION

Emerald Oaks Apartments is a 250 unit garden style apartment complex located on approximately 13.55 acres in Grapevine, Texas. The assets comprising the property were owned by New Emerald Texas, Ltd., an entity unaffiliated with Apple Residential Income Trust, Inc., during the financial statement period. Apple Residential Income Trust, Inc. has a contract to purchase the property.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

REVENUE AND EXPENSE RECOGNITION

The accompanying statement of rental operations has been prepared using the accrual method of accounting. In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, amortization, professional fees, management fees and entity expenses.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REPAIRS AND MAINTENANCE

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

ADVERTISING

Advertising costs are expensed in the period incurred.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Hayden's Crossing Apartments located in Grand Prairie, Texas for the twelve month period ended March 31, 1998. This statement is the responsibility of the management of Hayden's Crossing Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 2 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Hayden's Crossing Apartments (as defined above) for the twelve month period ended March 31, 1998, in conformity with generally accepted accounting principles.


                                            L.P. Martin & Co., P.C.

Richmond, Virginia
May 14, 1998

                          HAYDEN'S CROSSING APARTMENTS

         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                   ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                       TWELVE MONTHS ENDED MARCH 31, 1998

INCOME
    Rental and Other Income ....................    $920,520
                                                    --------

DIRECT OPERATING EXPENSES
    Administrative and Other ...................     100,602
    Insurance ..................................      20,159
    Repairs and Maintenance ....................     123,227
    Taxes, Property ............................      85,371
    Utilities ..................................      99,152
                                                    --------
       Total Direct Operating Expenses .........     428,511
                                                    --------
       Operating income exclusive of items not
          comparable to the proposed future
         operations of the property ............    $492,009
                                                    ========

         NOTES TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                    TWELVE MONTH PERIOD ENDED MARCH 31, 1998

NOTE 1 -- ORGANIZATION

Hayden's Crossing Apartments is a 170 unit garden style apartment complex located on approximately 7.11 acres in Grand Prairie, Texas. The assets comprising the property were owned by Hayden's Crossing Ltd., an entity unaffiliated with Apple Residential Income Trust, Inc., during the financial statement period. Apple Residential Income Trust, Inc. purchased the property in 1998.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE AND EXPENSE RECOGNITION

The accompanying statement of rental operations has been prepared using the accrual method of accounting. In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, amortization, professional fees, management fees and entity expenses.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REPAIRS AND MAINTENANCE

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

ADVERTISING

Advertising costs are expensed in the period incurred.

                      APPLE RESIDENTIAL INCOME TRUST, INC.
                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Newport Apartments located in Austin, Texas for the twelve month period ended March 31, 1998. This statement is the responsibility of the management of Newport Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 2 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Newport Apartments (as defined above) for the twelve month period ended March 31, 1998, in conformity with generally accepted accounting principles.


                                            L.P. Martin & Co., P.C.

Richmond, Virginia
May 14, 1998

                               NEWPORT APARTMENTS

         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                   ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                       TWELVE MONTHS ENDED MARCH 31, 1998

INCOME
    Rental and Other Income ....................    $1,177,562
                                                    ----------

DIRECT OPERATING EXPENSES
    Administrative and Other ...................       142,510
    Insurance ..................................        23,904
    Repairs and Maintenance ....................       155,564
    Taxes, Property ............................       164,453
    Utilities ..................................       104,973
                                                    ----------
       Total Direct Operating Expenses .........       591,404
                                                    ----------
       Operating income exclusive of items not
          comparable to the proposed future operations
          of the property ......................    $  586,158
                                                    ==========

         NOTES TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                    TWELVE MONTH PERIOD ENDED MARCH 31, 1998

NOTE 1 -- ORGANIZATION

Newport Apartments is a 200 unit garden style apartment complex located on approximately 6.64 acres in Austin, Texas. The assets comprising the property were owned by New Emerald Texas, Ltd., an entity unaffiliated with Apple Residential Income Trust, Inc., during the financial statement period. Apple Residential Income Trust, Inc. has a contract to purchase the property.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

REVENUE AND EXPENSE RECOGNITION

The accompanying statement of rental operations has been prepared using the accrual method of accounting. In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, amortization, professional fees, management fees and entity expenses.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REPAIRS AND MAINTENANCE

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

ADVERTISING

Advertising costs are expensed in the period incurred.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Estrada Oaks Apartments located in Irving, Texas for the twelve month period ended June 30, 1998. This statement is the responsibility of the management of Estrada Oaks Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 2 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Estrada Oaks Apartments (as defined above) for the twelve month period ended June 30, 1998, in conformity with generally accepted accounting principles.


                                            L.P. Martin & Co., P.C.

Richmond, Virginia
July 15, 1998

                             ESTRADA OAKS APARTMENTS

         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                   ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                        TWELVE MONTHS ENDED JUNE 30, 1998

INCOME
    Rental and Other Income ....................    $1,650,389
                                                    ----------

DIRECT OPERATING EXPENSES
    Administrative and Other ...................       136,212
    Insurance ..................................        28,334
    Repairs and Maintenance ....................       247,734
    Taxes, Property ............................       185,695
    Utilities ..................................        98,819
                                                    ----------
        Total Direct Operating Expenses ........       696,794
                                                    ----------
        Operating income exclusive of items not
           comparable to the proposed future operations
           of the property .....................    $  953,595
                                                    ==========

         NOTES TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                     TWELVE MONTH PERIOD ENDED JUNE 30, 1998

NOTE 1 -- ORGANIZATION

Estrada Oaks Apartments is a 248 unit garden style apartment complex located on approximately 10.12 acres in Irving, Texas. The assets comprising the property were owned by Dallas-Fort Worth Properties, Limited Partnership, an entity unaffiliated with Apple Residential Income Trust, Inc., during the financial statement period. The owner has contracted to sell the property to Apple Residential Income Trust, Inc.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE AND EXPENSE RECOGNITION

The accompanying statement of rental operations has been prepared using the accrual method of accounting. In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, professional fees and management fees.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management of make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REPAIRS AND MAINTENANCE

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

ADVERTISING

Advertising costs are expensed in the period incurred.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDING JUNE 30, 1998 (UNAUDITED)

The Unaudited Pro Forma Consolidated Statement of Operations for the six month period ended June 30, 1998 is presented as if the five property acquisitions prior to June 30, 1998, and the eight property acquisitions after June 30, 1998, had occurred on January 1, 1998. The Unaudited Pro Forma Consolidated Statement of Operations assumes the Company qualifying as a REIT, distributing at least 95% of its taxable income, and, therefore, incurring no federal income tax liability for the period presented. In the opinion of management, all adjustments necessary to reflect the effects of these transactions have been made.

The Unaudited Pro Forma Consolidated Statement of Operations is presented for comparative purposes only and is not necessarily indicative of what the actual results of the Company would have been for the three month period ended June 30, 1998 if the acquisitions had occurred at the beginning of the period presented, nor does it purport to be indicative of the results of operations in future periods. The Unaudited Pro Forma Consolidated Statement of Operations should be read in conjunction with, and is qualified in its entirety by, the Company's respective historical financial statements and notes thereto.

                                                                                  COPPER        SILVER
                                     HISTORICAL     MAIN PARK     TIMBERGLEN      RIDGE         BROOK
                                    STATEMENT OF    PRO FORMA     PRO FORMA     PRO FORMA     PRO FORMA
                                     OPERATIONS    ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS
                                   -------------- ------------- ------------- ------------- -------------
        DATE OF ACQUISITION              --           2/4/98       2/13/98       3/31/98        5/8/98
---------------------------------- -------------- ------------- ------------- ------------- -------------
Rental income ....................  $11,035,129     $ 122,458     $ 162,912     $ 228,612     $ 876,661

Rental expenses:
 Property and maintenance ........    2,871,674        44,674        39,814       147,405       308,738
 Taxes and insurance .............    1,462,552        18,797        21,513        29,927        98,600
 Property management .............      606,245            --            --            --            --

 General and administrative.......      357,195            --            --            --            --
 Amortization ....................       16,968            --            --            --            --
 Depreciation of rental
   property ......................    2,080,000            --            --            --            --
                                    -----------     ---------     ---------     ---------     ---------
Total expenses ...................    7,394,634        63,471        61,327       177,332       407,338
Income before interest income
 (expense) .......................    3,640,495        58,987       101,585        51,280       469,323
Interest income ..................      821,796            --            --            --            --
Interest expense .................      (25,831)           --            --            --            --
                                    -----------     ---------     ---------     ---------     ---------
Net income .......................  $ 4,436,460     $  58,987     $ 101,585     $  51,280     $ 469,323
Basic and diluted earnings per
 common share ....................  $      0.28
                                    ===========
Wgt. avg. number of common
 shares outstanding ..............   15,855,507
                                    ===========


                                       SUMMER         PARK                      HAYDEN'S       PACE'S        PEPPER
                                        TREE        VILLAGE      COTTONWOOD     CROSSING       POINT         SQUARE
                                     PRO FORMA     PRO FORMA     PRO FORMA     PRO FORMA     PRO FORMA     PRO FORMA
                                    ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS
                                   ------------- ------------- ------------- ------------- ------------- -------------
        DATE OF ACQUISITION            6/1/98        7/1/98        7/9/98       7/24/98       7/17/98       7/17/98
---------------------------------- ------------- ------------- ------------- ------------- ------------- -------------
Rental income ....................   $ 505,033     $ 641,049     $ 565,147     $ 460,260    $ 1,000,605    $ 457,737

Rental expenses:
 Property and maintenance ........     202,428       224,466       216,861       161,491        299,492      133,809
 Taxes and insurance .............      63,114        79,850        74,067        52,765        122,674       65,093
 Property management .............          --            --            --            --             --           --

 General and administrative.......          --            --            --            --             --           --
 Amortization ....................          --            --            --            --             --           --
 Depreciation of rental
   property ......................          --            --            --            --             --           --
                                     ---------     ---------     ---------     ---------    -----------    ---------
Total expenses ...................     265,542       304,316       290,928       214,256        422,166      198,902
Income before interest income
 (expense) .......................     239,491       336,733       274,219       246,004        578,439      258,835
Interest income ..................          --            --            --            --             --           --
Interest expense .................          --            --            --            --             --           --
                                     ---------     ---------     ---------     ---------    -----------    ---------
Net income .......................   $ 239,491     $ 336,733     $ 274,219     $ 246,004    $   578,439    $ 258,835
Basic and diluted earnings per
 common share ....................
Wgt. avg. number of common
 shares outstanding ..............


                                                    EMERALD
                                      NEWPORT         OAKS        ESTRADA
                                     PRO FORMA     PRO FORMA     PRO FORMA         PRO FORMA           TOTAL
                                    ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS       ADJUSTMENTS        PRO FORMA
                                   ------------- ------------- ------------- -------------------- --------------
        DATE OF ACQUISITION           7/24/98       7/24/98       7/27/98             --                --
---------------------------------- ------------- ------------- ------------- -------------------- --------------
Rental income ....................   $ 588,781     $ 896,967     $ 825,195                --       $18,366,546

Rental expenses:
 Property and maintenance ........     201,524       244,173       241,383                --         5,337,932
 Taxes and insurance .............      94,179       114,785       107,015                --         2,404,931
 Property management .............          --            --            --       $   403,181 (A)     1,009,426

 General and administrative.......          --            --            --            71,164 (B)       428,359
 Amortization ....................          --            --            --                --            16,968
 Depreciation of rental
   property ......................          --            --            --         1,214,034 (C)     3,294,034
                                     ---------     ---------     ---------       -----------       -----------
Total expenses ...................     295,703       358,958       348,398         1,688,379        12,491,650
Income before interest income
 (expense) .......................     293,078       538,009       476,797        (1,688,379)        5,874,896
Interest income ..................          --            --            --          (750,000)(D)        71,796
Interest expense .................          --            --            --          (912,786)(E)      (938,617)
                                     ---------     ---------     ---------       -----------       -----------
Net income .......................   $ 293,078     $ 538,009     $ 476,797      ($ 3,351,165)      $ 5,008,075
Basic and diluted earnings per
 common share ....................                                                                 $      0.26
                                                                                                   ===========
Wgt. avg. number of common
 shares outstanding ..............                                                 3,089,213 (F)    18,944,720
                                                                                 ===========       ===========

------
(A) Represents the property management fees of 5% of rental income and processing costs equal to $2.50 per apartment per month charged by the external management company for the period not owned by the Company.

(B) Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the Company.

(C) Represents the depreciation expense of the properties acquired based on the purchase price, excluding amounts allocated to land, for the period of time not owned by the Company. The weighted average life of the property depreciated was 27.5 years.

(D) Represents the reduction of interest to use of cash ($30 million) used to purchase properties based on the Company's actual investment rate of 5%.

(E) Represents the interest expense for 5 of the 13 properties for the period in which the properties were not owned for the three months period ended March 31, 1998, interest was computed based on interest rates of the debt assumed in effect at the time of acquisition.

(F) Represents additional common shares, after consideration of cash, assuming the properties were acquired on January 1, 1998 with the net proceeds from the "best efforts" offering of $10 per share (net $8.70 per share) (Also see note D).

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997 (UNAUDITED)

The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1997 is presented as if the 12 property acquisitions during 1997 and the 13 property acquisitions during 1998 had occurred on January 1, 1997. The Unaudited Pro Forma Consolidated Statement of Operations assumes the Company qualifying as a REIT, distributing at least 95% of its taxable income, and, therefore, incurring no federal income tax liability for the period presented. In the opinion of management, all adjustments necessary to reflect the effects of these transactions have been made.

The Unaudited Pro Forma Consolidated Statement of Operations is presented for comparative purposes only and is not necessarily indicative of what the actual results of the Company would have been for the year ended December 31, 1997 if the acquisitions had occurred at the beginning of the period presented, nor does it purport to be indicative of the results of operations in future periods. The Unaudited Pro Forma Consolidated Statement of Operations should be read in conjunction with, and is qualified in its entirety by, the Company's respective historical financial statements and notes thereto.

                                                     HISTORICAL                                             PRO FORMA
                                                    STATEMENT OF         1997             PRO FORMA        BEFORE 1998
                                                     OPERATIONS    ACQUISITIONS(F)       ADJUSTMENTS      ACQUISITIONS
                                                   -------------- ----------------- -------------------- --------------
                DATE OF ACQUISITION
--------------------------------------------------
Rental income ....................................  $12,005,968      $ 5,392,558                 --       $17,398,526

Rental expenses:
 Property and maintenance ........................    3,571,484        1,982,189                 --         5,553,673
 Taxes and insurance .............................    1,765,741          706,939                 --         2,472,680
 Property management .............................      656,267               --        $   295,813 (A)       952,080
 General and administrative ......................      351,081               --             67,262 (B)       418,343
 Amortization ....................................       28,490               --                 --            28,490
 Depreciation of rental property .................    1,898,003               --            792,074 (C)     2,690,077
                                                    -----------      -----------        -----------       -----------
Total expenses ...................................    8,271,066        2,689,128          1,155,149        12,115,343
Income before interest income (expense) ..........    3,734,902        2,703,430         (1,155,149)        5,283,183
Interest income ..................................      222,676               --                 --           222,676
Interest expense .................................     (458,384)              --                 --          (458,384)
                                                    -----------      -----------        -----------       -----------
Net income .......................................  $ 3,499,194      $ 2,703,430       ($ 1,155,149)      $ 5,047,475
                                                    ===========
Basic and diluted earnings per common share ......  $      0.54                                           $      0.53
                                                    ===========                                           -----------
Wgt. avg. number of common shares outstanding.....    6,493,114                           3,106,405 (E)     9,599,519
                                                    ===========


                                                                                    COPPER        BITTER        SUMMER
                                                     MAIN PARK     TIMBERGLEN       RIDGE         CREEK          TREE
                                                     PRO FORMA      PRO FORMA     PRO FORMA     PRO FORMA      PRO FORMA
                                                    ADJUSTMENTS   ADJUSTEMENTS   ADJUSTMENTS   ADJUSTMENTS    ADJUSTMENTS
                                                   ------------- -------------- ------------- ------------- --------------
                DATE OF ACQUISITION                    2/4/98        2/13/98       3/31/98        5/8/98        6/1/98
-------------------------------------------------- ------------- -------------- ------------- ------------- --------------
Rental income ....................................  $ 1,469,496   $ 1,954,938     $ 914,447    $ 2,629,983   $ 1,212,080

Rental expenses:
 Property and maintenance ........................      536,090       477,771       589,618        926,213       485,827
 Taxes and insurance .............................      225,564       258,159       119,708        295,801       151,473
 Property management .............................           --            --            --             --            --
 General and administrative ......................           --            --            --             --            --
 Amortization ....................................           --            --            --             --            --
 Depreciation of rental property .................           --            --            --             --            --
                                                    -----------   -----------     ---------    -----------   -----------
Total expenses ...................................      761,654       735,930       709,326      1,222,014       637,300
Income before interest income (expense) ..........      707,842     1,219,008       205,121      1,407,969       574,780
Interest income ..................................           --            --            --             --            --
Interest expense .................................           --            --            --             --            --
                                                    -----------   -----------     ---------    -----------   -----------
Net income .......................................  $   707,842   $ 1,219,008     $ 205,121    $ 1,407,969   $   574,780
Basic and diluted earnings per common share ......
Wgt. avg. number of common shares outstanding.....

------
(A) Represents the property management fees of 5% of rental income and processing costs equal to $2.50 per apartment per month charged by the external management company for the period not owned by the Company.

(B) Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the Company.

(C) Represents the depreciation expense of the properties acquired based on the purchase price, excluding amounts allocated to land, for the period of time not owned by the Company. The weighted average life of the property depreciated was 27.5 years.

(D) Represents the interest expense for 5 of the 13 properties for the period in which the properties were not owned for the three months period ended March 31, 1998, interest was computed based on interest rates on the properties debt that was assumed at acquisition.

(E) Represents additional common shares assuming the properties were acquired on January 1, 1997 with the net proceeds from the "best efforts" offering of $9 per share (net $7.83 per share) for the first $15 million and $10 per share (net $8.70 per share) above $15 million.

(F) Represents properties acquired during 1997 for the period of time during 1997 not owned by the company, see page F-74.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997 (UNAUDITED) (CONT.)

                                                  PARK                      HAYDENS        PACE'S        PEPPER
                                                VILLAGE      COTTONWOOD     CROSSING       POINT         SQUARE
                                               PRO FORMA     PRO FORMA     PRO FORMA     PRO FORMA     PRO FORMA
                                              ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS
                                             ------------- ------------- ------------- ------------- -------------
             DATE OF ACQUISITION                 7/1/98        7/9/98       7/24/98       7/17/98       7/17/98
-------------------------------------------- ------------- ------------- ------------- ------------- -------------
Rental income ..............................  $ 1,282,097   $ 1,130,293    $ 920,520    $ 2,001,209    $ 915,474
Rental expenses:

 Property and maintenance ..................      448,932       433,721      322,981        598,984      267,618
 Taxes and insurance .......................      159,700       148,133      105,530        245,347      130,185
 Property management .......................           --            --           --             --           --
 General and administrative ................           --            --           --             --           --
 Amortization ..............................           --            --           --             --           --
 Depreciation of rental property ...........           --            --           --             --           --
                                              -----------   -----------    ---------    -----------    ---------
Total expenses .............................      608,632       581,854      428,511        844,331      397,803
Income before interest income (expense)           673,465       548,439      492,009      1,156,878      517,671
Interest income ............................           --            --           --             --           --
Interest expense ...........................           --            --           --             --           --
--------------------------------------------  -----------   -----------    ---------    -----------    ---------
Net income .................................  $   673,465   $   548,439    $ 492,009    $ 1,156,878    $ 517,671
Basic and diluted earnings per common
 share .....................................
Wgt. avg. number of common shares out-
 standing ..................................


                                                              EMERALD
                                                NEWPORT        OAKS          ESTRADA
                                               PRO FORMA     PRO FORMA      PRO FORMA          PRO FORMA            TOTAL
                                              ADJUSTMENTS   ADJUSTMENTS    ADJUSTMENT         ADJUSTMENTS         PRO FORMA
                                             ------------- ------------- -------------- ---------------------- --------------
             DATE OF ACQUISITION                7/24/98       7/24/98        7/27/98              --                 --
-------------------------------------------- ------------- ------------- -------------- ---------------------- --------------
Rental income ..............................  $ 1,177,562   $ 1,793,934   $ 1,650,389                  --       $ 36,450,948

Rental expenses:
 Property and maintenance ..................      403,047       488,345       482,765                  --         12,015,585
 Taxes and insurance .......................      188,357       229,570       214,029                              4,944,236
 Property management .......................           --            --            --       $   1,047,121 (A)      1,999,201
 General and administrative ................           --            --            --             204,500 (B)        622,843
 Amortization ..............................           --            --            --                  --             28,490
 Depreciation of rental property ...........           --            --            --           3,155,180 (C)      5,845,257
                                              -----------   -----------   -----------      --------------       ------------
Total expenses .............................      591,404       717,915       696,794           4,406,801         25,455,612
Income before interest income (expense)           586,158     1,076,019       953,595          (4,406,801)        10,995,336
Interest income ............................           --            --            --                  --            222,676
Interest expense ...........................           --            --            --          (1,833,108)(D)     (2,291,492)
--------------------------------------------- -----------   -----------   -----------      --------------       ------------
Net income .................................  $   586,158   $ 1,076,019   $   953,595      ($   6,239,909)      $  8,926,520
                                                                                                                ============
Basic and diluted earnings per common
 share .....................................                                                                    $       0.47
                                                                                                                ============
Wgt. avg. number of common shares out-
 standing ..................................                                                    9,402,287 (E)     19,001,806
                                                                                                                ============

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997 (UNAUDITED) (CONT.)

The following schedule provides detail of 1997 acquisitions by property included in the Pro Forma Consolidated Statement of Operations for the year ended December 31, 1997.

                                      BROOKFIELD   EAGLE CREST   ASPEN HILLS   MILL CROSSING     POLO RUN      WILDWOOD
                                      PRO FORMA     PRO FORMA     PRO FORMA      PRO FORMA      PRO FORMA     PRO FORMA
                                     ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS    ADJUSTMENTS    ADJUSTMENTS   ADJUSTMENTS
                                    ------------- ------------- ------------- --------------- ------------- -------------
        DATE OF ACQUISITIONS           1/31/97       1/31/97       1/31/97        2/28/97        03/31/97      03/31/97
----------------------------------- ------------- ------------- ------------- --------------- ------------- -------------
Rental income .....................    $99,879       $266,385      $100,023       $151,389       $326,137      $202,389
Expenses
 Property and maintenance .........     32,430         74,735        51,643         77,882        121,983        78,111
 Taxes and insurance ..............     12,720         36,546        12,099         19,230         40,508        25,216
 Property management ..............         --             --            --             --             --            --
 General and administrative........         --             --            --             --             --            --
 Depreciation of real estate.......         --             --            --             --             --            --
 Amortization .....................         --             --            --             --             --            --
                                       -------       --------      --------       --------       --------      --------
                                        45,150        111,281        63,742         97,112        162,491       103,327
Income before interest income.          54,729        155,104        36,281         54,277        163,646        99,062
 Interest income ..................         --             --            --             --             --            --
 Interest expense .................         --             --            --             --             --            --
                                       -------       --------      --------       --------       --------      --------
Net income ........................    $54,729       $155,104      $ 36,281       $ 54,277       $163,646      $ 99,062


                                                                                                              COPPER
                                       TOSCANA      THE ARBORS    PACES COVE    CHAPAROSA     RIVERHILL      CROSSING
                                      PRO FORMA     PRO FORMA     PRO FORMA     PRO FORMA     PRO FORMA     PRO FORMA
                                     ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS
                                    ------------- ------------- ------------- ------------- ------------- -------------
        DATE OF ACQUISITIONS           03/31/97      4/25/97       6/30/97        8/6/97        8/6/97       11/25/97
----------------------------------- ------------- ------------- ------------- ------------- ------------- -------------
Rental income .....................    $270,812      $460,338      $916,348     $ 801,713     $ 892,295     $ 904,850
Expenses
 Property and maintenance .........      82,722       102,132       314,521       286,943       338,906       420,181
 Taxes and insurance ..............      35,674        60,729       128,306        97,242       124,028       114,641
 Property management ..............          --            --            --            --            --            --
 General and administrative........          --            --            --            --            --            --
 Depreciation of real estate.......          --            --            --            --            --            --
 Amortization .....................          --            --            --            --            --            --
                                       --------      --------      --------     ---------     ---------     ---------
                                        118,396       162,861       442,827       384,185       462,934       534,822
Income before interest income.          152,416       297,477       473,521       417,528       429,361       370,028
 Interest income ..................          --            --            --            --            --            --
 Interest expense .................          --            --            --            --            --            --
                                       --------      --------      --------     ---------     ---------     ---------
Net income ........................    $152,416      $297,477      $473,521     $ 417,528     $ 429,361     $ 370,028


                                        TOTAL
                                      PRO FORMA
                                    -------------
        DATE OF ACQUISITIONS
-----------------------------------
Rental income .....................  $5,392,558
Expenses
 Property and maintenance .........   1,982,189
 Taxes and insurance ..............     706,939
 Property management ..............           0
 General and administrative........           0
 Depreciation of real estate.......           0
 Amortization .....................           0
                                     ----------
                                      2,689,128
Income before interest income.        2,703,430
 Interest income ..................           0
 Interest expense .................           0
                                     ----------
Net income ........................  $2,703,430

PRO FORMA CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 1998 (UNAUDITED)

The accompanying Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1998 is presented as if the Company had owned the properties included in the table below as of June 30, 1998. In the opinion of management all adjustments necessary to reflect the effects of the Offering have been made.

The Unaudited Pro Forma Consolidated Balance Sheet is presented for comparative purposes only and is not necessarily indicative of what the actual financial position of the Company would have been at June 30, 1998, nor does it purport to represent the future financial position of the Company. This Unaudited Pro Forma Consolidated Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the Company's respective historical financial statements and notes thereto.

                                                                       PARK                          HAYDEN'S
                                                   HISTORICAL        VILLAGE        COTTONWOOD       CROSSING
                                                     BALANCE        PRO FORMA       PRO FORMA       PRO FORMA
                                                      SHEET        ADJUSTMENTS     ADJUSTMENTS     ADJUSTMENTS
                                                ---------------- --------------- --------------- ---------------
              DATE OF ACQUISITION                                     7/1/98          7/9/98         7/24/98
-----------------------------------------------                  --------------- --------------- ---------------
ASSETS
Investment in rental property
 Land .........................................   $ 25,515,794    $     856,800   $     465,120   $   1,042,283
 Building and improvements ....................    111,419,576        6,283,200       5,348,880       3,695,369
 Furniture and fixtures .......................      1,896,013               --              --              --
                                                  ------------    -------------   -------------   -------------
                                                   138,831,383        7,140,000       5,814,000       4,737,652
 Less accumulated depreciation ................     (3,978,003)              --              --              --
                                                  ------------    -------------   -------------   -------------
                                                   134,853,380        7,140,000       5,814,000       4,737,652
 Cash and cash equivalents ....................     45,877,272       (7,140,000)     (5,814,000)     (1,665,253)
 Prepaid expenses .............................         99,503               --              --              --
 Other assets .................................      1,128,864               --              --              --
                                                  ------------    -------------   -------------   -------------
                                                    47,105,639       (7,140,000)     (5,814,000)     (1,665,253)
                                                  ------------    -------------   -------------   -------------
Total Assets ..................................   $181,959,019    $          --   $          --   $   3,072,399
                                                  ============    =============   =============   =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
 Mortgage notes payable .......................             --               --              --   $   3,072,399
 Accounts payable .............................   $  1,235,261               --              --              --
 Accrued expenses .............................      1,710,253               --              --              --
 Rents received in advance ....................         42,745               --              --              --
 Tenant security deposits .....................        588,753               --              --              --
                                                  ------------    -------------   -------------   -------------
                                                     3,577,012               --              --       3,072,399
Shareholders' equity
 Common stock .................................    178,551,942               --              --              --
 Class B convertible stock ....................         20,000               --              --              --
 Receivable from officer-shareholder ..........             --               --              --              --
 Distributions greater than net income.........       (189,935)              --              --              --
                                                  ------------    -------------   -------------   -------------
                                                   178,382,007               --              --              --
                                                  ============    =============   =============   =============
Total Liabilities and Shareholders' Equity.....   $181,959,019    $          --   $          --   $   3,072,399
                                                  ============    =============   =============   =============


                                                     PACE'S          PEPPER                         EMERALD
                                                     POINT           SQUARE         NEWPORT           OAKS          ESTRADA
                                                   PRO FORMA       PRO FORMA       PRO FORMA       PRO FORMA       PRO FORMA
                                                  ADJUSTMENTS     ADJUSTMENTS     ADJUSTMENTS     ADJUSTMENTS     ADJUSTMENTS
                                                --------------- --------------- --------------- --------------- ---------------
              DATE OF ACQUISITION                   7/17/98         7/17/98         7/24/98         7/24/98         7/27/98
----------------------------------------------- --------------- --------------- --------------- --------------- ---------------
ASSETS
Investment in rental property
 Land .........................................  $   1,951,401   $   1,675,594   $     511,658   $     881,191   $   1,812,030
 Building and improvements ....................      9,527,427       3,560,637       5,884,065      10,133,695       7,724,970
 Furniture and fixtures .......................             --              --              --              --              --
                                                 -------------   -------------   -------------   -------------   -------------
                                                    11,478,828       5,236,231       6,395,723      11,014,886       9,537,000
 Less accumulated depreciation ................             --              --              --              --              --
                                                 -------------   -------------   -------------   -------------   -------------
                                                    11,478,828       5,236,231       6,395,723      11,014,886       9,537,000
 Cash and cash equivalents ....................     (3,765,211)     (1,592,808)     (3,351,850)     (4,329,180)     (9,537,000)
 Prepaid expenses .............................             --              --              --              --              --
 Other assets .................................             --              --              --              --              --
                                                 -------------   -------------   -------------   -------------   -------------
                                                    (3,765,211)     (1,592,808)     (3,351,850)     (4,329,180)     (9,537,000)
                                                 -------------   -------------   -------------   -------------   -------------
Total Assets ..................................  $   7,713,617   $   3,643,423   $   3,043,873   $   6,685,706   $          --
                                                 =============   =============   =============   =============   =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
 Mortgage notes payable .......................  $   7,713,617   $   3,643,423   $   3,043,873   $   6,685,706              --
 Accounts payable .............................             --              --              --              --              --
 Accrued expenses .............................             --              --              --              --              --
 Rents received in advance ....................             --              --              --              --              --
 Tenant security deposits .....................             --              --              --              --              --
                                                 -------------   -------------   -------------   -------------   -------------
                                                     7,713,617       3,643,423       3,043,873       6,685,706              --
Shareholders' equity
 Common stock .................................             --              --              --              --               0
 Class B convertible stock ....................             --              --              --              --              --
 Receivable from officer-shareholder ..........             --              --              --              --              --
 Distributions greater than net income.........             --              --              --              --              --
                                                 -------------   -------------   -------------   -------------   -------------
                                                            --              --              --              --              --
                                                 =============   =============   =============   =============   =============
Total Liabilities and Shareholders' Equity.....  $   7,713,617   $   3,643,423   $   3,043,873   $   6,685,706   $          --
                                                 =============   =============   =============   =============   =============


                                                      TOTAL
                                                    PRO FORMA
                                                ----------------
              DATE OF ACQUISITION
-----------------------------------------------
ASSETS
Investment in rental property
 Land .........................................   $ 34,711,871
 Building and improvements ....................    163,577,819
 Furniture and fixtures .......................      1,896,013
                                                  ------------
                                                   200,185,703
 Less accumulated depreciation ................     (3,978,003)
                                                  ------------
                                                   196,207,700
 Cash and cash equivalents ....................      8,681,970
 Prepaid expenses .............................         99,503
 Other assets .................................      1,128,864
                                                  ------------
                                                     9,910,337
                                                  ------------
Total Assets ..................................   $206,118,037
                                                  ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
 Mortgage notes payable .......................   $ 24,159,018
 Accounts payable .............................      1,235,261
 Accrued expenses .............................      1,710,253
 Rents received in advance ....................         42,745
 Tenant security deposits .....................        588,753
                                                  ------------
                                                    27,736,030

Shareholders' equity
 Common stock .................................    178,551,942
 Class B convertible stock ....................         20,000
 Receivable from officer-shareholder ..........             --
 Distributions greater than net income.........       (189,935)
                                                  ------------
                                                   178,382,007
                                                  ============
Total Liabilities and Shareholders' Equity.....   $206,118,037
                                                  ============

NOTES TO PRO FORMA BALANCE SHEET

Pro Forma adjustments represent the purchase price of the related property , including the 2% acquisition fee to Cornerstone Realty Income Trust, Inc. allocated between land and building. Adjustments to cash reflect the use of net proceeds from sales of common stock from the Company's continuous offering to purchase properties. Adjustments to mortgage notes payable reflect the amounts assumed on five property acquisitions.

                                                                      EXHIBIT A

                             SUBSCRIPTION AGREEMENT

To: Apple Residential Income Trust, Inc.
    306 East Main Street
    Richmond, VA 23219

Gentlemen:

     By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of shares of stock set forth on the reverse hereof in Apple Residential Income Trust, Inc. ("REIT") at a purchase price of Ten and 00/100 Dollars ($10.00) per Share. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:
     (a) acknowledge receipt of a copy of the Prospectus of Apple Residential Income Trust, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such Prospectus and any amendments and supplements thereto;
     (b) represent that I am (we are) of majority age;
     (c) represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; have no need for liquidity from this investment; and through employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination thereof, understand the financial risks and lack of liquidity of an investment in the REIT;
     (d) represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $50,000 and estimate that (without regard to investment in the REIT) I (we) will have gross income during the current year of $50,000, or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $100,000 ($150,000 in the case of Kentucky and North Carolina purchasers); and, in either event, further represent that the purchase amount is 10% or less of my (our) net worth as defined above;
     (e) represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;
     (f) certify, under penalties of perjury, (i) that the taxpayer identification number shown on the signature page of this Subscription Agreement is true, correct and complete (or I am (we are) waiting for a number to be issued to me (us)), and (ii) that I am (we are) not subject to backup withholding either because (a) I am (we are) exempt from backup withholding, or
(b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me
(us) that I am (we are) no longer subject to backup withholding; and
     (g) represent that I (we) have due authority to execute (or cause to be executed on my (or our) behalf) the signature page hereto and to thereby legally bind myself (ourselves) or the entity of which I am (we are) authorized agent(s).
     It is understood that the REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. The REIT will either accept or reject this subscription within four business days from the receipt of the subscription by the Managing Dealer or Selected Dealer. To the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.
     It is understood that there is no requirement for an Escrow Account, and if there is an Escrow Account, there is no limitation on the party which may act as escrow agent.

     (H) PRE-DISPUTE ARBITRATION CLAUSE. REGULATORY AUTHORITIES REQUIRE THAT ANY BROKERAGE AGREEMENT CONTAINING A PRE-DISPUTE ARBITRATION AGREEMENT DISCLOSE THE
FOLLOWING:

     1.   ARBITRATION IS FINAL AND BINDING BETWEEN THE PARTIES.

     2. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

     3. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

     4. THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR SEEK MODIFICATION OR RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

     5. THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

     6. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION, OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (1) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

     THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNTS(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH
BROKER WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (NASD) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER'S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER'S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

                      APPLE RESIDENTIAL INCOME TRUST, INC.
                  SIGNATURE PAGE OF THE SUBSCRIPTION AGREEMENT

1.   Social Security Number(s)
                              --------------------------------------------------
     Tax ID Number(s)
                     -----------------------------------------------------------
     Account # (If applicable)


2.   Name(s) in which shares are to be registered:

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------


3.   Manner in which title is to be held (Please check one).

  [ ] Individual            [ ]  Joint Tenants WROS     [ ] Corporation     [ ] Community Property
  [ ] Tenants in Common     [ ] Partnership             [ ] Trust
  [ ] As Custodian for
                      ----------------------------------------------------------
  [ ] For Estate of
                   -------------------------------------------------------------
  [ ] Other
           ---------------------------------------------------------------------

4.   Address for correspondence
                               -------------------------------------------------
     ---------------------------------------------------------------------------

5. Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person? If so, transaction will not be executed without a completed W-8 Form. [ ] Yes [ ] No

6. Amount of Investment $___________ for _____________ Shares (Investment must be for a minimum of $5,000 in Shares or $2,000 in Shares for qualified plans). Make check payable to: First Union National Bank, Escrow Agent (or as otherwise instructed). [ ] Liquidate funds from money market [ ] Check enclosed

7. Instructions for cash distributions [ ] Deposit to money market [ ] Reinvest in additional Shares

8. I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (H).

9. Signature(s) of Investor(s) (Please sign in same manner in which Shares are to be registered. Read Subscription Agreement, an important legal document, before signing.)

     x
       -------------------------------------------------------------------------
        Signature                      Date

     x
      --------------------------------------------------------------------------
        Signature                      Date

10.  Broker/Dealer Information:

     ----------------------------  ---------------------------------------------
     Registered Representative's   Name Second Registered Representative's Name

     ----------------------------  ---------------------------------------------
     Broker/Dealer Firm            Registered Representative's Office Address

     ----------------------------  ---------------------------------------------
     City/State/Zip                Telephone Number

11. To substantiate compliance with Appendix F to Article III, Section 34 of the NASD's Rules of Fair Practice, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained from the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial position, net worth and other suitability characteristics.

     ---------------------------------------------------------------------------
     Registered Representative                      Date

     ---------------------------------------------------------------------------
     General Securities Principal                      Date

     ---------------------------------------------------------------------------
     Apple Use Only

This    Subscription    Agreement    and  Agreed and accepted by:
Signature  page will not be an effective  Apple Residential Income Trust, Inc.
agreement  until it is  signed by a duly  By
authorized agent of Apple Residential In    ------------------------------------
come Trust, Inc.                          Date
                                              ----------------------------------

                             SUBSCRIPTION AGREEMENT

To: Apple Residential Income Trust, Inc.
    306 East Main Street
    Richmond, VA 23219

Gentlemen:

     By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of shares of stock set forth on the reverse hereof in Apple Residential Income Trust, Inc. ("REIT") at a purchase price of Ten and 00/100 Dollars ($10.00) per Share. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:
     (a) acknowledge receipt of a copy of the Prospectus of Apple Residential Income Trust, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such Prospectus and any amendments and supplements thereto;
     (b) represent that I am (we are) of majority age;
     (c) represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; have no need for liquidity from this investment; and through employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination thereof, understand the financial risks and lack of liquidity of an investment in the REIT;
     (d) represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $50,000 and estimate that (without regard to investment in the REIT) I (we) will have gross income during the current year of $50,000, or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $100,000 ($150,000 in the case of Kentucky or North Carolina purchasers); and, in either event, further represent that the purchase amount is 10% or less of my (our) net worth as defined above;
     (e) represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;
     (f) certify, under penalties of perjury, (i) that the taxpayer identification number shown on the signature page of this Subscription Agreement is true, correct and complete (or I am (we are) waiting for a number to be issued to me (us)), and (ii) that I am (we are) not subject to backup withholding either because (a) I am (we are) exempt from backup withholding, or
(b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me
(us) that I am (we are) no longer subject to backup withholding; and
     (g) represent that I (we) have due authority to execute (or cause to be executed on my (or our) behalf) the signature page hereto and to thereby legally bind myself (ourselves) or the entity of which I am (we are) authorized agent(s).
     It is understood that the REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. The REIT will either accept or reject this subscription within four business days from the receipt of the subscription by the Managing Dealer or Selected Dealer. To the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.
     It is understood that there is no requirement for an Escrow Account, and if there is an Escrow Account, there is no limitation on the party which may act as escrow agent.

     (H) PRE-DISPUTE ARBITRATION CLAUSE. REGULATORY AUTHORITIES REQUIRE THAT ANY BROKERAGE AGREEMENT CONTAINING A PRE-DISPUTE ARBITRATION AGREEMENT DISCLOSE THE
FOLLOWING:

     1.   ARBITRATION IS FINAL AND BINDING BETWEEN THE PARTIES.

     2. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

     3. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

     4. THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR SEEK MODIFICATION OR RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

     5. THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

     6. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION, OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (1) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

     THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNTS(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH
BROKER WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (NASD) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER'S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER'S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

                      APPLE RESIDENTIAL INCOME TRUST, INC.
                  SIGNATURE PAGE OF THE SUBSCRIPTION AGREEMENT

1.   Social Security Number(s)
                              --------------------------------------------------
     Tax ID Number(s)
                     -----------------------------------------------------------
     Account # (If applicable)


2.   Name(s) in which shares are to be registered:

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------


3.   Manner in which title is to be held (Please check one).

  [ ] Individual            [ ]  Joint Tenants WROS     [ ] Corporation     [ ] Community Property
  [ ] Tenants in Common     [ ] Partnership             [ ] Trust
  [ ] As Custodian for
                      ----------------------------------------------------------
  [ ] For Estate of
                   -------------------------------------------------------------
  [ ] Other
           ---------------------------------------------------------------------

4.   Address for correspondence
                               -------------------------------------------------
     ---------------------------------------------------------------------------

5. Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person? If so, transaction will not be executed without a completed W-8 Form. [ ] Yes [ ] No

6. Amount of Investment $___________ for _____________ Shares (Investment must be for a minimum of $5,000 in Shares or $2,000 in Shares for qualified plans). Make check payable to: First Union National Bank, Escrow Agent (or as otherwise instructed). [ ] Liquidate funds from money market [ ] Check enclosed

7. Instructions for cash distributions [ ] Deposit to money market [ ] Reinvest in additional Shares

8. I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (H).

9. Signature(s) of Investor(s) (Please sign in same manner in which Shares are to be registered. Read Subscription Agreement, an important legal document, before signing.)

     x
       -------------------------------------------------------------------------
        Signature                      Date

     x
      --------------------------------------------------------------------------
        Signature                      Date

10.  Broker/Dealer Information:

     ----------------------------  ---------------------------------------------
     Registered Representative's   Name Second Registered Representative's Name

     ----------------------------  ---------------------------------------------
     Broker/Dealer Firm            Registered Representative's Office Address

     ----------------------------  ---------------------------------------------
     City/State/Zip                Telephone Number

11. To substantiate compliance with Appendix F to Article III, Section 34 of the NASD's Rules of Fair Practice, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained from the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial position, net worth and other suitability characteristics.

     ---------------------------------------------------------------------------
     Registered Representative                      Date

     ---------------------------------------------------------------------------
     General Securities Principal                      Date

     ---------------------------------------------------------------------------
     Apple Use Only

This    Subscription    Agreement    and  Agreed and accepted by:
Signature  page will not be an effective  Apple Residential Income Trust, Inc.
agreement  until it is  signed by a duly  By
authorized agent of Apple Residential In    ------------------------------------
come Trust, Inc.                          Date
                                              ----------------------------------

======================================  ======================================
     No  dealer,   salesman  or  other
person has been authorized to give any
information    or    to    make    any
representations   other   than   those
contained   in  this   Prospectus   in
connection  with the offering  made by
this  Prospectus,  and,  if  given  or
made,   such  other   information   or
representations  must  not  be  relied
upon.   This   Prospectus   does   not
constitute  an offer  in any  state in
which  such  offer may not  legally be
made. The delivery of this  Prospectus
at  any  time  does  not  imply   that
information  herein has not changed as
of any time subsequent to its date.
                                                         APPLE
       -------------------------                      RESIDENTIAL
           TABLE OF CONTENTS                      INCOME TRUST, INC.

                                  PAGE
                                  ----
Available Information ............    i
Summary of the Offering ..........    1
Risk Factor ......................   10
Estimated Use of Proceeds ........   20
Compensation .....................   21
Conflicts of Interest ............   24
Investment Objectives and Policies   25
Distribution Policy ..............   33               PROSPECTUS
Business and Properties ..........   34
Ownership of Assets in  Subsidiary
  Partnerships ...................   87
Management .......................   90
The Advisor and its Affiliates ...   97
Principal and Management
  Stockholders ...................  103
Federal Income Tax Consequences ..  104
Investment by Tax-Exempt Entities   112
Capitalization ...................  114
Selected Financial Data ..........  115
Management's     Discussion    and
  Analysis of Financial  Condition
  and   Results   of    Operations  116
Plan of Distribution .............  120
Description of Capital Stock .....  122      DAVID LERNER ASSOCIATES, INC.
Summary of Organizational
  Documents ......................  124
Sales Literature .................  127
Reports to Shareholders ..........  127
Legal Opinions ...................  128
Experts ..........................  128
Experience of Prior Programs .....  130
Glossary .........................  135
Index to Financial  Statements  of
  the Company ....................  F-1
Subscription Agreement        Exhibit A

     UNTIL  SEPTEMBER  22,  1998,  ALL
DEALERS EFFECTING  TRANSACTIONS IN THE
SHARES,  WHETHER OR NOT  PARTICIPATING
IN THIS DISTRIBUTION,  MAY BE REQUIRED            SEPTEMBER 22, 1998
TO DELIVER A COPY OF THIS  PROSPECTUS.
THIS IS IN ADDITION TO THE OBLIGATIONS
OF  DEALERS  TO  DELIVER A  PROSPECTUS
WHEN ACTING AS  UNDERWRITERS  AND WITH
RESPECT TO THEIR UNSOLD  ALLOTMENTS OR
SUBSCRIPTIONS.

======================================  ======================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following are estimates of the expenses to be incurred in connection with the issuance and distribution of the securities to be registered:


           SEC registration fee ......................   $   14,750
           NASD filing fee ...........................       15,000
           Printing and engraving fees ...............       70,000
           Legal fees and expenses ...................      100,000
           Accounting fees and expenses ..............       50,000
           Blue Sky fees and expense .................       25,000
           Transfer Agent and Registrar fees .........       10,000
           Registrant travel expense .................       30,000
           Marketing Expense Allowance ...............    1,250,000
           Contingency ...............................      185,250
                                                         ----------
              Total ..................................   $1,750,000
                                                         ==========


ITEM 31. SALES TO SPECIAL PARTIES.

     On August 7, 1996, the Registrant sold 10 Common Shares to Apple Realty Advisors, Inc. ("ARA") for $100 cash.

     On February 10, 1997, in response to a request from Cornerstone Realty Income Trust, Inc. ("Cornerstone"), the Registrant's Board of Directors authorized the grant to Cornerstone of a continuing right to purchase such number of Common Shares of the Registrant as would, following any such purchase, be up to but not in excess of 9.8% of the total number of Common Shares of the Registrant then outstanding. This right will continue for so long as the Registrant's offering pursuant to this registration statement, as amended, continues, and the purchase price for such Common Shares under such right will be the current public offering price less the Selling Commissions and Marketing Expense Allowance payable with respect thereto. Shares sold to Cornerstone pursuant to this right would be in addition to, and not part of, the offering made pursuant to this registration statement, as amended.

     On April 25, 1997, Cornerstone exercised the right described above and purchased 417,778 Common Shares of the Company for approximately $3.76 million. Cornerstone owned approximately 2.1% of the Common Shares of the Company outstanding on June 30, 1998.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES.

     On August 7, 1996, the Registrant sold 10 Common Shares to ARA for $100 cash, in a transaction that was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. On November 14, 1996, the Registrant sold 200,000 Class B Convertible Shares to Glade M. Knight for $20,000 cash, in a transaction that was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

     The Company's Registration Statement on Form S-11 (File No. 333-10635) was originally declared effective by the Securities and Exchange Commission on November 19, 1996, and on that date the Company commenced an on-going best-efforts offering (the Offering") of its Common Shares, no par value. The managing dealer is David Lerner Associates, Inc. The Offering is continuing as of the date of filing this Post-Effective Amendment. All of the Common Shares are being sold for the account of the Company.

     The following tables set forth information concerning the Offering and the use of proceeds from the Offering as of June 30, 1998:

           COMMON SHARES REGISTERED:
          --------------------------
                  1,666,666.67       Common Shares   $ 9 per Common Share    $  15,000,000
                 23,500,000.00       Common Shares   $10 per Common Share    $ 235,000,000
Totals:          25,166,666.67       Common Shares


             COMMON SHARES SOLD:
            --------------------
                 1,666,666.67      Common Shares     $ 9 per Common Share      $  15,000,000
                21,308,630.41      Common Shares     $10 per Common Share      $ 213,086,304
Totals:         22,975,297.00      Common Shares                               $ 228,086,304


       Expenses of Issuance and Distribution of Common Shares
          1. Underwriting discounts and commissions                              $ 22,808,630
          2. Expenses of underwriters                                            $         --
          3. Direct or indirect payments to directors or officers of the
             Company or their associates, to ten percent shareholders, or
             to affiliates of the Company                                        $         --
          4. Fees and expenses of third parties                                  $  1,030,589
          Total Expenses of Issuance and Distribution of Common
           Shares                                                                $ 23,839,219

       Net Proceeds to the Company                                               $204,247,085
          1. Purchase of real estate (including repayment of indebted-
             ness incurred to purchase real estate)                              $159,332,433
          2. Interest on indebtedness                                            $    691,194
          3. Working capital                                                     $ 39,225,847
          4. Fees to the following (all affiliates of officers of the Compa-
             ny):
             a. Apple Advisors, Inc.                                             $     14,894
             b. Apple Realty Group, Inc.                                         $    624,382
             c. Cornerstone Realty Income Trust, Inc.                            $  5,358,335
          5. Fees and expenses of third parties:
             a. Legal                                                            $         --
             b. Accounting                                                       $         --
          6. Other (specify ___________)                                         $         --
          Total of Application of Net Proceeds to the Company                    $204,247,085


     In addition to the foregoing, on April 25, 1997, the Company sold to Cornerstone 417,778 Common Shares at $9.00 per Common Share (total proceeds of $3,760,000) in a transaction not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933. The offer and sale of these Common Shares was effectuated on a negotiated basis to an accredited institutional investor satisfying the standard described in Rule 506(b)(2)(ii) under the Securities Act of 1933. No underwriting discounts or commissions were paid in connection with this sale of Common Shares.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company will obtain, and pay the cost of, directors' and officers' liability insurance coverage which insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by the directors and officers of the Company in their respective capacities as directors and officers of the Company, and (ii) the Company to the extent that the Company has indemnified the directors and officers for such loss.

     The Virginia Stock Corporation Act (the "Virginia Act") permits, and the Registrant's Articles of Incorporation and Bylaws require, indemnification of the Registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Under Section 13.1-697 of the Virginia Act, a Virginia corporation generally is authorized to indemnify its directors in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Registrant's Articles of Incorporation and Bylaws require indemnification of officers and directors with respect to any action except in the case of willful misconduct, bad faith, reckless disregard of duties or violations of the criminal law. In addition, the Registrant may carry insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act of 1933. The Registrant's Articles of Incorporation, as permitted by the Virginia Act, eliminate the damages that may be assessed against a director or officer of the Registrant in a shareholder or derivative proceeding. This limit on liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or of federal or state securities laws. Reference also is made to the indemnification provisions set forth in the form of Agency Agreement filed as Exhibit 1 hereto.

ITEM 34. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

     None of the proceeds will be credited to an account other than the appropriate capital share account.

ITEM 35. FINANCIAL STATEMENTS, FINANCIAL STATEMENT SCHEDULES AND EXHIBITS.

     (a) Financial Statements. See Index to Financial Statements in this Prospectus for the financial statements which are included in this Prospectus.

     (b) Financial Statement Schedules: Schedule III -- Real Estate and Accumulated Depreciation. All other financial statement schedules have been omitted because they are not applicable or not required or because the required information is included elsewhere in the financial statements or notes thereto.

                                 SCHEDULE III

       REAL ESTATE AND ACCUMULATED DEPRECIATION (AS OF DECEMBER 31, 1997)

                                                                          SUBSEQUENTLY
                                               INITIAL COST               CAPITALIZED          GROSS AMOUNT CARRIED
                                       ----------------------------- --------------------- -----------------------------
                               ENCUM-
DESCRIPTION                   BRANCES       LAND      BLDG. & IMPR.          IMPR.              LAND      BLDG. & IMPR.
---------------------------- --------- ------------- --------------- --------------------- ------------- ---------------
 1) Brookfield               $0         $ 1,146,282    $ 4,312,203       $    487,814       $ 1,203,420    $ 4,742,879
    Dallas, TX
    Multi-family housing

 2) Eagle Crest              $0         $ 2,973,500    $12,676,500       $  1,649,740       $ 3,077,332    $14,222,408
    Irving, TX
    Multi-family housing

 3) Tahoe Apartments         $0         $ 1,081,206    $ 4,609,354       $    950,667       $ 1,128,570    $ 5,512,657
    Arlington, TX
    Multi-family housing

 4) Mill Crossing            $0         $   772,501    $ 3,771,620       $    502,787       $   802,354    $ 4,244,554
    Arlington, TX
    Multi-family housing

 5) Polo Run                 $0         $   891,667    $ 5,967,307       $    686,189       $   935,852    $ 6,609,311
    Arlington, TX
    Multi-family housing

 6) Wildwood Apartments      $0         $   832,339    $ 3,131,180       $    426,223       $   880,841    $ 3,508,901
    Euless, TX
    Multi-family housing

 7) Toscana Apartments       $0         $   819,634    $ 5,034,897       $    367,692       $   858,233    $ 5,363,990
    Dallas, TX
    Multi-family housing

 8) Arbors on Forest Ridge   $0         $   697,402    $ 7,051,505       $    566,766       $   727,692    $ 7,587,981
    Bedford, TX
    Multi-family housing

 9) Paces Cove               $0         $ 1,948,245    $ 7,329,110       $    259,204       $ 1,838,745    $ 7,697,814
    Dallas, TX
    Multi-family housing

10) Remington Hills          $0         $ 3,144,000    $ 9,956,000       $    715,064       $ 3,061,324    $10,753,740
    Irving, TX
    Multi-family housing

11) Copper Crossing          $0         $   855,000    $ 3,895,000       $    125,750       $   882,460    $ 3,993,290
    Fort Worth, TX
    Multi-family housing
                                        $15,161,775    $67,734,677       $  6,737,896 (2)   $15,396,823    $74,237,525
                                        ===========    ===========       ============       ===========    ===========


                                                                   DATE OF        DATE
DESCRIPTION                           TOTAL           ACC. DEP.     CONST.      ACQUIRED     DEP. LIFE
---------------------------- ---------------------- ------------- --------- --------------- ----------
 1) Brookfield                   $   5,946,299       $  166,694     1984    Jan. 28, 1997   27.5 yrs.
    Dallas, TX
    Multi-family housing

 2) Eagle Crest                  $  17,299,740       $  483,740     1985    Jan. 30, 1997   27.5 yrs.
    Irving, TX
    Multi-family housing

 3) Tahoe Apartments             $   6,641,227       $  199,049     1979    Jan. 31, 1997   27.5 yrs.
    Arlington, TX
    Multi-family housing

 4) Mill Crossing                $   5,046,908       $  136,519     1979    Feb. 21, 1997   27.5 yrs.
    Arlington, TX
    Multi-family housing

 5) Polo Run                     $   7,545,163       $  191,302     1984    Mar. 31, 1997   27.5 yrs.
    Arlington, TX
    Multi-family housing

 6) Wildwood Apartments          $   4,389,742       $   98,645     1984    Mar. 31, 1997   27.5 yrs.
    Euless, TX
    Multi-family housing

 7) Toscana Apartments           $   6,222,223       $  147,777     1986    Mar. 31, 1997   27.5 yrs.
    Dallas, TX
    Multi-family housing

 8) Arbors on Forest Ridge       $   8,315,673       $  187,034     1986    Apr. 25, 1997   27.5 yrs.
    Bedford, TX
    Multi-family housing

 9) Paces Cove                   $   9,536,559       $  141,850     1982    June 24, 1997   27.5 yrs.
    Dallas, TX
    Multi-family housing

10) Remington Hills              $  13,815,064       $  133,270     1985    Aug. 6, 1997    27.5 yrs.
    Irving, TX
    Multi-family housing

11) Copper Crossing              $   4,875,750       $   12,123     1981    Nov. 25, 1997   27.5 yrs.
    Fort Worth, TX
    Multi-family housing
                                 $  89,634,348 (1)   $1,898,003
                                 =============       ==========

                                                        (Footnotes on next page)

(Footnotes for preceding page)

----------
(1)  Represents the aggregate cost for Federal Income tax purposes.

(2)  Included  real  estate   commissions,   closing   costs  and   improvements
     capitalized since the date of acquisition.

(3) The following is a reconciliation of the carrying amount of real estate owned:


          Balance at January 1, 1997 ....................    $         0
          Real estate purchased .........................     84,147,726
          Improvements, furniture and fixtures ..........      3,606,088
                                                             -----------
          Balance at December 31, 1997 ..................    $87,753,814
                                                             ===========


(4) The following is a reconciliation of accumulated depreciation:


          Balance at January 1, 1997 ...........    $        0
          Depreciation expense .................     1,898,003
                                                    ----------
          Balance at December 31,1997 ..........    $1,898,003
                                                    ==========


     (c) Exhibits. Except as expressly noted otherwise, the Exhibits have been previously filed under the indicated Exhibit Numbers as part of the Registrant's previous filing on Form S-11 (File No. 333-10635) and are hereby incorporated herein by this reference.


 EXHIBIT
 NUMBER                       DESCRIPTION OF DOCUMENTS
-------- -----------------------------------------------------------------------

 1.1 Agency Agreement between the Registrant and David Lerner Associates, Inc. with form of Selected Dealer Agreement attached as Exhibit A thereto. FILED HEREWITH.
 3.1     Articles of Incorporation of the Registrant.
 3.2     Bylaws of the Registrant.
 3.3     Articles  of  Amendment  to  the  Articles  of   Incorporation  of  the
         Registrant.
 3.4     Articles  of  Amendment  to  the  Articles  of   Incorporation  of  the
         Registrant.
 3.5 Amended and Restated Bylaws of the Registrant (Amended and Restated through December 19, 1997).
 4.1 Loan Agreement dated as of March 1, 1997, by and between Apple Residential Income Trust, Inc. and First Union National Bank of Virginia.
 4.2 Amendment to Loan Agreement dated as of August 1, 1997, by and between Apple Residential Income Trust, Inc. and First Union National Bank of Virginia.
 4.3 Amended and Restated Promissory Note dated August 1, 1997, from Apple Residential Income Trust, Inc. to the order of First Union National Bank of Virginia.
 4.4 Instruments Defining the Rights of Lenders (with respect to the Pace's Point, Pepper Square, Emerald Oaks, Hayden's Crossing and Newport Apartments). (Incorporated by reference to Exhibit 4 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
 5 Opinion of McGuire, Woods, Battle & Boothe LLP as to the legality of the securities being registered. FILED HEREWITH
 8 Opinion of McGuire, Woods, Battle & Boothe LLP as to certain tax matters. FILED HEREWITH.
10.1 Advisory Agreement between the Registrant and Apple Residential Advisors, Inc.
10.2 Form of Property Management Agreement between the Registrant and Apple Residential Management Group, Inc.

 EXHIBIT
 NUMBER                       DESCRIPTION OF DOCUMENTS
-------- -----------------------------------------------------------------------

10.3 Property Acquisition/Disposition Agreement between the Registrant and Apple Realty Group, Inc.
10.4     Apple Residential Income Trust, Inc. 1996 Incentive Plan.
10.5 Apple Residential Income Trust, Inc. 1996 Non-Employee Directors Stock Option Plan.
10.6     Share Purchase Warrants Warrant Agreement.
10.7     Right of First Refusal Agreement.
10.8 Advisory Agreement Subcontract among the Registrant, Apple Residential Advisors, Inc. and Cornerstone Realty Income Trust, Inc. Incorporated herein by reference to Exhibit 10.4 to Form S-3 of Cornerstone Realty Income Trust, Inc. (File No. 333-23693) filed on March 20, 1997.
10.9 Property Management Agreement Subcontract among the Registrant, Apple Residential Management Group, Inc. and Cornerstone Realty Income Trust, Inc. Incorporated herein by reference to Exhibit 10.5 to Form S-3 of Cornerstone Realty Income Trust, Inc. (File No. 333-23693) filed on March 20, 1997.
10.10 Agreement and Bill of Transfer and Assignment among the Registrant, Apple Realty Group, Inc. and Cornerstone Realty Income Trust, Inc. Incorporated herein by reference to Exhibit 10.6 to Form S-3 of Cornerstone Realty Income Trust, Inc. (File No. 333-23693) filed on March 20, 1997.
10.11 Common Share Purchase Option Agreement between the Registrant and Cornerstone Realty Income Trust, Inc. Incorporated herein by reference to Exhibit 10.8 to Form S-3 of Cornerstone Realty Income Trust, Inc. (File No. 333-23693) filed on March 20, 1997.
10.12    Articles of Incorporation of Apple Limited, Inc.
10.13    Bylaws of Apple Limited, Inc.
10.14    Articles of Incorporation of Apple General, Inc.
10.15    Bylaws of Apple General, Inc.
10.16(a) Certificate of Limited Partnership of Apple REIT Limited Partnership. 10.17(a) Limited Partnership Agreement of Apple REIT Limited Partnership. 10.16(b) Certificate of Limited Partnership of Apple REIT II Limited
         Partnership. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.17(b) Limited  Partnership  Agreement  of Apple REIT II Limited  Partnership.
         (Incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.16(c) Certificate   of  Limited   Partnership   of  Apple  REIT  III  Limited
         Partnership. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.17(c) Limited  Partnership  Agreement  of Apple REIT III Limited  Partnrship.
         (Incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.16(d) Certificate   of   Limited   Partnership   of  Apple  REIT  IV  Limited
         Partnership. (Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.17(d) Limited  Partnership  Agreement  of Apple REIT IV Limited  Partnership.
         (Incorporated by reference to Exhibit 10.8 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).

 EXHIBIT
 NUMBER                       DESCRIPTION OF DOCUMENTS
-------- -----------------------------------------------------------------------

10.16(e) Certificate of Limited Partnership of Apple REIT V Limited Partnership.
         (Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).

10.17(e) Limited  Partnership  Agreement  of Apple  REIT V Limited  Partnership.
         (Incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).

10.16(f) Certificate   of   Limited   Partnership   of  Apple  REIT  VI  Limited
         Partnership. (Incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).

10.17(f) Limited  Partnership  Agreement  of Apple REIT VI Limited  Partnership.
         (Incorporated by reference to Exhibit 10.10 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.18 Property Management Agreement for Brookfield Apartments. (Incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K dated January 28, 1997 of Apple Residential Income Trust, Inc.; File No. 333-10635).
10.19 Property Management Agreement for Eagle Crest I & II Apartments. (Incorporated by reference to Exhibit 10.8 to Current Report on Form 8-K dated January 28, 1997 of Apple Residential Income Trust, Inc.; File No. 333-10635).
10.20 Property Management Agreement for Tahoe Apartments. (Incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K dated January 28, 1997 of Apple Residential Income Trust, Inc.; File No. 333-10635).
10.21 Property Management Agreement for Mill Crossing Apartments. (Incorporated by reference to Exhibit 10.3 to Current Report on From 8-K dated February 21, 1997 of Apple Residential Income Trust, Inc.; File No. 333-10635).
10.22 Property Management Agreement for Polo Run Apartments. (Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K dated March 31, 1997 of Apple Residential Income Trust, Inc.; File No. 333-10635).
10.23 Property Management Agreement for Wildwood Apartments. (Incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K dated March 31, 1997 of Apple Residential Income Trust, Inc.; File No. 333-10635)
10.24 Property Management Agreement for Toscana Apartments. (Incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K dated March 31, 1997 of Apple Residential Income Trust, Inc.; File No. 333-10635).
10.25 Property Management Agreement for the Arbors on Forest Ridge Apartments. (Incorporated by reference to Exhibit 10.2 to Current Report on From 8-K dated April 25, 1997 of Apple Residential Income Trust, Inc.; File No. 333-10635).
10.26 Property Management Agreement for Pace's Cove Apartments. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K dated June 24, 1997 of Apple Residential Income Trust, Inc.; File No. 333-10635).
10.27 Property Management Agreement for Remington Hills at Las Colinas (formerly Chaparosa and Riverhill) Apartments. (Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K dated August 6, 1997 of Apple Residential Income Trust, Inc.; File No. 333-10635).
10.28 Property Management Agreement for Copper Crossing Apartments. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K dated November 24, 1997 of Apple Residential Income Trust, Inc.; File No. 333-10635).
10.29 Property Management Agreement for Main Park Apartments. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K dated February 4, 1998 of Apple Residential Income Trust, Inc.; File No. 333-10635).

 EXHIBIT
 NUMBER                       DESCRIPTION OF DOCUMENTS
-------- -----------------------------------------------------------------------

10.30 Property Management Agreement for Timberglen Apartments. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K dated February 13, 1998 of Apple Residential Income Trust, Inc.; File No. 333-10635).
10.31 Property Management Agreement for Copper Ridge Apartments. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K dated March 31, 1998 of Apple Residential Income Trust, Inc.; File No. 333-10635).
10.32 Property Management Agreement for Bitter Creek Apartments. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K dated May 8, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.33 Property Management Agreement for Summer Tree Apartments. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K dated June 2, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.34 Property Management Agreement for Park Village Apartments. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K dated July 1, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.35 Property Management Agreement for Cottonwood Crossing Apartments. (Incorporated by reference to Exhibit 10.18 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.36 Property Management Agreement for Pepper Square Apartments. (Incorporated by reference to Exhibit 10.20 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.37 Property Management Agreement for Pace's Point Apartments. (Incorporated by reference to Exhibit 10.19 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.38 Property Management Agreement for Emerald Oaks Apartments. (Incorporated by reference to Exhibit 10.21 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.39 Property Management Agreement for Hayden's Crossing Apartments. (Incorporated by reference to Exhibit 10.22 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.40 Property Management Agreement for Newport Apartments. (Incorporated by reference to Exhibit 10.23 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.41 Property Management Agreement for Estrada Oaks Apartments (Incorporated by reference to Exhibit 10.24 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.42 Property Management Agreement Subcontract pertaining to Pace's Point Apartments. (Incorporated by reference to Exhibit 10.25 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.43 Property Management Agreement Subcontract pertaining to Pepper Square Apartments. (Incorporated by reference to Exhibit 10.26 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.44 Property Management Agreement Subcontract pertaining to Emerald Oaks Apartments. (Incorporated by reference to Exhibit 10.27 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.45    Property  Management  Agreement  Subcontract   pertaining  to  Hayden's
         Crossing Apartments. (Incorporated by reference to Exhibit 10.28 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).

 EXHIBIT
 NUMBER                       DESCRIPTION OF DOCUMENTS
-------- -----------------------------------------------------------------------

10.46    Property  Management  Agreement   Subcontract   pertaining  to  Newport
         Apartments. (Incorporated by reference to Exhibit 10.29 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.47 Amendment to Common Share Purchase Option Agreement between the Registrant and Cornerstone Realty Income Trust, Inc. FILED HEREWITH
10.48 Amendment to Property Acquisition/Disposition Agreement between the Registrant and Apple Realty Group, Inc. FILED HEREWITH
21       Subsidiaries of Apple Residential Income Trust, Inc.
23.1 Consent of McGuire, Woods, Battle & Boothe LLP (included in Exhibits 5 and 8).
23.2     Consent of Ernst & Young LLP. FILED HEREWITH
23.3     Consent of L.P. Martin & Company, P.C. FILED HEREWITH
24.1     Power of Attorney of Penelope W. Kyle. FILED HEREWITH
24.2     Power of Attorney of Bruce H. Matson. FILED HEREWITH
24.3     Power of Attorney of Lisa B. Kern. FILED HEREWITH


ITEM 36. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

     (d) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant undertakes to send to each Shareholder at least on an annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

     The Registrant undertakes to provide to the Shareholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Registrant.

     The Registrant undertakes to file during the offering period a sticker supplement pursuant to Rule 424(c) under the Act describing each property not identified in the Prospectus at such time as there arises a reasonable probability of investment in such property by the Registrant and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing Shareholders. Each sticker supplement will also disclose all compensation and fees received by the Advisor or its Affiliates in connection with any such investment. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

     The Registrant undertakes to file, after the end of the offering period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment not previously disclosed in the Prospectus or a supplement thereto involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Shareholders at least once each quarter after the end of the offering period. The Registrant undertakes to file the financial statements required by Form 10-K for the first full fiscal year of operations and will provide the financial information contained therein to the Shareholders. The Registrant undertakes to file a final report on Form SR pursuant to Rule 463 of the Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commis- sion such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for expenses incurred in a successful defense) is asserted by such officer, director or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

ITEM 37.

              TABLE VI: ACQUISITION OF PROPERTIES BY CORNERSTONE

     Cornerstone acquired the following properties since inception in 1993. All properties acquired are residential communities. All of Cornerstone's acquisitions are done on a mortgage-free basis. Cost of acquisition represents the total cost of the purchase price including any downpayment. The following information is as of December 31, 1997.

                                                              CONTRACT                        OTHER          TOTAL        AVERAGE
        NAME OF                            DATE OF  NUMBER    PURCHASE      ACQUISITION   EXPENDITURES    ACQUISITION    SQUARE FT.
      PROPERTY(1)            LOCATION     PURCHASE OF UNITS     PRICE           FEE        CAPITALIZED        COST        OF UNITS
----------------------- ----------------- -------- -------- --------------  ------------- -------------- --------------- -----------

GEORGIA
 West Eagle Greens      Augusta             1996      165    $  4,020,000     $  80,000    $ 1,956,355    $  6,056,355        796
 Savannah West          Augusta             1996      456    $  9,843,620     $ 196,080    $ 2,461,609    $ 12,501,309        872
 Carlyle Club           Lawrenceville       1997      243    $ 11,580,000     $      --    $   657,864    $ 12,237,864      1,089
 Ashley Run             Norcross            1997      348    $ 18,000,000     $      --    $   684,443    $ 18,684,443      1,150
 Dunwoody Springs       Dunwoody            1997      350    $ 15,200,000     $      --    $ 1,394,594    $ 16,594,594        948
 Barrington Parc        Norcross            1997      188    $  7,850,000     $      --    $   103,881    $  7,953,881        937

NORTH CAROLINA
 Chase Mooring          Wilmington          1994      224    $  3,594,000     $  71,880    $ 1,508,242    $  5,174,122        867
 Wimbledon Chase        Wilmington          1994      192    $  3,300,000     $  66,000    $ 2,095,662    $  5,461,662        863
 Osprey Landing         Wilmington          1995      176    $  4,375,000     $  87,500    $ 2,380,454    $  6,842,954        981
 Sailboat Bay           Charlotte           1995      358    $  9,100,000     $ 182,000    $ 3,916,131    $ 13,198,131        906
 Meadow Creek           Charlotte           1996      250    $ 11,100,000     $ 222,000    $   973,434    $ 12,295,434        860
 Beacon Hill            Charlotte           1996      349    $ 13,579,203     $ 266,000    $   672,592    $ 14,517,795        734
 Hanover Landing        Charlotte           1995      192    $  5,725,000     $ 114,500    $ 1,425,357    $  7,264,857        832
 Bridgetown Bay         Charlotte           1996      120    $  5,025,000     $ 100,000    $   638,770    $  5,763,770        868
 Summerwalk             Charlotte           1996      160    $  5,660,000     $ 114,000    $ 1,365,674    $  7,139,674        963
 The Meadows            Asheville           1996      176    $  6,200,000     $ 124,000    $ 1,136,262    $  7,460,262      1,066
 Glen Eagles            Winston Salem       1995      166    $  7,300,000     $ 146,000    $ 1,417,487    $  8,863,487        952
 Mill Creek             Winston Salem       1995      220    $  8,550,000     $ 171,000    $   674,861    $  9,395,861        897
 Wind Lake              Greensboro          1995      299    $  8,760,000     $ 175,200    $   881,850    $  9,817,050        727
 The Landing            Durham              1996      200    $  8,345,000     $ 168,000    $ 1,314,290    $  9,827,290        961
 The Hollows            Raleigh             1993      176    $  4,200,000     $  84,000    $ 1,578,730       5,862,730        903
 The Trestles           Raleigh             1994      280    $ 10,350,000     $ 207,000    $   788,191    $ 11,345,191        926
 Paces Glen             Charlotte           1996      172    $  7,425,000     $      --    $   602,477    $  8,027,477        905
 Signature Place        Greenville          1996      171    $  5,462,948     $      --    $ 1,264,487    $  6,727,435      1,037
 Heatherwood            Charlotte           1996      476    $ 17,630,457     $      --    $ 1,273,485      18,903,942        942
 Highland Hills         Carrboro            1996      264    $ 12,100,000     $      --    $ 1,801,839    $ 13,901,839      1,000
 Parkside at Woodlake   Durham              1996      266    $ 14,663,886     $      --    $   266,022    $ 14,929,908        865
 Deerfield              Durham              1996      204    $ 10,675,000     $      --    $   420,295    $ 11,095,295        888
 Paces Arbor/Forest     Raleigh             1997      218    $ 12,061,700     $      --    $   568,234    $ 12,629,934        891
 Charleston Place       Charlotte           1997      214    $  9,475,000     $      --    $   532,406    $ 10,007,406        806
 Clarion Crossing       Raleigh             1997      228    $ 10,600,000     $      --    $   212,429    $ 10,812,429        769
 Sterling Arbor         Raleigh             1997      180    $  9,800,000     $      --    $    87,449    $  9,887,449        840
 Sterling Place         Raleigh             1997      136    $  7,900,000     $      --    $    82,291    $  7,982,291      1,098

SOUTH CAROLINA
 Polo Club              Greenville          1993      365    $  4,300,000     $  86,000    $ 2,518,635    $  6,904,635        842
 Magnolia Run           Greenville          1995      212    $  5,500,000     $ 110,000    $ 1,140,125    $  6,750,125        849
 Breckinridge           Greenville          1995      236    $  5,600,000     $ 112,000    $ 1,184,124    $  6,896,124        726
 Stone Ridge            Columbia            1993      191    $  3,325,000     $  66,500    $ 2,221,092    $  5,612,592      1,027
 Arbors at Windsor      Columbia            1997      228    $ 10,875,000     $      --    $   464,651    $ 11,339,651        948
 Westchase              Charleston          1997      352    $ 11,000,000     $      --    $ 1,199,764    $ 12,199,764        706

VIRGINIA
 County Green           Lynchburg           1993      180    $  3,800,000     $  76,000    $ 1,327,820    $  5,203,820      1,000
 Ashley Park            Richmond            1996      272    $ 12,205,000     $ 244,100    $   493,702    $ 12,942,802        765
 Trolley Square         Richmond            1996      320    $ 10,242,575     $ 120,000    $ 2,184,434    $ 12,547,009        559
 Trophy Chase           Charlottesville     1996      185    $  3,710,000     $  72,000    $ 2,699,964    $  6,481,964        803
 Bay Watch Pointe       Virginia Beach      1995      160    $  3,372,525     $  67,451    $ 1,441,932    $  4,881,908        911
 Harbour Club           Virginia Beach      1994      214    $  5,250,000     $ 105,000    $   749,145    $  6,104,145        813
 Arbor Trace            Virginia Beach      1996      148    $  5,000,000     $ 100,000    $   767,816    $  5,867,816        850
 Mayflower Seaside      Virginia Beach      1993      263    $  7,634,144     $ 152,683    $ 1,731,086    $  9,517,913        698
 Tradewinds             Hampton             1995      284    $ 10,200,000     $ 204,000    $   485,492    $ 10,889,492        929
 Hampton Glen           Richmond            1996      232    $ 11,599,931     $      --    $   857,570    $ 12,457,501        788
 Greenbrier             Fredericksburg      1996      185    $ 11,099,525     $      --    $   714,289    $ 11,813,814        851

     Note: (1) Cornerstone does not have any mortgages on its properties nor have down payments outstanding. In addition all cash expenditures incurred in the acquisition of a community are capitalized.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on September 22, 1998.

                                        APPLE RESIDENTIAL INCOME TRUST, INC.

                                        By: /s/ Glade M. Knight
                                           ------------------------------------
                                           Glade M. Knight
                                           President,   and  as  President,  the
                                           Registrant's   Principal   Executive
                                           Officer, Principal Financial Officer
                                           and Principal Accounting Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

         SIGNATURE                           CAPACITIES                         DATE
---------------------------   ---------------------------------------   -------------------
      /s/ Glade M. Knight     Director and President, and As            September 22, 1998
-------------------------     President, the Registrant's Principal
        Glade M. Knight       Executive Officer, Principal Financial
                              Officer and Principal Accounting
                              Officer

              *               Director                                  September 22, 1998
-------------------------
        Penelope W. Kyle

              *               Director                                  September 22, 1998
-------------------------
        Bruce H. Matson

              *               Director                                  September 22, 1998
-------------------------
          Lisa B. Kern


*By: /s/ Glade M. Knight
     -------------------------
     Glade M. Knight, as attorney-in-
     fact for the above-named persons

                               INDEX TO EXHIBITS*

 EXHIBIT
 NUMBER                       DESCRIPTION OF DOCUMENTS
-------- -----------------------------------------------------------------------

 1.1 Agency Agreement between the Registrant and David Lerner Associates, Inc. with form of Selected Dealer Agreement attached as Exhibit A thereto. FILED HEREWITH.
 3.1     Articles of Incorporation of the Registrant.
 3.2     Bylaws of the Registrant.
 3.3     Articles  of  Amendment  to  the  Articles  of   Incorporation  of  the
         Registrant.
 3.4     Articles  of  Amendment  to  the  Articles  of   Incorporation  of  the
         Registrant.
 3.5 Amended and Restated Bylaws of the Registrant (Amended and Restated through December 19, 1997).
 4.1 Loan Agreement dated as of March 1, 1997, by and between Apple Residential Income Trust, Inc. and First Union National Bank of Virginia.
 4.2 Amendment to Loan Agreement dated as of August 1, 1997, by and between Apple Residential Income Trust, Inc. and First Union National Bank of Virginia.
 4.3 Amended and Restated Promissory Note dated August 1, 1997, from Apple Residential Income Trust, Inc. to the order of First Union National Bank of Virginia.
 4.4 Instruments Defining the Rights of Lenders (with respect to the Pace's Point, Pepper Square, Emerald Oaks, Hayden's Crossing and Newport Apartments). (Incorporated by reference to Exhibit 4 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
 5 Opinion of McGuire, Woods, Battle & Boothe LLP as to the legality of the securities being registered. FILED HEREWITH
 8 Opinion of McGuire, Woods, Battle & Boothe LLP as to certain tax matters. FILED HEREWITH.
10.1 Advisory Agreement between the Registrant and Apple Residential Advisors, Inc.
10.2 Form of Property Management Agreement between the Registrant and Apple Residential Management Group, Inc.
10.3 Property Acquisition/Disposition Agreement between the Registrant and Apple Realty Group, Inc.
10.4     Apple Residential Income Trust, Inc. 1996 Incentive Plan.
10.5 Apple Residential Income Trust, Inc. 1996 Non-Employee Directors Stock Option Plan.
10.6     Share Purchase Warrants Warrant Agreement.
10.7     Right of First Refusal Agreement.
10.8 Advisory Agreement Subcontract among the Registrant, Apple Residential Advisors, Inc. and Cornerstone Realty Income Trust, Inc. Incorporated herein by reference to Exhibit 10.4 to Form S-3 of Cornerstone Realty Income Trust, Inc. (File No. 333-23693) filed on March 20, 1997.
10.9 Property Management Agreement Subcontract among the Registrant, Apple Residential Management Group, Inc. and Cornerstone Realty Income Trust, Inc. Incorporated herein by reference to Exhibit 10.5 to Form S-3 of Cornerstone Realty Income Trust, Inc. (File No. 333-23693) filed on March 20, 1997.
10.10 Agreement and Bill of Transfer and Assignment among the Registrant, Apple Realty Group, Inc. and Cornerstone Realty Income Trust, Inc. Incorporated herein by reference to Exhibit 10.6 to Form S-3 of Cornerstone Realty Income Trust, Inc. (File No. 333-23693) filed on March 20, 1997.

------------
* Except as expressly indicated otherwise, all Exhibits are incorporated herein by reference to the Exhibit of the same number filed as part of the Registrant's previous filing on Form S-11 (File No. 333-10635) and are hereby incorporated herein by this reference.

 EXHIBIT
 NUMBER                       DESCRIPTION OF DOCUMENTS
-------- -----------------------------------------------------------------------

10.11 Common Share Purchase Option Agreement between the Registrant and Cornerstone Realty Income Trust, Inc. Incorporated herein by reference to Exhibit 10.8 to Form S-3 of Cornerstone Realty Income Trust, Inc. (File No. 333-23693) filed on March 20, 1997.
10.12    Articles of Incorporation of Apple Limited, Inc.
10.13    Bylaws of Apple Limited, Inc.
10.14    Articles of Incorporation of Apple General, Inc.
10.15    Bylaws of Apple General, Inc.
10.16(a) Certificate of Limited Partnership of Apple REIT Limited Partnership. 10.17(a) Limited Partnership Agreement of Apple REIT Limited Partnership. 10.16(b) Certificate of Limited Partnership of Apple REIT II Limited
         Partnership. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.17(b) Limited  Partnership  Agreement  of Apple REIT II Limited  Partnership.
         (Incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.16(c) Certificate   of  Limited   Partnership   of  Apple  REIT  III  Limited
         Partnership. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.17(c) Limited  Partnership  Agreement  of Apple REIT III Limited  Partnrship.
         (Incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.16(d) Certificate   of   Limited   Partnership   of  Apple  REIT  IV  Limited
         Partnership. (Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.17(d) Limited  Partnership  Agreement  of Apple REIT IV Limited  Partnership.
         (Incorporated by reference to Exhibit 10.8 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.16(e) Certificate of Limited Partnership of Apple REIT V Limited Partnership.
         (Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.17(e) Limited  Partnership  Agreement  of Apple  REIT V Limited  Partnership.
         (Incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.16(f) Certificate   of   Limited   Partnership   of  Apple  REIT  VI  Limited
         Partnership. (Incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.17(f) Limited  Partnership  Agreement  of Apple REIT VI Limited  Partnership.
         (Incorporated by reference to Exhibit 10.10 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.18 Property Management Agreement for Brookfield Apartments. (Incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K dated January 28, 1997 of Apple Residential Income Trust, Inc.; File No. 333-10635).
10.19 Property Management Agreement for Eagle Crest I & II Apartments. (Incorporated by reference to Exhibit 10.8 to Current Report on Form 8-K dated January 28, 1997 of Apple Residential Income Trust, Inc.; File No. 333-10635).
10.20 Property Management Agreement for Tahoe Apartments. (Incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K dated January 28, 1997 of Apple Residential Income Trust, Inc.; File No. 333-10635).
10.21 Property Management Agreement for Mill Crossing Apartments. (Incorporated by reference to Exhibit 10.3 to Current Report on From 8-K dated February 21, 1997 of Apple Residential Income Trust, Inc.; File No. 333-10635).

 EXHIBIT
 NUMBER                       DESCRIPTION OF DOCUMENTS
-------- -----------------------------------------------------------------------

10.22 Property Management Agreement for Polo Run Apartments. (Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K dated March 31, 1997 of Apple Residential Income Trust, Inc.; File No. 333-10635).
10.23 Property Management Agreement for Wildwood Apartments. (Incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K dated March 31, 1997 of Apple Residential Income Trust, Inc.; File No. 333-10635)
10.24 Property Management Agreement for Toscana Apartments. (Incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K dated March 31, 1997 of Apple Residential Income Trust, Inc.; File No. 333-10635).
10.25 Property Management Agreement for the Arbors on Forest Ridge Apartments. (Incorporated by reference to Exhibit 10.2 to Current Report on From 8-K dated April 25, 1997 of Apple Residential Income Trust, Inc.; File No. 333-10635).
10.26 Property Management Agreement for Pace's Cove Apartments. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K dated June 24, 1997 of Apple Residential Income Trust, Inc.; File No. 333-10635).
10.27 Property Management Agreement for Remington Hills at Las Colinas (formerly Chaparosa and Riverhill) Apartments. (Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K dated August 6, 1997 of Apple Residential Income Trust, Inc.; File No. 333-10635).
10.28 Property Management Agreement for Copper Crossing Apartments. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K dated November 24, 1997 of Apple Residential Income Trust, Inc.; File No. 333-10635).
10.29 Property Management Agreement for Main Park Apartments. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K dated February 4, 1998 of Apple Residential Income Trust, Inc.; File No. 333-10635).
10.30 Property Management Agreement for Timberglen Apartments. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K dated February 13, 1998 of Apple Residential Income Trust, Inc.; File No. 333-10635).
10.31 Property Management Agreement for Copper Ridge Apartments. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K dated March 31, 1998 of Apple Residential Income Trust, Inc.; File No. 333-10635).
10.32 Property Management Agreement for Bitter Creek Apartments. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K dated May 8, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.33 Property Management Agreement for Summer Tree Apartments. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K dated June 2, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.34 Property Management Agreement for Park Village Apartments. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K dated July 1, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.35 Property Management Agreement for Cottonwood Crossing Apartments. (Incorporated by reference to Exhibit 10.18 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.36 Property Management Agreement for Pepper Square Apartments. (Incorporated by reference to Exhibit 10.20 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.37 Property Management Agreement for Pace's Point Apartments. (Incorporated by reference to Exhibit 10.19 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.38 Property Management Agreement for Emerald Oaks Apartments. (Incorporated by reference to Exhibit 10.21 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).

 EXHIBIT
 NUMBER                       DESCRIPTION OF DOCUMENTS
-------- -----------------------------------------------------------------------

10.39 Property Management Agreement for Hayden's Crossing Apartments. (Incorporated by reference to Exhibit 10.22 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.40 Property Management Agreement for Newport Apartments. (Incorporated by reference to Exhibit 10.23 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.41 Property Management Agreement for Estrada Oaks Apartments (Incorporated by reference to Exhibit 10.24 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.42 Property Management Agreement Subcontract pertaining to Pace's Point Apartments. (Incorporated by reference to Exhibit 10.25 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.43 Property Management Agreement Subcontract pertaining to Pepper Square Apartments. (Incorporated by reference to Exhibit 10.26 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.44 Property Management Agreement Subcontract pertaining to Emerald Oaks Apartments. (Incorporated by reference to Exhibit 10.27 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.45    Property  Management  Agreement  Subcontract   pertaining  to  Hayden's
         Crossing Apartments. (Incorporated by reference to Exhibit 10.28 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.46 Property Management Agreement Subcontract pertaining to Newport Apartments. (Incorporated by reference to Exhibit 10.29 to Current Report on Form 8-K dated July 9, 1998 of Apple Residential Income Trust, Inc.; File No. 0-23983).
10.47 Amendment to Common Share Purchase Option Agreement between the Registrant and Cornerstone Realty Income Trust, Inc. FILED HEREWITH
10.48 Amendment to Property Acquisition/Disposition Agreement between the Registrant and Apple Realty Group, Inc. FILED HEREWITH
21       Subsidiaries of Apple Residential Income Trust, Inc.
23.1 Consent of McGuire, Woods, Battle & Boothe LLP (included in Exhibits 5 and 8).
23.2     Consent of Ernst & Young LLP. FILED HEREWITH
23.3     Consent of L.P. Martin & Company, P.C. FILED HEREWITH
24.1     Power of Attorney of Penelope W. Kyle. FILED HEREWITH
24.2     Power of Attorney of Bruce H. Matson. FILED HEREWITH
24.3     Power of Attorney of Lisa B. Kern. FILED HEREWITH